SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No.   )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ^240.14a-11(c) or ^240.14a-12

                       THE MERIDIAN RESOURCE CORPORATION
              (Name of Registrants as Specified In Their Charters)

                                      N/A
                   (Name of Person(s) Filing Proxy Statement,
                         if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     1) Title of each class of securities to which transaction applies: COMMON STOCK, $.01 PAR VALUE, OF THE MERIDIAN RESOURCE CORPORATION.

     2)  Aggregate number of securities to which transaction applies:
        ________________________________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined): THE PROPOSED PER UNIT PRICE IS BASED ON THE AVERAGE OF THE HIGH AND LOW SALE PRICES OF THE COMMON STOCK, $.01 PAR VALUE, OF THE MERIDIAN RESOURCE CORPORATION AS REPORTED ON THE NEW YORK STOCK EXCHANGE, INC. ON MAY 18, 1998.
        ________________________________________________________________________
     4)  Proposed maximum aggregate value of the transaction:

        ________________________________________________________________________
     5)  Total fee paid:
        ________________________________________________________________________
[x]  Fee previously paid with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
     ____________________________________N/A____________________________________
     2)  Form, Schedule or Registration Statement No.:
     ____________________________________N/A____________________________________
     3)  Filing Party:
     ____________________________________N/A____________________________________
     4)  Date Filed:
     ____________________________________N/A____________________________________

                       THE MERIDIAN RESOURCE CORPORATION
                      15995 N. BARKERS LANDING, SUITE 300
                              HOUSTON, TEXAS 77079

                                                                   June 10, 1998

Dear Shareholder:

     You are cordially invited to attend a special meeting of shareholders (the "Special Meeting") of The Meridian Resource Corporation (the "Company") to be held at 9:00 a.m. on Tuesday, June 30, 1998, at the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas.

     At the Special Meeting, you will be asked to consider and vote upon a proposal pursuant to which the Company will acquire (the "LOPI Transaction") Louisiana Onshore Properties Inc. ("LOPI"), an indirect subsidiary of Shell
Oil Company ("Shell"), pursuant to a merger of a wholly-owned subsidiary of the Company with LOPI. The consideration that will be paid in the LOPI Transaction will consist of 12,082,030 shares of the Company's common stock, $.01 par value ("Common Stock"), and a new issue of convertible preferred stock of the Company (the "Preferred Stock") that will be convertible into a number of shares of Common Stock (estimated at 12,827,000 shares) that would provide Shell Louisiana Onshore Properties Inc., an indirect subsidiary of Shell and parent of LOPI ("SLOPI"), with a number of shares of Common Stock that, when added to the shares of Common Stock to be issued at closing, would represent 39.9% of the outstanding shares of Common Stock as of the closing of the LOPI Transaction, assuming exercise of all outstanding options and warrants and the conversion of the Preferred Stock. LOPI's assets consist of interests in various producing and nonproducing properties located onshore in south Louisiana. At closing, LOPI is required to have no liabilities other than those relating to the ownership and operation of its properties.

     In a transaction separate from the LOPI Transaction, the Company also is proposing to acquire from Shell Western E&P Inc., an indirect subsidiary of Shell ("SWEPI"), various other oil and gas property interests located onshore in south Louisiana for a total cash consideration of $42.5 million, subject to adjustment for production, expenses and other items since October 1, 1997 (the "SWEPI Acquisition"). The LOPI Transaction and the SWEPI Acquisition
(together, the "Shell Transactions") are being effected to increase the Company's property and exploration prospect positions and reserves in Louisiana and are expected to substantially increase the Company's reserves, production and cash flow. The property interests held by LOPI and the property interests to be acquired from SWEPI (collectively, the "Shell Properties") represent substantially all of Shell's and its direct and indirect subsidiaries' onshore oil and gas property interests in south Louisiana, excluding offshore interests and certain interests in Louisiana state waters and the onshore areas adjacent to such waters owned by Shell Offshore Inc., a subsidiary of Shell, and its direct and indirect subsidiaries. The Shell Properties include interests in approximately 210,000 gross (98,000 net) acres either held by production or under lease or option for exploration, access to approximately 1,400 square miles of 3-D seismic data covering onshore south Louisiana either currently held or now being acquired by Shell and its direct and indirect subsidiaries, and access to substantially all of Shell's and its direct and indirect subsidiaries' existing 2-D seismic grid covering onshore south Louisiana. On a pro forma basis, the Shell Properties would represent more than 40% of the Company's proved reserves as of December 31, 1997, and would have represented more than 60% of both the Company's total production on a natural gas equivalent basis and operating cash flow for 1997.

     In light of the large ownership position to be issued to SLOPI in the LOPI Transaction and in recognition of both the Company's and SLOPI's desire that the Company function as an independent oil and gas company, SLOPI has agreed to enter into two separate agreements that define and limit SLOPI's and the Company's respective rights and obligations. These agreements will limit SLOPI's and its affiliates' control of the Company while protecting their interests in the context of certain extraordinary transactions by (i) allowing SLOPI to maintain representation on the Company's Board of Directors, (ii) restricting

SLOPI's and its affiliates' ability to effect certain business combinations with the Company or to propose certain business combinations with the Company, (iii) restricting the ability of SLOPI and its affiliates to sell certain portions of their shares of Common Stock and Preferred Stock, subject to certain exceptions designed to permit them to sell such shares over time and to sell such shares in the event of certain business combinations involving the Company, (iv) limiting SLOPI's and its affiliates' discretionary voting rights to 23% of the total voting shares, except with respect to certain extraordinary events and in situations in which the price of the Common Stock has been less than $5.50 per share or the Company is in material breach of its obligations under the agreements governing the LOPI Transaction, (v) permitting SLOPI and its affiliates to purchase additional securities of the Company in order to maintain a 21% beneficial ownership interest of the Common Stock if the Company proposes to issue additional shares of Common Stock or securities convertible into shares of Common Stock and (vi) extending certain statutory and corporate restrictions on business combinations applicable to SLOPI and its affiliates.

     Please note that you will only be asked to consider and vote on the LOPI Transaction. No approval by shareholders of the Company of the SWEPI Acquisition is required; however, the closing of the SWEPI Acquisition is conditioned on the approval of the Company's shareholders of the LOPI Transaction. Approval of the LOPI Transaction also will constitute approval for purposes of the New York Stock Exchange listing requirements of (i) the potential issuance of a currently indeterminable number of additional shares of Common Stock pursuant to a contingent adjustment feature contained in the merger agreement governing the LOPI Transaction, (ii) the potential issuance of a currently indeterminable number of shares of Common Stock and securities convertible into Common Stock that the Company may be required to issue pursuant to a Stock Rights and Restrictions Agreement to be entered into between the Company and SLOPI (the "Stock Rights and Restrictions Agreement") that will provide SLOPI and its affiliates with the right to purchase additional shares of Common Stock and securities convertible into Common Stock in order to maintain their beneficial ownership at least at 21% of the outstanding shares of Common Stock in the event the Company issues additional shares of Common Stock or securities convertible into shares of Common Stock and (iii) the potential issuance of a currently indeterminable number of shares of Common Stock that may be issued in the future by the Company in satisfaction of a make-whole provision contained in the Stock Rights and Restrictions Agreement in the event SLOPI receives less than approximately $10.52 per share on the sale of any Common Stock that is issuable upon conversion of the Preferred Stock (collectively (i), (ii) and (iii), the "Required Future Share Issuances").

     You also will be asked at the Special Meeting to vote on a proposal to amend the Company's Second Amended and Restated Articles of Incorporation to increase the authorized Common Stock from 100,000,000 to 200,000,000 shares. This proposed amendment is intended to allow the Company to have sufficient shares for future acquisitions and financings after the LOPI Transaction and to allow the Company to have sufficient shares to satisfy its obligations in respect of the Required Future Share Issuances.

     A summary of the basic terms and conditions of the Shell Transactions, and certain financial and other information relating to the Company and the Shell Properties, are set forth in the enclosed Proxy Statement. Please review and consider the enclosed materials carefully. In connection with its approval of the Shell Transactions on March 27, 1998, the Board of Directors received and took into account the opinion of Chase Securities Inc. ("Chase"), an investment banking firm retained by the Company, to the effect that, as of that date, and based upon and subject to certain matters stated in the opinion, the Common Stock and Preferred Stock to be issued and the payment of cash by the Company pursuant to the Shell Transactions, taken as a whole, are fair to the Company from a financial point of view. A copy of the Chase opinion is included in the accompanying Proxy Statement as Appendix B.

     The Board of Directors has unanimously approved the LOPI Transaction and the related Required Future Share Issuances and the amendment to the Articles of Incorporation. THE BOARD OF DIRECTORS AND MANAGEMENT BELIEVE THAT THE LOPI TRANSACTION AND RELATED REQUIRED FUTURE SHARE ISSUANCES AND THE AMENDMENT TO THE ARTICLES OF INCORPORATION ARE IN THE BEST INTERESTS OF THE COMPANY AND THE SHAREHOLDERS OF THE COMPANY AND UNANIMOUSLY RECOMMEND THAT YOU VOTE FOR APPROVAL OF THESE MATTERS. THE BOARD OF DIRECTORS ALSO HAS UNANIMOUSLY APPROVED THE SWEPI ACQUISITION.

     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED. ACCORDINGLY, WE ASK THAT YOU MARK, DATE, SIGN AND RETURN YOUR PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. If you have multiple stockholder accounts and receive more than one set of these materials, please be sure to vote each proxy and return it in the separate postage-paid envelope provided.

     Thank you for your continued interest and cooperation.

                                          Very truly yours,

                                          Joseph A. Reeves, Jr.
                                          CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER

                       THE MERIDIAN RESOURCE CORPORATION
                      15995 N. BARKERS LANDING, SUITE 300
                              HOUSTON, TEXAS 77079

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 30, 1998

     Notice is hereby given that a Special Meeting of Shareholders of The Meridian Resource Corporation (the "Company") will be held at 9:00 a.m. on Tuesday, June 30, 1998, at the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas. The purpose of the Special Meeting is:

          1. To consider and vote upon a proposal to approve the merger (the "LOPI Transaction") of Louisiana Onshore Properties Inc. ("LOPI"), a wholly-owned subsidiary of Shell Louisiana Onshore Properties Inc. ("SLOPI"), with a wholly-owned subsidiary of the Company pursuant to an Agreement and Plan Merger dated March 27, 1998, as amended (the "LOPI Agreement"), by and among the Company, LOPI Acquisition Corp., a wholly owned subsidiary of the Company, SLOPI and LOPI. Under the terms of the LOPI Agreement, the Company will be required to issue to SLOPI (i) 12,082,030 shares of Common Stock and (ii) shares of a new issue of preferred stock (the "Preferred Stock") of the Company having a stated value of $135 million, an annual cash dividend of 4% of the stated value (with dividends ceasing to accrue incrementally on one third of the shares of Preferred Stock on the third, fourth and fifth anniversaries of the LOPI Transaction so that no dividends will accrue on any shares of Preferred Stock after the fifth anniversary of the closing of the LOPI Transaction) and convertible into a number of shares of Common Stock that, when added to the shares of Common Stock to be issued at closing, would provide SLOPI with a 39.9% beneficial ownership of the Common Stock, assuming exercise of all outstanding options and warrants and conversion of the Preferred Stock. The Preferred Stock also will be entitled to a number of votes on matters submitted to the Company's shareholders representing 8% of the total outstanding voting shares as of the closing date.

          Approval of the LOPI Transaction also will constitute approval under the requirements of the New York Stock Exchange for (i) the potential issuance of a currently indeterminable number of additional shares of Common Stock pursuant to a contingent adjustment feature contained in the LOPI Agreement, (ii) the potential issuance of a currently indeterminable number of additional shares of Common Stock and securities convertible into Common Stock that the Company may be required to issue pursuant to a Stock Rights and Restrictions Agreement to be entered into between the Company and SLOPI (the "Stock Rights and Restrictions Agreement") that will provide SLOPI and its affiliates with the right to purchase additional shares of Common Stock and securities convertible into Common Stock in order to maintain their beneficial ownership at least at 21% of the outstanding Common Stock in the event the Company issues additional shares of Common Stock or securities convertible into shares of Common Stock and
     (iii) the potential issuance of a currently indeterminable number of additional shares of Common Stock that may be issued in the future by the Company in satisfaction of a make-whole provision contained in the Stock Rights and Restrictions Agreement in the event SLOPI and its affiliates receive less than approximately $10.52 per share on the sale of the Common Stock that is issuable upon conversion of the Preferred Stock.

          2. To consider and vote upon a proposal to approve an amendment to the Company's Second Amended and Restated Certificate of Incorporation, as amended, to increase the authorized Common Stock from 100,000,000 to 200,000,000 shares.

          3. To consider and take action upon any other business that may properly come before the Special Meeting, or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on June 10, 1998, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at such meeting. A complete list of such shareholders will be available for examination at the Special Meeting and at the Company's offices at 15995 N. Barkers Landing, Suite 300, Houston, Texas 77079, during ordinary business hours, after June 20, 1998, for examination by any such shareholder for any purpose germane to the Special Meeting.

                                          By order of the Board of Directors,

                                          JOSEPH A. REEVES, JR.
                                          CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER

June 10, 1998
                            ------------------------

                                   IMPORTANT

     YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY.

                       THE MERIDIAN RESOURCE CORPORATION

                                PROXY STATEMENT
            SPECIAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 30, 1998
                            ------------------------
     This Proxy Statement is being furnished to shareholders of The Meridian Resource Corporation, a Texas corporation (the "Company"), in connection with the solicitation of proxies by its Board of Directors for use at the Special Meeting of Shareholders of the Company (the "Special Meeting") scheduled to be held on Tuesday, June 30, 1998, at 9:00 a.m., at the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas, and any adjournment or postponement thereof.

     This Proxy Statement relates to a proposal pursuant to which a wholly-owned subsidiary of the Company will merge (the "LOPI Transaction") with Louisiana Onshore Properties Inc. ("LOPI"), an indirect subsidiary of Shell Oil Company ("Shell"). The consideration that will be paid in the LOPI Transaction will consist of 12,082,030 shares of the Company's common stock, $.01 par value ("Common Stock"), and a new issue of convertible preferred stock of the Company (the "Preferred Stock") that will be convertible into a number of shares of Common Stock (estimated at 12,827,000 shares) that would provide Shell Louisiana Onshore Properties Inc., an indirect subsidiary of Shell and parent of LOPI ("SLOPI"), with a number of shares of Common Stock that, when added to the shares of Common Stock to be issued at closing, would represent 39.9% of the Fully-Diluted shares of Common Stock as of the closing of the LOPI Transaction. LOPI's assets consist of interests in various producing and nonproducing properties located onshore in south Louisiana. At closing, LOPI is required to have no liabilities other than those relating to the ownership and operation of its properties.

     In a transaction separate from the LOPI Transaction, the Company also is proposing to acquire from Shell Western E&P Inc., an indirect subsidiary of Shell ("SWEPI"), various other oil and gas property interests located onshore in south Louisiana for a total cash consideration of $42.5 million, subject to adjustment for production, expenses and other items since October 1, 1997 (the "SWEPI Acquisition"). The LOPI Transaction and the SWEPI Acquisition
(together, the "Shell Transactions") are being effected to increase the Company's property and exploration prospect positions and reserves in Louisiana and are expected to substantially increase the Company's reserves, production and cash flow. The property interests held by LOPI and the property interests to be acquired from SWEPI (collectively, the "Shell Properties") represent substantially all of Shell's and its direct and indirect subsidiaries' onshore oil and gas property interests in south Louisiana, excluding offshore interests and certain interests in Louisiana state waters and the onshore areas adjacent to such waters owned by Shell Offshore, Inc., a subsidiary of Shell ("SOI"), and its direct and indirect subsidiaries (collectively such excluded interests, the "SOI Interests"). The Shell Properties include interests in approximately 210,000 gross (98,000 net) acres either held by production or under lease or option for exploration, access to approximately 1,400 square miles of 3-D seismic data covering onshore south Louisiana either currently held or now being acquired by Shell and its direct and indirect subsidiaries and access to substantially all of Shell's and its direct and indirect subsidiaries' existing 2-D seismic grid covering onshore south Louisiana.

     Following the Shell Transactions, the Company is expected to have interests in over 329,000 gross onshore acres in Louisiana and Texas and have access to approximately 2,800 square miles of onshore 3-D seismic data. The Company estimates that its production base following the Shell Transactions will be approximately 132 MMCFE of natural gas per day and that proved reserves will total over 306 BCFE of natural gas having an estimated reserve life of approximately six years. On a pro forma basis, the Shell Properties would represent more than 40% of the Company's proved reserves as of December 31, 1997, and would have represented more than 60% of both the Company's total production on a natural gas equivalent basis and Operating Cash Flow (as defined herein) for 1997.

     In light of the large ownership position to be issued to SLOPI in the LOPI Transaction and in recognition of both the Company's and SLOPI's desire that the Company function as an independent oil and gas company, SLOPI has agreed to enter into two separate agreements that define and limit SLOPI's and the Company's respective rights and obligations. These agreements will limit SLOPI's and its affiliates' control of the Company while protecting their interests in the context of certain extraordinary transactions by (i) allowing SLOPI to maintain representation on the Company's Board of Directors, (ii) restricting SLOPI's and its affiliates' ability to effect certain business combinations with the Company or to propose certain business combinations with the Company, (iii) restricting the ability of SLOPI and its affiliates to sell certain portions of their shares of Common Stock and Preferred Stock, subject to certain exceptions designed to permit them to sell such shares over time and to sell such shares in the event of certain business combinations involving the Company, (iv) limiting SLOPI's and its affiliates' discretionary voting rights to 23% of the total voting shares, except with respect to certain extraordinary events and in situations in which the price of the Common Stock has been less than $5.50 per share or the Company is in material breach of its obligations under the agreements governing the LOPI Transaction, (v) permitting SLOPI and its affiliates to purchase additional securities of the Company in order to maintain a 21% beneficial ownership interest of the Common Stock if the Company proposes to issue additional shares of Common Stock or securities convertible into Common Stock and (vi) extending certain statutory and corporate restrictions on business combinations applicable to SLOPI and its affiliates.

     Please note that you will only be asked to consider and vote on the LOPI Transaction. No approval by shareholders of the Company of the SWEPI Acquisition is required; however, the closing of the SWEPI Acquisition is conditioned on the approval of the Company's shareholders of the LOPI Transaction. Approval of the LOPI Transaction also will constitute approval for purposes of the New York Stock Exchange (the "NYSE") listing requirements of (i) the potential issuance of a currently indeterminable number of additional shares of Common Stock pursuant to a contingent adjustment feature contained in the merger agreement governing the LOPI Transaction (see "The LOPI Transaction -- Description of
LOPI Agreement -- Taxes and Additional Merger Consideration"), (ii) the potential issuance of a currently indeterminable number of additional shares of Common Stock and securities convertible into Common Stock that the Company may be required to issue pursuant to a Stock Rights and Restrictions Agreement to be entered into between the Company and SLOPI (the "Stock Rights and Restrictions Agreement") that will provide SLOPI and its affiliates with the right to purchase additional shares of Common Stock and securities convertible into Common Stock in order to maintain their beneficial ownership at least at 21% of the outstanding Common Stock in the event the Company issues additional shares of Common Stock or securities convertible into shares of Common Stock (see "The LOPI Transaction -- Stock Rights and Restrictions Agreement -- Right to Participate in Certain Sales of Common Stock") and (iii) the potential issuance of a currently indeterminable number of additional shares of Common Stock that may be issued in the future by the Company in satisfaction of a make-whole provision contained in the Stock Rights and Restrictions Agreement in the event SLOPI receives less than approximately $10.52 per share on the sale of any Common Stock that is issuable upon conversion of the Preferred Stock (see "The LOPI Transaction -- Stock Rights and Restrictions Agreement -- Company Support of Certain Stock Sales") (collectively (i), (ii) and (iii), the "Required
Future Share Issuances").

     You also will be asked at the Special Meeting to vote on a proposal to amend the Company's Second Amended and Restated Articles of Incorporation to increase the authorized Common Stock from 100,000,000 to 200,000,000 shares. This proposed amendment is intended to allow the Company to have sufficient shares for future acquisitions and financings after the Shell Transactions and to allow the Company to have sufficient shares to satisfy its obligations in respect of the Required Future Share Issuances.

     The Common Stock is traded on the NYSE under the symbol "TMR". The NYSE requires shareholder approval of the LOPI Transaction because the issuance of the shares of Common Stock in the LOPI Transaction and the conversion of the Preferred Stock issued in the LOPI Transaction will increase the Company's currently outstanding Common Stock by more than 20%. The satisfaction of certain other conditions also will be required to consummate the LOPI Transaction. See "Description of the LOPI Transaction -- Conditions to the Transaction".

     This Proxy Statement is first being mailed to shareholders of the Company on or about June 12, 1998.
                            ------------------------
               THE DATE OF THIS PROXY STATEMENT IS JUNE 10, 1998.

            TABLE OF CONTENTS

                                            PAGE
                                            ----

AVAILABLE INFORMATION................         4

INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE..........................         4

FORWARD-LOOKING STATEMENTS...........         4

SUMMARY..............................         6

SPECIAL CONSIDERATIONS IN CONNECTION
  WITH THE SHELL TRANSACTIONS........        15

GENERAL INFORMATION ABOUT THE
  MEETING............................        19

    Date, Time and Place of Special
      Meeting........................        19

    Record Date and Outstanding
      Shares.........................        19

    Purposes of the Special
      Meeting........................        19

    Vote Required....................        19

    Voting and Revocation of
      Proxies........................        19

    Solicitation of Proxies..........        20

    Other Matters....................        20

THE LOPI TRANSACTION.................        20

    Background of the LOPI
      Transaction....................        20

    The Company's Reasons for the
      LOPI Transaction...............        21

    Recommendation of the Company's
      Board of Directors.............        22

    Opinion of Financial Advisor.....        23

    Description of LOPI Agreement....        28

    Stock Rights and Restrictions
      Agreement......................        31

    Terms of the Preferred Stock.....        37

    Registration Rights Agreement....        38

    Terms of the SWEPI Agreement.....        40

    Accounting Treatment.............        40

    Fees and Expenses................        40

    Interests of Certain Persons in
      the LOPI Transaction...........        40

    Appraisal Rights.................        41

    Regulatory Approval..............        41

ARTICLES OF INCORPORATION
  AMENDMENT..........................        42

TMRC SELECTED FINANCIAL
  INFORMATION........................        43

SHELL PROPERTIES SELECTED FINANCIAL
  DATA...............................        44

UNAUDITED PRO FORMA FINANCIAL
  STATEMENTS.........................        45

NOTES TO UNAUDITED PRO FORMA
  FINANCIAL STATEMENTS...............        49

BUSINESS.............................        53

MANAGEMENT'S DISCUSSION AND ANALYSIS
  OF FINANCIAL CONDITION AND RESULTS
  OF OPERATIONS......................        64

MARKET PRICE OF COMMON STOCK AND
  DIVIDEND INFORMATION...............        72

STOCK OWNERSHIP OF PRINCIPAL
  SHAREHOLDERS AND MANAGEMENT OF THE
  COMPANY............................        73

RELATIONSHIPS WITH INDEPENDENT PUBLIC
  ACCOUNTANTS........................        74

SHAREHOLDERS' PROPOSALS..............        74

GLOSSARY OF DEFINED TERMS............        75

Index of Financial Statements........       F-1

Consolidated Financial Statements of
  The Meridian Resource
  Corporation........................       F-2

Statements of Revenues and Direct
  Operating Expenses for the LOPI
  Properties.........................      F-28

Statements of Revenues and Direct
  Operating Expenses for the SWEPI
  Properties.........................      F-34

Appendix A -- Agreement and Plan of
  Merger.............................       A-1

    Exhibit C -- Basis of Conversion
      and Conversion Rights..........     A-C-1

    Exhibit E -- Form of Certificate
      of Designation for Preferred
      Stock..........................     A-E-1

    Exhibit F -- Form of Stock Rights
      and Restrictions Agreement.....     A-F-1

    Exhibit G -- Form of Registration
      Rights Agreement...............     A-G-1

    Exhibit H -- Contingent
      Consideration..................     A-H-1

    Schedule III -- True-Up
      Accounting Procedures and
      Principles.....................   A-III-1

Appendix B -- Opinion of Chase
  Securities Corporation.............       B-1

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Regional Offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511, and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material of the Company may be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy and information statements and other information filed by the Company also may be inspected at the offices of the New York Stock Exchange, Incorporated, 20 Broad Street, New York, New York 10005, on which the Common Stock is listed.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by the Company with the Commission (File No. 1-10671) are incorporated by reference herein:

     (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended by Form 10-K/A;

     (b)  Quarterly Report on Form 10-Q for the three months ended March 31,
          1998;

     (c)  Current Reports on Form 8-K dated April 7, 1998 and April 21, 1998;
          and

     (d) The description of Common Stock contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on March 19, 1997, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the date of filing of such documents. Any statement contained in this Proxy Statement or in a document incorporated or deemed to be incorporated by reference in this Proxy Statement shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in this Proxy Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

     The Company undertakes to provide without charge to each person to whom a copy of this Proxy Statement has been delivered, upon request, a copy of any or all of the documents incorporated by reference herein, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Proxy Statement incorporates. Requests for copies should be directed to The Meridian Resource Corporation, 15995 N. Barkers Landing, Suite 300, Houston, Texas 77079, Attention: Corporate Secretary (telephone number (281) 558-8080).

                           FORWARD-LOOKING STATEMENTS

     This Proxy Statement includes and incorporates by reference forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to, among other matters, analyses, including opinions from an independent financial advisor to the Company's Board of Directors, as to the fairness from a financial point of view of the Common Stock and Preferred Stock to be issued and cash to be paid in the Shell Transactions based on forecasts of future results that are not yet determinable. Such forward-looking statements also relate to the Company's future prospects, developments, oil and gas reserves and properties and business strategies for its operations and synergies that are possible from the Shell Transactions and the Company's recent merger with Cairn Energy USA, Inc. These forward-looking statements are identified by their use of terms and phrases such as "anticipate", "expect", "estimate", "intend", "project", "believe" and similar terms and phrases and are contained in sections entitled "Summary", "The LOPI Transaction", "Unaudited Pro Forma Financial Statements", "Notes to Unaudited Pro Forma Financial Statements", "Business", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other sections of this Proxy Statement and in the documents incorporated herein by reference. Although the Company believes that the expectations described in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results of operations to be materially different from that suggested or described in this Proxy Statement. These risks include changes in market conditions in the oil and gas industry and demand and prices for oil and gas, the ability of the Company to integrate and realize anticipated synergies related to the Company and the properties acquired in the Shell Transactions and in the Company's recent merger with Cairn Energy USA, Inc., dependence on current management, the ability of the Company to achieve and execute internal business plans, the impact of any economic downturns and inflation and other market factors affecting the demand and supply of oil and gas, the timing of drilling new prospects, the ability of the Company to successfully identify and complete its current prospects and the prospects acquired in the Shell Transactions and in the Company's recent merger with Cairn Energy USA, Inc., variation in actual production results from that estimated in existing reserve data, regulatory changes affecting exploration activities and higher costs associated with drilling. Many of these risks are more specifically described in the Company's 1997 Annual Report on Form 10-K, which is incorporated herein by reference. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected.

                                    SUMMARY

     THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT. THIS SUMMARY DOES NOT CONTAIN A COMPLETE STATEMENT OF ALL MATERIAL INFORMATION RELATING TO THE LOPI TRANSACTION AND THE PROPOSED AMENDMENTS TO THE COMPANY'S SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION, AS AMENDED (THE "ARTICLES OF INCORPORATION"), AND IS SUBJECT
AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS CONTAINED ELSEWHERE OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT, THE AGREEMENTS GOVERNING THE LOPI TRANSACTION, WHICH ARE ATTACHED AS EXHIBITS HERETO AND INCORPORATED HEREIN BY REFERENCE, AND THE OTHER APPENDICES ATTACHED HERETO. AS USED IN THIS PROXY STATEMENT, UNLESS THE CONTEXT OTHERWISE REQUIRES, THE TERMS "TMRC" AND THE "COMPANY" MEAN THE MERIDIAN RESOURCE CORPORATION AND ITS CONSOLIDATED SUBSIDIARIES AND THE TERM "SHELL" MEANS SHELL OIL COMPANY. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS PROXY STATEMENT. FOR CONVENIENCE OF THE READER, A GLOSSARY OF CERTAIN DEFINED TERMS AND CERTAIN OIL AND GAS TERMS USED HEREIN APPEARS ON PAGE 75.

                                  INTRODUCTION

     The Meridian Resource Corporation is an independent oil and natural gas company engaged in the exploration for and development of oil and natural gas properties utilizing 3-D seismic technology. TMRC was one of the first independent oil and natural gas companies in the industry to incorporate 3-D seismic technology as an integral component of its exploration strategy and considers itself to be among the leaders in the use of this technology by independent oil and natural gas companies. TMRC believes that its expertise with and disciplined application of 3-D seismic technology provides it with a competitive advantage in the areas in which it operates.

     In recent years, TMRC has focused its exploratory efforts in the onshore and coastal areas of Louisiana and the Texas Gulf Coast. With TMRC's merger with Cairn Energy USA, Inc. ("Cairn") in November 1997, TMRC expanded its operations to the offshore waters in the Gulf of Mexico and, as of December 31, 1997, had 96 gross (20.7 net) wells and more than 50 3-D seismic-based prospect opportunities offshore in the Gulf of Mexico. TMRC's estimated proved reserves as of December 31, 1997 were approximately 9,731 MBbls of oil and 110.8 Bcf of natural gas having an estimated Present Value of Proved Reserves of approximately $213.9 million.

     In March 1998, the Company entered into an Agreement and Plan of Merger, as amended (the "LOPI Agreement"), with LOPI Acquisition Corp., a wholly-owned subsidiary of the Company ("Sub"), LOPI and SLOPI pursuant to which Sub would merge with LOPI. The consideration to be paid by the Company in the LOPI Transaction will consist of 12,082,030 shares of Common Stock and shares of Preferred Stock that will be convertible into a number of shares of Common Stock (estimated at 12,827,000 shares) that, when added to the shares of Common Stock to be issued at closing, will provide SLOPI with a number of shares of Common Stock that will represent 39.9% of the Fully-Diluted shares of Common Stock as of the closing of the LOPI Transaction. LOPI's assets consist of interests in various producing and nonproducing properties located onshore in south Louisiana. At closing, LOPI is required to have no liabilities other than those relating to the ownership and operation of its properties.

     In a transaction separate from the LOPI Transaction, the Company also is proposing to acquire from SWEPI various other oil and gas property interests located onshore in south Louisiana for a total cash consideration of $42.5 million, subject to adjustment for production, expenses and other items since October 1, 1997. The Shell Properties represent substantially all of Shell's and its direct and indirect subsidiaries' onshore oil and gas property interests in south Louisiana (excluding the SOI Interests). These property interests include interests in approximately 210,000 gross (98,000 net) acres either held by production or under lease or option for exploration, access to approximately 1,400 square miles of 3-D seismic data covering onshore south Louisiana either currently held or now being acquired by Shell and its direct and indirect subsidiaries and access to substantially all of Shell's and its direct and indirect subsidiaries' existing 2-D seismic grid covering onshore south Louisiana.

     Following the Shell Transactions, the Company is expected to have interests in over 329,000 gross onshore acres in Louisiana and Texas and to have access to approximately 2,800 square miles of onshore 3-D seismic data, which the Company believes to be one of the largest positions held by a company with TMRC's market capitalization. On a pro forma basis, the Shell Properties would represent more than 40% of the Company's proved reserves as of December 31, 1997, and would have represented more than 60% of both the Company's total production on a natural gas equivalent basis and Operating Cash Flow for 1997. The Company estimates that its production base following the Shell Transactions will be approximately 132 MMCFE of natural gas per day and that proved reserves will total over 306 BCFE of natural gas having an estimated reserve life of approximately six years.

                              THE LOPI TRANSACTION

     The terms of the LOPI Agreement call for SLOPI to receive a fixed 39.9% of the Fully-Diluted Common Stock as of the closing date. The shares to be issued to SLOPI pursuant to the LOPI Agreement will consist of 12,082,030 shares of Common Stock and shares of Preferred Stock convertible into approximately 12,827,000 shares of Common Stock. The Preferred Stock will have a stated value of $135 million, a 4% annual dividend (with dividends ceasing to accrue incrementally on one-third of the shares of Preferred Stock on the third, fourth and fifth anniversaries of the LOPI Transaction so that no dividends will accrue on any shares of Preferred Stock after the fifth anniversary of the closing of the LOPI Transaction) and a conversion price of approximately $10.52 per share. Substantially all of the Preferred Stock will convert automatically into Common Stock after three years if the market price of the Common Stock is greater than or equal to 150% of the conversion price for 75 consecutive trading days. In addition, the Preferred Stock will be entitled to a number of votes on matters submitted to the Company's shareholders representing 8% of the total outstanding voting shares as of the closing date. The number of shares of Common Stock and Preferred Stock to be issued in the LOPI Transaction, as well as the number of shares of Common Stock into which the Preferred Stock is convertible, are not subject to adjustment based on changes in the market price of the Common Stock.

     In light of the large ownership position to be issued to SLOPI in the LOPI Transaction and in recognition of both the Company's and SLOPI's desire to allow the Company to function as an independent oil and gas company, SLOPI has agreed to enter into two separate agreements that define and limit SLOPI's and the Company's respective rights and obligations. These agreements will limit SLOPI's and its affiliates' control of the Company while protecting their interests in the context of certain extraordinary transactions by (i) allowing SLOPI to maintain representation on the Company's Board of Directors, (ii) restricting SLOPI's and its affiliates' ability to effect certain business combinations with the Company or to propose certain business combinations with the Company, (iii) restricting the ability of SLOPI and its affiliates to sell certain portions of their shares of Common Stock and Preferred Stock, subject to certain exceptions designed to permit them to sell such shares over time and to sell such shares in the event of certain business combinations involving the Company, (iv) limiting SLOPI's and its affiliates' discretionary voting rights to 23% of the total voting shares, except with respect to certain extraordinary events and in situations in which the price of the Common Stock has been less than $5.50 per share or the Company is in material breach of its obligations under the agreements governing the LOPI Transaction, (v) permitting SLOPI and its affiliates to purchase additional securities of the Company in order to maintain a 21% beneficial ownership interest in the Common Stock if the Company proposes to issue additional shares of Common Stock or securities convertible into Common Stock and (vi) extending certain statutory and corporate restrictions on business combinations applicable to SLOPI and its affiliates.

     The above arrangements between the parties are defined in the Certificate of Designation for the Preferred Stock (the "Certificate of Designation"), the Registration Rights Agreement (the "Registration

Rights Agreement") and the Stock Rights and Restrictions Agreement (the "Stock Rights and Restrictions Agreement"), which are Exhibits E, F and G, respectively, to the LOPI Agreement, which is included as Annex A to this Proxy Statement. See "The LOPI Transaction -- Stock Rights and Restrictions Agreement", "The LOPI Transaction -- Terms of the Preferred Stock" and "The LOPI Transaction -- Registration Rights Agreement".

                             THE SWEPI ACQUISITION

     Under the terms of the acquisition agreement providing for the SWEPI Acquisition, the Company will pay to SWEPI $42.5 million in cash for various oil and gas property interests, subject to adjustment for production, expenses and other items from October 1, 1997. Consummation of the SWEPI Acquisition is subject to approval of the shareholders of the Company of the LOPI Transaction. The LOPI Transaction, however, is not conditioned upon a closing of the SWEPI Acquisition. See "The LOPI Transaction -- Terms of the SWEPI Acquisition".

                   AMENDMENT TO THE ARTICLES OF INCORPORATION

     The Company is seeking the approval of the Company's shareholders of a proposal to amend (the "Articles of Incorporation Amendment") the Articles of Incorporation to increase the authorized Common Stock from 100,000,000 to 200,000,000 shares. This proposed amendment is intended to allow the Company to have sufficient shares for future acquisitions and financings after the Shell Transactions and to allow the Company to have sufficient shares to satisfy its obligations in respect of the Required Future Share Issuances. Approval of the LOPI Transaction, however, is not contingent upon approval of the Articles of Incorporation Amendment. See "Articles of Incorporation Amendment".

                              THE SPECIAL MEETING

     TIME, DATE, PLACE AND PURPOSE. The Special Meeting will be held at 9:00 a.m., on Tuesday, June 30, 1998, at the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas, for the purpose of approving the LOPI Transaction and the Articles of Incorporation Amendment. Approval of the LOPI Transaction also will constitute approval for purposes of the NYSE listing requirements of any Required Future Share Issuances.

     RECORD DATE AND VOTE REQUIRED. The Board of Directors of the Company has fixed the close of business on June 10, 1998, as the record date ("Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting and any adjournments thereof. Only holders of record of Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting. See "General Information about the Meeting".

     Under the Company's listing agreement with the NYSE, approval of the LOPI Transaction and the related Required Future Share Issuances requires the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Special Meeting. Pursuant to the Company's by-laws and Articles of Incorporation, approval of the Articles of Incorporation Amendment requires approval of a majority of the shares of Common Stock outstanding on the Record Date. See "General Information about the Meeting -- Vote Required".

     At the close of business on the Record Date, there were 33,721,315 shares of Common Stock outstanding and entitled to vote at the Special Meeting.

                        REASONS FOR THE LOPI TRANSACTION

     The Shell Transactions are intended to expand significantly TMRC's position as a leader among independent oil and natural gas companies in the exploration and development of oil and natural gas in south Louisiana by adding to TMRC's existing operations interests in approximately 210,000 gross (98,000 net) acres either held by production or under lease or option for exploration and access to approximately 1,400 square miles of 3-D seismic data.

     The Shell Transactions are expected to provide the Company with the following strategic benefits:

  o Provide the Company with interests in approximately 210,000 gross (98,000 net) acres either held by production or under lease or option for exploration. Individuals on the Company's exploration staff have between eight and 35 years of experience in generating onshore and offshore prospects in Louisiana and the Texas Gulf Coast and in the Gulf of Mexico. The Company believes that its post-transaction acreage position in Louisiana will represent one of the largest ownership positions of an independent oil and natural gas company with the Company's market capitalization. This acreage position also is expected to provide the Company with substantial exploration prospects for the future.

  o Increase the Company's proved natural gas equivalent reserves as of December 31, 1997 by an estimated 42% or 137 BCFE.

  o Increase the Company's access to 3-D seismic data to over 2,800 square miles. A large portion of the 3-D seismic data to which the Company will be provided access will be either proprietary to the Company and Shell and its subsidiaries (and their existing partners and their permitted transferees) for a reasonable period of time or cover areas where the Company has a secure land position so as to allow the Company to receive competitive advantages in its exploration program. In addition to access to approximately 1,400 square miles of Shell's and its direct and indirect subsidiaries' 3-D seismic data covering onshore south Louisiana, the Company also will be provided with access to a substantial inventory of 2-D seismic data covering onshore south Louisiana (such access to seismic data, which excludes access to any 3-D seismic data covering any SOI Interest, is hereinafter referred to as the "Conveyed Seismic Rights"). The Conveyed Seismic Rights are expected to provide the Company with an advantage over many of its competitors who do not have access to such substantial data on the same cost basis.

  o Provide the Company with eight already identifiable 3-D exploration prospects where the Company will have a secure acreage position. The Company expects to drill over all of these prospects during the next twelve months.

  o Increase the Company's cash flows and earnings per share during 1998 and 1999 after excluding anticipated one-time charges and writedowns. In this regard, the Company currently expects that the addition of the Shell Properties will be immediately accretive to both its cash flow and earnings per share for 1998 after excluding anticipated one-time charges and writedowns, notwithstanding the issuance of the Common Stock and Preferred Stock to SLOPI.

  o Leverage the Company's existing organizational, management and operational structure to permit the ownership and exploitation of the Shell Properties at a cost that the Company believes will be substantially less than the cost currently associated with the ownership and operation of such properties. The Company believes that the only material additions to its staff that will be necessary for future ownership of the Shell Properties will be the addition of various field and operational personnel in fields in which the Company currently does not operate plus a group of geological and geophysical personnel for handling additional seismic data.

  o The Conveyed Seismic Rights and acreage positions to be acquired in the Shell Transactions do not substantially overlap the Company's existing 3-D seismic and acreage positions. As a result, the Shell Transactions will allow the Company to have access to 3-D seismic data and acreage positions over a large portion of the highly prolific oil and natural gas regions in onshore south Louisiana.

  o The availability of the Conveyed Seismic Rights is expected to assist the Company in further refining and improving its development of exploration prospects in its areas of focus.

     The consummation of the LOPI Transaction also will increase the Company's equity and provide the Company with a greater base to finance its growth and exploration and development strategy. The anticipated cash flow from production associated with the Shell Properties also will provide the Company with a source for funding its exploration and development program and future acquisitions.

  CERTAIN CONSIDERATIONS; ANTICIPATED WRITEDOWN

     In considering and approving the Shell Transactions, the Board of Directors considered the fact that consummation of the LOPI Transaction pursuant to a tax-free merger would result in the Company recording a deferred tax liability in excess of $52 million, representing the excess of the purchase price for LOPI over the tax basis of the LOPI Properties to be inherited by the Company. This deferred tax liability will require the Company to increase the amount allocated to oil and natural gas properties by the amount of the deferred tax liability so that the total allocated to oil and natural gas properties as a result of the Shell Transactions will be approximately $329 million for financial accounting purposes.

     The Board of Directors also took into account the fact that the estimated $329 million to be allocated to oil and natural gas properties for financial accounting purposes exceeded the SEC PV-10 reserves, net of estimated future income taxes, of the Shell Properties as of December 31, 1997, utilizing reserve estimates prepared by T. J. Smith & Company, Inc., the Company's outside engineers for the Shell Properties ("T. J. Smith"). Based upon preliminary analysis, the Company currently estimates that approximately $35 million of the amount allocated to oil and natural gas properties for financial accounting purposes will be classified as unevaluated properties, which will not be subject to the Company's evaluated property full-cost ceiling limitation. As a result, on a pro forma basis assuming the Shell Transactions were consummated on March 31, 1998, the Company would have recorded an additional impairment charge (beyond impairment on its existing oil and gas properties) of approximately $125 million ($93 million net of tax benefits) as of March 31, 1998 to reflect the impairment for accounting purposes of the Shell Properties.

     The Board of Directors considered the likelihood and magnitude of such an impairment charge with respect to the Shell Properties when approving the Shell Transactions and believes that the benefits and reserve potential of the Shell Properties to the Company outweighed this expected one-time charge. In this regard, the Board of Directors noted that, in addition to the numerous benefits outlined above, on a pro forma basis, the Shell Properties would represent more than 40% of the Company's proved reserves as of December 31, 1997, and would have represented more than 60% of both the Company's total production on a natural gas equivalent basis and Operating Cash Flow for 1997, and that after considering such historical facts and pro forma information and the identified exploration opportunities, as well as the geological and geophysical data it will have access to following the Shell Transactions to evaluate additional opportunities, the inherent value of the Shell Properties justifies the proposed aggregate purchase price for the Shell Properties. See "Unaudited Pro Forma Financial Statements" and "Notes to Unaudited Pro Forma Financial
Statements".

              REASONS FOR THE ARTICLES OF INCORPORATION AMENDMENT

     If the LOPI Transaction is consummated, the Company estimates that it will have issued or reserved for future issuance pursuant to outstanding options and warrants and conversion of the Preferred Stock approximately 62.4 million shares of Common Stock. In addition, the Stock Rights and Restrictions Agreement, which will be entered into if the LOPI Transaction is consummated, will require the Company to issue additional shares of Common Stock in connection with the Required Future Share Issuances. Due to the increased number of shares that will be issued and outstanding or reserved for issuance and that may be issued in connection with the Required Future Share Issuances, the Company believes the Articles of Incorporation Amendment is necessary so that the Company will have sufficient authorized shares of

Common Stock to effect future stock splits or dividends, if any, and to consummate future acquisitions and raise equity capital. See "Articles of Incorporation Amendment".

                              BOARD RECOMMENDATION

     THE COMPANY'S BOARD OF DIRECTORS BELIEVES THAT THE TERMS OF THE LOPI TRANSACTION ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND THE HOLDERS OF COMMON STOCK AND UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF COMMON STOCK APPROVE THE LOPI TRANSACTION AND THE FUTURE ISSUANCE OF SHARES OF COMMON STOCK PURSUANT TO THE REQUIRED FUTURE SHARE ISSUANCES. SEE "THE LOPI TRANSACTION -- BACKGROUND OF THE LOPI TRANSACTION", " -- THE COMPANY'S REASONS FOR THE LOPI TRANSACTION" AND " -- RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS".

     THE COMPANY'S BOARD OF DIRECTORS ALSO BELIEVES THAT THE ARTICLES OF INCORPORATION AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF COMMON STOCK APPROVE AND ADOPT THE ARTICLES OF INCORPORATION AMENDMENT. SEE "ARTICLES OF INCORPORATION AMENDMENT".

                         OPINIONS OF FINANCIAL ADVISOR

     Chase Securities Inc. ("Chase"), financial advisor to the Company, has rendered to the Company's Board of Directors a written opinion, dated March 27, 1998 (the "Chase Opinion"), to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the Total Consideration (as defined below) to be paid by the Company pursuant to the Shell Transactions is, taken as a whole, fair to the Company from a financial point of view. A copy of the opinion of Chase dated March 27, 1998 is attached hereto as Appendix B and should be read carefully in its entirety with respect to the procedures followed, assumptions made, matters considered and limitations on the review undertaken in connection with such opinion. The opinion of Chase is directed to the Company's Board of Directors and relates only to the fairness of the Total Consideration from a financial point of view to the Company, does not address any other aspect of the Shell Transactions or any related transaction and does not constitute a recommendation to any shareholder as to how such shareholder should vote at the Special Meeting. See "The LOPI Transaction -- Opinion of Financial Advisor".

          EFFECTIVE DATE; CONDUCT OF PARTIES; CONDITIONS; TERMINATION

     The Company expects that the LOPI Transaction will be consummated promptly following the shareholder approval thereof (the "Effective Date" or the "Closing Date"). The SWEPI Acquisition is expected to close following the LOPI Transaction. Pending consummation, the Company has agreed to give SLOPI reasonable access to all information necessary to evaluate TMRC's business. In addition, SLOPI has agreed to provide TMRC with reasonable access to all information necessary to evaluate LOPI and to conduct operations of the LOPI Properties only in the ordinary course. The LOPI Transaction is subject to a few conditions, primarily its approval by the shareholders of the Company and the listing with the NYSE of the shares of Common Stock to be issued at the closing and upon conversion of the Preferred Stock. If these conditions are not met, the LOPI Agreement may be terminated. In addition, the LOPI Agreement may be terminated by mutual consent of SLOPI and LOPI and the Board of Directors of the Company at any time prior to consummation of the LOPI Transaction. The Company has agreed to pay SLOPI a break-up fee of $4 million in the event the Company's Board of Directors withdraws its recommendation of the LOPI Transaction under certain circumstances. See "The LOPI Transaction -- Description of the LOPI Agreement".

                              ACCOUNTING TREATMENT

     The Company will account for the Shell Transactions in accordance with the purchase method of accounting. Accordingly, results of operations from the Shell Properties will be included in the Company's consolidated financial statements beginning upon consummation of the Shell Transactions (the "Closing Date"). As described above under "Reasons for the LOPI Transaction -- Certain Considerations; Anticipated Writedown", due to the acquisition of the Shell Properties in accordance with the purchase method of accounting combined with current pricing conditions, on a pro forma basis assuming the Shell Transactions were consummated on March 31, 1998, the Company would have recorded an additional impairment charge (beyond impairment on its existing oil and gas properties) of approximately $125 million ($93 million net of tax benefits) as of March 31, 1998 to reflect the impairment of the Shell Properties for financial accounting purposes.

                        SUMMARY INCOME TAX CONSEQUENCES

     The parties intend that the LOPI Transaction will not be a taxable transaction in the United States for the Company or LOPI or their respective shareholders. See "The LOPI Transaction -- Description of LOPI
Agreement -- Taxes and Additional Merger Consideration".

                                APPRAISAL RIGHTS

     The holders of Common Stock are not entitled to dissenters' or appraisal rights in connection with the LOPI Transaction.

                          MARKET PRICES OF SECURITIES

     The closing sales price of the Common Stock on the NYSE on March 27, 1998, the day preceding the public announcement of the signing of the LOPI Agreement, was $8.00. The closing price of the Common Stock on the NYSE on June 8, 1998, was $7 per share. See "Market Price of Common Stock and Dividends
Information".

                              REGULATORY APPROVAL

     Other than the filing of the certificate of merger relating to the LOPI Transaction in Delaware on the Effective Date and complying with federal and state securities laws, the Company is not aware of any material federal or state regulatory requirements which must be complied with or the approval of which must be obtained in connection with the LOPI Transaction.

                       SUMMARY OPERATING AND RESERVE DATA

     The following table sets forth certain summary operating and reserve data on a historical basis for the Company. Such historical data has been restated to reflect the Company's recent merger with Cairn, which was accounted for as a pooling of interests for financial statement purposes. The following table also sets forth pro forma summary operating and reserve data for the Company. The pro forma operating data for the year ended December 31, 1997 and the three months ended March 31, 1998 assumes that the Shell Transactions were consummated on January 1, 1997 and January 1, 1998, respectively, while the pro forma reserve data as of December 31, 1997 assumes that the Shell Transactions were consummated on December 31, 1997. The pro forma summary operating and reserve data does not purport to represent what such operating and reserve data actually would have been had the Shell Transactions occurred on such dates or to project what the Company's operations and reserves will be for or at any future period or date. See "Unaudited Pro Forma Financial Statements", "Notes to Unaudited
Pro Forma Financial Statements", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Financial Statements".

                                                 THREE MONTHS
                                                ENDED MARCH 31,                      YEAR ENDED DECEMBER 31,
                                        --------------------------------   -------------------------------------------
                                        PROFORMA                           PROFORMA
                                          1998        1998       1997        1997        1997       1996       1995
                                        ---------   ---------  ---------   ---------   ---------  ---------  ---------
PRODUCTION DATA (NET)
    Natural gas (MMcf)...............      8,025        3,858      3,669     33,255       14,603     15,783     14,598
    Oil (MBbls)......................        745          210        223      3,426          914        751        650
    Natural gas equivalent (MMcf)....     12,495        5,118      5,007     53,811       20,087     20,289     18,498
AVERAGE SALE PRICE PER UNIT
    Natural gas (Mcf)................   $   2.27    $    2.29  $    3.10    $  2.69    $    2.70  $    2.44  $    1.71
    Oil (Bbl)........................   $  14.30    $   13.65  $   22.44    $ 20.22    $   19.72  $   21.92  $   18.04
    Natural gas equivalent (MCFE)....   $   2.31    $    2.29  $    3.27    $  2.95    $    2.86  $    2.71  $    1.99
LIFTING COSTS (PER MCFE)(1)..........   $    .55    $     .39  $     .36    $   .62    $     .39  $     .31  $     .25

                                                  YEAR ENDED DECEMBER 31,
                                        -------------------------------------------
                                        PROFORMA
                                          1997        1997       1996       1995
                                        ---------   ---------  ---------  ---------
ESTIMATED NET PROVED RESERVES DATA
    Natural gas (MMcf)...............    194,334      110,785    107,406     90,993
    Oil (MMBbls).....................     18,562        9,731      9,416      3,563
    Natural gas equivalent (MMCFE)...    305,706      169,171    163,902    112,371

------------
(1) Lifting costs consist of oil and natural gas operating expenses and severance and ad valorem taxes.

                         SUMMARY FINANCIAL INFORMATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     The summary financial information of the Company set forth below has been derived from and should be read in conjunction with the audited financial statements and other financial information of the Company included in this Proxy Statement. Such historical data has been restated to reflect the Company's recent merger with Cairn. The unaudited pro forma financial information of the Company has been derived from the financial statements of the Company and the statements of revenues and direct operating expenses for the LOPI Properties and the SWEPI Properties, which are included in this Proxy Statement. The unaudited pro forma statements of operations information for the year ended December 31, 1997 and the three months ended March 31, 1998 give effect to the Shell Transactions as if they had occurred on January 1, 1997 and January 1, 1998, respectively, and the unaudited pro forma balance sheet information gives effect to the Shell Transactions as if they had occurred on March 31, 1998. See "TMRC Selected Financial Information", "Unaudited Pro Forma Financial Statements", "Notes to Unaudited Pro Forma Financial Statements", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Financial Statements".

                                               THREE MONTHS ENDED MARCH 31,                     YEARS ENDED DECEMBER 31,
                                        ------------------------------------------    ---------------------------------------------
                                         PROFORMA                                      PROFORMA
                                           1998            1998           1997           1997
                                        (UNAUDITED)     (UNAUDITED)    (UNAUDITED)    (UNAUDITED)     1997       1996       1995
                                        -----------     -----------    -----------    -----------   ---------  ---------  ---------
STATEMENT OF OPERATIONS INFORMATION:
    Total revenues...................    $  29,036       $  11,897       $16,660       $ 159,361    $  58,333  $  56,733  $  38,230
    Depletion and depreciation.......       24,317           6,259         6,231          85,891       26,337     25,342     18,491
    Impairment of oil and gas
      properties.....................      147,269(1)       40,278        --              86,450(1)    24,141     --         --
    Net income (loss) applicable to
      common shareholders............     (123,486)        (40,927)        5,644         (56,018)     (28,541)    16,692      7,458
    Net income (loss) per share:
         Basic.......................    $   (2.71)      $   (1.22)      $  0.17       $   (1.23)   $    (.85) $     .50  $     .25
         Diluted.....................    $   (2.71)      $   (1.22)      $  0.16       $   (1.23)   $    (.85) $     .47  $     .23
    Weighted average common shares
      outstanding....................       45,533          33,451        33,363          45,465       33,383     33,399     30,207
    Cash dividends declared per
      share..........................       --              --            --              --           --         --         --

                                           AS OF MARCH 31,
                                        ---------------------
                                        PROFORMA
                                         1998(1)      1998
                                        ---------   ---------
BALANCE SHEET INFORMATION:
    Total assets.....................   $ 473,702   $ 269,661
    Long-term debt, inclusive of
     current maturities..............     167,573     125,073
    Stockholders' equity.............     243,334     104,846
    Book value per share(2)..........        4.17        3.13
------------
(1) Gives effect to an anticipated writedown of the Shell Properties following the closing of the Shell Transactions. See "The Company's Reasons for the LOPI Transaction -- Certain Considerations; Anticipated Writedowns."

(2) Pro forma book value per share assumes conversion of the Preferred Stock into Common Stock.

        SPECIAL CONSIDERATIONS IN CONNECTION WITH THE SHELL TRANSACTIONS

LARGE SHAREHOLDER

     Immediately following the LOPI Transaction, SLOPI will beneficially own 39.9% of the Fully-Diluted Common Stock as of the closing date, and will have one seat on the Company's Board of Directors. In addition, the LOPI Agreement and Stock Rights and Restrictions Agreement will provide SLOPI with the opportunity to acquire additional shares of Common Stock pursuant to the Required Future Share Issuances. The existence of a shareholder with such a significant ownership position could have several important consequences, including (i) although not possessing a controlling vote, SLOPI's ownership position will allow it to substantially influence the outcome on matters submitted to the Company's shareholders for their approval; (ii) the sale by SLOPI of a substantial block of Common Stock could have a materially adverse effect on the prevailing market prices for the Common Stock; and (iii) SLOPI's ownership position will allow it to more easily attempt to obtain control of the Company through a tender offer or otherwise following the termination of certain restrictions on such transactions.

     The Stock Rights and Restrictions Agreement will contain provisions designed to minimize these consequences, including (i) limiting SLOPI's and its affiliates' discretionary voting ability on non-extraordinary corporate matters presented to the Company's shareholders to 23% of the voting shares, (ii) limiting SLOPI's and its affiliates' ability to sell certain portions of the Common Stock and Preferred Stock acquired in the LOPI Transaction for a period of five years, (iii) limiting SLOPI's and its affiliates' ability to acquire additional shares of Common Stock and (iv) limiting SLOPI's and its affiliates' ability to propose or enter into a Business Combination Transaction with the Company. Such provisions, however, are subject to certain exceptions described under "The LOPI Transaction -- Stock Rights and Restrictions Agreement". In particular, such provisions will not totally eliminate SLOPI's ability to substantially influence the outcome on shareholder votes and, subject to a right of first refusal that has been granted to the Company, sell shares or transfer control of the Company in the event of a tender or exchange offer for the Company, which could have materially adverse consequences on the Company and its shareholders. In addition, such provisions will limit SLOPI's ability to dispose of the Common Stock acquired in the LOPI Transaction and upon conversion of the Preferred Stock to a single purchaser, which could have a negative influence on a party attempting to gain control of the Company. See "The LOPI
Transaction -- Stock Rights and Restrictions Agreement".

MAKE-WHOLE PAYMENTS

     The Stock Rights and Restrictions Agreement provides that when SLOPI and its affiliates, as permitted by the Stock Rights and Restrictions Agreement, sell any shares of Common Stock issued to it upon conversion of the Preferred Stock and the net proceeds (after reasonable and customary commissions, underwriters discounts, placement fees and expenses of sale, but excluding legal expenses of SLOPI) received by SLOPI and its affiliates are less than the conversion price of the Preferred Stock (as adjusted from time to time in accordance with the terms of the Certificate of Designation), the Company will be obligated to pay SLOPI the amount of such difference in cash or to issue shares of Common Stock based upon the average per share market value for the previous 30 trading days immediately preceding the relevant date. Although SLOPI's and its affiliates' ability to sell certain portions of shares of Common Stock issued upon conversion of the Preferred Stock is limited for a period of five years following the Closing Date, if SLOPI and its affiliates were to sell all shares of Common Stock that could be issued upon conversion of the Preferred Stock at a net price of $7 per share (the closing price of the Common Stock as reported on the NYSE on June 8, 1998), the Company would be obligated to pay SLOPI an amount in cash or Common Stock equal to $44.9 million, which could have a adverse effect on the Company's financial condition or result in significant dilution to the Company's shareholders other than SLOPI. See "The LOPI Transaction -- Stock Rights and Restrictions Agreement -- Company Support of Certain Stock Sales".

SHELL PURCHASE RIGHTS

     The Company has agreed that if, when, and for so long as the Stock Rights and Restrictions Agreement is in effect and SLOPI and its affiliates beneficially own shares that would constitute (after giving effect to the proposed transaction) less than 21% of the then outstanding shares of Common Stock, if the Company issues any shares of Common Stock (or any securities exchangeable into shares of Common Stock), it will provide SLOPI and its affiliates the opportunity to purchase a number of shares of Common Stock (or securities exchangeable into Common Stock) so that after giving effect to such purchase and the proposed other issuance by the Company, SLOPI and its affiliates will beneficially own 21% of the outstanding Common Stock. Such rights will have certain consequences on the Company, including requiring the Company to issue additional shares of Common Stock in connection with an acquisition or other business opportunity at a time when the Company's Board of Directors may deem such issuance as not in the best interests of the Company, which could limit the Company's ability to consummate acquisitions and other business transactions utilizing Common Stock (or securities convertible into Common Stock). Any future issuance of Common Stock could result in additional dilution to the Company's shareholders. See "The LOPI Transaction -- Stock Rights and Restrictions Agreement -- Right to Participate in Certain Sales of Common Stock".

PRIOR APPROVAL OF REQUIRED FUTURE SHARE ISSUANCES

     Under the listing requirements of the NYSE, the Company is required to obtain shareholder approval of various issuances of stock of the Company that would represent more than 20% of the outstanding shares of the Company. In addition, under such rules, the Company is required to obtain shareholder approval with respect to various issuances of stock to affiliates of the Company. Following the consummation of the LOPI Transaction, Shell and its affiliates, including SLOPI, will become affiliates of the Company for purposes of such NYSE listing requirements. Under the terms of the LOPI Agreement, the Company is required to obtain shareholder approval for all future issuances of stock by the Company that are required to be made by the Company either under the LOPI Agreement or the Stock Rights and Restriction Agreement.

     As part of the approval by the shareholders of the Company of the LOPI Transaction, the shareholders will be authorizing for purposes of the NYSE listing requirements all Required Future Share Issuances. The Required Future Share Issuances consist of the following: (i) the potential issuance of a currently indeterminable number of additional shares of Common Stock pursuant to a contingent adjustment feature contained in the LOPI Agreement (see "The LOPI Transaction -- Description of LOPI Agreement -- Taxes and Additional Merger Consideration"), (ii) the potential issuance of a currently indeterminable number of additional shares of Common Stock and securities convertible into Common Stock that the Company may be required to issue pursuant to the Stock Rights and Restrictions Agreement that will provide SLOPI and its affiliates with the right to purchase additional shares of Common Stock and securities convertible into Common Stock in order to maintain at least a 21% beneficial ownership interest in the outstanding Common Stock in the event the Company issues additional shares of Common Stock or securities convertible into shares of Common Stock (see "The LOPI Transaction -- Stock Rights and Restrictions Agreement -- Right to Participate in Certain Sales of Common Stock") and (iii) the potential issuance of a currently indeterminable number of additional shares of Common Stock that may be issued in the future by the Company in satisfaction of a make-whole provision contained in the Stock Rights and Restrictions Agreement in the event SLOPI receives less than approximately $10.52 per share on the sale of any Common Stock that is issuable upon conversion of the Preferred Stock (see "The LOPI Transaction -- Stock Rights and Restrictions Agreement -- Company Support of Certain Stock Sales").

     As a result of the preapproval of the Required Future Share Issuances, the Company will not be required to seek further shareholder approval of any Required Future Share Issuances under the listing requirements of the NYSE and does not intend to seek further shareholder approval of any Required Future Share Issuances unless such approvals are required to be received under applicable law. Any Required Future Share Issuances could have the impact of diluting the voting or percentage ownership interest of the holders of the Common Stock as well as a dilution on the book value per share earnings of the Common Stock depending upon the circumstances of issuance.

TAX STRUCTURE OF TRANSACTION

     Because of the tax structure of the LOPI Transaction, it is intended that the Company inherit SLOPI's tax basis in the properties owned by LOPI (the
"LOPI Properties"). This tax basis is estimated to be approximately $196.0 million less than the value of the Common Stock and Preferred Stock to be issued in the LOPI Transaction as recorded by the Company for financial reporting purposes. Assuming the Company would have the ability to fully utilize the tax deductions relating to the LOPI Properties, the acquisition of LOPI pursuant to a tax-free reorganization in which the Company will inherit the tax basis of the LOPI Properties will cause the Company to report $196.0 million more of taxable income over the life of the LOPI Properties than if the LOPI Properties had been purchased directly in a taxable transaction.

ANTICIPATED WRITEDOWN

     The consummation of the LOPI Transaction is expected to result in the Company recording a deferred tax liability in excess of $52 million, representing the excess of the purchase price for LOPI over the tax basis of the LOPI Properties to be inherited by the Company. This deferred tax liability will require the Company to increase the amount allocated to oil and natural gas properties as a result of the Shell Transactions for financial accounting purposes by an amount equal to the deferred tax liability so that the total allocated to oil and natural gas properties as a result of the Shell Transactions will be approximately $329 million for financial accounting purposes. This $329 million to be allocated to oil and natural gas properties exceeds the SEC PV-10 reserves, net of estimated future income taxes, of the Shell Properties as of December 31, 1997, utilizing reserve estimates prepared by T.J. Smith. Based upon preliminary estimates, the Company currently estimates that approximately $35 million of the amount allocated to oil and natural gas properties for financial accounting purposes will be classified as unevaluated properties, which will not be subject to the Company's evaluated property full-cost ceiling limitation. As a result, on a pro forma basis assuming the Shell Transactions were consummated on March 31, 1998, the Company would have recorded an additional impairment charge (beyond impairment on its existing oil and gas properties) of approximately $125 million ($93 million net of tax benefits) as of March 31, 1998 to reflect the impairment for accounting purposes of the Shell Properties.

INTERESTS OF CERTAIN PERSONS IN THE LOPI TRANSACTION

     In considering the recommendation of the Board of Directors of the Company with respect to the LOPI Transaction, the Company's shareholders should be aware that the terms of certain warrants held by Joseph A. Reeves, Jr. and Michael J. Mayell provide for adjustments to those warrants in the event of the additional issuance of shares of Common Stock. Pursuant to the adjustment provisions and as a result of the LOPI Transaction and assuming conversion of all of the Preferred Stock, each of them will be entitled to receive approximately 252,253 additional shares of Common Stock upon the exercise of their warrants without the payment of any additional consideration. The value of these additional shares of the Common Stock, based on the closing sale price of the Common Stock on June 8, 1998, is approximately $1.8 million for each of them. In addition, Chase, the financial advisor of the Company, will receive additional compensation if the LOPI Transaction is effected. Affiliates of Chase also provide financial and commercial banking services to the Company and Shell and its affiliates. See "The LOPI Transaction -- Opinion of Financial Advisor" and "The LOPI
Transaction -- Interest of Certain Persons in the LOPI Transaction".

TRANSITION OF OPERATIONS

     Discussions concerning the transition of operations of the Shell Properties from LOPI and SWEPI to the Company have begun. Such transition will require the dedication of management resources that may temporarily detract from attention to the day-to-day business of the Company, which may have the effect of delaying planned exploration and development activities.

CONFLICTS OF INTEREST

     Neither the LOPI Agreement nor any of the agreements to be executed in connection therewith contain any provisions that contractually prohibit either Shell or its affiliates or the Company and its affiliates from competing against each other. At present, the Company and Shell and its affiliates compete offshore in the Gulf of Mexico for offshore prospects and it is expected that such competition will continue following consummation of the Shell Transactions. Shell and its affiliates also retain and may obtain in the future interests in producing properties and exploration prospects in Louisiana state waters and adjacent onshore areas where they are in competition with the Company. In addition, although Shell currently does not have any working interests in producing properties or exploration prospects onshore in south Louisiana (other than the Shell Properties and the SOI Interests), and has indicated to the Company that it has no current intention to obtain any such interests, it may do so in the future. Any future competition between the Company and Shell and its affiliates could result in a conflict of interest between the Company and Shell and its affiliates and the Shell Designees (as defined below) serving on the Company's Board of Directors at such time.

                     GENERAL INFORMATION ABOUT THE MEETING

DATE, TIME AND PLACE OF SPECIAL MEETING

     The Special Meeting will be held at 9:00 a.m. on June 30, 1998, at the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas.

RECORD DATE AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on June 10, 1998, are entitled to notice of, and to vote at, the Special Meeting.

     At the close of business on the Record Date, there were approximately 1,000 holders of record of Common Stock with 33,721,315 shares issued and outstanding. Each share of Common Stock entitles the holder thereof to one vote on each matter submitted for shareholder approval.

PURPOSES OF THE SPECIAL MEETING

     The purpose of the Special Meeting is to consider and vote upon (i) a proposal to approve the LOPI Transaction and the related Required Future Share Issuances, (ii) a proposal to approve the Articles of Incorporation Amendment and (iii) such other matters as may properly be brought before the Special Meeting.

VOTE REQUIRED

     The Company's Bylaws provide that the presence at the Special Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum for the transaction of business. Under the Company's listing agreement with the NYSE, which requires shareholder approval for the issuance of more than 20% of the outstanding Common Stock in connection with any acquisition by the Company, approval of the LOPI Transaction and the related Required Future Share Issuances requires the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Special Meeting. Pursuant to the Company's Bylaws and Articles of Incorporation, approval of the Articles of Incorporation Amendment requires approval of a majority of the shares of Common Stock outstanding on the Record Date.

VOTING AND REVOCATION OF PROXIES

     All properly executed proxies that are not revoked will be voted at the Special Meeting in accordance with the instructions contained therein. If a holder of Common Stock executes and returns a proxy and does not specify otherwise, the shares represented by such proxy will be voted (i) "FOR" approval and adoption of the LOPI Transaction and the related Required Future Share Issuances and (ii) "FOR" approval and adoption of the Articles of Incorporation Amendment, in accordance with the recommendations of the Company's Board of Directors. The failure to return a proxy card will not be considered a vote for or against approval of the LOPI Transaction and the Required Future Share Issuances but will have the effect of voting against the Articles of Incorporation Amendment. Checking the abstention box on the proxy card will have the same effect as voting against the LOPI Transaction and the related Required Future Share Issuances and against the Articles of Incorporation Amendment. A shareholder of the Company who has executed and returned a proxy may revoke it at any time before it is voted at the Special Meeting by executing and returning a proxy bearing a later date, by filing written notice of such revocation with the Secretary of the Company, or by attending the Special Meeting and voting in person.

     Under applicable stock exchange rules, brokers will not be permitted to submit proxies authorizing a vote on the LOPI Transaction and the related Required Future Share Issuances or on the Articles of Incorporation Amendment in the absence of specific instructions from beneficial owners. Broker non-votes will have the effect of voting against the Articles of Incorporation Amendment. Under Texas law, broker non-votes contained in a returned proxy card will not be considered a vote for or against the LOPI Transaction and the related Required Future Share Issuances.

SOLICITATION OF PROXIES

     In addition to solicitation by mail, the directors, officers and employees of the Company may solicit proxies from the Company's shareholders by personal interview, telephone, facsimile or otherwise. The Company will bear the costs of the solicitation of proxies from its shareholders. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries who hold the voting securities of record for the forwarding of solicitation materials to the beneficial owners thereof. The Company will reimburse such brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith. The Company also has engaged the services of Georgeson & Company, a proxy solicitation firm, to distribute proxy solicitation materials to brokers, banks and other nominees and to assist in the solicitation of proxies from their respective stockholders for an anticipated fee of $10,000 from the Company, plus mailing expenses.

OTHER MATTERS

     As of the date of this Proxy Statement, the Company's Board of Directors does not know of any business to be presented at the Special Meeting other than as set forth in the notice accompanying this Proxy Statement. If any other matters should properly come before the Special Meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting such proxies. Proxies voted "against" the approval and adoption of the LOPI Transaction and the related Required Future Share Issuances or against the Articles of Incorporation Amendment will not be used to vote for any adjournment pursuant to this authority.

                              THE LOPI TRANSACTION

BACKGROUND OF THE LOPI TRANSACTION

     The Company's business strategy has been focused since 1991 on finding and developing oil and natural gas reserves through the use of 3-D seismic data and computer-aided exploration techniques. Since that time, the Company (including Cairn) has successfully discovered eight new fields utilizing 3-D seismic technology. Pursuant to the merger with Cairn in November 1997, the Company expanded its operations, which historically were focused onshore in Louisiana and Texas, offshore into the Gulf of Mexico, and significantly expanded its proved reserve base and exploration opportunities.

     In the fall of 1997, Shell solicited bids for a merger with LOPI. The Company considered an acquisition of LOPI to be beneficial to the Company because the LOPI Properties are strategically located within the Company's historical base of operations in south Louisiana, and believed that its extensive knowledge and operating history in the producing areas where the LOPI Properties were located created an excellent strategic fit for the Company and its exploration staff. Based on these perceived benefits, the Company entered into a confidentiality agreement with Shell and submitted a bid for LOPI.

     On December 18, 1997, the Company and SLOPI entered into a non-binding letter of intent relating to the LOPI Transaction and issued a joint press release. Following execution of the letter of intent, the Company continued its due diligence review of the Shell Properties and SLOPI began its due diligence review of the Company. The Company and SLOPI and SWEPI also began negotiating the terms and conditions of definitive acquisition agreements, including the terms and conditions of the Stock Rights and Restrictions Agreement, the Certificate of Designation and the Registration Rights Agreement, relating to the LOPI Transaction.

     On March 13, 1998, the Company's Board of Directors met to discuss the status of the negotiations between SLOPI and the Company, as well as the status of discussions relating to the separate SWEPI Acquisition, and to consider a preliminary report from Chase on the fairness of the Shell Transactions to the Company from a financial point of view. On March 27, 1998, the Board of Directors held a meeting to discuss the final terms of the LOPI Transaction and the SWEPI Acquisition and the strategic benefits that could be expected to be derived from the Shell Properties versus the consideration to be paid by the Company in the LOPI Transaction and the SWEPI Acquisition. At this meeting, Chase also rendered its oral opinion to the Company's Board of Directors as to the fairness of the Common Stock and Preferred Stock to be issued in the LOPI Transaction and the cash to be paid in the SWEPI Acquisition. Thereafter the Board unanimously approved the LOPI Transaction and the SWEPI Acquisition. On March 27, 1998, following such meeting and the receipt of the fairness opinion, the Company and Shell executed definitive agreements governing the LOPI Transaction.

THE COMPANY'S REASONS FOR THE LOPI TRANSACTION

     The Shell Transactions are intended to expand significantly TMRC's position as a leader among independent oil and natural gas companies in the exploration and development of oil and natural gas in south Louisiana by adding to TMRC's existing operations interests in approximately 210,000 gross (98,000 net) acres either held by production or under lease or option for exploration and access to approximately 1,400 square miles of 3-D seismic data.

     The Shell Transactions are expected to provide the Company with the following strategic benefits:

  o Provide the Company with interests in approximately 210,000 gross (98,000 net) acres either held by production or under lease or option for exploration. Individuals on the Company's exploration staff have between eight and 35 years of experience in generating onshore and offshore prospects in Louisiana and the Texas Gulf Coast and in the Gulf of Mexico. The Company believes that its post-transaction acreage position in Louisiana will represent one of the largest ownership positions of an independent oil and natural gas company with the Company's market capitalization. This acreage position also is expected to provide the Company with substantial exploration prospects for the future.

  o Increase the Company's proved natural gas equivalent reserves as of December 31, 1997 by an estimated 42% or 137 BCFE.

  o Increase the Company's access to 3-D seismic data to over 2,800 square miles. A large portion of the 3-D seismic data to which the Company will be provided access will be either proprietary to the Company and Shell and its subsidiaries' (and their existing partners and their permitted transferees) for a reasonable period of time or over areas where the Company has a secure land position so as to allow the Company to receive competitive advantages in its exploration program. In addition to access to approximately 1,400 square miles of Shell's and its direct and indirect subsidiaries' 3-D seismic data covering onshore south Louisiana, the Company also will be provided with access to a substantial inventory of 2-D seismic data covering onshore south Louisiana. The Conveyed Seismic Rights are expected to provide the Company with an advantage over many of its competitors who do not have access to such substantial data on the same cost basis.

  o Provide the Company with eight already identifiable 3-D exploration prospects where the Company will have a secure acreage position. The Company expects to drill over all of these prospects during the next twelve months.

  o Increase the Company's cash flows and earnings per share during 1998 and 1999 after excluding anticipated one-time charges and writedowns. In this regard, the Company currently expects that the addition of the Shell Properties will be immediately accretive to both its cash flow and earnings per share for 1998 after excluding anticipated one-time charges and writedowns, notwithstanding the issuance of the Common Stock and Preferred Stock to SLOPI.

  o Leverage the Company's existing organizational, management and operational structure to permit the ownership and exploitation of the Shell Properties at a cost that the Company believes will be substantially less than the cost currently associated with the ownership and operation of such properties. The Company believes that the only material additions to its staff that will be necessary for future ownership of the Shell Properties will be the addition of various field and operational personnel in fields in which the Company currently does not operate plus a group of geological and geophysical personnel for handling additional seismic data.

  o The Conveyed Seismic Rights and acreage positions to be acquired in the Shell Transactions do not substantially overlap the Company's 3-D seismic and acreage positions. As a result, the Shell Transactions will allow the Company to have access to 3-D seismic data and acreage positions over a large portion of the highly prolific oil and natural gas regions onshore in south Louisiana.

  o The availability of the Conveyed Seismic Rights is expected to assist the Company in further refining and improving its development of exploration prospects in its areas of focus.

     The consummation of the LOPI Transaction also will increase the Company's equity and provide the Company with a greater base to finance its growth and exploration and development strategy. The anticipated cash flow from production associated with the Shell Properties also will provide the Company with a source for funding its exploration and development program and future acquisitions.

  CERTAIN CONSIDERATIONS; ANTICIPATED WRITEDOWN

     In considering and approving the Shell Transactions, the Board of Directors considered the fact that consummation of the LOPI Transaction pursuant to a tax-free merger would result in the Company recording a deferred tax liability in excess of $52 million, representing the excess of the purchase price for LOPI over the tax basis of the LOPI Properties to be inherited by the Company. This deferred tax liability will require the Company to increase the amount allocated to oil and gas properties by the amount of the deferred tax liability so that the total allocated to oil and natural gas properties as a result of the Shell Transactions will be approximately $329 million for financial accounting purposes.

     The Board of Directors also took into account the fact that the estimated $329 million to be allocated to oil and natural gas properties for financial accounting purposes exceeded the SEC PV-10 reserves, net of estimated future income taxes, of the Shell Properties as of December 31, 1997, utilizing reserve estimates prepared by T. J. Smith. Based upon preliminary analysis, the Company currently estimates that approximately $35 million of the amount allocated to oil and natural gas properties for financial accounting purposes will be classified as unevaluated properties, which will not be subject to the Company's evaluated property full-cost ceiling limitation. As a result, on a pro forma basis assuming the Shell Transactions were consummated on March 31, 1998, the Company would have recorded an additional impairment charge (beyond impairment on its existing oil and gas properties) of approximately $125 million ($93 million net of tax benefits) as of March 31, 1998 to reflect the impairment for accounting purposes of the Shell Properties.

     The Board of Directors considered the likelihood and magnitude of an impairment charge with respect to the Shell Properties when approving the Shell Transactions and believes that the benefits and reserve potential of the Shell Properties to the Company outweighed this expected one-time charge caused by current pricing conditions. In this regard, the Board of Directors noted that, in addition to the numerous benefits outlined above, on a pro forma basis, the Shell Properties would represent more than 40% of the Company's proved reserves as of December 31, 1997, and would have represented more than 60% of both the Company's total production on a natural gas equivalent basis and Operating Cash Flow for 1997, and that, after considering such historical facts and the identified exploration opportunities, as well as the geological and geophysical data it will be have access to following the Shell Transactions to evaluate additional opportunities, the inherent value of the Shell Properties justifies the proposed aggregate purchase price for the Shell Properties. See "Unaudited Pro Forma Financial Information" and "Notes to Unaudited Pro Forma Financial Statements".

RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

     For the reasons set forth under "Background of the LOPI Transaction" and "The Company's Reasons for the LOPI Transaction" above, the Company's Board of Directors believes that the terms of the LOPI Transaction are fair to, and in the best interests of, the Company and the holders of Common Stock. THE COMPANY'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE LOPI TRANSACTION AND RELATED REQUIRED FUTURE SHARE ISSUANCES AND RECOMMENDS THAT THE HOLDERS OF COMMON STOCK VOTE "FOR" ADOPTION AND APPROVAL OF THE LOPI TRANSACTION AND THE RELATED REQUIRED FUTURE SHARE ISSUANCES.

     In analyzing the LOPI Transaction and the Required Share Issuances, the Company's Board of Directors was assisted and advised by Chase and, at the March 27, 1998 special meeting, Chase delivered to the Company's Board of Directors its oral opinion to the effect that, as of the date of the Chase Opinion, the Total Consideration to be paid by the Company pursuant to the Shell Transactions is, taken as a whole, fair to the Company from a financial point of view. See
" -- Opinion of Financial Advisor".

OPINION OF FINANCIAL ADVISOR

     On March 13, 1998, the Company retained Chase Securities Inc. to act as its financial advisor in connection with the Shell Transactions. At the March 27, 1998 special meeting of the Company's Board of Directors, Chase rendered to the Company's Board of Directors an oral opinion to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the Total Consideration to be paid by the Company pursuant to the Shell Transactions is, taken as a whole, fair to the Company from a financial point of view. Chase subsequently confirmed its oral opinion by delivering to the Board the Chase Opinion.

     The full text of the Chase Opinion, which sets forth the assumptions made, matters considered, and qualifications and limitations on the review undertaken by Chase, is attached as Appendix B to this Proxy Statement and is incorporated herein by reference. The summary of the Chase Opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion. Shareholders of the Company are urged to read such opinion in its entirety. The Chase Opinion was provided to the Board of Directors of the Company for its information and is directed only to the fairness to the Company from a financial point of view of the Total Consideration to be paid by the Company pursuant to the Shell Transactions, taken as a whole, does not address the merits of the underlying decision by the Company to engage in the Shell Transactions and does not constitute a recommendation to any Company shareholder as to how such shareholder should vote at the Special Meeting. In addition, the Chase Opinion assumes that the SWEPI Acquisition is completed and does not address the fairness of the consideration to be paid in the LOPI Transaction on a stand-alone basis or any other aspect of the LOPI Transaction on a stand-alone basis. As used in this Proxy Statement, the term "Total Consideration" refers collectively to the 12,082,030 shares of Common Stock and the shares of Preferred Stock to be issued pursuant to the LOPI Agreement and the $42.5 million in cash to be paid to SWEPI pursuant to the SWEPI Acquisition.

     The summary set forth below does not purport to be a complete description of the analyses underlying the Chase Opinion or the presentation made by Chase to the Board of Directors of the Company. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Chase did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Chase believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion.

     In performing its analyses, numerous assumptions were made with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Chase and the Company. Any estimates contained in the analyses performed by Chase are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. In addition, as described above, the Chase Opinion was among several factors taken into consideration by the Board of Directors of the Company in making its determination to approve the Shell Transactions. Consequently, the Chase analyses described below should not be viewed as determinative of the decision of the Board of Directors of the Company with respect to the fairness of the Total Consideration to be paid by the Company pursuant to the Shell Transactions.

     In arriving at its opinion, Chase, among other things, (i) reviewed drafts of the LOPI Agreement, the Letter Agreement, dated as of March 27, 1998, among SLOPI, SWEPI and the Company (the "Letter Agreement"), the Letter of Intent, dated as December 18, 1997, between SWEPI and the Company (the "Letter of Intent"), the draft of the Purchase and Sale Agreement between the Company and SWEPI (the"SWEPI Agreement"), drafts of the Stock Rights and Restrictions Agreement and drafts of the Registration Rights Agreement, all in the forms provided to Chase, and Chase assumed that the final forms of such agreements would not vary in any regard that was material to its analysis; (ii) reviewed certain publicly available business and financial information that Chase deemed relevant relating to the industries in which LOPI, the Company and the Shell Properties operate; (iii) reviewed certain publicly available business and financial information that Chase deemed relevant to LOPI; (iv) reviewed internal non-public financial analyses, forecasts, projections and operating data received from the Company for LOPI, the Shell Properties and the Company, without and giving effect to the Shell Transactions (collectively, the "Financial Forecasts"), as well as analyses and forecasts of certain cost savings, operating efficiencies and revenue effects resulting from the Shell Transactions (collectively, the "Expected Synergies"); (v) discussed with members of the Company's senior management the Company's and the Shell Properties' historical operations, financial statements and future prospects, before and after giving effect to the Shell Transactions, as well as their views of the business, operational and strategic benefits and other implications of the Shell Transactions; (vi) compared the financial and operating performance of the Shell Properties and the Company with publicly available information concerning certain other companies and businesses that Chase deemed comparable and reviewed the relevant stock market information for such other companies;
(vii) reviewed the financial terms of certain recent business combinations and acquisition transactions that Chase deemed reasonably comparable to the Shell Transactions and otherwise relevant to its inquiry; and (viii) made such other analyses and examinations as Chase deemed necessary.

     In preparing its opinion, Chase assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Chase, discussed with or reviewed by or for Chase, or publicly available and Chase did not assume any responsibility for independently verifying such information and Chase has not undertaken an independent evaluation or appraisal of any of the assets or liabilities of LOPI, the Shell Properties or the Company. Chase has further assumed that the Financial Forecasts provided to Chase by the Company have been reasonably determined on the bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and the Shell Properties and that the Expected Synergies will be realized in the amounts and at the times indicated thereby. Chase expressed no view as to such forecast or projection information or the assumptions on which they were based. Chase also assumed that the Shell Transactions would not result in a change in control of the Company. Chase further assumed that no facts or circumstances existed that if discovered by the Company could result in an adjustment to the Total Consideration or the Shell Properties or the termination of the SWEPI Agreement. Chase also assumed that the final form of the SWEPI Agreement would not vary in any material way from the purchase and sale agreement attached to the Letter of Intent. Chase further assumed that the closing of the SWEPI Acquisition will occur immediately following, or contemporaneously with, the closing of the LOPI Transaction. Chase also assumed that there will be no increase in the number of Fully Diluted Shares (as defined in the LOPI Agreement) between the date of the Chase Opinion and the Closing Date.

     For purposes of rendering the Chase Opinion, Chase assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the LOPI Agreement and the SWEPI Agreement (together, the "Shell Agreements") are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under such agreements and that all conditions to the consummation of the Shell Transactions will be satisfied without waiver thereof. Chase also assumed that at the closing of the Shell Transactions there would be no liabilities of LOPI or the Shell Properties (except as and in the amounts specifically set forth in the Financial Forecasts), and that no increase in the amount of the Total Consideration or other payments or incurrence of liabilities by the Company will be required under the Shell Agreements, that in the aggregate would be material to its analysis. Chase further assumed that all governmental, regulatory or other consents and approvals will be obtained and that in the course of obtaining any necessary governmental, regulatory or other consents and approvals, or any amendments, modifications or waivers to any documents to which any of the Company, SLOPI, LOPI and SWEPI is a party, no restrictions will be imposed or amendments, modifications or waivers made that would have any material adverse effect on the contemplated benefits to the Company of the Shell Transactions. Chase further assumed that the LOPI Transaction will qualify as a tax-free reorganization for United States federal income tax purposes. No limitations were imposed by the Company or the Board of Directors of the Company with respect to the investigations made or procedures followed by Chase in rendering the Chase Opinion.

     The Chase Opinion is necessarily based on market, economic and other conditions as they existed and could be evaluated on March 27, 1998. The Chase Opinion is limited to the fairness to the Company from a financial point of view of the Total Consideration to be paid by the Company pursuant to the Shell Agreements, and Chase expressed no opinion as to the merits of the underlying decision by the Company to engage in the Shell Transactions. Chase also expressed no opinion as to the future trading or acquisition value of the Common Stock. All of the projections and financial forecasts for the Company and the Shell Properties used by Chase in rendering the Chase Opinion were based on Company management forecasts.

     The following is a summary of the material analyses presented by Chase to the Board of Directors of the Company in connection with the rendering of the Chase Opinion.

VALUATION OF THE SHELL PROPERTIES

     COMPARABLE PUBLIC COMPANY ANALYSIS

     Chase compared certain financial and operating information and multiples for the Shell Properties with corresponding financial and operating information and multiples for ten independent oil exploration and production companies with properties onshore and offshore in the Gulf of Mexico. These companies included Swift Energy Company, Stone Energy Corp., Chieftain International, Bellwether Exploration Company, Lomak Petroleum Inc., Callon Petroleum Company, Forest Oil Corp., Newfield Exploration Company and Noble Affiliates, Inc. (collectively, the "Selected Public Companies"). All financial projections for the Selected Public Companies were based on equity analysts' reports. Such analysis indicated that for the Selected Public Companies (i) Total Enterprise Value (defined as total market value of common equity plus the liquidation value of outstanding preferred equity plus net outstanding indebtedness) as a multiple of 1997 estimated earnings before interest, taxes, depreciation, amortization and exploration ("EBITDAX") ranged from 4.3x to 15.0x, (ii) Total Enterprise Value as a multiple of 1998 estimated EBITDAX ranged from 3.7x to 6.8x, (iii) total common equity market value as a multiple of 1997 estimated discretionary cash flow ("DCF") (defined as net income plus depletion, amortization, depreciation, exploration, deferred taxes and impairments or unusual charges) ranged from 3.6x to 11.6x, (iv) total common equity market value as a multiple of 1998 estimated DCF ranged from 2.7x to 6.6x and (v) Total Enterprise Value per 1997 proved billion of cubic feet equivalent ("Proved BCFE") ranged from $.98 million to $2.93 million.

     Based on its review and comparison of such multiples and financial information for the Selected Public Companies and utilizing the Financial Forecasts, Chase calculated a summary reference range for the Shell Properties of (i) $434.1 million to $506.5 million based on 1997 estimated EBITDAX, (ii) $345.5 million to $414.6 million based on 1998 estimated EBITDAX, (iii) $336.5 million to $403.8 million based on 1997 estimated DCF, (iv) $285.2 million to $356.5 million based on 1998 estimated DCF and (v) $187.4 million to $249.9 million based on 1997 Proved BCFE.

     None of the Selected Public Companies are, of course, identical to the Shell Properties. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning differences in characteristics of the Selected Public Companies, and other factors that could affect EBITDAX, DCF and Proved BCFE of the Selected Public Companies as well as that of the Shell Properties.

     COMPARABLE TRANSACTION ANALYSIS. Chase reviewed certain publicly available information regarding 19 selected acquisitions of oil exploration and production companies for which information was publicly available (the "Transaction Comparables") and calculated Total Enterprise Value (based on the acquisition price) (i) as a multiple of EBITDAX for the last twelve month period ("LTM") preceding the transaction for which financial statements were publicly available, (ii) per Proved BCFE and (iii) as a multiple of SEC PV-10. Chase also reviewed certain publicly available information regarding 33 selected sales of oil and gas properties (the "Asset Sale Comparables") and calculated Total Enterprise Value (based on the acquisition price) per Proved BCFE for such sales. For the Transaction Comparables, the analysis indicated Total Enterprise Value (i) as a multiple of LTM EBITDAX ranging from 2.4x to 10.6x, (ii) per Proved BCFE ranging from $0.67 million to $2.53 million and (iii) as a multiple of SEC PV-10 ranging from 0.70x to 1.8x. For the Asset Sale Comparables, the analysis indicated Total Enterprise Value per Proved BCFE ranging from $0.61 to $1.55.

     Based on its review and comparison of such multiples and financial information for the Transaction Comparables and utilizing the Financial Forecasts, Chase calculated a summary reference range for the Shell Properties of (i) $470.2 million to $542.6 million based on LTM EBITDAX, (ii) $218.6 million to $249.9 million based on Total Enterprise Value per Proved BCFE and
(iii) $280.4 million to $327.1 million based on SEC PV-10. Based on its review and comparison of Proved BCFE, Chase calculated a summary reference range for the Shell Properties of $156.2 million to $187.4 million.

     No transaction utilized in the comparable transaction analysis was identical to the Shell Transactions. Accordingly, an analysis of the results of this comparison is not purely mathematical; rather, it involves complex considerations and judgments primarily concerning differences in historical and projected financial, operating, trading and other characteristics of the companies and assets involved in such other transactions and the circumstances surrounding such transactions.

     NET ASSET VALUE ANALYSIS. Based on reserve reports prepared by T. J. Smith as of December 31, 1997 and the Financial Forecasts, Chase calculated a net asset value for the Shell Properties based on SEC PV-10. This analysis yielded a range of Total Enterprise Value for the Shell Properties from $252.6 million to $332 million.

VALUATION OF THE COMPANY

     COMPARABLE PUBLIC COMPANY ANALYSIS

     Chase compared certain financial and operating information and multiples for the Company with corresponding financial and operating information and multiples for the Selected Public Companies. Such analysis indicated that for the Selected Public Companies (i) Total Enterprise Value as a multiple of 1997 estimated EBITDAX ranged from 4.3x to 15.0x, (ii) Total Enterprise Value as a multiple of 1998 estimated EBITDAX ranged from 3.7x to 6.8x, (iii) total common equity market value as a multiple of 1997 estimated DCF per share ("DCFPS") ranged from 3.6x to 11.6x, (iv) total common equity market value as a multiple of 1998 estimated DCFPS ranged from 2.7x to 6.6x, (v) Total Enterprise Value per 1997 Proved BCFE ranged from $0.98 million to $2.93 million and (vi) Total Enterprise Value as a multiple of 1996 SEC PV-10 ranged from 1.08x to 2.32x.

     Based on its review and comparison of such multiples and financial information for the Selected Public Companies and utilizing the Financial Forecasts, Chase calculated a summary reference range of implied per share values for the Common Stock of (i) $6.06 to $7.36 based on 1997 estimated EBITDAX, (ii) $7.57 to $9.43 based on 1998 estimated EBITDAX, (iii) $6.20 to $7.44 based on 1997 estimated DCFPS, (iv) $7.06 to $8.83 based on 1998 estimated DCFPS, (v) $5.63 to $8.09 based on Total Enterprise Value per 1997 Proved BCFE and (vi) $10.01 to $12.36 based on 1996 SEC PV-10.

     None of the Selected Public Companies are, of course, identical to the Company. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning differences in characteristics of the Selected Public Companies, and other factors that could affect EBITDAX, DCFPS, Proved BCFE and SEC PV-10 for the Selected Public Companies as well as that of the Company.

     COMPARABLE ACQUISITION TRANSACTION ANALYSIS. Chase reviewed certain publicly available information regarding the Transaction Comparables and calculated LTM EBITDAX multiples, LTM DCF multiples, Proved BCFE and SEC PV-10 multiples for such transactions. The analysis indicated (i) Total Enterprise Value (based on the acquisition price) as a multiple of LTM EBITDAX for the Transaction Comparables ranging from 2.4x to 10.6x, (ii) total common equity market value (based on the acquisition price) as a multiple of LTM DCF for the Transaction Comparables ranging from 5.3x to 27.5x, (iii) Total Enterprise Value (based on the acquisition price) per Proved BCFE for the Transaction Comparables ranging from $0.67 million to $2.53 million and (iv) Total Enterprise Value (based on the acquisition price) as a multiple of SEC PV-10 for the Transaction Comparables ranging from 0.70x to 1.8x.

     Based on its review and comparison of such multiples and financial information for the Transaction Comparables and utilizing the Financial Forecasts, Chase calculated a summary reference range of implied per share values for the Common Stock of (i) $6.90 to $8.23 based on LTM EBITDAX, (ii) $9.53 to $10.65 based on LTM DCF, (iii) $7.14 to $8.40 based on Proved BCFE and
(iv) $7.88 to $9.48 based on SEC PV-10.

     No company utilized in the comparable transaction analysis was identical to the Company. Accordingly, an analysis of the results of this comparison is not purely mathematical; rather, it involves complex considerations and judgments primarily concerning differences in historical and projected financial, operating, trading and other characteristics of the companies and assets involved in such other transactions and the circumstances surrounding such transactions.

     NET ASSET VALUE ANALYSIS. Based on reserve reports prepared by T. J. Smith as of December 31, 1997 and the Financial Forecasts, Chase calculated a range of implied value per share of the Common Stock of $6.87 to $8.86. This implied value was made solely for purposes of comparison, does not give effect to the inherent value of the Company's future prospects or undrilled acreage on a going concern basis and does not reflect Chase's or the Company's view as to the inherent value of the Company as a whole.

CONTRIBUTION ANALYSIS

     Based on the Financial Forecasts, Chase calculated the relative contribution of the Shell Properties to the Company on a pro forma basis after giving effect to the Shell Transactions. This analysis indicated that the Shell Properties would contribute the following to the Company on a pro forma basis:
(i) 54% of the 1998 estimated revenue and 51% of 1999 estimated revenue, (ii) 53% of 1998 estimated EBITDAX and 49% of 1999 estimated EBITDAX, (iii) 42% of 1997 oil and natural gas reserves, (iv) 47% of 1997 SEC PV-10 and (v) 53% of 1998 estimated oil and natural gas production and 55% of 1999 estimated oil and natural gas production.

PRO FORMA ACCRETION/DILUTION ANALYSIS

     Based on the Financial Forecasts, Chase calculated the forecasted impact on the Shell Transactions on certain projected financial and operating results of the Company for 1998. This analysis indicated that the Shell Transactions would increase the Company's (i) 1998 estimated millions of cubic feet equivalent production per day by 23.5% in 1998, (ii) 1998 forecasted EBITDAX per basic share by 78.2%, (iii) 1998 forecasted DCF per basic share by 62.4%, (iv) 1998 forecasted DCF per share on a fully diluted basis by 35.7%, (v) 1998 forecasted net income per basic share by 73.2% and (vi) 1998 forecasted net income per share on a fully diluted basis by 31.4%.

     Pursuant to a letter agreement between the Company and Chase, the Company agreed to pay Chase a fee of $2,500,000 payable upon the closing of the LOPI Transaction. Pursuant to such letter agreement, the Company also agreed to reimburse Chase for its reasonable out-of-pocket expenses, including certain reasonable fees and disbursements of its legal counsel; provided that Chase would not be entitled to reimbursement of expenses in excess of $50,000 without the prior approval of the Company. Additionally, the Company agreed to indemnify Chase and certain related persons for certain liabilities related to or arising out of its engagement, including liabilities under the federal securities laws.

     The Company retained Chase based upon Chase's experience and expertise. Chase is an internationally recognized investment banking and advisory firm. Chase, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     The Chase Manhattan Corporation and its affiliates, including Chase, in the ordinary course of business, have from time to time provided, and in the future may continue to provide, commercial and investment banking services to the Company and to Shell and their respective affiliates. In the ordinary course of business, Chase or its affiliates may trade in the debt and equity securities of the Company and Shell and their respective affiliates for its own accounts and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

DESCRIPTION OF LOPI AGREEMENT

     CONSIDERATION

     Under the terms of the LOPI Agreement, at the closing of the LOPI Transaction, Sub will merge with and into LOPI and SLOPI will receive 12,082,030 shares of Common Stock and shares of Preferred Stock that will be convertible into a number of shares of Common Stock (estimated at 12,827,000 shares) that will provide SLOPI with a number of shares of Common Stock that, when added to the shares of Common Stock to be issued at closing, will represent 39.9% of the Fully-Diluted Shares of Common Stock as of the Closing Date. The LOPI Agreement requires that as of the closing LOPI have no liabilities other than those relating to the ownership and operations of its properties.

     ADJUSTMENTS

     No adjustments will be made to the number of shares of Common Stock to be received by SLOPI under the LOPI Agreement. The number of shares of Common Stock to be issued upon conversion of the Preferred Stock is subject to adjustment based upon changes between March 27, 1998 and the Closing Date of the number of shares of Common Stock issued and outstanding or reserved for issuance pursuant to outstanding options and warrants. In addition, the voting rights of the Preferred Stock will be adjusted in the event the market price of the Common Stock is less than $6.00 or more than $12.00 per share on the Closing Date; however, such adjustment will have no effect on the conversion price for the Preferred Stock or increase SLOPI's and its affiliates' total discretionary voting rights.

     REPRESENTATIONS AND WARRANTIES

     The LOPI Agreement contains various customary representations and warranties by the Company and SLOPI with respect to their respective businesses and operations, including due authorization, compliance with laws and absence of certain governmental approvals and consents.

     CONDUCT OF PARTIES PRIOR TO TRANSACTION

     LOPI and the Company have agreed that prior to the Closing Date each will take or refrain from taking certain actions, including without limitation, (i) each party will conduct its business in the ordinary course; (ii) each party will not pay dividends, except that LOPI may pay a dividend in an amount equal to the excess of LOPI's current assets over total liabilities, excluding deferred taxes and gas imbalances, as of December 31, 1997; (iii) the Company will not acquire or publicly propose to acquire any businesses or assets in excess of $50,000,000 without LOPI's prior written consent, which shall not be unreasonably withheld; (iv) neither party shall dispose of any assets exceeding $50,000,000 in the aggregate except in the normal course of business; (v) neither party will incur any additional indebtedness except short-term debt in the ordinary course and aggregate borrowings by the Company under new or existing credit facilities will not exceed $202.5 million; (vi) except in the ordinary course of business, neither party will adopt any employee benefit plans, increase any compensation or benefit arrangements or enter into or amend any employment or severance arrangement with respect to termination of employment;
(vii) each party will confer with the other party on a regular and frequent basis regarding its operations; (viii) each party will use commercially reasonable efforts to obtain any required consents to the LOPI Transaction and maintain all material permits; and (ix) each party will provide the other party access to all information reasonably requested.

     CONDITIONS TO THE TRANSACTION

     In addition to the approval of the Company's shareholders of the LOPI Transaction at the Special Meeting, consummation of the LOPI Transaction is subject to several other conditions, including (i) there being no proceeding from or orders issued by any governmental authority attempting to restrain or prohibit consummation of the LOPI Transaction; (ii) the Common Stock to be issued in the LOPI Transaction and upon conversion of the Preferred Stock shall be listed on the NYSE; (iii) all required statutory approvals for the LOPI Transaction shall have been obtained; (iv) there shall not have been a material adverse effect with respect to the Company or LOPI; and (v) the Chase Opinion shall not have been withdrawn.

     AMENDMENT

     The LOPI Agreement may be amended by the parties thereto pursuant to action of their respective Boards of Directors, at any time before or after approval thereof by the shareholders of the Company and prior to the Effective Time, but after such approval no amendment shall: (i) alter or change the amount or kind of shares to be received or exchanged for or on conversion of any class or series of capital stock of either corporation as provided under the LOPI Agreement, or (ii) alter or change any of the terms and conditions of the LOPI Agreement if any of the alterations or changes, alone or in the aggregate, would materially and adversely affect the rights of holders of Common Stock or Preferred Stock.

     The LOPI Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     TERMINATION

     The LOPI Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of the Company, (a) by mutual written consent of the Boards of Directors of LOPI and the Company; (b) by either of SLOPI and LOPI or the Company, by written notice to the other party, if the Effective Time shall not have occurred on or before September 30, 1998 (the "Termination Date"), provided that the right to terminate for such reason shall not be available to any party whose failure to fulfill any obligation under the LOPI Agreement is the cause of, or resulted in, the failure of the Effective Time (as defined in the LOPI Agreement) to occur on or before the Termination Date; (c) by either of SLOPI and LOPI or the Company, by written notice to the other party, if the approval of the Company's shareholders shall not have been obtained at the Special Meeting, including any adjournments thereof; (d) by either of SLOPI and LOPI or the Company, if any state or federal law, order, rule or regulation is adopted or issued that has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the LOPI Transaction, or by either of SLOPI and LOPI or the Company, if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the LOPI Transaction, and such order, judgment or decree shall have become final and nonappealable; (e) by the Company, by written notice to SLOPI and LOPI, if there shall have been any material breach of any representation or warranty, or any material breach of any covenant or agreement, of SLOPI or LOPI under the LOPI Agreement, and such breach shall not have been remedied within ten business days after receipt by SLOPI and LOPI of notice in writing from the Company, specifying the nature of such breach and requesting that it be remedied; (f) by SLOPI and LOPI, by written notice to the Company, if there shall have been any material breach of any representation or warranty, or any material breach of any covenant or agreement, of the Company under the LOPI Agreement, and such breach shall not have been remedied within ten business days after receipt by the Company of notice in writing from SLOPI and LOPI, specifying the nature of such breach and requesting that it be remedied; or (g) if the Board of Directors of the Company or any committee thereof shall, under any circumstances, withdraw or modify in a manner adverse to SLOPI and LOPI its recommendation that the Company's shareholders approve the LOPI Transaction, then by SLOPI and LOPI, by written notice to the Company, within a period of ten days after the date of announcement of such withdrawal or modification.

     BREAK-UP FEE

     Promptly upon termination of the LOPI Agreement by SLOPI and LOPI pursuant to item (g) above, the Company shall pay to SLOPI in cash a fee of $4,000,000 (the "Fee") if: (i) the Company's Board of Directors or any committee thereof shall have withdrawn or modified its recommendation that its shareholders approve the LOPI Transaction, (ii) no material adverse effect as to LOPI shall have occurred, (iii) SLOPI and LOPI shall have performed in all material respects their covenants and agreements required by the LOPI Agreement and (iv) the representations and warranties of SLOPI and LOPI set forth in the LOPI Agreement shall have been true and correct in all material respects.

     INDEMNIFICATION

     From and after the Effective Time, SLOPI has agreed to defend, indemnify and hold harmless the Company against and in respect of those certain claims, costs, expenses, liabilities, damages and judgments (collectively, "Claims") relating to certain litigation and claims disclosed to the Company in the LOPI Agreement; provided, that to the extent that the Company realizes a benefit after the Effective Time from such matters, such benefit shall offset the amount and indemnification to which the Company shall be entitled; and, provided further, that no such indemnification shall be provided as to that portion of matters within the control of the Company after the Effective Time or with respect to that portion of matters attributable to the continuation of policies, calculations or procedures by the Company after the Effective Time (collectively, the "Current Litigation Claims").

     In addition, from and after the Effective Time, SLOPI has agreed to indemnify, defend and hold the Company harmless against and in respect of all Claims (other than the Current Litigation Claims) that are (w) expressly and definitively made or claimed by bona fide third parties against the Company prior to the date which is one year after the Effective Time, but not if made thereafter, (x) exceed, in the aggregate, a threshold basket of $7,500,000 and then only to the extent, if any, of such excess, and (y) arise out of events occurring in the conduct of the Company's business, assets and operations or circumstances existing with respect to the Company's business, assets and operations, in each case accrued and attributable up to and including, but not after, the Effective Time; provided, however, that no indemnification shall be provided with respect to that portion of matters that are attributable to the policies, calculations or procedures that are continued by the Company after the Effective Time.

     SLOPI's indemnification obligations have been guaranteed by SWEPI.

     The Company has agreed that it will indemnify, defend and hold harmless SLOPI against and in respect of all Claims made by bona fide third parties against SLOPI relating to the Company and its business, assets and operations
(y) that arise on or after, or are accrued or attributable to any time on or after, the Effective Time or (z) are asserted against the Company or LOPI on or after the date which is one year after the Effective Time, irrespective of when the underlying events or circumstances occurred.

     EFFECTIVE DATE

     The closing of the LOPI Transaction is expected to occur shortly after approval of the transaction by the Company's shareholders, subject to the satisfaction or waiver of the conditions set forth under "-- Conditions to the Transaction".

     TAXES AND ADDITIONAL MERGER CONSIDERATION

     The LOPI Transaction has been structured with the intention of it qualifying as a tax-free reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). As a result, the Company will assume LOPI's tax basis in the LOPI Properties. In this regard, the Company has agreed in the LOPI Agreement to not knowingly take any action which would cause the LOPI Transaction to fail to qualify as a reorganization within the meaning of Section 368 of the Code (and any comparable provisions of applicable state law). Without limiting the foregoing, in the LOPI Agreement the Company has agreed (i) to characterize the LOPI Transaction as a reorganization for purposes of any income tax returns and other filings and (ii) not to liquidate, merge, transfer or reorganize LOPI or permit LOPI to transfer, sell or otherwise dispose of its assets, if such action would cause the LOPI Transaction to fail to qualify as a reorganization within the meaning of Section 368 of the Code. If the Company's actions, other than the Company's actions in the consummation of the LOPI Transaction and the issuance of Common Stock and Preferred Stock, cause the LOPI Transaction to fail to qualify as a reorganization within the meaning of Section 368 of the Code, then the Company will assume and accept the tax liability associated with such non-qualification and indemnify SLOPI, on an after-tax basis, for such tax liability. If both the Company's and SLOPI's actions, other than the Company's actions in the consummation of the LOPI Transaction and the issuance of Common Stock and Preferred Stock, cause the LOPI Transaction to fail to qualify as a reorganization within the meaning of Section 368 of the Code, then each party shall bear and accept the responsibility and tax liability associated with their respective actions, and the Company shall indemnify SLOPI for its portion of such tax liability.

     In addition, in the event that (i) LOPI is entitled to increase the tax basis of its assets held at the Effective Time for periods during either 1997 or 1998 through the Effective Time, which adjustment has the effect of increasing LOPI's tax basis (as agreed to by SLOPI and the Company) in its assets by more than 100 percent (the "Threshold Amount"), and (ii) such increased tax basis is available to LOPI after the Closing, the parties have agreed that, to the extent the Company's consolidated federal income tax group actually realizes a cash benefit as a result of such increase in basis in LOPI's assets in excess of the Threshold Amount with respect to any consolidated federal income tax return which includes LOPI for any period ending before the tenth anniversary of the Closing Date, the Company will be required to issue and deliver to SLOPI an additional number of shares of Common Stock equal in value to 60% of such cash benefit. Such additional shares of Common Stock will be required to be delivered within 30 days after the date of filing of the Company's federal income tax return for each year in which the Company realizes such cash benefit. In determining whether a reduction in the Company's federal income tax has actually been realized, the Company will be entitled to utilize all other deductions, expenses and credits of all members of its affiliated group before utilizing any tax benefits arising from such increase in tax basis of LOPI's assets. For purposes of issuing additional shares of Common Stock, all such shares shall be valued at an average per share market value with respect to the date of issuance.

STOCK RIGHTS AND RESTRICTIONS AGREEMENT

     On the Closing Date, the Company and SLOPI will execute the Stock Rights and Restrictions Agreement, in the form of Exhibit F to the LOPI Agreement. The Stock Rights and Restrictions Agreement generally (i) limits SLOPI's and its affiliates' right to enter into mergers and other Business Combination Transactions with the Company; (ii) exempts the LOPI Transaction from the application of Article Eight of the Articles of Incorporation and Part Thirteen of the TBCA; (iii) provides that SLOPI may nominate at least one member of the Company's Board of Directors; (iv) limits SLOPI's and its affiliates' ability to acquire additional shares of Common Stock; (v) limits SLOPI's and its affiliates' ability to transfer the shares of Common Stock acquired in the LOPI Transaction and upon conversion of the Preferred Stock; and (vi) limits SLOPI's and its affiliates' discretionary voting authority.

     LIMITATIONS ON CERTAIN TRANSACTIONS.

     The Stock Rights and Restrictions Agreement provides that SLOPI and its affiliates shall not, during the period from the Closing Date until termination of the Stock Rights and Restrictions Agreement, (i) engage, or propose to engage, in any Business Combination Transaction with the Company or (ii) make any proposal to the Company, the Board of Directors of the Company or the shareholders of the Company with respect to a tender offer or exchange offer for shares of Common Stock or a liquidation of the Company, unless either (A) such transaction shall have been approved by a majority of the Continuing Directors or (B) (x) the third anniversary of the Closing Date shall have occurred and (y) on the date when such transaction is proposed, either no Shell Designee (as defined below) shall be serving on the Board of

Directors of the Company or SLOPI and its affiliates collectively shall beneficially own less than 21% of the then outstanding Common Stock. In addition, the Stock Rights and Restrictions Agreement provides that SLOPI and its affiliates shall not, during the period from the Closing Date until termination of the Stock Rights and Restrictions Agreement, request or solicit any party to make a tender or exchange offer for shares of Common Stock or make a proposal for a Business Combination Transaction, unless either (A) a majority of the Continuing Directors shall have approved of SLOPI taking such action or
(B) (x) the third anniversary of the Closing Date shall have occurred on the date when such action is first requested or solicited by SLOPI and (y) either no Shell Designees shall be serving on the Board of Directors of the Company or SLOPI and its affiliates shall collectively beneficially own less than 21% of the then outstanding Common Stock.

     ANTI-TAKEOVER STATUTES AND SIMILAR PROVISIONS

     Article Eight of the Articles of Incorporation contains provisions designed to prevent related parties and affiliated shareholders beneficially owning 10% or more of the Common Stock from entering into certain business combinations and other transactions with the Company for a period of two years following the date of becoming such a related party or affiliated shareholder unless such transactions are approved by a majority of the disinterested directors. Part Thirteen of the TBCA contains similar provisions limiting transactions by parties beneficially owning 20% or more of the Common Stock for a period of three years.

     In connection with the LOPI Transaction, the Company's Board of Directors has taken all action to assure that Article Eight of the Articles of Incorporation and Part Thirteen of the TBCA will not apply to the LOPI Transaction or any of the transactions contemplated in the LOPI Agreement or in the documents attached thereto, including the Required Future Share Issuances. The Company also has agreed that it will not implement any poison pill or takeover defense mechanism, unless, in each and every such case, provision shall be made to exclude SLOPI and its affiliates from all effects thereof.

     In addition, the Company and SLOPI have agreed that the operative provisions, as presently in effect, of Article Eight of the Articles of Incorporation and Part Thirteen of the TBCA will apply to any business combination transaction covered by Article Eight or Part Thirteen between SLOPI and its affiliates and the Company for the term of the Stock Rights and Restrictions Agreement, notwithstanding that the operative provisions of said Article Eight and Part Thirteen might otherwise be applicable for a shorter period of time.

     BOARD MEMBER

     The Stock Rights and Restrictions Agreement and the Certificate of Designation together provide SLOPI with the ability to elect at least one member to the Company's Board of Directors and additional members in the event the number of Board seats is increased to ten or more so that SLOPI is able to nominate 20% of the Company's Board members (rounded downward in the event of a fractional number) until the earlier of (i) the termination of the Stock Rights and Restrictions Agreement and (ii) SLOPI and its affiliates shall beneficially own less than 21% of the then outstanding Common Stock. Such directors are hereinafter referred to as the "Shell Designees". Initially, and until all of the Preferred Stock is converted into Common Stock, the holders of the Preferred Stock will be entitled to elect such directors. Upon conversion of all Preferred Stock, then, in connection with each election of directors of the Company, whether at an annual or special meeting, the Company will nominate, and, subject to the fiduciary obligations of the Company's directors, solicit proxies for, a number of persons designated by SLOPI to fill such director positions. No Shell Designee may be a person who previously has been a director of the Company and was properly removed for cause from the Board of Directors of the Company or a person who has been convicted of a felony or a crime involving moral turpitude. At all times when there is a Shell Designee on the Company's Board of Directors, at least one Shell Designee shall be a member of the audit committee of the Board of Directors.

     LIMITATIONS ON ACQUISITION OF COMMON STOCK

     The Stock Rights and Restrictions Agreement provides that after the Closing Date SLOPI and its affiliates shall not acquire any shares of Common Stock, other than the Common Stock issued in the LOPI

Transaction and Common Stock issued upon conversion of the Preferred Stock (i) without the prior written consent of a majority of the Continuing Directors or
(ii) unless (A) the third anniversary of the Closing Date shall have occurred and (B) at the time of such acquisition, either no Shell Designee shall be serving on the Board of Directors of the Company or SLOPI and its affiliates shall collectively beneficially own less than 21% of the then outstanding Common Stock; provided, that such restrictions do not prevent SLOPI from acquiring shares of Common Stock pursuant to the Required Future Share Issuances, as described under " -- Description of LOPI Agreement -- Taxes and Additional Merger Consideration", " -- Right to Participate in Certain Sales of Common Stock" and " -- Company Support of Certain Stock Sales".

     RESTRICTIONS ON SHELL'S ABILITY TO TRANSFER SHARES

     SLOPI has agreed that from and after the Closing Date until the termination of the Stock Rights and Restrictions Agreement, it will not sell, transfer or otherwise convey beneficial ownership of any of the Common Stock or Preferred Stock acquired in the LOPI Transaction or shares of Common Stock issued upon conversion of the Preferred Stock without the prior written consent of a majority of the Continuing Directors, which consent shall not be unreasonably withheld, except that, in any event, any and all of the following transfers shall be permitted:

          (i) one or more transfers to a direct or indirect affiliate; provided that SLOPI and each such affiliate agree in writing with the Company to be bound by the same restrictions as are applicable to SLOPI under the Stock Rights and Restrictions Agreement;

          (ii) one or more transfers to the Company or a subsidiary of the Company;

          (iii) one or more transfers pursuant to a merger, consolidation or compulsory share exchange in which the Company is a constituent corporation; and

          (iv) one or more transfers made as a pro rata dividend or distribution to the holders of the common stock of SLOPI and its affiliates, provided, unless such dividend or distribution is to the public shareholders of any of the Royal Dutch/Shell Group of Companies, such holders agree in writing with the Company to be bound by the same restrictions as SLOPI under the Stock Rights and Restrictions Agreement.

The limitations on SLOPI's and its affiliates' ability to transfer shares are subject to the following additional exceptions:

          ACCEPTANCE OF TENDER OFFERS. Notwithstanding the aforementioned restrictions, SLOPI may make one or more transfers to any party (other than SLOPI or any affiliate of Shell) who shall have commenced a tender or exchange offer for shares of Common Stock if, at the time of public announcement of the tender or exchange offer SLOPI and its affiliates beneficially own less than 21% of the then outstanding shares of Common Stock and no Shell Designee is serving on the Company's Board of Directors. In addition, if SLOPI or its affiliates beneficially owns more than 21% of the then outstanding shares of Common Stock or any Shell Designee is serving on the Company's Board of Directors, SLOPI and its affiliates may sell its shares in a tender or exchange offer if they first provide to the Company a preferential right to purchase, for cash, all such shares which SLOPI and its affiliates would be willing to tender or exchange at a price of 105% of the tender or exchange offer price which SLOPI and its affiliates would be willing to accept. Once the Company has given notice to SLOPI that the Company will exercise such preferential right, then, on the then stated expiration date of the tender or exchange offer, the Company will be obligated to close the purchase and pay in full in cash, and SLOPI and its affiliates will be obligated to sell, at the applicable 105% price notwithstanding anything that may otherwise occur with respect to the tender or exchange offer, including, without limitation, withdrawal, extension, modification, or increase or decrease in the tender or exchange price or other consideration. Once the Company has not exercised a preferential right to purchase with respect to a particular tender or exchange offer made by a particular party, then SLOPI and its affiliates shall not thereafter be required to make any additional preferential purchase rights available to the Company with respect to such particular tender or exchange offer, even if in such tender or exchange offer there is an extension or modification of or an increase or decrease in price or other consideration in any tender or exchange offer made by such particular party; provided, however, that SLOPI and its affiliates will be required to provide to the Company a preferential purchase right with respect to any tender or exchange offer made by each other party or with respect to any new tender or exchange offer by such particular party which SLOPI would be willing to accept.

          PHASE OUT ON SALE LIMITATIONS. Beginning on the second anniversary of the Closing Date, SLOPI and its affiliates may sell an incremental 25% of the shares of Common Stock issued in the LOPI Transaction or issued upon conversion of the Preferred Stock until following the fifth anniversary of the Closing Date, SLOPI and its affiliates may sell 100% of the Common Stock issued in the LOPI Transaction or upon conversion of the Preferred Stock, in each case in one or more Public Offerings (as defined), Private Placements (as defined) and/or transactions in accordance with Rule 144 or 145 under the Securities Act of 1933, as amended (the "Securities Act"). Notwithstanding the foregoing, if, at any time or from time to time, SLOPI receives shares of Common Stock pursuant to an anti-deficiency payment described in " -- Company Support of Certain Stock Sales", then immediately the same number of shares of Common Stock will be available for transfer.

          In addition, beginning on the third anniversary of the Closing Date, SLOPI and its affiliates may sell an incremental one-third of the shares of Preferred Stock issued in the LOPI Transaction in one or more Private Placements, until following the fifth anniversary of the Closing Date, SLOPI and its affiliates may sell up to 100% of the shares of Preferred Stock issued in the LOPI Transaction in one or more Private Placements.

          The parties also have agreed that if (i) the Company shall ever, in connection with a merger, consolidation, share exchange, or acquisition of a business or properties or similar transaction, sell or issue or commit to sell or issue 5,000,000 or more shares of Common Stock or exchangeable securities that, at the time of issuance, sale or commitment and assuming full conversion, exchange or exercise thereof, represent 5,000,000 or more of the shares of Common Stock and (ii) at or prior to the meeting of the Board of Directors approving any such transactions the Board of Directors shall not have received an opinion letter from an investment banking firm of national recognition to the effect that the contemplated transaction is fair, from a financial point of view, to the Company, then SLOPI's and its affiliates' right to transfer shares shall be accelerated.

          LIMITATIONS ON PUBLIC OFFERINGS. SLOPI and the Company have agreed that SLOPI's and its affiliates' ability to sell shares of Common Stock in a Public Offering or other public offering (both a "Registered Transaction") is subject to both SLOPI (and its affiliates) and the Company obtaining from the managing underwriter of such Public Offering or from each broker through which such Registered Transaction is made, as the case may be, a commitment to use its reasonable best efforts to make a broad public distribution of the Common Stock (including an indirect distribution of Common Stock as a result of a distribution of exchangeable securities) to be transferred in such Registered Transaction. For this purpose, a "broad public distribution" means a distribution such that no party is allocated for purchase in such Registered Transaction a number of shares of Common Stock in excess of (A) 5% of the then outstanding shares of Common Stock (after giving effect to the offering of the Common Stock and any other securities being offered by the Company concurrently therewith in such Registered Offering) or (B) in the case of a Public Offering, 20% of the number of shares of Common Stock being offered in such Public Offering, provided that, in the case of this clause (B), there shall be disregarded Common Stock allocated for purchase by a mutual fund, a pension fund, an investment adviser (which investment adviser shall be registered under the Investment Advisers Act of 1940, as amended) for any mutual fund or pension fund, or any party who is entitled to report such party's holdings of Common Stock on Schedule 13G promulgated under the Exchange Act in light of that party's investment intent.

     VOTING RIGHTS

     The Certificate of Designation provides that each share of Preferred Stock will be entitled to one vote on matters submitted to the Company's shareholders for their approval. It is anticipated that the Preferred

Stock will be divided into a number of shares such that the voting power of all Preferred Stock immediately following the Closing Date shall represent 8% of all of the shares of capital stock entitled to vote. During the term of the Stock Rights and Restrictions Agreement and (i) prior to the conversion of all of the Preferred Stock, SLOPI and its affiliates shall be entitled to vote, in their complete discretion and on all matters, such number of its shares of Common Stock that, when added to the votes represented by the Preferred Stock, constitute an aggregate of up to 23% of the then outstanding votes eligible to be cast for such matter; (ii) after the conversion of all the Preferred Stock, SLOPI and its affiliates will be entitled to vote, in its complete discretion and on all matters, such number of its shares of Common Stock that constitute up to 23% of the then outstanding votes eligible to be cast for such matter; (iii) if only a portion of the Preferred Stock has been converted, the voting shall be prorated between the Common Stock and Preferred Stock for a total of up to 23% of the then outstanding votes eligible to be cast for such matter. With respect to those shares of Common Stock, if any, that are in excess of the above amounts of the then outstanding votes eligible to be cast for such matter (the "Excess Shares"), SLOPI and its affiliates will be required to vote the Excess Shares pro rata with the votes of all shares, other than the Excess Shares, that are actually voted for, against or abstain from voting on each matter.

     Notwithstanding the foregoing, SLOPI and its affiliates will have complete discretion in voting all of their Common Stock and Preferred Stock on any matter
(i) that constitutes a Business Combination Transaction, (ii) that would involve a change of control of the Company (for purposes of this provision a change in control shall mean the acquisition by a party other than SLOPI and its affiliates of beneficial ownership of more than 40% of the then outstanding shares of Common Stock), or (iii) with respect to which a vote is taken when any of the following shall have occurred or shall exist: (w) the average per share market value for the Common Stock with respect to the day on which the matter is voted upon has been less than $5.50 per share for 30 days, (x) there are any accrued but unpaid dividends on any Preferred Stock, (y) the Company shall have failed to issue the additional shares of Common Stock required to be issued pursuant to the LOPI Agreement or (z) there shall be a continuing and uncured default by the Company of any of its material obligations under the Stock Rights and Restrictions Agreement, the Certificate of Designation, the Registration Rights Agreement or the LOPI Agreement.

     RIGHT TO PARTICIPATE IN CERTAIN SALES OF COMMON STOCK

     If, when and for so long as SLOPI and its affiliates beneficially own shares of Common Stock that would constitute, after giving effect to the proposed transaction (but not prior to the proposed transaction), less than 21% of all of the then outstanding shares of Common Stock, the Company shall not issue any shares of Common Stock or any exchangeable securities, for any consideration or in any type of transaction, unless the Company shall have first provided SLOPI the opportunity to purchase shares of Common Stock (or exchangeable securities) such that, following SLOPI's purchase and the contemplated transaction, SLOPI and its affiliates would beneficially own 21% of the outstanding Common Stock.

     If the Company determines to issue any shares of Common Stock or any exchangeable security, other than in a Public Offering, then SLOPI shall purchase such securities at the same price and on the same terms as the Company proposes to issue such shares of Common Stock or exchangeable security to others (or, if the Company proposes to issue such shares of Common Stock or any exchangeable security other than for cash, at a cash price equal to the current market price of the Common Stock, or if an exchangeable security, such value to be determined by agreement between the Company or SLOPI, or if the parties are unable to agree, by an investment banking firm or other asset valuation firm of national reputation selected by SLOPI and agreed to by a majority of the Continuing Directors).

     If at any time and from time to time the Company determines to issue any shares of Common Stock or any exchangeable security in a Public Offering, SLOPI shall purchase such shares from the Company directly or from the underwriters or placement agent(s), at the applicable offering price.

     COMPANY SUPPORT OF CERTAIN STOCK SALES

     In the event that, from time to time, SLOPI and its affiliates shall sell any shares of Common Stock to be issued upon conversion of Preferred Stock and the net proceeds (after reasonable and customary commissions, underwriters discounts, placement fees and expenses of sale, excluding expenses of legal counsel for the selling shareholder(s)) received by SLOPI and its affiliates for such Common Stock results in a Deficiency Amount (as defined below), then the Company shall, at its option, (i) pay to SLOPI an amount of cash equal to the Deficiency Amount or (ii) issue to SLOPI additional shares of Common Stock equal in value to the Deficiency Amount. All shares of Common Stock issued by the Company in respect of a Deficiency Amount shall be issued as of the closing of such sale. If the Company issues shares of Common Stock in respect of a Deficiency Amount, then the Company will cause such shares to be listed for trading on the principal stock exchange for the Common Stock. The term "Deficiency Amount" means with respect to any sale by SLOPI or its affiliates of shares of Common Stock which were issued upon the conversion of Preferred Stock, (i) the product of (x) the number of shares of Common Stock sold by SLOPI or its affiliates in such sale at a per share price that is less than the conversion price, times (y) the amount by which the per share sales price is less than the conversion price. If shares of Common Stock are sold in a Public Offering, then the net proceeds to selling shareholder (after reasonable and customary underwriting discounts, commissions, placement fees and expenses of sale, excluding expenses for SLOPI's and its affiliates' legal counsel) will be deemed to be the sales price. If shares of Common Stock are sold in a Private Placement or any transaction other than a Public Offering, then the sales price shall be deemed to be the greater of (i) the actual sales price and (ii) the average of the per share market value of such shares for the 30 trading days immediately preceding (and excluding) the relevant date.

     NO ADOPTION OF RIGHTS PLAN

     The Company has agreed that during the term of the Stock Rights and Restrictions Agreement, the Company's Board of Directors shall not adopt any shareholder rights plan or amend any rights plan without the approval of a majority of the Shell Designee(s) then on the Board of Directors of the Company unless such plan exempts SLOPI from all effects thereof. This provision will not prohibit the Company from adopting any rights plan that might be applicable to any other person nor will it exempt SLOPI or any of its affiliates from the restrictions contained in the Articles of Incorporation or under Part Thirteen of the TBCA with respect of certain takeover proposals. See " -- Anti-Takeover Statutes and Similar Provisions".

     TERMINATION

     The Stock Rights and Restrictions Agreement may be terminated: (i) by the mutual written consent of the parties thereto; (ii) by SLOPI or the Company if SLOPI and its affiliates shall have become the beneficial owner of less than 10% of the Fully-Diluted Common Stock; (iii) by SLOPI if any party (other than SLOPI and its affiliates) shall have proposed to the Company a Business Combination Transaction and a majority of the Continuing Directors shall have approved such proposal or shall have retained (or authorized the Company to retain) the services of an investment banking firm and shall have instructed such investment banking firm to solicit indications of interest with respect to a Business Combination Transaction; provided that, if a proposal with respect to a Business Combination Transaction referred to in this clause (iii) shall have been terminated or withdrawn by the party who made such proposal and SLOPI shall have withdrawn, terminated or permitted to expire any tender or exchange offer or proposal with respect to a Business Combination Transaction made by SLOPI, then the provisions of the Stock Rights and Restrictions Agreement shall thereafter be reinstated and the Stock Rights and Restrictions Agreement shall thereafter continue in full force and effect in accordance with its terms; (iv) by SLOPI if
(A) any party other than SLOPI and its affiliates shall have acquired beneficial ownership of 20% (or, if lower, the percentage specified in the definition of "Affiliated Shareholder" in Part Thirteen of the TBCA, as amended from time to time) or more of the voting shares of the Company and (B) such person shall not have entered into an agreement with the Company containing restrictions and other provisions at least as favorable to the Company as those contained in the Stock Rights and Restrictions Agreement; (v) by SLOPI if the Continuing Directors shall not constitute a majority of the Board of Directors of the Company; (vi) by SLOPI if the Company shall have breached any material provision of the Stock Rights and Restrictions Agreement, the LOPI Agreement, the Certificate of Designation or the Registration Rights Agreement and SLOPI shall have delivered a written notice of such breach to the Company; provided that, if such breach is reasonably susceptible of cure and the Company shall proceed diligently to cure such breach, then the Stock Rights and Restrictions Agreement shall not be terminated unless such breach shall not have been cured on or prior to the fifth day after the delivery of written notice by SLOPI to the Company that the Company has breached a material provision of any such instrument; or (vii) by SLOPI if (x) the Company shall seek relief under any bankruptcy, insolvency, receivership, custodianship, trusteeship, liquidation, reorganization, composition, readjustment, moratorium or similar law (an "Insolvency Law"); or (y) a proceeding or case shall be commenced under an Insolvency Law by a third party against the Company and such proceeding or case shall continue undismissed or unstayed for 60 days; or (z) an order for relief under an Insolvency Law shall be entered against the Company.

     Unless the Stock Rights and Restrictions Agreement has been earlier terminated as provided above, the Stock Rights and Restrictions Agreement shall terminate on the 10th anniversary of the Closing Date.

TERMS OF THE PREFERRED STOCK

     The terms of the Preferred Stock will be set forth in the Certificate of Designation, the form of which is included in this Proxy Statement as Annex E to the LOPI Agreement. The following is a summary of the material terms and conditions of the Preferred Stock.

     DESIGNATION AND RANK

     The Preferred Stock will have an aggregate stated value of $135 million and will rank prior to the Common Stock as to distribution of assets and payment of dividends.

     DIVIDENDS

     The Preferred Stock will be entitled to receive, when and as declared by the Board of Directors, a cash dividend at the rate of 4% per annum on the stated value per share; provided, however, dividends shall cease to accrue on an incremental one-third of the shares of Preferred Stock on the third, fourth and fifth anniversaries of the LOPI Transaction so that no dividends will accrue on any shares of Preferred Stock after the fifth anniversary of the closing of the LOPI Transaction. Until paid in full, any dividend arrearages also shall accrue dividends at the rate of 4% per annum. No dividends may be declared or paid on the Common Stock until full cumulative dividends on the Preferred Stock have been contemporaneously declared and paid or a sum sufficient for such payment is set apart for payment to holders of the Preferred Stock.

     VOTING

     Each share of Preferred Stock will be entitled to one vote per share on all matters submitted to the shareholders of the Company for their approval. The LOPI Agreement provides that the Preferred Stock issued in the LOPI Transaction will be divided into a number of shares sufficient to allow the votes of all shares of Preferred Stock to constitute 8% of the outstanding voting power immediately following the LOPI Transaction. In addition, the affirmative vote or consent of the holders of a majority of the shares of Preferred Stock is required in order for the Company to effect any of the following: (i) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class of senior stock or parity stock or (ii) the amendment, restatement, modification, alteration or repeal of any of the provisions of the Certificate of Designation.

     ELECTION OF DIRECTORS

     Until the earlier of (i) the termination of the Stock Rights and Restrictions Agreement and (ii) SLOPI and its affiliates beneficially own less than 21% of the outstanding Common Stock, the holders of the Preferred Stock shall be entitled to elect a number of directors, such that after giving effect to election of such persons, the number of directors elected by the holders of Preferred Stock shall equal the product (rounded downward in the event of a fractional number but in no event less than one) of (x) the total number of directors constituting the entire Board of Directors multiplied by (y) 20%. So long as there is a director elected by the holders of Preferred Stock on the Company's Board of Directors, at least one director elected by the holders of Preferred Stock is required to be a member of the Company's audit committee. See "-- Stock Rights and Restrictions Agreement -- Board Member".

     CONVERSION

     The Preferred Stock may be converted into Common Stock at any time by the holder thereof. In addition, on or after the third anniversary of the Closing Date, the Preferred Stock will automatically convert into Common Stock if the mean per share market value of the Common Stock exceeds 150% of the conversion price for 75 consecutive trading days; provided that SLOPI has the right to withhold conversion on one share of Preferred Stock. The number of shares of Common Stock to be issued upon conversion shall be calculated by dividing the stated value of the shares of Preferred Stock by the conversion price. The conversion price will be approximately $10.52 per share of Preferred Stock, subject to adjustments based upon the number of shares of Common Stock that are issued and outstanding or that underlie issued options and warrants immediately prior to the Closing Date. The conversion price also is subject to change based upon certain anti-dilution provisions.

REGISTRATION RIGHTS AGREEMENT

     On the Closing Date, the Company and SLOPI are required to enter into the Registration Rights Agreement, the form of which is included in this Proxy Statement as Exhibit G to the LOPI Agreement. The Registration Rights Agreement will facilitate the sale or transfer of the shares of Common Stock owned by SLOPI. The material terms of the Registration Rights Agreement are summarized below.

     The shares of Common Stock to be issued upon consummation of the LOPI Transaction and the shares of Common Stock that will be issued upon conversion of the Preferred Stock will be restricted stock and will not be freely transferable and tradable. These restrictions exist for three reasons. First, such shares will not have been registered under the Securities Act. As a result, SLOPI must hold the stock for one year after issuance before it is publicly transferable. Second, since SLOPI will beneficially own a significant portion of the total outstanding Common Stock and will be represented on the Company's Board of Directors, SLOPI may be deemed to be an "affiliate" of the Company within the meaning of the Securities Act. As a result of these two restrictions, after the first year following the issuance of such shares and so long as SLOPI is an affiliate of the Company, SLOPI can publicly sell during any three month period only a number of shares equal to the greater of (a) the average of the preceding four weeks' trading volume and (b) 1% of the Company's total shares of outstanding Common Stock. These restrictions can only be removed if there is an effective registration statement on file with the Commission registering such shares for sale. Third, on the Effective Date of the LOPI Transaction the Company and SLOPI will execute the Stock Rights and Restrictions Agreement which, among other things, imposes contractual limitations on the disposition of the shares beneficially owned by SLOPI.

     ELIGIBLE SHARES

     The shares of Common Stock owned by SLOPI that will be subject to the Registration Rights Agreement (collectively, the "Eligible Stock") are shares of Common Stock (i) that have been issued pursuant to the LOPI Agreement; (ii) that are issued upon conversion of the Preferred Stock issued pursuant to the LOPI Agreement; (iii) that have been purchased by SLOPI upon the exercise of its rights pursuant to the Stock Rights and Restrictions Agreement as described above under " -- Stock Rights and Restrictions Agreement -- Right to
Participate in Certain Sales of Common Stock"; and (iv) that may be issued pursuant to the anti-deficiency provisions described under " -- Stock Rights and Restrictions Agreement -- Company Support of Certain Stock Sales".

     DEMAND REGISTRATIONS

     SLOPI and its affiliates will have the right, subject to the limitations set forth below, to require the Company to file a registration statement with the Commission on ten separate occasions for the resale of all or a portion of the Eligible Stock owned by it. The registration statement must contain information about the number of shares SLOPI and its affiliates are selling, the method of distribution of such shares and all current material information about the Company.

     The Company will not be obligated to file a requested registration in the event that the aggregate number of shares of Eligible Stock to be included in such requested registration is less than 2 1/2% of the issued and outstanding Common Stock, or to prepare or file such registration statement or an amendment or supplement thereto, and may suspend sales, at any time when the Company reasonably determines (by action of the Company's Board of Directors or an officer duly authorized by the Board of Directors to make such decision) that the filing thereof at the time requested, or the offering of the Eligible Stock pursuant thereto, would materially and adversely affect a pending or proposed offering of securities of the Company, an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction relating to the Company or negotiations, discussions or pending proposals with respect thereto or require premature disclosure of information not otherwise required to be disclosed to the potential detriment of the Company; provided, however, that such period of sale or distribution shall resume after any such suspension for a number of days necessary to keep such registration effective for permitted sales thereunder for a term of 90 days.

     The filing of a registration statement, or any amendment or supplement thereto, by the Company may not be deferred, and the sale and distribution of shares may not be suspended, in each case pursuant to the foregoing provisions, for more than 60 days after the abandonment or consummation (or the completion of the distribution of securities in the case of a public offering) of any of the proposals or transactions described therein or, in any event, for more than 120 days during any one year.

     If a requested registration statement is filed and the Company otherwise complies with its obligations hereunder, but the registration statement is withdrawn by SLOPI due to a delay in the offering requested by the Company for a period of more than 15 business days for the aforementioned reasons, then no requested registration statement shall be deemed to have been filed for the purpose of determining the number of demand registrations to which SLOPI is entitled. In addition, after SLOPI and its affiliates have utilized five demand registrations, the Company will not be required to register any Eligible Stock unless at the time of the first filing with the Commission of such registration statement, SLOPI and its affiliates and its underwriter(s) have reasonably estimated that the price to the public of the Eligible Stock to be sold (before discounts, commissions and expenses) will be equal to or greater than $50,000,000.

     A registration statement filed pursuant to a request by SLOPI and its affiliates shall first include all Eligible Stock requested to be included by SLOPI and its affiliates and, only after such inclusion, may include securities of the Company being sold for the account of the Company, subject to customary underwriter cutback provisions. In addition, no other holder of Common Stock will be entitled to include shares in a registration requested by SLOPI and its affiliates.

     PIGGYBACK REGISTRATIONS

     If the Company at any time proposes to file a registration statement (other than a registration statement filed pursuant to a request by SLOPI and its affiliates discussed above) under the Securities Act relating to a public offering of Common Stock to be sold for cash that would permit the registration of Eligible Stock owned by SLOPI and its affiliates, SLOPI and its affiliates will be entitled to include all or a portion of the Eligible Stock owned by them in such registration statement and offering. However, if the managing underwriter of the proposed public offering by the Company shall advise the Company in writing that, in the reasonable opinion of the managing underwriter, the distribution of the Eligible Stock requested by SLOPI and its affiliates to be included in the registration statement concurrently with securities being registered for sale by the Company would materially adversely affect the distribution of such securities by the Company and SLOPI and its affiliates, then the number of securities that are entitled to be included in the registration and underwriting shall be allocated as follows: (i) in the event a registration statement is being filed in connection with the exercise of registration rights by a security holder other than SLOPI and its affiliates (an "Other Holder"), all of any Other Holder's shares of Common Stock shall be included in the registration and the remaining number of securities that are entitled to be included in the registration shall be allocated (A) 80% to the Company and any other shareholders (not including the Other Holder or SLOPI and its affiliates) whose shares are to be included in such registration statement and (B) 20% to SLOPI and its affiliates, and (ii) in the event the registration is not being filed in connection with the exercise of registration rights of any Other Holder, (a) 80% to the Company and any other shareholders (not including SLOPI and its affiliates) whose shares are to be included in such registration statement and (b) 20% to SLOPI and its affiliates.

     FEES AND EXPENSES

     Underwriting discounts and commissions attributable to shares of Common Stock offered on behalf of SLOPI and its affiliates plus the fees and expenses of separate counsel for SLOPI and its affiliates incurred in connection with effecting a registration statement including shares owned by SLOPI and its affiliates pursuant to the Registration Rights Agreement shall be borne by SLOPI and its affiliates. However, in the event SLOPI and its affiliates shall propose to transfer shares to a person who has committed to purchase such shares pursuant to a transaction not involving a public offering at a time when SLOPI and its affiliates are authorized to sell such shares, and under the terms of the Stock Rights and Restrictions Agreement such person would be required to enter into an agreement containing transfer restrictions substantially similar to those contained in the Stock Rights and Restrictions Agreement with the Company but such person and the Company are unable to effect such agreement, and SLOPI and its affiliates shall subsequently sell such shares pursuant to a public offering, the Company shall pay the reasonable and customary commissions, underwriters discounts and expenses of sale payable by SLOPI and its affiliates in such sale, excluding expenses of legal counsel for SLOPI and its affiliates.

     ASSIGNMENT

     The Registration Rights Agreement may be assigned by SLOPI, in whole or in part, in connection with any transfer (one or more) of Eligible Stock that is permitted under the Stock Rights and Restrictions Agreement except for transfers
(i) in a public offering or (ii) pursuant to Rule 144 or Rule 145; provided, however, that any such transferee who is not an affiliate of SLOPI must acquire from SLOPI a number of shares of Eligible Stock equal to at least 25% of the Eligible Stock then held by SLOPI. In addition, in the event that any such transferee is an E&P Company (as defined below), then any underwriter for such E&P Company shall have customary access to perform its due diligence obligations with respect to any registration statement subject to confidentiality obligations that prohibit the sharing or disclosure of information with such E&P Company, and no such E&P Company shall, by virtue of the Registration Rights Agreement, have access to non-public information of the Company. In addition, no transfer or assignment of the Registration Rights Agreement shall increase the number of registrations which the Company is obligated to make under such Agreement. An "E&P Company" is defined as to any person or entity who, directly or indirectly, has as one of its material businesses the exploration, development or production of crude oil or natural gas.

TERMS OF THE SWEPI AGREEMENT

     The asset purchase agreement governing the SWEPI Acquisition provides that the Company will purchase the SWEPI Properties from SWEPI for $42.5 million in cash, subject to adjustment for production, expenses and other items from October 1, 1997. The asset purchase agreement contains representations, warranties and covenants that are customary in oil and gas property acquisitions, the material terms of which do not survive the closing of the acquisition.

ACCOUNTING TREATMENT

     The Company will account for the Shell Transactions in accordance with the purchase method of accounting. Accordingly, results of operations from the Shell Properties will be included in the Company's consolidated financial statements beginning upon consummation of the Shell Transactions. As described under "The LOPI Transaction -- The Company's Reasons for the LOPI Transaction -- Certain Considerations; Anticipated Writedown", due to the acquisition of the Shell Properties in accordance with the purchase method of accounting combined with current pricing conditions, on a pro forma basis assuming the Shell Transactions were consummated on March 31, 1998, the Company would have recorded an additional impairment charge (beyond impairment on its existing oil and gas properties) of approximately $125 million ($93 million net of tax benefits) as of March 31, 1998 to reflect the impairment of the Shell Properties for financial accounting purposes.

FEES AND EXPENSES

     The Company and SLOPI will each bear its own expenses incurred in connection with the Shell Transactions.

INTERESTS OF CERTAIN PERSONS IN THE LOPI TRANSACTION

     In considering the recommendation of the Board of Directors of the Company with respect to the LOPI Transaction, the Company's shareholders should be aware that certain members of the Board of Directors and officers of the Company have certain interests with respect to the LOPI Transaction separate from their interests as holders of Common Stock, including those referred to below. In addition, Chase, the Company's financial advisor, will receive additional compensation if the LOPI Transaction is effected. Affiliates of Chase also provide financial and commercial banking services to the Company and Shell and its affiliates. See "-- Opinion of Financial Advisors".

     GENERAL PARTNER WARRANTS

     In considering the recommendation of the Board of Directors of the Company with respect to the LOPI Transaction, the Company's shareholders should be aware that the terms of the General Partner Warrants held by Joseph A. Reeves, Jr., the Chief Executive Officer of the Company, and Michael Mayell, the President of the Company, provide for adjustments to those warrants in the event of the additional issuance of shares of Common Stock. Under the terms of the General Partner Warrants held by them, following the issuance of the Common Stock in the LOPI Transaction and the issuance of Common Stock upon conversion of all of the Preferred Stock, each of them will be entitled to receive approximately 252,253 additional shares of Common Stock upon the exercise of their warrants without the payment of any additional consideration. The value of these additional shares of Common Stock, based on the closing sale price of the Common Stock on June 8, 1998, is approximately $1.8 million for each of them.

     The General Partner Warrants were issued to Messrs. Reeves and Mayell in conjunction with certain transactions with Messrs. Reeves and Mayell that took place in anticipation of the Company's consolidation in December 1990 and were in partial consideration of various interests that Messrs. Reeves and Mayell had as general partners in TMR Ltd., a predecessor entity of the Company. The General Partner Warrants currently entitle each of Messrs. Reeves and Mayell to purchase 1% of the outstanding shares of Common Stock for $94,444, through December 31, 2015. The number of shares of Common Stock purchasable upon the exercise of each General Partner Warrant and its corresponding exercise price are subject to customary anti-dilution adjustments. In addition to such customary adjustments, the number of shares of Common Stock purchasable upon the exercise of each General Partner Warrant and its corresponding exercise price are subject to adjustment for any issuance of Common Stock by the Company such that each warrant will permit the holder to purchase at the same aggregate exercise price a number of shares of Common Stock equal to the percentage of outstanding shares of the Common Stock that the holder could purchase before the issuance. This adjustment will be triggered by the LOPI Transaction and the conversion of the Preferred Stock. In connection with the LOPI Transaction, the Company has agreed that its Board of Directors will consider proposals relating to the payment of consideration to Messrs. Reeves and Mayell in exchange for those warrants or the elimination of the aforementioned anti-dilution provisions.

     EMPLOYEE BENEFIT PLANS

     Consummation of the LOPI Transaction will constitute a "change in control" for purposes of the Company's 1995 Long-Term Incentive Plan and 1997 Long-Term Incentive Plan. As a result, unvested options to purchase approximately 232,000 shares of Common Stock will become immediately exercisable, of which the Company's executive officers and directors own options to purchase 78,000 shares. Consummation of the LOPI Transaction also will increase the number of shares available for grant by the Board of Directors pursuant to the 1997 Long-Term Incentive Plan by 2,500,000 shares pursuant to the anti-dilution provisions of such plan.

APPRAISAL RIGHTS

     The holders of the Common Stock are not entitled to dissenters' or appraisal rights in connection with the LOPI Transaction.

REGULATORY APPROVAL

     Other than the filing of the certificate of merger relating to the LOPI Transaction with the Secretary of State of the State of Delaware on the Effective Date and complying with federal and state securities laws, the Company is not aware of any material federal or state regulatory requirements that must be complied with or the approval of which must be obtained in connection with the LOPI Transaction.

                      ARTICLES OF INCORPORATION AMENDMENT

     The Company's Board of Directors has unanimously approved the Articles of Incorporation Amendment, which will increase the authorized Common Stock from 100,000,000 shares to 200,000,000 shares. Following the Closing Date, the Company will have approximately 45.8 million shares outstanding and approximately 16.6 million shares reserved for issuance pursuant to outstanding options and warrants and upon conversion of the Preferred Stock. In addition, the Required Future Share Issuances may require the Company to issue additional shares of Common Stock to SLOPI in the future. Although the Board of Directors does not have any current plans or intention to issue any of the additional shares of Common Stock that would be authorized pursuant to the Articles of Incorporation Amendment, it believes that the increase in the number of authorized shares of Common Stock will insure that the Company has sufficient authorized shares of Common Stock to allow the Company to consummate future acquisitions and public offerings utilizing Common Stock and for the Board of Directors to declare future stock dividends and effectuate stock splits. Unless required by law, regulatory authorities or applicable rules of the NYSE, it is not anticipated that the Company will seek any future authorization by a vote of shareholders for the issuance of any shares of Common Stock. In this regard, it should be noted that approval of the LOPI Transaction also will constitute approval of any Required Future Share Issuances for purposes of the rules of the NYSE. Shareholders of the Company do not have any statutory preemptive rights to purchase additional shares of Common Stock, whether now or hereafter authorized.

     The increase in the authorized number of shares of Common Stock will be effected through an amendment to the introductory paragraph of Article Four of the Articles of Incorporation. As amended, such paragraph would read as follows:

             "The Corporation shall have the authority to issue two (2) classes of stock, and the total number authorized shall be Two Hundred Million (200,000,000) shares of Common Stock, par value of One Cent ($0.01) per share ("Common Stock"), and Twenty-five Million (25,000,000) shares of Preferred Stock, par value of One Dollar ($1.00) per share ("Preferred Stock"). A description of the different classes of stock of the Corporation and a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect to each class of such stock are as follows:"

     The Company intends to restate its entire Articles of Incorporation following approval of the Articles of Incorporation Amendment so that the Articles of Incorporation, including all amendments thereto, are reflected in a single document filed with the Secretary of State of Texas.

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of the Articles of Incorporation Amendment. Abstentions and broker non-votes will not be treated as either a vote for or against the proposal. However, because the proposal requires the affirmative vote of a majority of the outstanding shares, abstentions and broker non-votes will have the same effect as a vote against the proposal.

     THE COMPANY'S BOARD OF DIRECTORS BELIEVES THAT THE ARTICLES OF INCORPORATION AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND THE COMPANY'S SHAREHOLDERS AND RECOMMENDS THAT THE HOLDERS OF COMMON STOCK VOTE "FOR" THE ARTICLES OF INCORPORATION AMENDMENT.

                      TMRC SELECTED FINANCIAL INFORMATION
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     The following selected financial information of the Company has been derived from the financial statements of the Company included elsewhere in this Proxy Statement and is qualified by reference thereto and should be read in conjunction therewith. See "Financial Statements".

                                         THREE MONTHS ENDED
                                             MARCH 31,                          YEAR ENDED DECEMBER 31,
                                       ----------------------  ----------------------------------------------------------
                                          1998        1997        1997        1996        1995        1994        1993
                                       ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                            (UNAUDITED)
STATEMENT OF OPERATIONS INFORMATION:
  Total revenues.....................  $   11,897  $   16,660  $   58,333  $   56,733  $   38,230  $   17,752  $   18,549
  Depletion and depreciation.........       6,259       6,231      26,337      25,342      18,491       7,788       7,494
  Impairment of oil and gas
     properties......................      40,278      --          24,141      --          --          --          --
  Net income (loss) applicable to
     common shareholders.............     (40,927)      5,644     (28,541)     16,692       7,458       1,661      (1,980)
  Net income (loss) per share:
     Basic...........................  $    (1.22) $     0.17  $     (.85) $      .50  $      .25  $      .07  $     (.11)
     Diluted.........................  $    (1.22) $     0.16  $     (.85) $      .47  $      .23  $      .06  $     (.11)
  Weighted average common shares
     outstanding.....................      33,451      33,363      33,383      33,399      30,207      24,485      18,815
  Cash dividends declared per share..      --          --          --          --          --          --          --

                                                                                   AS OF DECEMBER 31,
                                               AS OF           ----------------------------------------------------------
                                           MARCH 31, 1998         1997        1996        1995        1994        1993
                                       ----------------------  ----------  ----------  ----------  ----------  ----------
                                            (UNAUDITED)
BALANCE SHEET INFORMATION:
  Total assets.......................        $  269,661        $  292,558  $  245,757  $  193,134  $  126,124  $   82,067
  Long-term debt, inclusive of
     current maturities..............           125,073           107,195      42,000      15,500      23,500       9,600
  Stockholders' equity...............           104,846           145,102     171,432     154,924      93,685      66,899

                    SHELL PROPERTIES SELECTED FINANCIAL DATA
                                 (IN THOUSANDS)

     The following selected financial information of the LOPI Properties and the SWEPI Properties has been derived from the statements of revenues and direct operating expenses of the LOPI Properties and the SWEPI Properties included elsewhere in this Proxy Statement. This selected financial information is qualified by reference to such statements and the notes thereto and should be read in conjunction therewith. See "Financial Statements".

                                LOPI PROPERTIES

                                           THREE MONTHS
                                         ENDED MARCH 31,         YEAR ENDED DECEMBER 31,
                                       --------------------  -------------------------------
                                         1998       1997       1997       1996       1995
                                       ---------  ---------  ---------  ---------  ---------
                                            UNAUDITED
STATEMENT OF OPERATIONS INFORMATION:
     Revenues........................  $  14,335  $  23,835  $  85,334  $  92,917  $  92,201
     Direct operating expenses.......      4,638      5,884     23,309     28,724     22,219
                                       ---------  ---------  ---------  ---------  ---------
     Revenues in excess of direct
       operating expenses............  $   9,697  $  17,951  $  62,025  $  64,193  $  69,982
                                       =========  =========  =========  =========  =========

                                SWEPI PROPERTIES

                                          THREE MONTHS
                                         ENDED MARCH 31,         YEAR ENDED DECEMBER 31,
                                       --------------------  -------------------------------
                                         1998       1997       1997       1996       1995
                                       ---------  ---------  ---------  ---------  ---------
                                            UNAUDITED
STATEMENT OF OPERATIONS INFORMATION:
     Revenues........................  $   2,804  $   4,719  $  15,694  $  18,640  $  14,193
     Direct operating expenses.......        291        391      1,979      4,456      3,364
                                       ---------  ---------  ---------  ---------  ---------
     Revenues in excess of direct
       operating expenses............  $   2,513  $   4,328  $  13,715  $  14,184  $  10,829
                                       =========  =========  =========  =========  =========

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     The LOPI Transaction will be consummated following approval thereof by the shareholders of the Company at the Special Meeting. The SWEPI Acquisition is expected to be consummated immediately after the consummation of the LOPI Transaction. The Unaudited Pro Forma Statements of Operations for the year ended December 31, 1997 and the three months ended March 31, 1998 give effect to the LOPI Transaction and the SWEPI Acquisition as if each had occurred on January 1, 1997 and January 1, 1998, respectively, and the Unaudited Pro Forma Balance Sheet gives effect to the LOPI Transaction and SWEPI Acquisition as if each had occurred on March 31, 1998.

     The Unaudited Pro Forma Statements of Operations and Unaudited Pro Forma Balance Sheet should be read in conjunction with the notes thereto and the historical financial statements of the Company and the statements of revenues and direct operating expenses of the Shell Properties and the notes thereto included elsewhere in this Proxy Statement.

     The pro forma adjustments to give effect to the various events described above are based upon currently available information and upon certain assumptions that management of the Company believes are reasonable. The LOPI Transaction and the SWEPI Acquisition will be accounted for by the Company under the purchase method of accounting, and the assets and liabilities of LOPI and the oil and gas property interests and other assets acquired in the SWEPI Acquisition will be recorded at their estimated fair market values at the date of their respective acquisitions. The adjustments included in the Unaudited Pro Forma Statements of Operations and in the Unaudited Pro Forma Balance Sheet reflect the Company's preliminary determination of these and other necessary adjustments based upon available information. There can be no assurance that the actual adjustments will not vary significantly from the estimated adjustments reflected in the Unaudited Pro Forma Statements of Operations and Unaudited Pro Forma Balance Sheet.

     The unaudited pro forma combined financial information does not purport to be indicative of the financial position or results of operations that would actually have occurred if both the LOPI Transaction and the SWEPI Acquisition had occurred as presented in such statements or that may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements due to general economic conditions, oil and gas commodity prices, the Company's ability to successfully integrate the operations acquired in the recent merger with Cairn and in the Shell Transactions and several other factors beyond the Company's control. See "Forward-Looking Statements".

                            PRO FORMA BALANCE SHEET
                                   UNAUDITED
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                          AS OF
                                        MARCH 31,                        PRO FORMA
                                          1998                             AS OF
                                        ---------       PRO FORMA        MARCH 31,
                                          TMRC         ADJUSTMENTS          1998
                                        ---------      ------------      ----------
ASSETS
  CURRENT ASSETS:                                       $  (42,500)(A)
     Cash and cash equivalents.......   $   6,532           42,500(B)     $  6,532
     Accounts receivable.............      12,051          --               12,051
     Due from affiliates.............       3,256          --                3,256
     Prepaid expenses and other......         791          --                  791
                                        ---------      ------------      ----------
          Total current assets.......      22,630          --               22,630
                                        ---------      ------------      ----------
  PROPERTY AND EQUIPMENT:
  Oil and natural gas properties.....     433,103          329,090(A)      762,193
  Land...............................         478          --                  478
  Equipment..........................       4,864          --                4,864
                                        ---------      ------------      ----------
                                          438,445          329,090         767,535
  Less accumulated depletion and
     depreciation....................    (192,256)        (125,049)(C)    (317,305)
                                        ---------      ------------      ----------
                                          246,189          204,041         450,230
  OTHER ASSETS, net..................         842          --                  842
                                        ---------      ------------      ----------
                                        $ 269,661       $  204,041        $473,702
                                        =========      ============      ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
  CURRENT LIABILITIES:
     Accounts payable................   $   7,845          --             $  7,845
     Revenue and royalties payable...       4,543          --                4,543
     Accrued liabilities.............      21,149          --               21,149
     Current maturities of long-term
       debt..........................         122          --                  122
                                        ---------      ------------      ----------
         Total current
          liabilities................      33,659          --               33,659
                                        ---------      ------------      ----------
  LONG-TERM DEBT.....................     124,951       $   42,500(B)      167,451
  OTHER LIABILITIES..................      --                2,771(A)        2,771
  COMMITMENTS AND CONTINGENCIES......      --              --               --
  DEFERRED TAX LIABILITIES...........      --               52,702(A)       20,282
                                                           (32,420)(C)
  LITIGATION LIABILITIES.............       6,205          --                6,205
  STOCKHOLDERS' EQUITY:
     Preferred stock.................      --              135,000(A)      135,000
     Common stock....................         337              121(A)          458
     Additional paid-in capital......     172,164           95,996(A)      268,160
     Accumulated earnings
       (deficit).....................     (67,033)         (92,629)       (159,662)
     Unamortized deferred
       compensation..................        (321)         --                 (321)
                                        ---------      ------------      ----------
                                          105,147          138,488         243,635
     Treasury stock..................        (301)         --                 (301)
                                        ---------      ------------      ----------
         Total stockholders'
          equity.....................     104,846          138,488         243,334
                                        ---------      ------------      ----------
                                        $ 269,661       $  204,041        $473,702
                                        =========      ============      ==========

                       PRO FORMA STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                   UNAUDITED
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                       THREE MONTHS ENDED MARCH 31, 1998                      PRO FORMA
                                                                                             THREE MONTHS
                                       ----------------------------------       PRO             ENDED
                                                     LOPI        SWEPI         FORMA          MARCH 31,
                                         TMRC     PROPERTIES   PROPERTIES   ADJUSTMENTS          1998
                                       --------   ----------   ----------   -----------      ------------
REVENUES:
     Oil and natural gas.............  $ 11,766    $  14,335    $   2,804       --            $   28,905
     Interest and other..............       131       --           --           --                   131
                                       --------   ----------   ----------   -----------      ------------
                                         11,897       14,335        2,804       --                29,036
COSTS AND EXPENSES:
     Oil and natural gas operating...     1,978        4,638          291       --                 6,907
     Depletion and depreciation......     6,259       --           --        $  18,058(D)         24,317
     General and administrative......     1,977       --           --           --    (E)          1,977
     Interest........................     2,332       --           --              790(F)          3,122
     Impairment of long-lived
       assets........................    40,278       --           --          106,991(C)        147,269
                                       --------   ----------   ----------   -----------      ------------
                                         52,824        4,638          291      125,839           183,592
                                       --------   ----------   ----------   -----------      ------------
INCOME (LOSS) BEFORE INCOME TAXES....   (40,927)       9,697        2,513     (125,839)         (154,556)
NET TAX EXPENSE (BENEFIT)............     --          --               --      (32,420)(C)       (32,420)
                                       --------   ----------   ----------   -----------      ------------
NET INCOME (LOSS)....................   (40,927)       9,697        2,513      (93,419)         (122,136)
DIVIDEND REQUIREMENT ON PREFERRED
  STOCK..............................     --          --           --           (1,350)(G)        (1,350)
                                       --------   ----------   ----------   -----------      ------------
NET INCOME (LOSS) APPLICABLE TO
  COMMON SHAREHOLDERS................  $(40,927)   $   9,697    $   2,513    $ (94,769)(E)    $ (123,486)
                                       ========   ==========   ==========   ===========      ============
NET INCOME (LOSS) PER SHARE:
     Basic...........................  $  (1.22)                                      (E)     $    (2.71)
                                       ========                                              ============
     Diluted.........................  $  (1.22)                                      (E)     $    (2.71)
                                       ========                                              ============
WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES:
     Outstanding.....................    33,451                                 12,082(A)         45,533
                                       ========                             ===========      ============
     Assuming dilution...............    33,451                                 12,082(H)         45,533
                                       ========                             ===========      ============

                       PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                   UNAUDITED
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                           YEAR ENDED DECEMBER 31, 1997                           PRO FORMA
                                       -------------------------------------        PRO           YEAR ENDED
                                                       LOPI         SWEPI          FORMA         DECEMBER 31,
                                          TMRC      PROPERTIES    PROPERTIES    ADJUSTMENTS          1997
                                       ----------   ----------    ----------    -----------      ------------
REVENUES:
     Oil and natural gas.............  $   57,640    $ 85,334      $  15,694        --            $  158,668
     Interest and other..............         693      --             --            --                   693
                                       ----------   ----------    ----------    -----------      ------------
                                           58,333      85,334         15,694        --               159,361
                                       ----------   ----------    ----------    -----------      ------------
COSTS AND EXPENSES:
     Oil and natural gas operating...       7,845      23,309          1,979        --                33,133
     Depletion and depreciation......      26,337      --             --         $   59,554(D)        85,891
     General and administrative......       7,192      --             --            --     (E)         7,192
     Interest........................       5,149      --             --              3,161(F)         8,310
     Impairment of long-lived
       assets........................      24,141      --             --             62,309(C)        86,450
     Merger expenses.................       9,998      --             --            --                 9,998
     Litigation expenses and loss
       provision.....................       6,205      --             --            --                 6,205
                                       ----------   ----------    ----------    -----------      ------------
                                           86,867      23,309          1,979        125,024          237,179
                                       ----------   ----------    ----------    -----------      ------------
INCOME (LOSS) BEFORE INCOME TAXES....     (28,534)     62,025         13,715       (125,024)         (77,818)
NET TAX EXPENSE (BENEFIT)............           7      --             --            (27,207)(C)      (27,200)
                                       ----------   ----------    ----------    -----------      ------------
NET INCOME (LOSS)....................     (28,541)     62,025         13,715        (97,817)         (50,618)
DIVIDEND REQUIREMENT ON PREFERRED
  STOCK..............................      --          --             --             (5,400)(G)       (5,400)
                                       ----------   ----------    ----------    -----------      ------------
NET INCOME (LOSS) APPLICABLE TO
  COMMON SHAREHOLDERS................  $  (28,541)   $ 62,025      $  13,715     $ (103,217)(E)   $  (56,018)
                                       ==========   ==========    ==========    ===========      ============
NET INCOME (LOSS) PER SHARE:
     Basic...........................  $    (0.85)                                         (E)    $    (1.23)
                                       ==========                                                ============
     Diluted.........................  $    (0.85)                                         (E)    $    (1.23)
                                       ==========                                                ============
WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES:
     Outstanding.....................      33,383                                    12,082(A)        45,465
                                       ==========                               ===========      ============
     Assuming dilution...............      33,383                                    12,082(H)        45,465
                                       ==========                               ===========      ============

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

      (A) To record the purchase price of $329.1 million in connection with the merger with LOPI and the acquisition of the SWEPI Properties, consisting of ($ in millions, except per share and stated value data):

    $42.5  Cash
    135.0  Issuance of Preferred Stock ($135 million stated value)
     96.1  Issuance of 12,082,030 shares of Common Stock at $7.96 per share
      2.8  Assumption of certain liabilities
     52.7  Deferred income taxes related to acquired properties
---------
   $329.1
=========

           Note: The $7.96 per share value of Common Stock is based on the average closing price of the Common Stock on the NYSE several days before and after execution of the LOPI Agreement.

      (B) To record $42.5 million of additional borrowings to finance the cash consideration paid for the SWEPI Properties.

      (C) To record adjustment relating to the impairment charge and deferred income taxes related to the Shell Properties. See "The LOPI Transaction -- The Company's Reasons for the LOPI Transaction -- Certain Considerations; Anticipated Writedown".

      (D) To adjust depreciation and depletion expense related to the acquisition of the Shell Properties.

      (E) The unaudited pro forma statements of operations do not include any adjustments relating to additional general and administrative expenses that would have been incurred by the Company during the year ended December 31, 1997 and the three months ended March 31, 1998, had the Shell Transactions been consummated on January 1, 1997. The Company currently estimates that general and administrative expenses will increase annually by approximately $3.5 million to $4.0 million following consummation of the Shell Transactions.

      (F) To record interest on additional borrowings of $42.5 million to finance the cash consideration paid for the SWEPI Properties.

      (G) To accrue a 4% dividend on the $135 million stated value of the Preferred Stock.

      (H) Since the unaudited pro forma statements of operations indicate a net loss, conversion of the Preferred Stock is deemed to be antidilutive and is not considered in the earnings per share calculation. In the event the Company would have had pro forma net income, the Common Stock to be issued upon conversion of the Preferred Stock would have been included in the calculation of diluted earnings per share and would have resulted in a significant reduction in pro forma diluted earnings per share and pro forma basic earnings per share.

PRO FORMA COMBINED SUPPLEMENTAL OIL AND GAS RESERVE AND STANDARDIZED MEASURE INFORMATION

     The following is a summary of pro forma quantities of proved reserves prepared by adjusting historical quantities for the effects of the merger with LOPI and the acquisition of the SWEPI Properties.

                                                                                          PRO FORMA
                                        YEAR ENDED DECEMBER 31, 1997                      YEAR ENDED
                                       ------------------------------     PRO FORMA      DECEMBER 31,
                                         TMRC       LOPI      SWEPI     ADJUSTMENTS(1)       1997
                                       --------   --------   --------   --------------   ------------
Pro Forma Estimated Quantities of
  Proved Reserves
Oil (MBbls)
BALANCE AT DECEMBER 31, 1996.........     9,416     17,317        860        --               27,593
  Production.........................      (914)    (2,443)       (69)       --               (3,426)
  Revisions of previous estimates....      (761)    (3,694)        38        --               (4,417)
  Purchase of reserves...............     --           343      --           --                  343
  Extensions, discoveries and
     improved recovery...............     1,990        788      --           --                2,778
  Pro forma adjustment...............     --         --         --            (4,309)         (4,309)
                                       --------   --------   --------   --------------   ------------
BALANCE AT DECEMBER 31, 1997.........     9,731     12,311        829         (4,309)         18,562
Natural Gas (MMcf)
BALANCE AT DECEMBER 31, 1996.........   107,406    103,872     57,543        --              268,821
  Production.........................   (14,603)   (14,032)    (4,620)       --              (33,255)
  Revisions of previous estimates....   (13,862)   (12,875)   (31,665)       --              (58,402)
  Purchase of reserves...............     --            63      --           --                   63
  Extensions, discoveries and
     improved recovery...............    31,844      4,438      1,777        --               38,059
  Pro forma adjustment...............     --         --         --           (20,952)        (20,952)
                                       --------   --------   --------   --------------   ------------
BALANCE AT DECEMBER 31, 1997.........   110,785     81,466     23,035        (20,952)        194,334
Pro Forma Estimated Quantities of
  Proved Developed Reserves
  Oil (MBbls)........................     5,305     10,816        829         (4,506)         12,444
  Natural Gas (MMcf).................    81,500     76,776     23,035        (30,854)        150,456

------------
(1) See footnote (1) on page 52.

     The following is a summary of pro forma standardized measure of discounted future net cash flows related to the Company's pro forma proved oil, natural gas and natural gas liquids reserves and includes the effects of the merger with LOPI and the acquisition of the SWEPI Properties. The additions to proved reserves from new discoveries and extension could vary significantly from year to year. Additionally, the impact of changes to reflect current prices and costs of reserves proved in prior years could be significant. Accordingly, the information presented below should neither be viewed as an estimate of the fair value of the Company's oil and natural gas properties following the Shell Transactions nor should it be considered indicative of any trends.

                                                                                             PRO FORMA
                                         YEAR ENDED DECEMBER 31, 1997                        YEAR ENDED
                                       --------------------------------      PRO FORMA      DECEMBER 31,
                                         TMRC        LOPI       SWEPI     ADJUSTMENTS(1)        1997
                                       ---------   ---------   --------   ---------------   ------------
                                                                (IN THOUSANDS)
Pro Forma Standardized Measure of
  Discounted Future Net Cash Flows
Future cash flows....................  $ 451,157   $ 415,124   $ 73,736      $ (97,928)       $842,089
Future production and development
  costs..............................   (109,381)   (180,980)   (18,069)        85,501        (222,929)
                                       ---------   ---------   --------   ---------------   ------------
Future net cash flows................    341,776     234,144     55,667        (12,427)        619,160
Discount to present value at 10%
  percent annual rate................   (127,859)    (67,806)   (15,223)        10,397        (200,491)
                                       ---------   ---------   --------   ---------------   ------------
Standardized measure (before income
  taxes) of future net cash flows....  $ 213,917   $ 166,338   $ 40,444      $  (2,030)       $418,669
                                       =========   =========   ========   ===============   ============
Pro Forma Changes in Standardized
  Measure of Discounted Future Net
  Cash Flows
BALANCE AT BEGINNING OF
  PERIOD.............................  $ 394,507   $ 437,018   $125,944      $ --             $957,469
  Sale of oil and natural gas, net of
     production costs................    (49,796)    (62,025)   (13,715)       --             (125,536)
  Changes in prices and production
     costs...........................   (165,406)   (195,318)   (52,021)       --             (412,745)
  Purchases of reserves in place.....     --           2,282      --           --                2,282
  Revisions of previous quantity
     estimates.......................    (28,574)    (41,377)   (41,245)       --             (111,196)
  Current year discoveries, extension
     and improved recovery...........     50,274      11,222      2,294        --               63,790
  Changes in estimated future
     development costs...............     (3,564)     --          --           --               (3,564)
  Development cost incurred during
     the period......................     27,666      13,602      3,584        --               44,852
  Accretion of discount..............     39,451      43,702     12,594        --               95,747
  Changes in production rates
     (timing) and other..............    (50,641)    (42,768)     3,009        --              (90,400)
  Pro forma adjustment...............     --          --          --            (2,030)         (2,030)
                                       ---------   ---------   --------   ---------------   ------------
  Net change.........................   (180,590)   (270,680)   (85,500)        (2,030)       (538,800)
                                       ---------   ---------   --------   ---------------   ------------
  BALANCE AT END OF PERIOD...........  $ 213,917   $ 166,338   $ 40,444      $  (2,030)       $418,669
                                       =========   =========   ========   ===============   ============

                                                   (FOOTNOTES ON FOLLOWING PAGE)

------------
(1) The differences in the estimated proved reserves of the Shell Properties, as reflected in the Statements of Revenues and Direct Operating Expenses for each of the LOPI Properties and the SWEPI Properties (the "Shell Financial Statements") and as estimated in the T. J. Smith report relate to, among other factors, differences between Shell and the Company in depletion and development strategies and related expenditures for proved developed reserves. Other reserve differences relate to differing assumptions as to decline curves, volumetric analysis and other engineering judgments inherent in the reserve estimating process.

    The reserve estimates reflected in the Shell Financial Statements assume $199 million in future production and development costs for the Shell Properties while T. J. Smith's estimates assume only $114 million of such costs will be expended by the Company for such properties. Approximately one-half of the difference in estimated future production and development costs relates to (i) differences in the amount of expenditures for proved developed non-producing reserves, which may be produced from existing wells but require additional expenditures for recompletion efforts and related operating expenses, and (ii) differences in estimated production costs related to reserves that T.J. Smith's estimates do not assume will be produced. Shell's expenditure estimates include amounts that, absent the Shell Transactions, it anticipated making for future production and development of these reserves. Because of the Company's higher cost of capital and focus on larger exploration prospects, the Company does not currently plan to make such expenditures and produce such reserves. Rather, the Company currently intends to concentrate its expenditures with respect to the Shell Properties on an accelerated exploration and development program that is focused on the unproved properties that the Company believes provide higher potential ultimate returns than the lower risk and lower volume proved developed properties. The remaining difference in estimated expenditures relates primarily to differences in estimated plugging and abandonment costs that will be incurred at the conclusion of operation of these fields due to differing assumptions between Shell and the Company on the plan of abandonment or disposition of the properties prior to abandonment.

                                    BUSINESS
GENERAL

     The Company is an independent oil and natural gas company engaged in the exploration for and development of oil and natural gas properties utilizing 3-D seismic technology. TMRC was one of the first independent oil and natural gas companies in the industry to incorporate 3-D seismic technology as an integral component of its exploration strategy and considers itself to be among the leaders in the use of this technology by independent oil and natural gas companies. TMRC believes that its expertise with and disciplined application of 3-D seismic technology provides it with a competitive advantage in the areas in which it operates.

     In recent years, TMRC has focused its exploratory efforts in the onshore and coastal areas of Louisiana and the Texas Gulf Coast. With TMRC's merger with Cairn in November 1997, TMRC has expanded its operations to the offshore waters in the Gulf of Mexico to 96 gross wells (20.7 net) and more than 50 3-D seismic based prospect opportunities offshore in the Gulf of Mexico.

     The Cairn merger was accounted for as a pooling-of-interests for financial accounting purposes. As a result, historical revenue and production information contained in this business section has been restated to reflect the reserve and production data of the combined company. TMRC's estimated proved reserves as of December 31, 1997 were approximately 9,731 MBbls of oil and 110.8 Bcf of natural gas having an estimated Present Value of Proved Reserves of approximately $213.9 million.

     TMRC was incorporated in Texas in 1990. TMRC's headquarters are located at 15995 N. Barkers Landing, Suite 300, Houston, Texas, 77079.

EXPLORATION STRATEGY

     TMRC's exploration strategy is focused on prospects where large accumulations of oil and natural gas have been found and where TMRC believes substantial oil and natural gas reserve additions can be made through exploratory drilling utilizing 3-D seismic technology. TMRC also seeks to identify prospects with multiple potential productive zones to maximize the probability of success. In an effort to mitigate the risk of dry holes, TMRC engages in a rigorous and disciplined review of each prospect utilizing the latest in technological advances with respect to prospect analysis and evaluation.

     TMRC's process of review of exploration prospects begins with a thorough analysis of the prospect using traditional methods of prospect development and computer technology to analyze all reasonably available 2-D seismic data and other geological and geophysical data with respect to the prospect. If the results of this analysis confirm the prospect potential, TMRC seeks to acquire 3-D seismic data over, and leasehold interests in or options to acquire leasehold interests in, the prospect area. TMRC then applies state of the art technology to assimilate and correlate the 2-D and 3-D seismic data on the prospect with all available well log information and other data to create a computer model that is designed to identify the location and size of potential hydrocarbon accumulations in the prospect. If TMRC's analysis of the model continues to confirm the potential for hydrocarbon accumulations within TMRC's prospect objectives, TMRC will then seek to identify the most desirable drilling location to test the prospect and to maximize production when the prospect is successful.

     The process of developing, reviewing and analyzing a prospect from the time it is first identified to the time that it is drilled, is generally a 12 to 24 month process and results in a large number of potential prospects being rejected at various levels of the review. Although the cost of designing, acquiring, processing and interpreting 3-D seismic data and acquiring options and leases on prospects that are not ultimately drilled requires greater up-front costs per prospect than traditional exploration techniques, TMRC believes that the elimination of prospects that are unlikely to be successful and that might otherwise have been drilled at a substantial cost, results in significant savings to TMRC and a higher than average success rate for large reserve exploratory wells and thereby lower average finding costs per MCFE. TMRC also believes that its use of 3-D seismic technology minimizes development costs by allowing for the better placement of initial and, if necessary, development wells.

     TMRC attempts to match its exploration risks with expected results by retaining working interests that historically have been between 50% and 75% in each well. Working interests retained by TMRC may vary in certain prospects depending upon participation structure, assessed risk, capital availability and other factors. In addition, working interests in offshore properties acquired in the Cairn acquisition average between 3% and 50% in each well. TMRC intends to increase its offshore working interests over time so that they are closer to its historical levels. TMRC's offshore properties also involve higher exploration and drilling costs and risks commonly associated with offshore exploration, including costs of constructing exploration and production platforms and pipeline interconnections, as well as weather delays and other matters associated with offshore exploration. TMRC believes it has one of the industry's most experienced exploration staffs among the independent oil and gas companies in the regions in which TMRC operates.

3-D SEISMIC TECHNOLOGY

     The application and reliance on 3-D seismic technology is an integral part of TMRC's exploration strategy. TMRC believes that it has a competitive advantage over many of its competitors through its application of a disciplined approach to the use of 3-D seismic technology and its access to a substantial inventory of 3-D seismic data covering its existing properties and new potential prospects.

     TMRC uses 3-D seismic technology as a key exploration and drilling tool and not merely as a means of exploiting development opportunities or confirming the potential viability of a prospect without engaging in the detailed process of analyzing and correlating the data with other seismic and well data to identify the most probable areas for hydrocarbon accumulations. TMRC believes that its application of the technology enables it to develop a much more accurate definition of the risk profile of an exploratory prospect than was previously available using traditional exploration techniques. As a result, TMRC believes its use of the technology increases its success rates and reduces its dry hole costs compared to companies that do not engage in a similar process.

     TMRC has also sought to achieve advantages over its competitors by acquiring substantial 3-D seismic data over its prospects prior to drilling and by securing access to new data over its existing and new prospect areas. TMRC estimates that the inventory of both proprietary and non-proprietary data that it owns or has rights to acquire has increased from approximately 1,025 square miles at year end 1995 to approximately 2,280 square miles at year end 1997. In addition, with the closing of the Shell Transactions, the Company expects to be provided access to approximately 1,400 square miles of 3-D seismic data covering onshore south Louisiana currently held or now being acquired by Shell and its direct and indirect subsidiaries and access to substantially all of Shell and its direct and indirect subsidiaries existing 2-D seismic grid covering onshore South Louisiana.

     TMRC attempts to maximize the quality and usefulness of its 3-D seismic data by participating in the original design of the survey whenever practicable. After the survey is designed, TMRC conducts tests on such aspects of the design as the amount and type of energy source, shot hole depths and layout, and type and placement of recording devices to optimize data quality. TMRC also seeks to have a representative on location during the acquisition process and conducts periodic quality control checks as a survey progresses.

     Testing of survey design is made possible in part by the fact that TMRC has the ability to process the survey field data using its own staff, a capability that is atypical among independent exploration and production companies. 3-D seismic processing involves extracting data from magnetic tapes recorded in the field and filtering that information with a variety of software programs that present the data in a manner that can be utilized by interpretation software. TMRC believes that having the capability to process internally gives it greater control over not only the survey planning but also over the cost and timing of processing the survey data, and gives it greater flexibility in the assumptions used in processing the data.

     Once processing is complete, TMRC analyzes the data utilizing state of the art interpretation software and techniques, including amplitude variation with offset ("AVO"), 3-D and 2-D pre-stack depth migration, coherency and inversion techniques. In the areas where TMRC is active, the existence of complex geology and variable acoustic velocities of the subsurface strata make interpretation of the seismic data in imaging a subsurface structure a highly subjective process, often requiring the application of combinations of interpretive techniques and multiple iterations to yield the best solution. In addition to seismic data, TMRC also utilizes all available subsurface data from wells previously drilled in the surrounding areas to correlate structural position as well as to test the validity of hydrocarbon indicators, where applicable. TMRC routinely performs forward modeling techniques to compare the hypothetical seismic response of assumed lithology for a target horizon to the actual response of a lithologically similar interval in a preexisting well within the survey area, if available. TMRC believes it is one of the few exploration companies to consistently utilize what is known as "Fault Seal Analysis" to evaluate the probability of a competent seal for prospects that rely on subsurface faulting for structural closure.

GEOLOGIC AND GEOPHYSICAL EXPERTISE

     TMRC currently employs approximately 70 full-time non-union employees. TMRC's exploration staff is made up of 38 persons, representing over half of TMRC's total personnel. This staff includes approximately 8 full-time geologists and 9 full-time geophysicists, with between 8 and 35 years of experience in generating onshore and offshore prospects in the Louisiana and Texas Gulf Coast and in the Gulf of Mexico. TMRC's geologists and geophysicists generate and review all prospects using computer hardware and software owned or licensed and operated by TMRC. This assemblage of geologists and geophysicists significantly reduces TMRC's dependence on outside technical consultants and enables TMRC to internally generate most of its prospects rather than taking promoted prospects generated by outside geologists.

     In the interest of retaining talented technical personnel, TMRC has adopted an incentive compensation system for its senior geologists and geophysicists that ties each individual's compensation to the individual's contribution to the success of TMRC's exploration activities by providing compensation based on results of the prospects generated by the geologist or geophysicist.

MARKETING OF PRODUCTION

     TMRC's production is marketed to third parties consistent with industry practices. Typically, oil production from the Company's onshore wells is sold at the wellhead at field posted prices and natural gas is sold under contract at a negotiated price based upon factors normally considered in the industry, such as price regulations, distance from the well to the pipeline, well pressure, estimated reserves, quality of natural gas and prevailing supply and demand conditions. Pursuant to a farmout by Phillips Petroleum Company ("Phillips") of leases covering approximately 2,000 acres in the Chocolate Bayou Field to TMRC, Phillips reserved a call on TMRC's oil and natural gas production from that field. The gas contract entered into as a result of Phillips exercising its call on production provides for a contract until December 31, 1998, which will be renegotiated at that time. Phillips is currently purchasing 100% of TMRC's natural gas production from the Chocolate Bayou Field at 100% of the quoted Houston Ship Channel price. Gas production from the Company's onshore properties is typically sold under short-term contracts or in the spot market.

     TMRC's offshore oil production is sold to various purchasers under short-term arrangements at prices negotiated by third parties, but at prices no less than such purchasers' posted prices for the respective areas less standard deductions. Offshore gas production is typically sold pursuant to short-term contracts or in the spot market.

     The following table sets forth purchasers of TMRC's oil and natural gas that accounted for more than 10% of total revenues for the years indicated:

                                        YEAR ENDED DECEMBER 31,
                                        ------------------------
              CUSTOMER                  1997      1996      1995
-------------------------------------   ----      ----      ----
Phillips Petroleum Company...........    20 %      22 %      19 %
Coastal Corporation..................    15 %      21 %      15 %
Koch Oil Company.....................    15 %      12 %       7 %

     TMRC believes that the loss of any of these purchasers would not have a material adverse effect on its results of operations due to the availability of other purchasers for its oil and natural gas.

MARKET CONDITIONS

     TMRC's revenues, profitability and future rate of growth are substantially dependent upon prevailing prices for natural gas and, to a lesser extent, oil. Oil and natural gas prices have been extremely volatile in recent years and are affected by many factors outside the control of TMRC. Since 1992, prices for West Texas Intermediate ("WTI") crude have ranged from $23.39 to $11.00 per Bbl and the monthly average of the Gulf Coast spot market natural gas price at Henry Hub, Louisiana, has ranged from $3.97 to $1.08 per Mcf. In 1997, WTI posted crude oil prices have ranged between $22.86 to $16.18 per Bbl, and spot natural gas prices at Henry Hub, Louisiana, have ranged between $3.97 to $1.68 per Mcf. Prices received by the Company for its oil production have been significantly depressed since the fourth quarter of 1997 and the WTI postings reached an eight year low on March 16, 1998 of $11.00 per Bbl. Natural gas prices have similarly declined, but on a less dramatic basis. These declines in prices of oil and natural gas have affected the results and associated cash flow of the Company's properties. The volatile nature of the energy markets makes it difficult to estimate future prices of oil and natural gas; however, any prolonged period of depressed prices could have a material adverse effect on the Company's results of operations and financial condition.

     Because the majority of TMRC's production and targeted prospects are natural gas, TMRC is affected more by changes in natural gas prices than crude oil prices. Sales of oil and natural gas also have historically been seasonal in nature, which may lead to substantial differences in cash flow at various times throughout the year. The marketability of TMRC's production depends in part upon the availability, proximity and capacity of natural gas gathering systems, pipelines and processing facilities. Federal and state regulation of oil and natural gas production and transportation, general economic conditions, changes in supply and changes in demand, all could adversely affect TMRC's ability to produce and market its oil and natural gas. If market factors were to change dramatically, the financial impact on TMRC could be substantial. The availability of markets and the volatility of product prices are beyond the control of TMRC and thus represent a significant risk.

COMPETITION

     The oil and natural gas industry is highly competitive for prospects, acreage (including offshore in the Gulf of Mexico) and capital. TMRC's competitors include numerous major and independent oil and natural gas companies, individual proprietors, drilling and income programs and partnerships. Many of these competitors possess and employ financial and personnel resources substantially in excess of those available to TMRC and may, therefore, be able to define, evaluate, bid for and purchase a greater number of oil and natural gas properties than TMRC. However, by utilizing technological advances, such as 3-D seismic technology, TMRC believes it has enhanced its competitive position relative to others in the industry that do not similarly rely on such technology. There is intense competition in marketing oil and natural gas production, and there is competition with other industries to supply the energy and fuel needs of consumers.

REGULATION

     The availability of a ready market for any oil and natural gas production depends upon numerous factors beyond TMRC's control. These factors include regulation of oil and natural gas production, federal and state regulations governing environmental quality and pollution control, state limits on allowable rates of production by a well or proration unit, the amount of oil and natural gas available for sale, the availability of adequate pipeline and other transportation and processing facilities and the marketing of competitive fuels. For example, a productive natural gas well may be "shut-in" because of an oversupply of natural gas or lack of an available natural gas pipeline in the areas in which TMRC may conduct operations. State and federal regulations generally are intended to prevent waste of oil and natural gas, protect rights to produce oil and natural gas between multiple owners in a common reservoir, control the amount of oil and natural gas produced by assigning allowable rates of production, and control contamination of the environment. Pipelines are subject to the jurisdiction of various federal, state and local agencies.

     Oil and natural gas production operations are subject to various types of regulation by state and federal agencies. Legislation affecting the oil and natural gas industry is under constant review for amendment or expansion. In addition, numerous departments and agencies, both federal and state, are authorized by statute to issue rules and regulations binding on the oil and natural gas industry and its individual members, some of which carry substantial penalties for failure to comply. The regulatory burden on the oil and natural gas industry increases TMRC's cost of doing business and, consequently, affects its profitability.

     All of the Company's offshore oil and gas leases are granted by the federal government and are administered by the Mineral Management Service (the "MMS"). Such leases require compliance with detailed federal regulations and orders that regulate, among other matters, drilling and operations and the calculation of royalty payments to the federal government. Ownership interests in these leases are generally restricted to United States citizens and domestic corporations. Assignments of these leases or interests therein are subject to approval by the MMS.

     The federal authorities, as well as many state authorities, require permits for drilling operations, drilling bonds and reports concerning operations and impose other requirements relating to the exploration and production of oil and gas. Such states also have statutes or regulations addressing conservation matters, including provisions for the unitization or pooling of oil and gas properties, the establishment of maximum rates of production from oil and gas wells and the regulation of spacing, plugging and abandonment of such wells. The statutes and regulations of the federal authorities, as well as many state authorities, limit the rates at which oil and gas can be produced from the Company's properties.

  GAS PRICE CONTROLS

     Prior to January 1993, certain natural gas was subject to regulation by the Federal Energy Regulatory Commission ("FERC") under the Natural Gas Price Act ("NGPA") which prescribed maximum lawful prices for natural gas sales effective December 1, 1978. Effective January 1, 1993, natural gas prices were completely deregulated. Consequently, sales of TMRC's natural gas after such date may be made at market prices.

     The FERC regulates interstate natural gas pipeline transportation rates and service conditions which affect the marketing of natural gas produced by TMRC, as well as the revenues received by TMRC for sales of such natural gas. Since the latter part of 1985, the FERC has adopted policies intended to make natural gas transportation more accessible to gas buyers and sellers on an open and non-discriminatory basis. The FERC's latest action in this area, Order No. 636, reflected the FERC's finding that under the then current regulatory structure, interstate pipelines and other gas merchants, including producers, did not compete on a "level playing field" in selling gas. Order No. 636 instituted individual pipeline service restructuring proceedings, designed specifically to "unbundle" those services (e.g., transportation, sales and storage) provided by many interstate pipelines so that buyers of natural gas may secure gas supplies and delivery services from the most economical source, whether interstate pipelines or other parties. The FERC has issued final orders in almost all restructuring proceedings.

     Although Order No. 636 does not regulate gas producers such as TMRC, the FERC has stated that Order No. 636 is intended to foster increased competition within all phases of the natural gas industry. It is unclear what impact, if any, increased competition within the natural gas industry under Order No. 636 will have on TMRC and its marketing efforts, although recent price declines for natural gas may be attributable, in part, to better gas distribution resulting from Order No. 636. In addition, numerous petitions seeking judicial review of Order No. 636 and the individual pipeline restructuring orders have been filed. It is not possible to predict what, if any, effect the final restructuring rule will have on TMRC. TMRC does not believe, however, it will be affected by any action taken with respect to Order No. 636 any differently than other gas producers and marketers with which it competes.

     The FERC has adopted a policy concerning "spin-downs" and "spin-offs" of gathering systems operated by jurisdictional pipelines to non-jurisdictional entities. Because TMRC utilizes gathering service for the transportation of gas from the wellhead to gas transmission pipelines, TMRC could be affected by this policy. In reviewing applications for "spin-downs" and "spin-offs," the FERC has considered whether existing shippers have satisfactory contractual arrangements for gathering in place. In instances in which this is not the case, the gathering company has been required to offer a "default" contract for gathering services. The impact that this new policy will have on the gathering rates paid by TMRC or the gathering services received by TMRC cannot yet be determined.

     Additional proposals and proceedings that might affect the natural gas industry are pending before Congress, the FERC and the courts. The natural gas industry historically has been very heavily regulated; therefore, there is no assurance that the less stringent regulatory approach recently pursued by the FERC and Congress will continue.

  OIL PRICE CONTROLS

     Sales of crude oil, condensate and gas liquids by TMRC are not regulated and are made at market prices.

  STATE REGULATION OF OIL AND NATURAL GAS PRODUCTION

     States in which TMRC conducts its oil and natural gas activities regulate the production and sale of oil and natural gas, including requirements for obtaining drilling permits, the method of developing new fields, the spacing and operation of wells and the prevention of waste of natural gas and resources. In addition, most states regulate the rate of production and may establish maximum daily production allowables for wells on a market demand or conservation basis.

  ENVIRONMENTAL REGULATION

     TMRC's operations are subject to numerous laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. These laws and regulations may require the acquisition of a permit before drilling commences, restrict the types, quantities and concentration of various substances that can be released into the environment in connection with drilling and production activities, limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other protected areas, and impose substantial liabilities for pollution resulting from TMRC's operations. Moreover, the recent trend toward stricter standards in environmental legislation and regulation is likely to continue. For instance, legislation has been proposed in Congress from time to time that would reclassify certain oil and gas exploration and production wastes as "hazardous wastes" which would make the reclassified wastes subject to much more stringent handling, disposal and clean-up requirements. If such legislation were to be enacted, it could have a significant impact on the operating costs of TMRC, as well as the oil and natural gas industry in general. Initiatives to further regulate the disposal of oil and gas wastes are also pending in certain states, and these various initiatives could have a similar impact on TMRC. Management believes that TMRC is in substantial compliance with current applicable environmental laws and regulations and that continued compliance with existing requirements will not have a material adverse impact on TMRC.

     OPA. The Oil Pollution Act of 1990 (the "OPA") and regulations thereunder impose a variety of regulations on "responsible parties" related to the prevention of oil spills and liability for damages resulting from such spills in United States waters. A "responsible party" includes the owner or operator of a facility or vessel, or the lessee or permittee of the area in which an offshore facility is located. The OPA assigns liability to each responsible party for oil removal costs and a variety of public and private damages. While liability limits apply in some circumstances, a party cannot take advantage of liability limits if the spill was caused by gross negligence or willful misconduct or resulted from violation of a federal safety, construction or operating regulation. If the party fails to report a spill or to cooperate fully in the cleanup, liability limits likewise do not apply. Few defenses exist to the liability imposed by the OPA.

     The OPA also imposes ongoing requirements on a responsible party, including proof of financial responsibility to cover at least some costs in a potential spill. On August 25, 1993, the MMS published an advance notice of its intention to adopt a rule under the OPA that would require owners and operators of offshore oil and gas facilities to establish $150 million in financial responsibility. Under the proposed rule, financial responsibility could be established through insurance, guaranty, indemnity, surety bond, letter of credit, qualification as a self-insurer or a combination thereof. There is substantial uncertainty as to whether insurance companies or underwriters will be willing to provide coverage under the OPA because the statute provides for direct lawsuits against insurers who provide financial responsibility coverage, and most insurers have strongly protested this requirement. The financial tests or other criteria that will be used to judge self-insurance are also uncertain. The Company cannot predict the final form of the financial responsibility rule that will be adopted by the MMS, but such rule has the potential to result in the imposition of substantial additional annual costs on the Company or otherwise materially adversely affect the Company. The impact of the rule should not be any more adverse to the Company than it will be to other similarly situated or less capitalized owners or operators in the Gulf of Mexico.

     The OPA also imposes other requirements, such as the preparation of an oil spill contingency plan. The Company has such a plan in place. Failure to comply with ongoing requirements or inadequate cooperation during a spill event may subject a responsible party to civil or criminal enforcement actions.

     CERCLA. The Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), also known as the "Superfund" law, imposes liability, without regard to fault or the legality of the original conduct, on certain classes of persons who are considered to have contributed to the release of a "hazardous substance" into the environment. These persons include the owner or operator of the disposal site or sites where the release occurred and companies that disposed or arranged for the disposal of the hazardous substances and under CERCLA such persons or companies would be subject to joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment and for damages to natural resources. It is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment.

PRODUCING PROPERTIES

     The following table sets forth reserve and production information by region with respect to TMRC's proved oil and gas reserves as of January 1, 1998. Ryder Scott Company, independent petroleum engineers, has reviewed the reserve volumes estimated by TMRC.

                                              RESERVES          PRESENT VALUE       1997 PRODUCTION
                                        --------------------        FUTURE        -------------------
                                          OIL          GAS         REVENUES         OIL         GAS
               REGION                   (MBBLS)      (MMCF)        (000)(1)       (MBBLS)     (MMCF)
-------------------------------------   --------     -------    --------------    --------    -------
Texas................................       563       22,629       $ 34,291           56        3,644
Louisiana............................     4,269       10,860         49,173          538        1,741
Gulf of Mexico.......................     4,899       75,268        127,934          320        8,880
Appalachian..........................     --           2,028          2,519         --            338
                                        --------     -------    --------------       ---      -------
     Total...........................     9,731      110,785       $213,917          914       14,603
                                        ========     =======    ==============       ===      =======

------------
(1) The Standardized Measure of Discounted Future Net Cash Flows prepared by TMRC represents the Present Value of Future Net Revenues after income taxes discounted at 10%. The prices used for calculating the Present Value of Future Net Revenues were the prices being received by TMRC at December 31, 1997, and were $17.31 per bbl of oil and $2.53 per Mcf of natural gas.

PRODUCTIVE WELLS

     At December 31, 1997, 1996, and 1995, TMRC held interests in the following productive wells. The majority of the Company's 96 gross (20.7 net) wells in the Gulf of Mexico have multiple completions.

                                                             DECEMBER 31,
                                           ------------------------------------------------
                                                1997             1996             1995
                                           --------------    -------------    -------------
                                           GROSS     NET     GROSS    NET     GROSS    NET
                                           -----    -----    -----    ----    -----    ----
Oil Wells...............................     16       6.8      12      4.1      10      2.6
Gas Wells...............................    345      94.0     337     90.9     316     83.4
                                           -----    -----    -----    ----    -----    ----
     Total..............................    361     100.8     349     95.0     326     86.0
                                           =====    =====    =====    ====    =====    ====

CURRENT PROSPECTS

     TMRC is actively pursuing its exploration and development program with more than 150 prospects under various stages of review and has analyzed, acquired or has, or expects to obtain rights to acquire interests in 3-D seismic data covering approximately 1,850 square miles in south Louisiana and southeast Texas relating to these prospects. Since December 31, 1997, TMRC has completed drilling 7 wells, 3 of which have been successful. TMRC also is currently drilling 3 wells and expects to drill up to 25 additional wells during the remainder of 1998. The total cost of TMRC's exploration and development program, including lease and seismic data acquisition costs, through the end of 1998 is currently estimated to be approximately $135 million, excluding any expenditures relating to the Shell Transactions, subject to adjustment depending upon drilling results, timely delivery and analysis of seismic data, the availability of drilling equipment, availability of capital and other factors. TMRC has recently reaffirmed its exploration strategy and is implementing a renewed effort at accelerating and increasing its exploration program for the ensuing twelve months.

OIL AND NATURAL GAS RESERVES

     Presented below are the estimated quantities of proved reserves of crude oil and natural gas, the Estimated Future Net Revenues (before income taxes), the Present Value of Future Net Revenues and the Standardized Measure of Discounted Future Net Cash Flows for TMRC as of December 31, 1997. Information set forth in the following table is based upon reserve reports prepared by the Company in accordance with the rules and regulations of the Commission. The reserve volumes estimated by TMRC were reviewed by Ryder Scott Company.

                                                    PROVED RESERVES AT DECEMBER 31, 1997
                                           ------------------------------------------------------
                                           DEVELOPED      DEVELOPED
                                           PRODUCING    NON-PRODUCING    UNDEVELOPED     TOTAL
                                           ---------    -------------    -----------   ----------
                                                           (DOLLARS IN THOUSANDS)
Net Proved Reserves:
Oil (MBbls).............................      1,664          3,641           4,426          9,731
Gas (MMcf)..............................     34,501         46,999          29,285        110,785
MMCFE...................................     44,485         68,845          55,841        169,171
Estimated Future Net Revenues (Before
  Income Taxes).....................................................................   $  341,776
Present Value of Future Net Revenues................................................   $  213,917
Standardized Measure of Discounted Future Net
  Cash Flows(1).....................................................................   $  213,917

------------
(1) The Standardized Measure of Discounted Future Net Cash Flows prepared by TMRC represents the Present Value of Future Net Revenues after income taxes discounted at 10%. The prices used for calculating the Present Value of Future Net Revenues were the prices being received by TMRC at December 31, 1997, and were $17.31 per bbl of oil and $2.53 per Mcf of natural gas.

     Subsequent to December 31, 1997, prices of oil and natural gas have declined. If prices in effect at March 1, 1998, were to be applied to the Company's reserves at December 31, 1997, the Standardized Measure of Discounted Future Net Cash Flows would have been $40 to $45 million less than it was at year end.

     Additional reserve information is set forth in TMRC's Consolidated Financial Statements and the Supplemental Oil and Gas Information (unaudited) included elsewhere herein. TMRC has not included estimates of total proved reserves, comparable to those disclosed herein, in any reports filed with Federal authorities other than the Commission.

     In general, estimates of economically recoverable oil and natural gas reserves and of the future net revenues therefrom are based upon a number of variable factors and assumptions, such as historical production from the subject properties, the assumed effects of regulation by governmental agencies and assumptions concerning future oil and natural gas prices and future operating costs, all of which may vary considerably from actual results. All such estimates are to some degree speculative, and classifications of reserves are only attempts to define the degree of speculation involved. For these reasons, estimates of the economically recoverable oil and natural gas reserves attributable to any particular group of properties, classifications of such reserves based on risk of recovery and estimates of the future net revenues expected therefrom, prepared by different engineers or by the same engineers at different times, may vary substantially. Therefore, the actual production, revenues, severance and excise taxes, development and operating expenditures with respect to TMRC's reserves will likely vary from such estimates, and such variances could be material.

     Estimates with respect to proved reserves that may be developed and produced in the future are often based upon volumetric calculations and upon analogy to similar types of reserves rather than actual production history. Estimates based on these methods are generally less reliable than those based on actual production history, and subsequent evaluation of the same reserves, based upon production history, will result in variations, which may be substantial, in the estimated reserves.

     In accordance with applicable requirements of the Commission, the estimated discounted future net revenues from estimated proved reserves are based on prices and costs as of the date of the estimate unless such prices or costs are contractually determined at such date. Actual future prices and costs may be materially higher or lower. Actual future net revenues also will be affected by factors such as actual production, supply and demand for oil and natural gas, curtailments or increases in consumption by natural gas purchasers, changes in governmental regulations or taxation and the impact of inflation on costs.

OIL AND NATURAL GAS DRILLING ACTIVITIES

     The following table sets forth the gross and net number of productive, dry and total exploratory and development wells that TMRC drilled in each of 1997, 1996 and 1995.

                                                 GROSS WELLS                   NET WELLS
                                           ------------------------     ------------------------
                                           PRODUCTIVE   DRY   TOTAL     PRODUCTIVE   DRY   TOTAL
                                           ----------   ---   -----     ----------   ---   -----
Exploratory Wells
Year Ended December 31, 1997............         7       9      16          4.4      3.5     7.9
Year Ended December 31, 1996............        15      13      28          6.0      5.3    11.3
Year Ended December 31, 1995............        11       7      18          3.7      2.2     5.9
Development Wells
Year Ended December 31, 1997............         3      --       3           .8      --       .8
Year Ended December 31, 1996............        --      --      --           --      --       --
Year Ended December 31, 1995............         1      --       1           .8      --       .8

PRODUCTION

     The following table summarizes the net volumes of oil and natural gas produced and sold, and the average prices received with respect to such sales, from all properties in which TMRC held an interest during the last three years.

                                              YEAR ENDED DECEMBER 31,
                                          -------------------------------
                                            1997       1996       1995
                                          ---------  ---------  ---------
Production:
Oil (MBbls).............................        914        751        650
Natural Gas (MMcf)......................     14,603     15,783     14,598
MMCFE...................................     20,087     20,289     18,498
Average Prices:
Oil ($/Bbl).............................  $   19.72  $   21.92  $   18.04
Natural Gas ($/Mcf).....................  $    2.70  $    2.44  $    1.71
MCFE ($/Mcf)............................  $    2.86  $    2.71  $    1.99
Production Expenses:
Lease operating expenses ($/MCFE).......  $    0.28  $    0.23  $    0.20
Severance and ad valorem taxes
  ($/MCFE)..............................  $    0.11  $    0.08  $    0.05

ACREAGE

     The following table sets forth the developed and undeveloped oil and natural gas acreage in which TMRC held an interest as of December 31, 1997. Undeveloped acreage is considered to be those lease acres on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and natural gas, regardless of whether or not such acreage contains proved reserves.

                                           DEVELOPED            UNDEVELOPED
                                      --------------------  --------------------
         REGION                         GROSS       NET       GROSS       NET
------------------------------------  ---------  ---------  ---------  ---------
Texas...............................      1,510      1,172         53         53
Louisiana...........................      1,523        883     17,603     11,449
Gulf of Mexico......................    124,860     30,605    266,120    105,650
Appalachian.........................     12,000      3,226     --         --
                                      ---------  ---------  ---------  ---------
     Total..........................    139,893     35,886    283,776    117,152
                                      =========  =========  =========  =========

     In addition to the above acreage, TMRC currently has options or farm-ins to acquire leases on approximately 49,391 Gross (36,362 net) acres of undeveloped land located in Texas and Louisiana. TMRC's fee holdings of 4,915 acres has been included in the undeveloped acreage and has been reduced to reflect the interest which has been leased to third parties.

TITLE TO PROPERTIES

     As is customary in the oil and natural gas industry, TMRC makes only a cursory review of title to undeveloped oil and natural gas leases at the time they are acquired by TMRC. However, before drilling commences, TMRC causes a thorough title search to be conducted, and any material defects in title are remedied prior to the time actual drilling of a well on the lease begins. To the extent title opinions or other investigations reflect title defects, TMRC, rather than the seller or lessor of the undeveloped property, is typically obligated to cure any such title defects at its expense. If TMRC were unable to remedy or cure any title defect of a nature such that it would not be prudent to commence drilling operations on the property, TMRC could suffer a loss of its entire investment in the property. TMRC believes that it has good title to its oil and natural gas properties, some of which are subject to immaterial encumbrances, easements and restrictions. Under the terms of TMRC's credit agreement, TMRC is prohibited from granting liens on various of its properties and is required to grant to its bank a lien on such property in the event of certain

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
defaults. The oil and natural gas properties owned by TMRC are also typically subject to royalty and other similar non-cost bearing interests customary in the industry. TMRC is currently in a dispute with respect to its interest in the Southwest Holmwood field and its interest in this field is subject to the outcome of this litigation. See " -- Amoco Litigation."

     Substantial portions of TMRC's 3-D seismic data has been acquired through licenses and other similar arrangements. Such licenses contain transfer and other restrictions customary in the industry.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

GENERAL

     SHELL TRANSACTIONS. In March 1998, the Company entered into the LOPI Agreement. The consideration to be paid by the Company in the LOPI Transaction will consist of 12,082,030 shares of Common Stock and shares of Preferred Stock that will be convertible into a number of shares of Common Stock (estimated at 12,827,000 shares) that, when added to the shares of Common Stock to be issued at closing, will provide SLOPI with a number of shares of Common Stock that will represent 39.9% of the Fully-Diluted shares of Common Stock as of the closing of the LOPI Transaction. LOPI's assets consist of interests in various producing and nonproducing properties located onshore in south Louisiana. At closing, LOPI is required to have no liabilities other than those relating to the ownership and operation of its properties.

     In a transaction separate from the LOPI Transaction, the Company also is proposing to acquire from SWEPI various other oil and gas property interests located onshore in south Louisiana for a total cash consideration of $42.5 million, subject to adjustment for production, expenses and other items since October 1, 1997. The Shell Properties represent substantially all of Shell's and its direct and indirect subsidiaries' onshore oil and gas property interests in south Louisiana (excluding the SOI Interests). These property interests include interests in approximately 210,000 gross (98,000 net) acres either held by production or under lease or option for exploration, access to approximately 1,400 square miles of 3-D seismic data covering onshore south Louisiana either currently held or now being acquired by Shell and its direct and indirect subsidiaries and access to substantially all of Shell's and its direct and indirect subsidiaries' existing 2-D seismic grid covering onshore south Louisiana (excluding all seismic data covering the SOI Interests).

     Following the Shell Transactions, the Company is expected to have interests in over 329,000 gross onshore acres in Louisiana and Texas and to have access to approximately 2,800 square miles of onshore 3-D seismic data, which the Company believes to be one of the largest positions held by a company with TMRC's market capitalization. On a pro forma basis, the Shell Properties would represent more than 40% of the Company's proved reserves as of December 31, 1997, and would have represented more than 60% of both the Company's total production on a natural gas equivalent basis and Operating Cash Flow for 1997. The Company estimates that its current production base following the Shell Transactions will be approximately 132 MMCFE of natural gas per day and that proved reserves will total over 306 BCFE of natural gas having an estimated reserve life of approximately six years.

     CAIRN MERGER. On November 5, 1997, the Company acquired by merger (the "Cairn Merger") Cairn. In the Cairn Merger, the Company issued approximately
19.0 million shares of Common Stock. The Cairn Merger more than doubled the Company's proved reserves and substantially increased the production and cash flow of the Company. The Cairn Merger was accounted for as a pooling of interests and the Company's historical financial statements and operating results and the discussion of such results in this Management's Discussion and Analysis of Financial Conditions and Results of Operations have been restated to reflect the combined operations of the Company and Cairn for the periods presented. The Company recorded a one-time charge in the fourth quarter of approximately $10 million for costs associated with the Cairn Merger.

     CEILING WRITEDOWN AND INDUSTRY CONDITIONS. The Company's revenues, profitability and future rate of growth are substantially dependent upon prevailing prices for natural gas and, to a lesser extent, oil. Oil and natural gas prices have been extremely volatile in recent years and are affected by many factors outside the control of TMRC. Since 1992, prices for WTI crude have ranged from $23.39 to $11.00 per Bbl and the monthly average of the Gulf Coast spot market natural gas price at Henry Hub, Louisiana, has ranged from $3.97 to $1.08 per Mcf. In 1997, WTI crude oil prices have ranged between $23.39 to $16.18 per Bbl, and spot natural gas prices at Henry Hub, Louisiana, have ranged between $3.97 to $1.68 per Mcf. Prices received by the Company for its oil production have been significantly depressed since the fourth quarter of

1997 and WTI posting reached an eight year low of $11.00 on March 16, 1998. Natural gas prices have similarly declined, but on a less dramatic basis. These declines in prices of oil and natural gas have affected the results and associated cash flow of the Company's properties. The volatile nature of the energy markets makes it difficult to estimate future prices of oil and natural gas; however, any prolonged period of depressed prices could have a material adverse effect on the Company's results of operations and financial condition.

     The Company follows the full cost method of accounting for its investments in oil and natural gas properties, which requires that the net carrying value of oil and natural gas properties is limited to the sum of the present value (10% discount rate) of the estimated future net cash flows from proved reserves, based on the current prices and costs, plus the lower of cost or estimated value of unproved properties. Due to prevailing market conditions as of December 31, 1997, the average prices utilized by the Company in determining the net carrying value of its oil and natural gas properties were $2.53 per Mcf and $17.31 per Bbl, compared to $4.10 per Mcf and $24.36 per Bbl utilized to calculate such value at December 31, 1996. As a result of this significant decline in oil and natural gas prices, the Company recognized a $24.1 million non-cash write-down of its oil and natural gas properties under the full cost method of accounting. Since the net carrying value of the Company's oil and natural gas properties have been reduced due to the full cost ceiling limitation such that the present value of the Company's proved oil and gas reserves do not exceed the Company's net oil and gas properties recorded on its balance sheet, there is an increased risk of future property write-downs due to factors that negatively affect the present value of proved oil and gas reserves, including volatile oil and gas prices, downward revisions in estimated proved oil and natural gas quantities and unsuccessful exploratory operations. In this regard, because prices have further declined since December 31, 1997, the Company recorded an additional write-down during the first quarter of 1998 of $40.3 million, and further write-downs are possible if market conditions do not improve. In addition, on a pro forma basis assuming the Shell Transactions were consummmated as of March 31, 1998, the Company would have recorded an additional impairment charge (beyond impairment on its existing oil and gas properties) of approximately $125 million ($93 million net of tax benefits) as of March 31, 1998 to reflect the impairment of the Shell Properties for financial accounting purposes.

     AMOCO LITIGATION. In June 1996, Amoco Production Company ("Amoco") filed suit against the Company in Louisiana State Court in Calcasieu Parish with respect to a dispute involving the drilling by the Company of the Company's Ben Todd No. 1 (TMRC) well in the Southwest Holmwood Field in which the Company ET AL and Amoco each hold a 50% leasehold interest. The case was removed to the United States District Court for the Western District of Louisiana in July 1996. The Ben Todd No. 1 (TMRC) well was drilled by the Company under a participation agreement between the Company and Amoco in which Amoco had a right to participate in the well. The well was drilled by the Company after providing notice to Amoco pursuant to the participation agreement of the Company's intent to drill the well and Amoco's failure to take action to elect to participate in the well. Prior to the drilling of the well, the Company had been advised by its advisors that the drilling of the well by the Company was permitted under the participation agreement by virtue of Amoco's refusal to reasonably consent to the well following TMRC's request to do so. Amoco also did not seek to enjoin the drilling of the well and accepted the benefits of the well following the drilling thereof as well as other benefits under the participation agreement or lease. Amoco alleged in its suit that the well was not permitted to be drilled under the agreement and sought to recover all the revenues from the well or have the production from the well stopped. Amoco requested that the trial court cancel the participation agreement and the Company's leasehold interest in the prospect, which includes the Company's 50% interest in the Ben Todd No. 2 (Amoco) well that was drilled prior to the Ben Todd No. 1 (TMRC) well on an agreed basis. The Company filed a counterclaim for breach of contract, unfair practices and other claims.

     On December 22, 1997, the Federal District Court entered a judgment against the Company in this matter and ordered that the Company was not permitted under the participation agreement to drill the Ben Todd No. 1 (TMRC) well and that the participation agreement and related lease had been terminated by virtue of the Company's drilling of the well. The trial court also dismissed the Company's counterclaims against Amoco. The trial court further ordered a reversion of the Company's rights with respect to the Ben

Todd No. 1 (TMRC) and the Ben Todd No. 2 (Amoco) and directed TMRC to account for all production and monies received by it from the date of the cancellation of the lease. The Company has calculated the production and revenues received by it as operator from those properties to which the trial court has ordered to be returned to Amoco to be approximately 4.0 Bcfe and $10.2 million. The Company recorded a charge of $6.2 million in the fourth quarter of 1997, representing its estimated portion of the potential loss, which is net of approximately $4.0 million of amounts that would be recoverable from third parties with respect to the Amoco lawsuit. Management does not expect any material additional charges to be made with respect to this matter. The Company has reported no reserves related to these properties as of December 31, 1997.

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THREE MONTHS ENDED MARCH 31, 1997

     OPERATING REVENUES. First quarter 1998 oil and natural gas revenues decreased $4.7 million as compared to first quarter 1997 revenues due to a decrease in average prices. Oil and natural gas production on an equivalent basis rose by 2% due in large part to the successful completion of several new wells. East Cameron Block 349 production was curtailed during most of the first quarter of 1998 due to a damaged pipeline servicing the exploration block. Had East Cameron Block 349 been at full capacity, the Company's quarterly production would have increased an additional 7%. Natural gas prices were lower by 26% over the same time period due to, among other things, lower demand and higher storage levels to satisfy supply needs. Oil prices also decreased by 39% over prices for the first quarter of 1997.

     The following table summarizes production volumes, average sales prices and gross revenues for the three months ended March 31, 1998 and 1997.

                                 THREE MONTHS ENDED
                                     MARCH 31,                        1998
                                --------------------    1998       PERCENTAGE
                                  1998       1997      CHANGE       OF CHANGE
                                ---------  ---------  ---------    -----------
Production Volumes:
     Oil (Mbbl)...............        210        223        (13)       (6)%
     Natural Gas (Mmcf).......      3,858      3,669        189         5%
     MMCFE....................      5,118      5,007        111         2%
Average Sales Prices:
     Oil (Bbl)................  $   13.65  $   22.44  $   (8.79)      (39)%
     Natural Gas (Mcf)........  $    2.29  $    3.10  $   (0.81)      (26)%
     MMCFE....................  $    2.29  $    3.27  $   (0.98)      (30)%
Gross Revenues (000's):
     Oil......................  $   2,867  $   5,004  $  (2,137)      (43)%
     Natural Gas..............      8,850     11,360     (2,510)      (22)%
Pipeline......................         49         57         (8)      (14)%
                                ---------  ---------  ---------
          Total...............  $  11,766  $  16,421  $  (4,655)      (28)%
                                =========  =========  =========

     OPERATING EXPENSES. Oil and natural gas operating expenses increased $0.4 million to $1.5 million for the three months ended March 31, 1998, compared to $1.1 million for the three months ended March 31, 1997. The increase was primarily due to added operating expenses related to the additional wells brought on production during the last twelve months.

     SEVERANCE AND AD VALOREM TAXES. Severance and ad valorem taxes decreased $0.2 million for the current quarter as compared to the same period in 1997. This decrease is primarily the result of the lower oil and natural gas revenues.

     INTEREST AND OTHER INCOME. Interest and other income during the first quarter 1998 decreased $0.1 million from the comparable period in 1997. This decrease was the result of lower average cash balances reflective of capital expenditures during 1997 and 1998.

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
     DEPLETION AND DEPRECIATION. Depletion and depreciation expense increased during the first quarter of 1998 to $6.3 million from $6.2 million for the same period of 1997. This increase was primarily a result of increased capital expenditures subject to depletion and a slight increase in total production on a natural gas equivalent basis.

     GENERAL AND ADMINISTRATIVE EXPENSE. General and administrative expense of $2 million was relatively flat for the first quarter of 1998 as compared to the first quarter of 1997.

     INTEREST EXPENSE. Interest expense increased to $2.3 million for the first quarter of 1998 compared to $0.9 million during the same period in 1997. This increase was primarily due to increased borrowings under the Company's credit facility to finance the Company's on-going exploration and development activities.

     IMPAIRMENT OF LONG-LIVED ASSETS. As previously described, the Company recognized a $40.3 million non-cash write down of its oil and natural gas properties under the full cost method of accounting.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE YEAR ENDED DECEMBER 31, 1996

     OPERATING REVENUES AND PRODUCTION. During 1997, production remained relatively flat compared to 1996. Although the Company experienced production increases during 1997 attributable to the continuing increase in exploration and development activities by the Company and the addition of 10 new producing wells, those increases were offset by normal declines in oil and natural gas production from older wells as well as a significant decline in production from wells in the Company's Southwest Holmwood Field in Louisiana during the third quarter of 1997 due to poor production performance from the wells in this field as well as the elimination of production from these wells during the fourth quarter of 1997 as a result of the Amoco litigation described above. In addition, during the fourth quarter of 1997, production from certain offshore wells was temporarily interrupted due to a ruptured pipeline. The following table summarizes operating revenues, production volumes and average sales prices for the Company for the twelve months ended December 31, 1997 and 1996.

                                               YEAR ENDED
                                              DECEMBER 31        PERCENTAGE
                                          --------------------    INCREASE
                                            1997       1996      (DECREASE)
                                          ---------  ---------   ----------
Production
     Natural Gas (MMcf).................     14,603     15,783        (7%)
     Oil (MBbls)........................        914        751        22%
     MMCFE..............................     20,087     20,289        (1%)
Average Sales Price:
     Natural Gas ($/Mcf)................  $    2.70  $    2.44        11%
     Oil ($/Bbl)........................  $   19.72  $   21.92       (10%)
     MCFE ($/Mcf).......................  $    2.86  $    2.71         6%
Gross Revenues (000's)
     Natural Gas........................  $  39,398  $  38,454         2%
     Oil................................     18,021     16,462         9%
     Pipeline...........................        221        207         7%
                                          ---------  ---------       ---
          Total:........................  $  57,640  $  55,123         5%
                                          =========  =========       ===

     OPERATING EXPENSES. Oil and natural gas operating expenses increased $984,000 to $5,680,000 in 1997, compared to $4,696,000 in 1996. The increase was primarily due to added operating expenses related to 10 additional wells brought on production during 1997. As a percentage of operating revenues, oil and natural gas operating expenses increased to 9.9% for 1997, compared to 8.5% for 1996. This increase is primarily attributable to the Company placing a higher proportion of oil wells on stream during the year, which historically have had higher operating expenses than natural gas wells.

     SEVERANCE AND AD VALOREM TAXES. Severance and ad valorem taxes increased $488,000 to $2,165,000 in 1997, compared to $1,677,000 in 1996. This increase is partially the result of increased revenues relating to increased oil production and increased natural gas prices. In addition, severance and ad valorem taxes in 1996 were more heavily affected than in 1997 by a Louisiana severance tax reduction incentive for new field discoveries and wells drilled below 15,000 feet.

     DEPLETION AND DEPRECIATION. Depletion and depreciation expenses for the Company increased $995,000 to $26,337,000 in 1997, compared to $25,342,000 in
1996. The increase is primarily related to a 4% increase in the depletion rate during 1997.

     INTEREST AND OTHER INCOME. Interest and other income decreased $917,000 to $693,000 for 1997 as compared to $1,610,000 for 1996. The decrease was due primarily to decreases in cash balances.

     GENERAL AND ADMINISTRATIVE EXPENSE. General and administrative expenses increased $1,422,000 to $7,192,000 in 1997, compared to $5,770,000 in 1996. This increase was primarily due to increases in salaries and wages and related employee costs associated with the Company's expanded exploration and overall growth activities.

     INTEREST EXPENSE. Interest expense increased $2,567,000 to $5,149,000 in 1997 compared to $2,582,000 in 1996. This increase was primarily due to increased borrowings under the Company's credit facility to finance its on going exploration and development activities.

     IMPAIRMENT OF LONG-LIVED ASSETS. As previously described, the Company recorded a write-down of $24.1 million relating to its oil and gas properties due to significant decreases in oil and natural gas prices as of December 31, 1997.

     MERGER EXPENSES. As previously described in accordance with the pooling-of-interest method of accounting, the Company expensed $10.0 million of costs associated with the Cairn Merger.

     LITIGATION EXPENSES. As previously described, the Company incurred a charge of $6.2 million relating to the Amoco litigation.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

  OPERATING REVENUES AND PRODUCTION.

     For the fiscal year ended 1996, the Company reported significant increases in reserves, production and cash flow from oil and natural gas producing activities. These increases were the result of exploration activities in both its onshore and offshore properties. During 1996, the Company placed on production 13 wells. In addition, production levels benefitted from a full year of production from the Company's 12 wells that began producing in 1995 as well as from favorable market conditions during 1996 which significantly increased the prices received for both oil and natural gas over 1995 levels. The following table summarizes operating revenues, production volumes, and average sales prices for the Company's oil and natural gas for the years ended December 31, 1996 and 1995.

                                            YEAR ENDED         1996/95
                                           DECEMBER 31,       PERCENTAGE
                                       --------------------    INCREASE
                                         1996       1995      (DECREASE)
                                       ---------  ---------   ----------
Production
     Natural Gas (MMcf)..............     15,783     14,598         8%
     Oil (MBbls).....................        751        650        16%
     MMCFE...........................     20,289     18,498        10%
Average Sales Price:
     Natural Gas ($/Mcf).............  $    2.44  $    1.71        43%
     Oil ($/Bbl).....................      21.92      18.04        21%
     MCFE ($/Mcf)....................       2.71       1.99        36%
Gross Revenues (000's):
     Natural Gas.....................  $  38,454  $  25,012        54%
     Oil.............................     16,462     11,729        40%
     Pipeline........................        207        225        (8%)
                                                                   --
                                       ---------  ---------
          Total......................  $  55,123  $  36,966        49%
                                       =========  =========        ==

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
     OPERATING EXPENSES. Oil and natural gas operating expenses increased $961,000 to $4,696,000 in 1996 compared to $3,735,000 in 1995, primarily due to additional wells that were placed on production during 1996.

     SEVERANCE AND AD VALOREM TAXES. Severance and ad valorem taxes increased by $711,000 to $1,677,000 in 1996, compared to $966,000 in 1995. This increase was the result of the Company's increased oil and natural gas production and revenues and were partially offset by a Louisiana severance tax reduction incentive for new field discoveries and wells drilled below 15,000 feet.

     DEPLETION AND DEPRECIATION. Depletion and depreciation expense for the Company increased $6,851,000 to $25,342,000 for 1996, compared to $18,491,000 for 1995. The increases were primarily the result of increased production and a depletion rate increase during 1996.

     INTEREST AND OTHER INCOME. Interest and other income increased $346,000 to $1,610,000 during 1996, compared to $1,264,000 in 1995. This increase resulted from higher cash balances after a 1995 common stock offering and an increase in interest rates during 1996 from 1995.

     GENERAL AND ADMINISTRATIVE EXPENSE General and administrative expense increased $1,109,000 to $5,770,000 in 1996, compared to $4,661,000 in 1995. This increase was primarily due to increased employee costs associated with the Company's expanded exploration activities.

     INTEREST EXPENSE. Interest expense in 1996 remained relatively unchanged from 1995 levels. Interest expense was reduced by the retirement of TMRC's bank debt in late 1995 following TMRC's 1995 common stock which was offset by interest on increased borrowings under Cairn's credit facility.

LIQUIDITY AND CAPITAL RESOURCES

     WORKING CAPITAL. During the year ended December 31, 1997 and the three months ending March 31, 1998, the Company's liquidity needs were met from cash from operations and borrowings under the Company's credit facility. As of March 31, 1998, the Company had a cash balance of $6.5 million and negative working capital of $11 million. The decrease in both the cash balance and working capital reflects capital expenditures related to the Company's increasing exploration and development activities and reduced operating cash flows in the face of lower oil and natural gas prices.

     AMENDED CREDIT FACILITY. In May 1998, the Company amended and restated its existing credit facility (the "Amended Credit Facility") to provide for maximum borrowings, subject to borrowing base limitations, of up to $250 million. The Amended Credit Facility provides for a borrowing base of $150 million prior to consummation of the Shell Transactions. Following consummation of the Shell Transactions, the borrowing base will be redetermined and is expected to be $200 million. In the event the Shell Transactions are not consummated by September 30, 1998, the borrowing base will be redetermined on October 1, 1998.

     Borrowings under the Amended Credit Facility are secured by pledges of the outstanding capital stock of the Company's material subsidiaries and a mortgage of the Company's offshore oil and gas properties. The Amended Credit Facility will contain various restrictive covenants substantially similar to those currently contained in the existing credit facility, including, among other things, maintenance of certain financial ratios and restrictions on cash dividends on the Company's common stock. Borrowings under the Amended Credit Facility mature five years from the date of execution of the definitive agreements governing the Amended Credit Facility.

     Under the Amended Credit Facility, the Company may secure either an alternative base rate loan, which bears interest at a rate per annum equal to
(i) the greater of Chase's prime rate, a CD-based rate of federal funds based rate, or (ii) a eurodollar based rate loan that bears interest, generally, at a rate per annum equal to the London interbank offered rate (determined by reference to automated quotation system) plus 1.0% to 2.0% depending on the Company's ratio of the aggregate outstanding loans to the borrowing base. The Amended Credit Facility also provides for commitment fees ranging from .3% to
 .5% per annum.

     At May 12, 1998, the Company had outstanding $130 million under its credit facility.

     CAPITAL EXPENDITURES. Capital expenditures during the three months ended March 31, 1998 consisted of $23.5 million for property and equipment additions related to exploration and development of various prospects, including leases, seismic data acquisitions, and drilling and completion costs. The Company currently expects capital expenditures for the remainder of 1998 to be approximately $76 million. In addition, if the Shell Transactions are consummated, the Company expects to expand its onshore exploration program to take advantage of opportunities associated with the properties to be acquired. Capital expenditures associated with this expansion are expected to be approximately $25 million during 1998. These capital expenditures are expected to be funded through a combination of cash flow from the acquired properties and borrowings under the Amended Credit Facility or other debt or equity financings.

     In management's opinion, the Company will have sufficient capital resources to fund its operations. Future requirements, however, will depend upon the success of the Company's drilling program and the nature and extent of capital expenditures required for development of discoveries. In that regard, the Company anticipates that it may obtain additional capital through the issuance of debt, equity or convertible securities.

     It is the policy of the Company to retain its existing cash for reinvestment in the businesses of the Company and not to pay dividends with respect to its Common Stock in the foreseeable future. The Preferred Stock that will be issued upon closing of the LOPI Transaction will accrue an annual cash dividend of 4% of its stated value (with the dividend ceasing to accrue incrementally on one-third of the shares of Preferred Stock on the third, fourth and fifth anniversaries of the LOPI Transaction so that no dividends will accrue on any shares of Preferred Stock after the fifth anniversary of the closing of the LOPI Transaction).

NEW ACCOUNTING PRONOUNCEMENTS

     REPORTING COMPREHENSIVE INCOME. In June 1997, the Financial Accounting Standards Board (FASB) issued Statement No. 130 ("SFAS 130"), "Reporting Comprehensive Income," which establishes standards for reporting and displaying of comprehensive income in the financial statements. Comprehensive income is the total of net income and all other non-owner changes in equity. Adoption of this standard is not expected to have a material effect on the Company's financial statements.

     DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", which is effective for years beginning after December 15, 1997. SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS No. 131 is effective for financial statements for fiscal years beginning after December 15, 1997, and, therefore, the Company will adopt the new requirements retroactively in 1998. Management has not completed its review of SFAS No. 131, but does not anticipate that the adoption of this statement will have a significant effect on the Company's reported operations.

IMPACT OF YEAR 2000

     Some of the Company's computer programs were written using two digits rather than four to define the applicable year. As a result, those computer programs have time-sensitive software that recognizes a date using "00" as the year 1900 rather than the year 2000. If not corrected, this could cause a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities.

     The Company currently is in the process of converting its information systems to be Year 2000 compliant, the costs of which the Company does not believe will be material. The system conversion is estimated to be completed no later than December 31, 1998; however, it is possible that certain efforts will be delayed into 1999. The greatest Year 2000 compliance risk is that system conversion will be delayed beyond the anticipated completion date and the severe shortage of qualified information systems personnel, both internally and externally, could affect compliance efforts. The Company believes that with conversions to new software, the Year 2000 issue will not pose significant operational problems for its computer systems.

     The estimated cost and the anticipated date of system implementation are based on management's best estimates; however, there can be no assurance that these estimates will be achieved, and actual results could differ materially from those anticipated.

             MARKET PRICE OF COMMON STOCK AND DIVIDEND INFORMATION

     The Common Stock is traded on the NYSE under the symbol "TMR". Prior to April 3, 1997, the Common Stock was traded on the American Stock Exchange ("AMEX"). The following table sets forth the range of high and low sale prices for the Common Stock for the periods indicated, as reported on the NYSE and AMEX.

                                              HIGH        LOW
                                              ----        ---
TWELVE MONTHS ENDED DECEMBER 31, 1996
     Quarter ended March 31, 1996....         14         10 3/4
     Quarter ended June 30, 1996.....         13          9
     Quarter ended September 30,
       1996..........................         15 1/8      9 5/16
     Quarter ended December 31,
       1996..........................         18 1/2     14 5/8
TWELVE MONTHS ENDED DECEMBER 31, 1997
     Quarter ended March 31, 1997....         17 1/8     12 1/4
     Quarter ended June 30, 1997.....         13 1/2     11
     Quarter ended September 30,
       1997..........................         14 3/8      9 7/8
     Quarter ended December 31,
       1997..........................         14 1/8      7 3/4
TWELVE MONTHS ENDED DECEMBER 31, 1998
     Quarter ended March 31, 1998....            9/16     7 3/16
     (Through June 8, 1998)..........            9/16     6 7/16

     The closing sales price of the Common Stock on the NYSE on March 27, 1998, the day preceding the public announcement of the signing of the LOPI Agreement, was $8.00. The closing price of the Common Stock on the NYSE on June 8, 1998, was $7 per share.

     Following the Shell Transactions, the Common Stock will continue to be traded on the NYSE under the symbol "TMR".

     The Company has not declared or paid any dividends during the past three fiscal years and does not intend to pay cash dividends on the Common Stock in the foreseeable future. The Company currently intends to retain its cash for the continued development of its business, including exploratory and development drilling activities. The Company also is currently restricted under its credit agreement from expending more than $500,000 in the aggregate for cash dividends on Common Stock or for purchases of shares of Common Stock without the prior consent of the lenders. The lenders have agreed to permit the payment of dividends on the Preferred Stock, subject to such payment not otherwise creating an event of default under the credit agreement.

NYSE LISTING

     As a condition to the closing of the LOPI Transaction, the shares of Common Stock to be issued upon consummation of the LOPI Transaction and the shares of Common Stock to be issued upon conversion of the Preferred Stock issued in the LOPI Transaction will be approved for listing on the NYSE, subject to official notice of issuance.

                 STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND
                           MANAGEMENT OF THE COMPANY

     The following table sets forth information, as of the Record Date, with respect to the beneficial ownership of Common Stock by (a) each director, (b) each executive officer required to be named in the Summary Compensation Table contained in the Company's Annual Report on Form 10-K, as amended, (c) each shareholder known by the Company to be the beneficial owner of more than 5% of the Common Stock and (d) all officers and directors of the Company as a group.

                                                                      NO. OF SHARES
                                                                          TO BE
                                           NO. OF                       ACQUIRED       NO. OF SHARES
                                           SHARES                        IN THE         OWNED AFTER       PERCENT
                                        BENEFICIALLY                      LOPI           THE LOPI       AFTER LOPI
                NAME                      OWNED(1)      PERCENT(1)     TRANSACTION      TRANSACTION     TRANSACTION
-------------------------------------   ------------    ----------    -------------    -------------    -----------
Joseph A. Reeves, Jr.(2).............      1,632,948        4.7%           289,753        1,922,701          4.1%
     15995 N. Barkers Landing
     Suite 300
     Houston, Texas 77079
Michael J. Mayell(3).................      1,536,820        4.5            289,753        1,826,573          4.1
     15995 N. Barkers Landing
     Suite 300
     Houston, Texas 77079
P. Richard Gessenger(4)..............         10,750       *                18,750           29,500        *
Kevin McMichael(5)...................          6,250       *                18,750           25,000        *
Lloyd V. DeLano(6)...................         46,543       *                 6,250           52,793        *
James T. Bond(7).....................         18,500       *               --                18,500        *
Joe E. Kares(8)......................         51,250       *               --                51,250        *
Gary A. Messersmith(9)...............          7,700       *               --                 7,700        *
Jack A. Prizzi(10)...................         61,500       *               --                61,500        *
All executive officers and directors
  as a group (9 persons) (2), (3),
  (4), (5), (6), (7), (8), (9), (10).      3,372,261        9.4            623,256        3,995,517          8.2
SLOPI(11)............................        --           --            24,909,030       24,909,030         42.7
Mellon Bank Corporation(12)..........      2,815,603        8.4            --             2,815,603          6.2
Phemus Corporation(13)...............      2,785,860        8.3            --             2,785,860          6.1
KAIM Non-Traditional, L.P.(14).......      2,068,576        6.2            --             2,068,576          4.5
Warburg Pincus Counsellors,
  Inc.(15)...........................      1,967,050        5.9            --             1,967,050          4.3

------------
  *  Less than 1%

 (1) Shares of Common Stock which are not outstanding but which can be acquired by a person upon exercise of an option or warrant within 60 days are deemed outstanding for the purpose of computing the number and percentage of outstanding shares beneficially owned by such person.

 (2) Includes 341,178 shares, 714,000 shares and 243,500 shares of Common Stock that Mr. Reeves has the right to acquire upon the exercise of the General Partner Warrant, executive officer warrants and stock options under the Company's stock option plans, respectively. Mr. Reeves' ownership following the LOPI Transaction reflects the adjustment to the General Partner Warrants currently held by him and the vesting of options as a result of the LOPI Transaction.

 (3) Includes 341,178 shares, 714,000 shares and 243,500 shares of Common Stock that Mr. Mayell has the right to acquire upon the exercise of the General Partner Warrant, executive officer warrants and stock options under the Company's stock option plans, respectively. Mr. Mayell's ownership following the LOPI Transaction reflects the adjustment to the General Partner Warrants currently held by him and the vesting of options as a result of the LOPI Transaction.

 (4) Includes 6,250 shares of Common Stock that Mr. Gessenger has the right to acquire upon the exercise of stock options under the Company's stock option plans. Excludes 18,750 shares underlying options not exercisable within 60 days. Mr. Gessenger's ownership following the LOPI Transaction reflects the vesting of options as a result of the LOPI Transaction.

 (5) Includes 6,250 shares of Common Stock that Mr. McMichael has the right to acquire upon the exercise of stock options under the Company's stock option plans. Excludes 18,750 shares underlying options not exercisable within 60 days. Mr. McMichael's ownership following the LOPI Transaction reflects the vesting of options as a result of the LOPI Transaction.

 (6) Includes 44,376 shares of Common Stock that Mr. DeLano has the right to acquire upon the exercise of stock options under the Company's stock option plans. Excludes 10,625 shares underlying options not exercisable within 60 days. Mr. DeLano's ownership following the LOPI Transaction reflects the vesting of options as a result of the LOPI Transaction.

 (7) Includes 7,500 shares of Common Stock that Mr. Bond has the right to acquire upon the exercise of stock options under the Company's stock option plans. Excludes 22,500 shares underlying options not exercisable within 60 days.

 (8) Includes 36,250 shares of Common Stock that Mr. Kares has the right to acquire upon the exercise of stock options under the Company's stock option plans. Excludes 3,750 shares underlying options not exercisable within 60 days.

 (9) Includes 7,500 shares of Common Stock that Mr. Messersmith has the right to acquire upon the exercise of stock options under the Company's stock option plans. Excludes 22,500 shares underlying options not exercisable within 60 days.

(10) Includes 43,750 shares of Common Stock that Mr. Prizzi has the right to acquire upon the exercise of stock options under the Company's stock option plans. Excludes 11,250 shares underlying options not exercisable within 60 days.

(11) SLOPI's address is P.O. Box 7986, Newark, Delaware. Includes 12,082,030 shares of Common Stock issued at the closing as well as an estimated 12,827,000 shares of Common Stock issued upon conversion of the Preferred Stock. The calculation of SLOPI's beneficial ownership following consummation of the LOPI Transaction assumes that the Preferred Stock has been converted to Common Stock but does not assume that any other outstanding options or warrants have been exercised. On a Fully-Diluted basis, which assumes that all outstanding options and warrants are exercised, SLOPI's beneficial ownership would be 39.9%.

(12) The business address of Mellon Bank Corporation is One Mellon Bank Center, Pittsburgh, Pennsylvania 15258.

(13) The business address of Phemus Corporation is 600 Atlantic Avenue, Boston, Massachusetts 02210-2203. Includes 20,000 shares issued pursuant to the exercise of stock options exercisable within 60 days.

(14) The business address of KAIM Non-Traditional, L.P. is 1800 Avenue of the Stars, 2nd Floor, Los Angeles, California 90067.

(15) The business address of Warburg Pincus Counsellors, Inc. is 466 Lexington Avenue, New York, New York 10017.

               RELATIONSHIPS WITH INDEPENDENT PUBLIC ACCOUNTANTS

     It is expected that representatives of Ernst & Young LLP will be present at the Special Meeting to respond to appropriate questions of shareholders and to make a statement if they so desire.

                            SHAREHOLDERS' PROPOSALS

     Any proposals of shareholders of Common Stock intended to be presented at the Annual Meeting of Shareholders of the Company to be held in 1999 must be received by the Company, addressed at its principal executive offices, 15995 N. Barkers Landing, Suite 300, Houston, Texas 77079, no later than March 1, 1999, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                           GLOSSARY OF DEFINED TERMS

     The following capitalized terms used in this Proxy Statement shall have the meanings assigned to them below. Certain of the definitions set forth below apply to the indicated terms commonly used in the oil and natural gas industry and in this Proxy Statement. Unless otherwise noted herein, MCFEs are determined using the ratio of six Mcf of natural gas to one barrel of oil, condensate or natural gas liquids, which approximates the relative energy content of crude oil, condensate and natural gas liquids as compared to natural gas. Prices have historically been substantially higher for crude oil than natural gas on an energy equivalent basis. Gross acres shall mean those acres in which LOPI, SWEPI or the Company, as the case may be, shall have any percentage of the working interest. Net acres or wells shall be determined by multiplying gross acres or wells by the relevant working percentage interest therein.

          "Bbl" means barrel and "Bbls" means barrels.

          "Bcf" means billion cubic feet.

          "BCFE" means billion cubic feet of natural gas equivalent.

          "Btu" means British Thermal Unit.

          "Business Combination Transaction" means a merger, consolidation, "business combination" as defined in Part Thirteen of the TBCA as in effect on the date of the LOPI Agreement, compulsory share exchange, recapitalization or other transaction in which TMRC is a constituent corporation or to which TMRC is a party and pursuant to which the shares of Common Stock are exchanged for cash, securities or other property, or a sale of all or substantially all of the assets of TMRC and its subsidiaries, taken as a whole; provided that none of the following shall be deemed a Business Combination Transaction: (i) a merger, consolidation, compulsory share exchange, recapitalization or other transaction in which the beneficial ownership of the capital stock of TMRC or the surviving corporation of the transaction (or of the ultimate parent of TMRC or of such surviving corporation) immediately after the consummation of such transaction is substantially the same as the ownership of the capital stock of TMRC immediately prior to the consummation of the transaction or (ii) a merger (A) in which TMRC is the surviving corporation, (B) in which all shares of Common Stock immediately prior to the consummation of such merger remain outstanding immediately after the consummation thereof, (C) as a result of the consummation of which no person will own a majority of the then outstanding shares of Common Stock and (D) following the consummation of which the Continuing Directors will represent a majority of the Board of Directors of TMRC.

          "Continuing Directors" means (i) any member of the Board of Directors of TMRC, while such person is a member of such Board of Directors, who (A) was a member of the Board of Directors of TMRC prior to the Effective Time or (B) is recommended or elected to the Board of Directors by a majority of the Continuing Directors to fill a vacancy arising as a result of an increase in the number of directors of TMRC occurring after the date of the LOPI Agreement, and (ii) any successor of a Continuing Director, while such successor is a member of the Board of Directors of TMRC, who is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

          "Fully-Diluted" means, at any time, the sum of (i) the shares of Common Stock then outstanding plus (ii) the number of shares of Common Stock reserved for issuance or issuable in connection with the exercise, exchange or conversion of options, warrants or securities of TMRC then outstanding which are exercisable or exchangeable for shares of Common Stock or are convertible into shares of Common Stock (including, without limitation, the Preferred Stock).

          "MBbls" means thousand barrels.

          "Mcf" means thousand cubic feet of natural gas.

          "MMBbls" means million barrels.

          "MMBtu" means million Btus.

          "MMcf" means million cubic feet.

          "MCFE" means thousand cubic feet of natural gas equivalent.

          "MMCFE" means million cubic feet of natural gas equivalent.

          "Operating Cash Flow" means oil and gas revenues less oil and gas operating expenses.

          "Present Value of Future Net Revenues" or "Present Value of Proved Reserves" or "SEC PV-10" means the present value of estimated future revenues to be generated from the production of proved reserves calculated in accordance with Commission guidelines, net of estimated production and future development costs, using prices and costs as of the date of estimation without future escalation, without giving effect to non-property related expenses such as general and administrative expenses, debt service, future income tax expenses and depreciation, depletion and amortization, and discounted using an annual discount rate of 10%.

          "Private Placement" means a transfer of shares of Common Stock or Preferred Stock pursuant to a transaction not involving a Pubic Offering; provided, however, that (A) the sale of shares of Common Stock or Preferred Stock pursuant to a tender or exchange offer is not a Private Placement;
     (B) a Private Placement shall not include a transfer to any person or entity who, directly or indirectly, has as one of its material businesses the exploration, development or production of crude oil or natural gas (an "E&P Company") if, as a result of such Private Placement, such E&P
     Company would beneficially own and/or have the right to acquire upon conversion of shares of Preferred Stock, such number of shares of Common Stock as would constitute 10% or more of the then outstanding shares of Common Stock, (x) unless any such E&P Company acquiring such amount of securities enters into an agreement with TMRC limiting the transfer of such shares on substantially the same terms as the Stock Rights and Restrictions Agreement except that the term of such agreement shall be 10 years from the date of such agreement and (y) if any such E&P Company is acquiring registration rights under the Registration Rights Agreement, it must agree that, although any underwriter for such E&P Company shall have customary access to TMRC to perform its due diligence obligations, such underwriter will be subject to confidentiality obligations that prohibit the sharing or disclosure of non-public information with such E&P Company; and (C) a private placement shall not include a transfer of shares of Common Stock or Preferred Stock to any party in which following such transfer such party beneficially owns or has the right to acquire upon conversion of the Preferred Stock more than 10% of the Common Stock of TMRC unless such party enters into an agreement with TMRC with terms and conditions restricting the transfer of such shares substantially similar to those contained herein except that the term of such agreement shall be for 10 years from the date of such agreement. For purposes of the foregoing, in determining whether any person beneficially owns shares of Common Stock or shares of Preferred Stock, SLOPI and its affiliates shall be entitled to rely exclusively on the existence or non-existence of any reports on Schedule 13D that may have been filed by such person with the Commission, without having to make any inquiry of such person or otherwise.

          "Public Offering" means a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act.

          "TBCA" means the Texas Business Corporation Act, as amended.

                         INDEX OF FINANCIAL STATEMENTS

                                        PAGE
                                        ----
CONSOLIDATED FINANCIAL STATEMENTS OF
  THE MERIDIAN RESOURCE CORPORATION:
     Report of Independent
     Auditors........................    F-2
     Consolidated Statements of
      Operations for the years ended
       December 31, 1997, 1996 and
      1995...........................    F-3
     Consolidated Balance Sheets as
      of December 31, 1997 and
      1996...........................    F-4
     Consolidated Statements of Cash
      Flows for the year ended
      December 31, 1997, 1996 and
      1995...........................    F-5
     Consolidated Statements of
      Changes in Stockholders' Equity
      for the years ended December
      31, 1997, 1996 and 1995........    F-6
     Notes to Consolidated Financial
     Statements......................    F-7
     Consolidated Statements of
      Operations for the three months
      ended March 31, 1998 and 1997
      (Unaudited)....................   F-23
     Consolidated Balance Sheets as
      of March 31, 1998 (Unaudited)
      and December 31, 1997..........   F-24
     Consolidated Statements of Cash
      Flows for the three months
      ended March 31, 1998 and 1997
      (Unaudited)....................   F-25
     Notes to Consolidated Financial
      Statements.....................   F-26
STATEMENTS OF REVENUES AND DIRECT
  OPERATING EXPENSES
  FOR THE LOPI PROPERTIES:
     Report of Independent
      Accountants....................   F-28
     Statements of Revenues and
      Direct Operating Expenses for
      the years ended
       December 31, 1997, 1996 and
      1995 and the three months ended
      March 31, 1998 and 1997........   F-29
     Notes to Statements of Revenues
      and Direct Operating
      Expenses.......................   F-30
STATEMENTS OF REVENUES AND DIRECT
  OPERATING EXPENSES
  FOR THE SWEPI PROPERTIES:
     Report of Independent
      Accountants....................   F-34
     Statements of Revenues and
      Direct Operating Expenses for
      the years ended
       December 31, 1997, 1996 and
      1995 and the three months ended
      March 31, 1998 and 1997........   F-35
     Notes to Statements of Revenues
      and Direct Operating
      Expenses.......................   F-36

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
The Meridian Resource Corporation

     We have audited the accompanying consolidated balance sheets of The Meridian Resource Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Meridian Resource Corporation and subsidiaries at December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                         ERNST & YOUNG LLP

March 10, 1998,
except for Note 7,
as to which the date
is March 27, 1998
Houston, Texas

               THE MERIDIAN RESOURCE CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                           YEAR ENDED DECEMBER 31,
                                       --------------------------------
                                          1997       1996       1995
                                       ----------  ---------  ---------
                                       (IN THOUSANDS, EXCEPT PER SHARE
                                                    DATA)
REVENUES:
     Oil and natural gas.............  $   57,640  $  55,123  $  36,966
     Interest and other..............         693      1,610      1,264
                                       ----------  ---------  ---------
                                           58,333     56,733     38,230
                                       ----------  ---------  ---------
COSTS AND EXPENSES:
     Oil and natural gas operating...       5,680      4,696      3,735
     Severance and ad valorem
     taxes...........................       2,165      1,677        966
     Depletion and depreciation......      26,337     25,342     18,491
     General and administrative......       7,192      5,770      4,661
     Interest........................       5,149      2,582      2,589
     Impairment of long-lived
     assets..........................      24,141     --            300
     Merger expenses.................       9,998     --         --
     Litigation expenses and loss
     provision.......................       6,205     --         --
                                       ----------  ---------  ---------
                                           86,867     40,067     30,742
                                       ----------  ---------  ---------
INCOME (LOSS) BEFORE INCOME TAXES....     (28,534)    16,666      7,488
INCOME TAX EXPENSE (BENEFIT).........           7        (26)        30
                                       ----------  ---------  ---------
NET INCOME (LOSS)....................  $  (28,541) $  16,692  $   7,458
                                       ==========  =========  =========
NET INCOME (LOSS) PER SHARE:
     Basic...........................  $    (0.85) $    0.50  $    0.25
                                       ==========  =========  =========
     Diluted.........................  $    (0.85) $    0.47  $    0.23
                                       ==========  =========  =========
WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES:
     Outstanding.....................      33,383     33,399     30,207
                                       ==========  =========  =========
     Assuming dilution...............      33,383     35,484     31,984
                                       ==========  =========  =========

                See notes to consolidated financial statements.

               THE MERIDIAN RESOURCE CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                               DECEMBER 31,
                                          ----------------------
                                             1997        1996
                                          ----------  ----------
                                          (IN THOUSANDS, EXCEPT
                                             PER SHARE DATA)

                 ASSETS
CURRENT ASSETS:
Cash and cash equivalents...............  $    8,083  $   23,705
Accounts receivable.....................      10,920      12,020
Due from affiliates.....................       3,038         857
Prepaid expenses and other..............       1,130         587
                                          ----------  ----------
     Total current assets...............      23,171      37,169
                                          ----------  ----------
PROPERTY AND EQUIPMENT:
Oil and natural gas properties, full
  cost method (including $51,883,000
  [1997] and $54,454,000 [1996] not
  subject to depletion).................     409,310     298,446
Land....................................         478         478
Equipment...............................       4,618       3,586
                                          ----------  ----------
                                             414,406     302,510
Less accumulated depletion and
  depreciation..........................    (145,719)    (95,246)
                                          ----------  ----------
                                             268,687     207,264
                                          ----------  ----------
OTHER ASSETS, NET.......................         700       1,324
                                          ----------  ----------
                                          $  292,558  $  245,757
                                          ==========  ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable.....................  $    7,735  $    10,528
Revenues and royalties payable.......       5,991        5,530
Accrued liabilities..................      20,330       16,267
Current maturities of long-term
debt.................................         110      --
                                       ----------  -----------
          Total current
        liabilities..................      34,166       32,325
                                       ----------  -----------
LONG-TERM DEBT.......................     107,085       42,000
                                       ----------  -----------
COMMITMENTS AND CONTINGENCIES........      --          --
LITIGATION LIABILITIES...............       6,205      --
                                       ----------  -----------
STOCKHOLDERS' EQUITY:
Preferred stock, $1.00 par value
  (25,000,000 shares authorized, none
  issued and outstanding)............      --          --
Common stock, $0.01 par value
  (100,000,000 shares authorized,
  33,481,261 [1997] and 33,422,556
  [1996] issued).....................         336          334
Additional paid-in capital...........     172,023      170,086
Accumulated earnings (deficit).......     (26,106)       2,435
Unamortized deferred compensation....        (309)        (343)
                                       ----------  -----------
                                          145,944      172,512
Treasury stock, at cost (46,792
  [1997] and 60,000 [1996] shares)...        (842)      (1,080)
                                       ----------  -----------
          Total stockholders'
        equity.......................     145,102      171,432
                                       ----------  -----------
                                       $  292,558  $   245,757
                                       ==========  ===========

                See notes to consolidated financial statements.

               THE MERIDIAN RESOURCE CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                            YEAR ENDED DECEMBER 31,
                                       ----------------------------------
                                          1997        1996        1995
                                       ----------  ----------  ----------
                                                 (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................  $  (28,541) $   16,692  $    7,458
  Adjustments to reconcile net income
     (loss) to net cash provided by
     operating activities:
     Depletion and depreciation......      26,337      25,342      18,491
     Amortization of other assets....         671         519         410
     Non-cash compensation...........       1,815         719          63
     Impairment of long-lived
       assets........................      24,141      --             300
     Litigation expenses and loss
       provision.....................       6,205      --          --
  Changes in assets and liabilities:
     Accounts receivable.............       1,100      (6,605)     (2,215)
     Due from affiliates.............      (2,181)        314        (487)
     Accounts payable................      (2,793)      2,515       3,933
     Revenues and royalties
       payable.......................         461       2,164       2,667
     Accrued liabilities and other...       5,930        (228)       (255)
                                       ----------  ----------  ----------
Net cash provided by operating
  activities.........................      33,145      41,432      30,365
                                       ----------  ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Property and equipment additions,
     net.............................    (114,311)    (83,350)    (44,809)
  Proceeds from sale of oil and
     natural gas properties..........      --             502       1,920
                                       ----------  ----------  ----------
Net cash used in investing
  activities.........................    (114,311)    (82,848)    (42,889)
                                       ----------  ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt.......     156,234      26,500      13,800
  Reductions in long-term debt.......     (91,039)     --         (21,800)
  Common stock offering, net of
     issuance costs..................      --          --          53,464
  Exercise of stock options..........         396         177         254
  Payment of deferred loan costs and
     other financing costs...........         (47)       (767)       (276)
                                       ----------  ----------  ----------
Net cash provided by financing
  activities.........................      65,544      25,910      45,442
                                       ----------  ----------  ----------
NET CHANGE IN CASH AND CASH
  EQUIVALENTS........................     (15,622)    (15,506)     32,918
CASH AND CASH EQUIVALENTS AT
  BEGINNING OF YEAR..................      23,705      39,211       6,293
                                       ----------  ----------  ----------
CASH AND CASH EQUIVALENTS AT END OF
  YEAR...............................  $    8,083  $   23,705  $   39,211
                                       ==========  ==========  ==========

                See notes to consolidated financial statements.

               THE MERIDIAN RESOURCE CORPORATION AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                                 (IN THOUSANDS)

                                               COMMON STOCK       ADDITIONAL     ACCUMULATED   UNAMORTIZED       TREASURY STOCK
                                           --------------------    PAID-IN        EARNINGS       DEFERRED       ----------------
                                           SHARES     PAR VALUE    CAPITAL        (DEFICIT)    COMPENSATION     SHARES     COST
                                           ------     ---------   ----------     -----------   ------------     ------     -----
Balance, December 31, 1994, as
  previously reported...................   10,593       $ 106      $ 37,151       $  (4,899)       --            --         --
Adjustment for pooling-of-interests.....   17,240         173        77,970         (16,816)       --            --         --
                                           ------     ---------   ----------     -----------   ------------     ------     -----
Balance, December 31, 1994, as
  restated..............................   27,833         279       115,121         (21,715)       --            --         --
    Common stock offering, net of
      issuance costs....................    5,482          55        53,409          --            --            --         --
    Exercise of stock options...........       64       --              254          --            --            --         --
    Company's 401(k) plan
      contribution......................        5       --               63          --            --            --         --
    Net income..........................     --         --           --               7,458        --            --         --
                                           ------     ---------   ----------     -----------   ------------     ------     -----
Balance, December 31, 1995..............   33,384         334       168,847         (14,257)       --            --         --
    Exercise of stock options...........       25       --              177          --            --            --         --
    Issuance of rights to common
      stock.............................     --         --              910          --              (910)       --         --
    Compensation expense................     --         --           --              --               567        --         --
    Treasury shares acquired............     --         --           --              --            --             (60)     (1,080)
    Company's 401(k) plan
      contribution......................       13       --              152          --            --            --         --
    Net income..........................     --         --           --              16,692        --            --         --
                                           ------     ---------   ----------     -----------   ------------     ------     -----
Balance, December 31, 1996..............   33,422         334       170,086           2,435          (343)        (60)     (1,080)
    Exercise of stock options...........       55           1           395          --            --            --         --
    Company's 401(k) plan
      contribution......................        4       --              (57)         --            --              13        238
    Issuance of rights to common
      stock.............................     --             1         1,599          --            (1,600)       --         --
    Compensation expense................     --         --           --              --             1,634        --         --
    Net loss............................     --         --           --             (28,541)       --            --         --
                                           ------     ---------   ----------     -----------   ------------     ------     -----
Balance, December 31, 1997..............   33,481       $ 336      $172,023       $ (26,106)     $   (309)        (47)     $(842)
                                           ======     =========   ==========     ===========   ============     ======     =====

                                           TOTAL
                                          --------
Balance, December 31, 1994, as
  previously reported...................  $ 32,358
Adjustment for pooling-of-interests.....    61,327
                                          --------
Balance, December 31, 1994, as
  restated..............................    93,685
    Common stock offering, net of
      issuance costs....................    53,464
    Exercise of stock options...........       254
    Company's 401(k) plan
      contribution......................        63
    Net income..........................     7,458
                                          --------
Balance, December 31, 1995..............   154,924
    Exercise of stock options...........       177
    Issuance of rights to common
      stock.............................     --
    Compensation expense................       567
    Treasury shares acquired............    (1,080)
    Company's 401(k) plan
      contribution......................       152
    Net income..........................    16,692
                                          --------
Balance, December 31, 1996..............   171,432
    Exercise of stock options...........       396
    Company's 401(k) plan
      contribution......................       181
    Issuance of rights to common
      stock.............................     --
    Compensation expense................     1,634
    Net loss............................   (28,541)
                                          --------
Balance, December 31, 1997..............  $145,102
                                          ========

                See notes to consolidated financial statements.

               THE MERIDIAN RESOURCE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION AND BASIS OF PRESENTATION

     The Meridian Resource Corporation together with its subsidiaries, (the "Company" or "TMRC") explores for, develops and produces oil and natural gas reserves, principally located onshore and offshore Louisiana and southeast Texas. The Company was initially organized in 1985 as a master limited partnership and operated as such until 1990 when it converted into a corporation through a merger with a limited partnership of which the Company was the sole limited and general partner. On November 5, 1997, Cairn Energy USA, Inc. ("Cairn") merged with a subsidiary of the Company (see note 6). The merger was accounted for as a pooling of interests and, accordingly, the accompanying financial statements have been restated to include the financial position and results of operations of Cairn for all periods presented.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF CONSOLIDATION

     These consolidated financial statements reflect the accounts of TMRC and its subsidiaries after elimination of all significant intercompany transactions and balances.

  PROPERTY AND EQUIPMENT

     The Company follows the full cost method of accounting for its investments in oil and natural gas properties. The Company capitalizes all direct and certain indirect costs associated with the acquisition, exploration and development costs of oil and natural gas reserves. Included in capitalized costs are general and administrative costs that are directly identified with acquisition, exploration and development activities. Proceeds from sale of oil and natural gas properties are credited to the full cost pool, unless the sale involves a significant quantity of reserves, in which case a gain or loss is recognized. Under the rules of the Securities and Exchange Commission ("SEC") for the full cost method of accounting, the net carrying value of oil and natural gas properties is limited to the sum of the present value (10% discount rate) of the estimated future net cash flows from proved reserves, based on the current prices and costs, plus the lower of cost or estimated fair market value of unproved properties.

     Capitalized costs of proved oil and natural gas properties are depleted on a unit of production method using proved oil and natural gas reserves as reviewed by independent petroleum engineers. Costs depleted include all capitalized cost (less accumulated depletion); estimated future expenditures (based on current costs) to be incurred in developing proved reserves; and the estimated dismantlement, restoration, and abandonment costs. Estimated future abandonment, dismantlement and site restoration costs include costs to dismantle, relocate and dispose of the Company's offshore production platforms, gathering systems, wells and related structures. Such costs related to onshore properties, net of estimated salvage values, are not expected to be significant. Equipment is recorded at cost, and depreciation is determined using an accelerated depreciation method basis over the estimated useful lives of the assets.

  CASH AND CASH EQUIVALENTS

     For purposes of the statements of cash flows, cash equivalents include time deposits, certificates of deposit and all highly liquid instruments with original maturities of three months or less.

  CONCENTRATION OF CREDIT RISK

     Substantially all of the Company's receivables are due from oil and natural gas producing companies located in the United States.

  REVENUE RECOGNITION

     TMRC recognizes oil and natural gas revenue from its interests in producing wells as oil and natural gas is produced and sold from those wells. Oil and natural gas sold is not significantly different from TMRC's share of production.

               THE MERIDIAN RESOURCE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  EARNINGS PER SHARE

     In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement No. 128, ("SFAS 128") "Earnings per Share," which simplifies the computation of earnings per share ("EPS"). SFAS 128 is effective for financial statements issued for periods ending after December 15, 1997, and requires restatement for all prior periods earnings per share data presentation. Under SFAS 128, the Company computes two earnings per share amounts -- basic EPS and EPS assuming dilution. Basic EPS (which replaces the current "primary earnings per share") is calculated based on the weighted average number of shares of common stock outstanding for the periods. EPS assuming dilution is based on the weighted average number of shares of common stock outstanding for the periods, including the dilutive effects of stock options and warrants granted through December 31, 1997. Dilutive options and warrants that are issued during a period or that expire or are canceled during a period are reflected in the EPS assuming dilution computations for the time they were outstanding during the periods being reported. Options where the exercise price of the options exceeds the average price for the period are considered antidilutive, and therefore are not included in the calculation of dilutive shares.

  STOCK OPTIONS

     As permitted by SFAS No. 123, "Accounting for Stock Based Compensation," the Company will continue to follow the existing accounting requirements for stock options and stock-based awards contained in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations and consensus of the Emerging Issues Task Force in terms of measuring compensation expense.

  COMPREHENSIVE INCOME

     In June 1997, the FASB issued Statement No. 130 ("SFAS 130"), "Reporting Comprehensive Income," which establishes standards for reporting and displaying of comprehensive income in the financial statements. Comprehensive income is the total of net income and all other non-owner changes in equity. Adoption of this standard is not expected to have a material effect on the Company's financial statements.

  ESTIMATES IN FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  CHANGES IN PRESENTATION

     Certain items in 1995 and 1996 have been reclassed to conform to 1997 presentation.

3.  IMPAIRMENT OF LONG-LIVED ASSETS

     The Company recognized a $24.1 million non-cash write-down of its oil and natural gas properties, under the full cost method of accounting, primarily as a result of declines in both oil and natural gas prices which significantly lowered the present value of proved oil and natural gas reserves at December 31, 1997. Prices for these commodities have since declined further and, based on prices in effect at March 1, 1998, an estimated additional write-down of $40 to $45 million would have been required had such prices been in effect on December 31, 1997. If oil and natural gas prices do not improve or if there are no other factors that offset the effect of lower prices, such as significant net additions to proved oil and gas reserves during the first quarter of 1998, the Company will recognize an additional property write-down at March 31, 1998.

               THE MERIDIAN RESOURCE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Because the carrying value of oil and natural gas properties has been reduced due to the full cost ceiling limitation such that the present value of the Company's proved oil and gas reserves do not exceed the Company's net oil and gas properties recorded on its balance sheet, there is an increased risk of future property write-downs due to factors that negatively affect the present value of proved oil and gas reserves, including volatile oil and natural gas prices and downward revisions in estimated proved oil and gas quantities and unsuccessful exploratory drilling operations.

4.  LONG-TERM DEBT

     In November 1997, the Company obtained a $125 million line of credit with The Chase Manhattan Bank ("Chase"). The Company's obligations under this facility are secured by the stock of The Meridian Resource & Exploration Company ("TMRX"), the Company's operating subsidiary, and certain other subsidiaries of the Company and Cairn's oil and gas properties. Under the terms of this facility, the Company may borrow, on a revolving basis, up to $125 million, subject to a borrowing base as determined from time to time by Chase. The Credit Agreement contains various restrictive covenants including, among other things, certain minimum financial ratios and restrictions on cash dividends. Borrowings under the Credit Agreement mature on November 5, 2002.

     Under the Credit Agreement, the Company may secure either an alternate base rate loan, which bears interest at a rate per annum equal to the greatest of (i) Chase's prime rate, (ii) a CD-based rate or Federal Funds-based rate, or a Eurodollar base rate loan, which bears interest, generally, at a rate per annum equal to the rate at which Chase is offered U. S. dollar deposits in the interbank Eurodollar market plus 1.0% to 1.75% depending on the Company's ratio of the aggregate outstanding loans and Letters of Credit to the borrowing base. The Credit Agreement also provides for commitment fees ranging from 0.3% to 0.5% per annum. The book value of the Company's floating-rate debt is considered representative of its fair value.

5.  COMMITMENTS AND CONTINGENCIES

  LITIGATION

     In June 1996, Amoco Production Company ("Amoco") filed suit against the Company in Louisiana State Court in Calcasieu Parish with respect to a dispute involving the drilling by the Company of the Company's Ben Todd No. 1 (TMRC) well in the Southwest Holmwood Field in which the Company ET AL and Amoco each hold a 50% leasehold interest. The case was removed to the United States District Court for the Western District of Louisiana in July 1996. The Ben Todd No. 1 (TMRC) well was drilled by the Company under a participation agreement between the Company and Amoco in which Amoco had a right to participate in the well. The well was drilled by the Company after providing notice to Amoco pursuant to the participation agreement of the Company's intent to drill the well and Amoco's failure to take action to elect to participate in the well. Prior to the drilling of the well, the Company had been advised by its advisors that the drilling of the well by the Company was permitted under the participation agreement by virtue of Amoco's refusal to reasonably consent to the well following TMRC's request to do so. Amoco also did not seek to enjoin the drilling of the well and accepted the benefits of the well following the drilling thereof as well as other benefits under the participation agreement and lease. Amoco alleged in its suit that the well was not permitted to be drilled under the agreement and sought to recover all the revenues from the well or have the production from the well stopped. Amoco requested that the trial court cancel the participation agreement and the Company's leasehold interest in the prospect, which includes the Company's 50% interest in the Ben Todd No. 2 (Amoco) well that was drilled prior to the Ben Todd No. 1 (TMRC) well on an agreed basis. The Company filed a counterclaim for breach of contract, unfair practices and other claims.

     On December 22, 1997, the Federal District Court entered a judgment against the Company in this matter and ordered that the Company was not permitted under the participation agreement to drill the Ben

               THE MERIDIAN RESOURCE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Todd No. 1 (TMRC) well and that the participation agreement and related lease had been terminated by virtue of the Company's drilling of the well. The trial court also dismissed the Company's counterclaims against Amoco. The trial court further ordered a reversion of the Company's rights with respect to the Ben Todd No. 1 (TMRC) and the Ben Todd No. 2 (Amoco) and directed TMRC to account for all production and monies received by it from the date of the cancellation of the lease. The Company has calculated the production and revenues received by it as operator from these properties to which the trial court has ordered to be returned to Amoco to be approximately 4.0 BCFE and $10.2 million. The Company recorded a charge of $6.2 million in the fourth quarter of 1997, representing its estimated portion of the potential loss, which is net of approximately $4.0 million of amounts that would be recoverable from third parties with respect to the Amoco lawsuit. Management does not expect any material additional charges to be made with respect to this matter. The Company has reported no reserves related to these properties as of December 31, 1997.

  GECO-PRAKLA

     In December 1996, the Company entered into an agreement with GECO-Prakla ("GECO"), a division of Schlumberger Technology Corporation. Under this agreement, GECO intends to acquire between 1,000 and 2,000 square miles of 3-D seismic data per year through the year 2000, including surveys which will be performed at the Company's request and direction. This agreement obligated the Company to acquire 1,100 square miles of 3-D seismic over a three year period. During 1997, TMRC purchased 605 square miles of seismic data, leaving an obligation of 495 square miles to be acquired from GECO over the remaining two years.

6.  MERGER

     On November 5, 1997, a wholly-owned subsidiary of the Company combined with Cairn pursuant to a merger agreement in which approximately 19.0 million shares of the Company's common stock were issued in exchange for all of the outstanding common stock of Cairn. The Company also reserved approximately 0.8 million shares for issuance in connection with Cairn's outstanding employee stock options plans. The transaction has been accounted for as a pooling of interests.

     Revenues and net income for the separate companies and the combined amounts presented in the consolidated financial statements follow.

                                         NINE MONTHS
                                            ENDED         YEAR ENDED      YEAR ENDED
                                        SEPTEMBER 30,    DECEMBER 31,    DECEMBER 31,
                                            1997             1996            1995
                                        -------------    ------------    ------------
                                                       (IN THOUSANDS)
Revenues:
     The Meridian Resource
     Corporation.....................      $21,159         $ 26,387        $ 12,267
     Cairn Energy USA, Inc. .........       21,103           30,346          25,963
                                        -------------    ------------    ------------
     Combined........................      $42,262         $ 56,733        $ 38,230
                                        =============    ============    ============
Net income:
     The Meridian Resource
     Corporation.....................      $ 3,747         $  7,134        $  2,153
     Cairn Energy USA, Inc. .........        3,203            6,638           5,235
     Merger adjustments..............        1,586            2,920              70
                                        -------------    ------------    ------------
     Combined........................      $ 8,536         $ 16,692        $  7,458
                                        =============    ============    ============

     Merger adjustments primarily relate to the recognition of deferred tax benefits in 1996. Certain amounts from Cairn's prior financial statements have been reclassified to conform to the Company's presentation.

               THE MERIDIAN RESOURCE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     In connection with the merger, the Company incurred significant financial advisor, legal, accounting, printing, severance and other costs. Under pooling of interests accounting, these costs, totaling approximately $10.0 million, were expensed in the fourth quarter of 1997. Accrued merger costs of approximately $5.9 million are included in accrued liabilities as of December 31, 1997.

7.  PROPOSED MERGER AND ACQUISITION OF OIL AND GAS INTERESTS

     On March 27, 1998, the Company and affiliates of Shell Oil Company (collectively, "Shell") executed a definitive merger agreement which, together with a separate purchase and sale agreement (collectively referred to as the "Shell Agreements" and the transactions contemplated by the Shell Agreements are referred to herein as the "Shell Transactions"), will result in the Company acquiring substantially all of Shell's producing and exploration properties in South Louisiana in exchange for shares of common and preferred stock to be issued pursuant to the merger agreement representing 39.9% of the common stock of the Company as of the closing, assuming exercise of all stock options, warrants and conversion of the preferred stock, and $42.5 million in cash to be paid pursuant to the separate purchase and sale agreement.

     The terms of the Shell Agreements call for Shell to receive a fixed 39.9% of the post-transaction common stock of the Company, assuming exercise of all stock options, warrants and conversion of the preferred stock, comprised of
12.082 million shares of common stock and shares of a new series of preferred stock (the "Preferred Stock") convertible into approximately 12.827 million shares of common stock. The Preferred Stock will have a stated value of $135 million, a 4% annual dividend for a period of five years (with the dividend reducing in amount by one-third in each year starting at the end of two years so that no dividends will be payable after five years) and a conversion price of approximately $10.52 per share. The Preferred Stock will convert automatically into common stock if the market price of the common stock is greater than or equal to 150% of the conversion price for 75 consecutive trading days. Terms of the Shell Transactions are not subject to changes in the market price of the common stock.

     To insure the Company's ability to function as an independent oil and gas company, Shell has agreed to restrict its discretionary voting rights on non-extraordinary corporate issues requiring a shareholder vote to 23% of the outstanding voting shares, with the remainder of its holdings to be voted in the same ratio as the shares voted by other shareholders and Shell's unrestricted shares. Shell also has agreed to restrictions on its ability to sell shares and will be provided with certain rights to purchase additional shares to the extent necessary to maintain at least a 21% beneficial ownership interest in the Company. Shell will be entitled to one seat on the Company's board of directors. The consummation of the Shell Transactions is subject to approval of the shareholders of the Company and certain other customary conditions. The Company currently anticipates that a closing of the Shell Transactions will occur either late in the second quarter or early in the third quarter of 1998.

8.  INCOME TAXES

     Components of the provision (benefit) for federal and state income taxes are as follows:

                                        1997       1996       1995
                                        -----      -----      -----
                                              (IN THOUSANDS)
Current..............................    $ 7       $ (26)     $ 30
Deferred.............................    --         --         --
                                        -----      -----      -----
                                         $ 7       $ (26)     $ 30
                                        =====      =====      =====

               THE MERIDIAN RESOURCE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Income tax expense as reported is reconciled to the federal statutory rate (35%) as follows:

                                         1997       1996       1995
                                       ---------  ---------  ---------
                                               (IN THOUSANDS)
Income tax provision (benefit)
computed at statutory rate...........  $  (9,987) $   5,833  $   2,621
Nondeductible merger costs...........      2,355     --         --
Nondeductible items -- other.........        111         95         35
Non-statutory options................     --         --            (51)
Decrease (increase) in percentage
depletion carryover..................         18       (263)      (302)
Change in valuation allowance........      7,597     (5,658)    (2,283)
Other................................        (87)       (33)        10
                                       ---------  ---------  ---------
                                       $       7  $     (26) $      30
                                       =========  =========  =========

     Deferred income taxes reflect the net tax effects of net operating losses, depletion carryovers, and temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

                                            1997       1996
                                          ---------  ---------
                                             (IN THOUSANDS)
Deferred tax assets:
     Net operating tax loss
       carryforward.....................  $  39,933  $  22,731
     Statutory depletion carryforward...        950        968
     Basis differential in equipment....        108        108
     Other..............................      3,094     --
     Less valuation allowance...........     (8,754)    (1,157)
                                          ---------  ---------
Total deferred tax assets...............     35,331     22,650
                                          ---------  ---------
Deferred tax liabilities:
     Exploration and development
       expenditures expensed for tax and
       capitalized for books............     35,261     22,580
     Basis differential in long-term
       investments......................         70         70
                                          ---------  ---------
Total deferred tax liabilities..........  $  35,331  $  22,650
                                          =========  =========
Net deferred tax asset (liability)......     --         --
                                          =========  =========

     As of December 31, 1997, the Company has approximately $114 million of net operating loss carryforwards which begin to expire in 2005. Some of the net operating loss carryforwards are subject to change in ownership and separate return limitations. The net operating loss carryforwards assume that certain items, primarily intangible drilling costs have been written off in the current year. However, the Company has not made a final determination if an election will be made to capitalize all or part of these items for tax purposes.

9.  STOCKHOLDERS' EQUITY

  COMMON STOCK

     In July 1995, the Company completed a public offering of 3,795,000 shares of common stock at a price of $10.50 per share. The total proceeds of the offering, net of issuance costs, received by the Company were approximately $36.9 million. The Company used a portion of these funds to retire $2.8 million in long-term

               THE MERIDIAN RESOURCE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

debt and the remainder of the proceeds is being used for additional drilling and other exploration and development activities and for other general corporate purposes.

     A public offering of 1,687,500 shares of Cairn's common stock at an offering price of $10.42 per share was closed on September 18, 1995. The total net proceeds of the offering totaling approximately $16.6 million, after issuance costs, were used to reduce Cairn's borrowings.

  TREASURY STOCK

     On December 9, 1996, the Board of Directors authorized the acceptance of 60,000 shares of the Company's common stock, based on the closing price of $18.00 per share, in satisfaction of certain obligations owed by affiliates of Messrs. Reeves and Mayell (See Note 13). The acquired stock will be used to fund the Company's future contributions to the employees' 401(k) plan. During 1997, the Company issued 13,208 shares of the Company's treasury stock to the employees' 401(k) plan.

  WARRANTS

     The Company had the following warrants to purchase TMRC common stock outstanding at December 31, 1997:

                                        NUMBER OF
                                       SHARES UNDER    EXERCISE
                WARRANTS                 WARRANT        PRICE       EXPIRATION DATE
------------------------------------   ------------    --------    ------------------
Executive Officer Warrants..........    1,428,000       $ 5.85             *
General Partner Warrants............      677,180       $ 0.28     December 31, 2015

------------

* A date one year following the date on which the respective warrant holder ceases to be an employee of the Company.

     On June 7, 1994, the shareholders of the Company approved a conversion of Class "B" Warrants held by Joseph A. Reeves, Jr. and Michael J. Mayell, which entitled each of them to purchase an aggregate of 714,000 shares of common stock, to Executive Officer Warrants. The Warrants expire one year following the date on which the respective officer ceases to be an employee of the Company. The Warrants further provide that in the event the officer's employment with the Company is terminated by the Company without "cause" or by the officer for "good reason," the officer will have the option to require the Company to purchase some or all of the Warrants held by the officer for an amount per Warrant equal to the difference between the exercise price, $5.85 per share, and the then prevailing market price of the common stock. The Company may satisfy this obligation with shares of its common stock.

               THE MERIDIAN RESOURCE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  STOCK OPTIONS

     Options to purchase the Company's common stock have been granted to officers, employees, nonemployee directors and certain key individuals, under various stock option plans. Options generally become exercisable in 25% cumulative annual increments beginning with the date of grant and expire at the end of ten years. At December 31, 1997, 1996 and 1995, 851,024, 913,221 and
808,491 shares, respectively, were available for grant under the plans. A summary of option transactions follows:

                                                          WEIGHTED
                                         NUMBER           AVERAGE
                                        OF SHARES      EXERCISE PRICE
                                        ---------      --------------
Outstanding at December 31, 1994.....   1,085,050          $ 6.24
     Granted.........................     522,950           11.01
     Exercised.......................     (63,539)           4.02
     Canceled........................     (14,311)           8.05
                                        ---------      --------------
Outstanding at December 31, 1995.....   1,530,150            7.94
     Granted.........................     480,550            9.64
     Exercised.......................     (24,710)           7.15
     Canceled........................     (34,110)          10.40
                                        ---------      --------------
Outstanding at December 31, 1996.....   1,951,880            8.30
     Granted.........................     332,926           11.79
     Exercised.......................     (55,327)           7.17
     Canceled........................    (157,292)           9.26
                                        ---------      --------------
Outstanding at December 31, 1997.....   2,072,187          $ 8.81
                                        =========      ==============
Shares exercisable:
     December 31, 1997...............   1,621,025          $ 8.95
     December 31, 1996...............   1,233,380          $ 7.45
     December 31, 1995...............     751,899          $ 6.56

                                                OPTIONS OUTSTANDING                    OPTIONS EXERCISABLE
                                        -----------------------------------    -----------------------------------
                                                                WEIGHTED                               WEIGHTED
              RANGE OF                   OUTSTANDING AT         AVERAGE         EXERCISABLE AT         AVERAGE
         EXERCISABLE PRICES             DECEMBER 31, 1997    EXERCISE PRICE    DECEMBER 31, 1997    EXERCISE PRICE
         ------------------             -----------------    --------------    -----------------    --------------
$1.13-$4.98..........................         388,500            $ 4.72              388,500            $ 4.87
$5.56-$10.00.........................         915,132            $ 8.44              806,757            $ 8.52
$10.38-$16.38........................         768,555            $11.33              425,768            $11.19
                                        -----------------    --------------    -----------------    --------------
                                            2,072,187            $ 8.81            1,621,025            $ 8.95
                                        =================    ==============    =================    ==============

     The weighted average remaining contractual life of options outstanding at December 31, 1997 was approximately seven years.

     Pro forma information is required by SFAS No. 123 to reflect the estimated effect on net income and net income per share as if the Company had accounted for the stock options and other awards granted using the fair value method described in that Statement. The fair value was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 5.6% and 6.2%; dividend yield of 0%; volatility factors of the expected market price of the Company's common stock of
0.31 and 0.35 for 1997 and 1996, respectively; and a weighted-average expected life of five years. These assumptions resulted in a weighted average grant date fair value of $3.90 and $2.61 for options granted in 1997 and 1996, respectively. For purposes of the pro forma disclosures, the estimated fair value is amortized to expense over the awards' vesting period. Reflecting the amortization of this hypothetical expense for 1997 and 1996 results in pro forma net income (loss) of $(29.6) million and

               THE MERIDIAN RESOURCE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

$15.7 million, respectively, and pro forma basic net income (loss) per share of $(0.89) and $0.47, respectively.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options. In addition, because SFAS 123 is applicable only to options granted subsequent to December 31, 1994, the pro forma information does not reflect the pro forma effect of all previous stock option grants of the Company, and thus the pro forma information is not necessarily indicative of future amounts until SFAS 123 is applied to all outstanding stock options.

  DEFERRED COMPENSATION

     In July 1996, the Company through the Compensation Committee of the Board of Directors granted to Messrs. Reeves and Mayell (the Company's Chief Executive Officer and President, respectively) rights to the Company's common stock in lieu of cash compensation pursuant to the Company's Long-Term Incentive Plan. Under such grants, Messrs. Reeves and Mayell each elected to defer $180,000 of their compensation for 1996 and $400,000 of their compensation for 1997. The Company also granted to each officer a 100% matching deferral, which is subject to a one-year vesting. Under the terms of the grants, the employee and matching deferrals are allocated to a common stock account in which units are credited to the accounts of the officer based on the number of shares that could be purchased at the market price of the common stock at June 28, 1996, for deferrals in 1996 and at December 31, 1996, for deferrals in 1997. At December 31, 1997, the plan had reserved 250,000 shares of common stock for future issuance and 173,435 rights have been granted. No actual shares of common stock are issued and the officer has no rights with respect to any shares unless and until there is a distribution. Distributions are to be made upon the death, retirement or termination of employment of the officer.

     The obligations of the Company with respect to the deferrals are unsecured obligations. The shares of common stock that may be issuable upon distribution of deferrals have been treated as a common stock equivalent in the financial statements of the Company. The compensation expense of $1,634,000 and $567,000 for 1997 and 1996, respectively, relating to these grants is reflected in general and administrative expense for the years ended December 31, 1997 and 1996, respectively.

10.  PROFIT SHARING AND SAVINGS PLAN

     The Company has a 401(k) profit sharing and savings plan (the "Plan") that covers substantially all employees and entitles them to contribute up to 15% of their annual compensation, subject to maximum limitations imposed by the Internal Revenue Code. TMRC matches 25% of each employee's contribution up to 10% of annual compensation subject to certain limitations as outlined in the Plan. In addition, TMRC may make discretionary contributions which are allocable to participants in accordance with the Plan.

11.  OIL AND GAS HEDGING ACTIVITIES

     During the years ended December 31, 1995 and 1996, Cairn's oil and gas revenues were increased by $323,000 and reduced by $2,449,000 respectively, as a result of hedging transactions. As of December 31, 1997 the Company has no open hedging agreements.

               THE MERIDIAN RESOURCE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

12.  MAJOR CUSTOMERS

     Major customers for TMRC for the years ended December 31, 1997, 1996 and 1995 were as follows (based on purchases of oil and natural gas as a percent of total oil and natural gas sales):

                                         YEAR ENDED DECEMBER 31,
                                        -------------------------
              CUSTOMER                  1997      1996      1995
-------------------------------------   -----     -----     -----
Phillips Petroleum Company...........     20%       22%       19%
Coastal Corporation..................     15%       21%       15%
Koch Oil Company.....................     15%       12%        7%

     Phillips Petroleum Company ("Phillips") is the sole purchaser of TMRC's natural gas production from the Chocolate Bayou Field under a natural gas contract entered into pursuant to a farmout agreement with Phillips.

13.  RELATED PARTY TRANSACTIONS

     Texas Oil Distribution and Development, Inc. ("TODD") and Sydson Energy, Inc. ("Sydson"), entities controlled by Joseph A. Reeves, Jr. and Michael J. Mayell, respectively, collectively invested approximately $2,315,000, $1,660,000, and $625,000 for the years ended December 31, 1997, 1996 and 1995, respectively, in oil and natural gas drilling activities for which the Company was the operator. Collective amounts due from such entities for such activities were approximately $2,500,000 and $83,000 as of December 31, 1997 and 1996, respectively, which have been netted by amounts owed to them from the Company (See Note 9 regarding stock purchase from Messrs. Reeves and Mayell). The Company has executed note agreements with TODD and Sydson dated December 31, 1997 for $1,510,699 each related to certain amounts due, which mature on December 30, 1998 and accrue interest at variable market rates. TODD and Sydson participated under the same terms negotiated with unaffiliated working interest owners.

     Mr. Joe Kares, a Director of TMRC, is a partner in the public accounting firm of Kares & Cihlar, which provided TMRC and its affiliates with accounting services for the years ended December 31, 1997, 1996 and 1995 and received fees of approximately $27,000, $56,000 and $68,000, respectively. Such fees exceeded 5% of the gross revenues of Kares & Cihlar for those respective years. Management believes that such fees were equivalent to fees that would have been paid to similar firms providing such services in arm's length transactions.

     Mr. Gary A. Messersmith, a director of TMRC, is a partner in the law firm of Fouts & Moore, L.L.P. in Houston, Texas, which periodically provides legal services for the Company. In addition, the Company has Mr. Messersmith on personal retainer of $8,333.33 per month relating to services provided to the Company personally by Mr. Messersmith.

     In the interest of retaining talented technical personnel, the Company has adopted an incentive compensation system for its senior geologist, geophysicists and executives that relates each individual's compensation to the success of the Company's exploration activities by providing compensation based on results of the prospects.

               THE MERIDIAN RESOURCE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

14.  EARNINGS PER SHARE

     The following table sets forth the computation of basic and diluted earnings per share:

                                           YEAR ENDED DECEMBER 31,
                                       --------------------------------
                                          1997       1996       1995
                                       ----------  ---------  ---------
                                       (IN THOUSANDS, EXCEPT PER SHARE)
Numerator:
     Net income (loss)...............  $  (28,541) $  16,692  $   7,458
Denominator:
     Denominator for basic earnings
       per share -- weighted-average
       shares outstanding............      33,383     33,399     30,207
Effect of potentially dilutive common
  shares:
     Employee and director stock
       options.......................         N/A        650        442
     Warrants........................         N/A      1,435      1,335
                                                   ---------  ---------
     Denominator for diluted earnings
       per share -- weighted-average
       shares outstanding and assumed
       conversions...................      33,383     35,484     31,984
                                       ==========  =========  =========
Basic (loss) earnings per share......  $    (0.85) $    0.50  $    0.25
                                       ==========  =========  =========
Diluted (loss) earnings per share....  $    (0.85) $    0.47  $    0.23
                                       ==========  =========  =========

15.  SUPPLEMENTAL CASH FLOWS INFORMATION

                                           YEAR ENDED DECEMBER 31,
                                       -------------------------------
                                         1997       1996       1995
                                       ---------  ---------  ---------
                                               (IN THOUSANDS)
Cash Payments:
     Interest........................  $   3,866  $   2,166  $   2,239
     Income taxes....................  $       7  $     (26) $      37
Non-Cash Operating and Financing
  Activities:
     Accounts receivable.............     --      $  (1,080)    --
     Treasury stock (See Note 9).....             $   1,080     --

               THE MERIDIAN RESOURCE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

16.  RESTATED QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

     The following is a summary of the unaudited quarterly results of operations for the years ended December 31, 1997 and 1996.

                                                                    QUARTER ENDED
                                        ----------------------------------------------------------------------
                                        MARCH 31      JUNE 30      SEPTEMBER 30    DECEMBER 31(2)     TOTAL
                                        --------      -------      ------------    --------------   ----------
                                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                1997
Revenues.............................   $16,660       $13,239        $ 12,363         $ 16,071      $   58,333
                                        ========      =======      ============    ==============   ==========
Results of operations from
  exploration and production
  activities(1)......................   $ 8,563       $ 4,606        $  3,986         $(16,924)     $       81
                                        ========      =======      ============    ==============   ==========
Net income(loss).....................   $ 5,644       $ 2,016        $    876         $(37,077)     $  (28,541)
                                        ========      =======      ============    ==============   ==========
Net income (loss) per common share:
     Basic...........................   $  0.17       $  0.06        $   0.03         $  (1.11)     $    (0.85)
                                        ========      =======      ============    ==============   ==========
     Diluted.........................   $  0.16       $  0.06        $   0.02         $  (1.11)     $    (0.85)
                                        ========      =======      ============    ==============   ==========
                1996
Revenues.............................   $12,366       $13,144        $ 14,410         $ 16,813      $   56,733
                                        ========      =======      ============    ==============   ==========
Results of operations from
  exploration and production
  activities(1)......................   $ 5,563       $ 4,861        $  5,314         $  8,253      $   23,991
                                        ========      =======      ============    ==============   ==========
Net income...........................   $ 4,207       $ 3,223        $  3,471         $  5,791      $   16,692
                                        ========      =======      ============    ==============   ==========
Net income (loss) per common share:
     Basic...........................   $  0.13       $  0.10        $   0.10         $   0.17      $     0.50
                                        ========      =======      ============    ==============   ==========
     Diluted.........................   $  0.12       $  0.09        $   0.10         $   0.16      $     0.47
                                        ========      =======      ============    ==============   ==========

------------

(1) Results of operations from exploration and production activities, which approximate gross profit, are computed as operating revenues less lease operating expenses, severance and ad valorem taxes, depletion and impairment of oil and natural gas properties.

(2) Fourth quarter 1997 results include impairment of $24.1 million related to oil and natural gas properties, merger expenses of $10.0 million and a provision of $6.2 million related to litigation.

               THE MERIDIAN RESOURCE CORPORATION AND SUBSIDIARIES
           CONSOLIDATED SUPPLEMENTAL OIL AND NATURAL GAS INFORMATION
                                  (UNAUDITED)

     The following information is being provided as supplemental information in accordance with certain provisions of SFAS No. 69, "Disclosures about Oil and Gas Producing Activities." Expenditures for oil and natural gas properties attributable to TMRC for the years ended December 31, 1997, 1996 and 1995 were primarily to acquire, explore and develop oil and natural gas properties.

COSTS INCURRED IN OIL AND NATURAL GAS PROPERTY ACQUISITION, EXPLORATION AND DEVELOPMENT ACTIVITIES ARE SUMMARIZED BELOW:

                                           YEAR ENDED DECEMBER 31,
                                       --------------------------------
                                          1997       1996       1995
                                       ----------  ---------  ---------
                                                (IN THOUSANDS)
Costs incurred during the year:(1)
     Property acquisition costs(2)...  $   11,610  $  10,923  $     329(3)
     Exploration.....................      73,441     67,093     35,752
     Development.....................      25,813      9,184     16,062
                                       ----------  ---------  ---------
                                       $  110,864  $  87,200  $  52,143
                                       ==========  =========  =========

------------

(1) Costs incurred during the years ended December 31, 1997, 1996 and 1995 include general and administrative costs related to acquisition, exploration and development of oil and natural gas properties, net of third party reimbursements, of $3,958,000, $3,102,000 and, $2,697,000, respectively.

(2) All property acquisition costs are related to unproved property.

(3) Includes a $3.9 million favorable purchase price adjustment in connection with an acquisition of properties in 1994.

CAPITALIZED COSTS RELATING TO OIL AND NATURAL GAS PRODUCING ACTIVITIES:

                                            DECEMBER 31,
                                       -----------------------
                                          1997         1996
                                       -----------  ----------
                                           (IN THOUSANDS)
Capitalized costs....................  $   409,310  $  298,446
Accumulated depletion(1).............     (143,510)    (93,796)
                                       -----------  ----------
Net capitalized costs................  $   265,800  $  204,650
                                       ===========  ==========

------------

(1) Accumulated depletion includes a $24.1 million oil and natural gas property impairment taken in 1997.

     The leasehold costs which are excluded from the depletion base consist primarily of acreage acquisition costs and related geological and geophysical costs. For the years ended December 31, 1997 and 1996, costs of $51,883,000 and $54,454,000, respectively, were excluded from the depletion base. These costs are expected to be evaluated within the next three years.

RESULTS OF OPERATIONS FROM OIL AND NATURAL GAS PRODUCING ACTIVITIES:

                                           YEAR ENDED DECEMBER 31,
                                       -------------------------------
                                         1997       1996       1995
                                       ---------  ---------  ---------
                                               (IN THOUSANDS)
Oil and natural gas revenues.........  $  57,640  $  55,123  $  36,966
Less:
     Oil and natural gas operating
       costs.........................      5,680      4,696      3,735
     Production and ad valorem
       taxes.........................      2,165      1,677        966
     Depletion.......................     25,573     24,759     18,143
Impairment of oil and natural gas
  properties.........................     24,141     --         --
                                       ---------  ---------  ---------
                                          57,559     31,132     22,844
                                       ---------  ---------  ---------
Results of operations from oil and
  natural gas producing activities...  $      81  $  23,991  $  14,122
                                       =========  =========  =========
Depletion expense per MCFE...........  $    1.27  $    1.22  $    0.98
                                       =========  =========  =========

PROVED RESERVES

     The following table sets forth the net proved reserves of TMRC as of December 31, 1997, 1996 and 1995, and the changes therein during the years then ended. The reserve information was reviewed by Ryder Scott Company Petroleum Engineers. All of TMRC's oil and natural gas producing activities are located in the United States.

                                          OIL         GAS
                                        (MBBLS)     (MMCF)
                                        --------   ---------
PROVED RESERVES:
BALANCE AT DECEMBER 31, 1994.........     2,907       77,218
     Production......................      (650)     (14,598)
     Sale of reserves in place.......      (111)      (2,060)
     Revisions.......................      (125)       5,742
     Discoveries and extensions......     1,542       24,691
                                        --------   ---------
BALANCE AT DECEMBER 31, 1995.........     3,563       90,993
     Production......................      (751)     (15,783)
     Revisions.......................       648       (4,418)
     Discoveries and extensions......     5,956       36,614
                                        --------   ---------
BALANCE AT DECEMBER 31, 1996.........     9,416      107,406
     Production......................      (914)     (14,603)
     Revisions.......................      (761)     (13,862)
     Discoveries and extensions......     1,990       31,844
                                        --------   ---------
BALANCE AT DECEMBER 31, 1997.........     9,731      110,785
                                        ========   =========

                                          OIL           GAS
                                        (MBBLS)       (MMCF)
                                        --------      -------
PROVED DEVELOPED RESERVES:
     Balance at December 31, 1997....     5,305       81,500
     Balance at December 31, 1996....     4,361       81,192
     Balance at December 31, 1995....     2,569       76,944
     Balance at December 31, 1994....     2,396       60,573

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH
  FLOWS RELATING TO PROVED OIL AND GAS RESERVES

     The information that follows has been developed pursuant to procedures prescribed by SFAS No. 69 and utilizes reserve and production data reviewed by independent petroleum consultants. Reserve estimates are inherently imprecise and estimates of new discoveries are more imprecise than those of producing oil and natural gas properties. Accordingly, these estimates are expected to change as future information becomes available.

     The estimated discounted future net cash flows from estimated proved reserves are based on prices and costs as of the date of the estimate unless such prices or costs are contractually determined at such date. Actual future prices and costs may be materially higher or lower. Actual future net revenues also will be affected by factors such as actual production, supply and demand for oil and natural gas, curtailments or increases in consumption by natural gas purchasers, changes in governmental regulations or taxation and the impact of inflation on costs. At December 31, 1997, the Company has no future income taxes as the deductible tax basis and available net operating loss carryforwards exceeds future net cash flows. Future income tax expense has been reduced for the effect of available net operating loss carryforwards.

                                            AT DECEMBER 31
                                       ------------------------
                                          1997         1996
                                       -----------  -----------
                                            (IN THOUSANDS)
Future cash flows....................  $   451,157  $   671,123
Future production costs..............      (76,635)     (69,332)
Future development costs.............      (32,746)     (41,827)
Future income tax expense............      --          (121,347)
                                       -----------  -----------
Future net cash flows................      341,776      438,617
Discount to present value at 10
  percent annual rate................     (127,859)    (124,994)
                                       -----------  -----------
Standardized measure of discounted
  future net cash flows..............  $   213,917  $   313,623
                                       ===========  ===========

     The average price for natural gas in the above computations was $2.53 and $4.10 at December 31, 1997 and 1996, respectively. The average price used for crude oil in the above computations was $17.31 and $24.36 at December 31, 1997 and 1996, respectively.

CHANGES IN STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS

     The following table sets forth the changes in standardized measure of discounted future net cash flows for the years ended December 31, 1997, 1996 and 1995.

                                              YEAR ENDED DECEMBER 31,
                                       -------------------------------------
                                          1997         1996         1995
                                       -----------  -----------  -----------
                                                  (IN THOUSANDS)
BALANCE AT BEGINNING OF PERIOD.......  $   313,623  $   149,863  $   100,782
Sale of oil and gas, net of
  production costs...................      (49,796)     (48,750)     (32,265)
Changes in prices, and production
  costs..............................     (165,406)     104,249       20,316
Revisions of previous quantity
  estimates..........................      (28,574)        (756)       9,839
Sales of reserves in place...........      --           --            (3,262)
Current year discoveries, extensions
  and improved recovery..............       50,274      167,080       56,603
Changes in estimated future
  development costs..................       (3,564)      (7,597)     (20,751)
Development cost incurred during the
  period.............................       27,666       11,723       19,242
Accretion of discount................       39,451       16,182       10,485
Net change in income taxes...........       80,884      (63,476)     (13,199)
Change in production rates (timing)
  and other(1).......................      (50,641)     (14,895)       2,073
                                       -----------  -----------  -----------
Net change...........................      (99,706)     163,760       49,081
                                       -----------  -----------  -----------
BALANCE AT END OF PERIOD.............  $   213,917  $   313,623  $   149,863
                                       ===========  ===========  ===========

------------

(1) Approximately $29 million of this change in 1997 relates to production rates (timing).

               THE MERIDIAN RESOURCE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                        THREE MONTHS ENDED
                                             MARCH 31,
                                       ---------------------
                                          1998       1997
                                       ----------  ---------
                                       (IN THOUSANDS, EXCEPT
                                        FOR PER SHARE DATA)
REVENUES:
     Oil and natural gas.............  $   11,766  $  16,421
     Interest and other..............         131        239
                                       ----------  ---------
                                           11,897     16,660
                                       ----------  ---------
COSTS AND EXPENSES:
     Oil and natural gas operating...       1,518      1,133
     Severance and ad valorem
      taxes..........................         460        662
     Depletion and depreciation......       6,259      6,231
     General and administrative......       1,977      2,114
     Interest........................       2,332        876
     Impairment of long-lived
      assets.........................      40,278     --
                                       ----------  ---------
                                           52,824     11,016
                                       ----------  ---------
NET INCOME (LOSS)....................  $  (40,927) $   5,644
                                       ==========  =========
NET INCOME (LOSS) PER SHARE:
     Basic...........................  $    (1.22) $    0.17
                                       ==========  =========
     Diluted.........................  $    (1.22) $    0.16
                                       ==========  =========
WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES:
     Outstanding.....................      33,451     33,363
                                       ==========  =========
     Assuming dilution...............      33,451     35,832
                                       ==========  =========

                See notes to consolidated financial statements.

               THE MERIDIAN RESOURCE CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                            MARCH 31,       DECEMBER 31,
                                              1998              1997
                                           -----------      ------------
                                           (UNAUDITED)
                                                  (IN THOUSANDS)
                 ASSETS
CURRENT ASSETS:
     Cash and cash equivalents..........    $    6,532       $    8,083
     Accounts receivable................        12,051           10,920
     Due from affiliates................         3,256            3,038
     Prepaid expenses and other.........           791            1,130
                                           -----------      ------------
          Total current assets..........        22,630           23,171
                                           -----------      ------------
PROPERTY AND EQUIPMENT:
     Oil and natural gas properties,
      full cost method (including
      $55,745,000 [1998] and $51,883,000
      [1997] not subject to
      depletion)........................       433,103          409,310
     Land...............................           478              478
     Equipment..........................         4,864            4,618
                                           -----------      ------------
                                               438,445          414,406
     Less accumulated depletion and
      depreciation......................      (192,256)        (145,719)
                                           -----------      ------------
                                               246,189          268,687
                                           -----------      ------------
OTHER ASSETS............................           842              700
                                           -----------      ------------
                                            $  269,661       $  292,558
                                           ===========      ============

  LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable...................    $    7,845       $    7,735
     Revenues and royalties payable.....         4,543            5,991
     Accrued liabilities................        21,149           20,330
     Current maturities of long-term
     debt...............................           122              110
                                           -----------      ------------
          Total current liabilities.....        33,659           34,166
                                           -----------      ------------
LONG TERM DEBT..........................       124,951          107,085
                                           -----------      ------------
LITIGATION LIABILITIES..................         6,205            6,205
                                           -----------      ------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Preferred stock, $1.00 par value
      (25,000,000 shares authorized,
      none issued and outstanding)......       --               --
     Common stock, $0.01 par value
      (100,000,000 shares authorized,
      33,496,217 [1998] and 33,481,261
      [1997] issued.....................           337              336
     Additional paid-in capital.........       172,164          172,023
     Accumulated deficit................       (67,033)         (26,106)
     Unamortized deferred
      compensation......................          (321)            (309)
                                           -----------      ------------
                                               105,147          145,944
     Treasury stock, at cost (16,703
      [1998] and 46,792 [1997]
      shares)...........................          (301)            (842)
                                           -----------      ------------
     Total stockholders' equity.........       104,846          145,102
                                           -----------      ------------
                                            $  269,661       $  292,558
                                           ===========      ============

                See notes to consolidated financial statements.

               THE MERIDIAN RESOURCE CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                        THREE MONTHS ENDED
                                       ---------------------
                                          1998       1997
                                       ----------  ---------
                                          (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)...............  $  (40,927) $   5,644
     Adjustments to reconcile net
      income (loss) to net cash
      provided by (used in) operating
      activities:....................
          Depletion and
            depreciation.............       6,259      6,231
          Amortization of other
            assets...................          23        143
          Non-cash compensation......         599        454
          Impairment of long-lived
            assets...................      40,278     --
     Changes in operating assets and
      liabilities:
          Accounts receivable........      (1,131)     1,427
          Due from affiliates........        (218)      (219)
          Accounts payable...........         110      2,917
          Revenues and royalties
            payable..................      (1,448)      (468)
          Accrued liabilities and
            other....................      (4,475)      (603)
                                       ----------  ---------
     Net cash (used in) provided by
      operating activities...........        (930)    15,526
                                       ----------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions to property and
      equipment, net.................     (18,406)   (31,908)
     Other...........................        (165)    --
                                       ----------  ---------
     Net cash (used in) investing
     activities......................     (18,571)   (31,908)
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from long-term debt....      17,897      1,000
     Reductions in long-term debt....         (19)    --
     Exercise of stock options.......          72     --
     Deferred loan costs and other...      --           (122)
                                       ----------  ---------
     Net cash provided by financing
      activities.....................      17,950        878
                                       ----------  ---------
NET CHANGE IN CASH AND CASH
  EQUIVALENTS........................      (1,551)   (15,504)
CASH AND CASH EQUIVALENTS AT
  BEGINNING OF PERIOD................       8,083     23,705
                                       ----------  ---------
CASH AND CASH EQUIVALENTS AT END OF
  PERIOD.............................  $    6,532  $   8,201
                                       ==========  =========

                See notes to consolidated financial statements.

               THE MERIDIAN RESOURCE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  BASIS OF PRESENTATION

     The consolidated financial statements reflect the accounts of The Meridian Resource Corporation and its subsidiaries (the "Company" or "TMRC") after elimination of all significant intercompany transactions and balances. On November 5, 1997, Cairn Energy USA, Inc. ("Cairn") merged with a subsidiary of the Company. The merger was accounted for as a pooling of interests and accordingly, the accompanying March 31, 1997 financial statements have been restated to include the financial position and results of operations of Cairn. The financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the Securities and Exchange Commission.

     Certain items in the first quarter of 1997 have been reclassed to conform to the first quarter of 1998 persentation.

     The financial statements included herein as of March 31, 1998, and for the three months ended March 31, 1998 and 1997 are unaudited, and, in the opinion of management, the information furnished reflects all material adjustments, consisting of normal recurring adjustments, necessary for a fair statement of the results for the interim periods presented.

2.  IMPAIRMENT OF LONG-LIVED ASSETS

     The Company recognized a $40.3 million non-cash write down of its oil and natural gas properties under the full cost method of accounting, primarily as a result of declines in both oil and natural gas prices which significantly lowered the present value of proved oil an natural gas reseves as of March 31, 1998 and nonproductive investments in oil and gas properties.

     Because the carrying value of oil and natural gas properties have been reduced due to the full cost ceiling limitation such that the present value of the Company's proved oil and natural gas reserves do not exceed the Company's net oil and natural gas properties recorded on its balance sheet, there is an increased risk of future write-downs due to factors which may negatively affect the present value of proved oil and natural gas reserves and the carrying value of oil and natural gas properties, including volatile oil and natural gas prices, downward revisions in estimated proved oil and natural gas reserve quantities and unsuccessful drilling activities.

               THE MERIDIAN RESOURCE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3.  NET INCOME PER SHARE

     The following table sets forth the computation of basic and diluted net income (loss) per share:

                                        THREE MONTHS ENDED
                                             MARCH 31,
                                       ---------------------
                                          1998       1997
                                       ----------  ---------
                                          (IN THOUSANDS,
                                         EXCEPT PER SHARE
                                               DATA)
Numerator:
     Net income (loss)...............  $  (40,927) $   5,644
Denominator:
     Denominator for basic net income
       (loss) per share -- weighted-
       average shares outstanding....      33,451     33,363
Effect of potentially dilutive common
  shares:
     Employee and director stock
       options.......................         N/A        943
     Warrants........................         N/A      1,526
                                       ----------  ---------
     Denominator for diluted net
       income (loss) per
       share -- weighted average
       shares outstanding and assumed
       conversions...................      33,451     35,832
                                       ==========  =========
Basic net income (loss) per share....  $    (1.22) $    0.17
                                       ==========  =========
Diluted net income (loss) per
  share..............................  $    (1.22) $    0.16
                                       ==========  =========

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of Louisiana Onshore Properties Inc.

We have audited the accompanying Historical Statement of Revenues and Direct Operating Expenses of the oil and gas properties (the "Acquisition
Properties") of Louisiana Onshore Properties Inc. for the years ended December 31, 1997, 1996 and 1995. This historical statement is the responsibility of Louisiana Onshore Properties Inc. Our responsibility is to express an opinion on this historical statement based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statement was prepared as described in Note 1 for the purpose of complying with certain rules and regulations of the Securities and Exchange Commission (SEC) for inclusion in certain SEC regulatory reports and filings of The Meridian Resource Corporation and are not intended to be a complete presentation of the revenues and direct operating expenses of the Acquisition Properties.

In our opinion, the historical statement referred to in the first paragraph of this report presents fairly, in all material respects, the revenues and direct operating expenses of the Acquisition Properties described in Note 1 for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.

PRICE WATERHOUSE LLP

Houston, Texas
May 12, 1998

                              THE LOPI PROPERTIES
         HISTORICAL STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

                                          FOR THE THREE
                                           MONTHS ENDED            FOR THE YEAR ENDED
                                            MARCH 31,                 DECEMBER 31,
                                       --------------------  -------------------------------
                                         1998       1997       1997       1996       1995
                                       ---------  ---------  ---------  ---------  ---------
                                           (UNAUDITED)
                                                          (IN THOUSANDS)
Revenues:
     Oil and condensate..............  $   7,676  $  14,238  $  47,670  $  63,953  $  53,580
     Gas.............................      6,659      9,597     37,664     28,964     38,621
                                       ---------  ---------  ---------  ---------  ---------
          Total......................     14,335     23,835     85,334     92,917     92,201
Direct operating expenses............      4,638      5,884     23,309     28,724     22,219
                                       ---------  ---------  ---------  ---------  ---------
Revenues in excess of direct
  operating expenses.................  $   9,697  $  17,951  $  62,025  $  64,193  $  69,982
                                       =========  =========  =========  =========  =========

    The accompanying notes are an integral part of this financial statement.

                              THE LOPI PROPERTIES
                 NOTES TO HISTORICAL STATEMENT OF REVENUES AND
                           DIRECT OPERATING EXPENSES

1.  BASIS OF PRESENTATION

     In October 1997, Louisiana Onshore Properties Inc. ("LOPI") was formed and interests in certain oil and gas properties owned by one or more consolidated subsidiaries of Shell Oil Company were conveyed to LOPI (the "LOPI Properties"). In December 1997, LOPI signed a Letter of Intent to enter into a merger agreement with The Meridian Resources Corporation ("TMRC") whereby, if the transaction closes, LOPI, inclusive of the LOPI Properties, will be acquired by TMRC in exchange for stock of TMRC. As used herein, "Shell" shall refer to Shell Oil Company or one or more of its consolidated subsidiaries or a combination of Shell Oil Company and one or more of its consolidated subsidiaries, as the context requires.

     No segregated accounting records for LOPI existed prior to its formation and, due to its fully consolidated status with Shell and its pending sale, no attempt has been made to prepare a balance sheet and income statement for LOPI as a stand alone entity.

     The revenues and direct operating expenses associated with the LOPI Properties can be derived from the Shell accounting records. Revenues and direct operating expenses, as set forth in this financial statement, include oil and gas revenues and associated direct operating expenses related to the net revenue interest and net working interest, respectively, in the LOPI Properties. Each owner recognizes revenue and expenses based on its proportionate share of the related production and costs. The statement includes oil and gas revenues, net of royalties. Expenses include labor, repairs and maintenance, fuel consumed and supplies utilized to operate and maintain the wells and related equipment and facilities, production taxes and ad valorem taxes.

     This statement varies from an income statement in that it does not show certain expenses which were incurred in connection with ownership of the LOPI Properties -- including general and administrative expenses and income taxes. These costs were not separately allocated to the LOPI Properties in the Shell accounting records and any pro forma allocation would be both time consuming and expensive and would not be a reliable estimate of what these costs would actually have been had LOPI been operated historically as a stand alone entity. In addition, these allocations, if made using historical Shell general and administrative structures and tax burdens, would not produce allocations that would be indicative of the historical performance of the LOPI Properties had they been assets of TMRC, due to the greatly varying size, structure, operations and accounting of the two companies. This statement also does not include provisions for depreciation, depletion and amortization as such amounts would not be indiciative of those costs which would be incurred by TMRC upon allocation of the purchase price.

     For the same reason, primarily the lack of segregated or easily obtainable reliable data on asset values and related liabilities, a balance sheet is not presented for LOPI.

     Pursuant to the terms of the Agreement and Plan of Merger by and among The Meridian Resource Corporation, LOPI Acqusition Corporation, Shell Louisiana Onshore Properties Inc. and Louisiana Onshore Properties Inc. dated March 27, 1998, as amended, Shell has agreed to assume all identified and scheduled existing liabilities related to LOPI.

     At the end of the economic life of these fields, certain restoration and abandonment costs will be incurred by the respective owners of these fields. No accrual for these costs is included in the direct operating expenses.

     The interim financial data for the three months ended March 31, 1998 and March 31, 1997 is unaudited; however, in the opinion of LOPI, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods.

                              THE LOPI PROPERTIES
                 NOTES TO HISTORICAL STATEMENT OF REVENUES AND
                    DIRECT OPERATING EXPENSES -- (CONTINUED)

2.  GAS BALANCING

     With respect to gas sales, the entitlement method is used for recording revenues. Under this approach, revenues are based on the LOPI Properties' proportionate share of the related production. When sales volumes of the LOPI Properties exceed the LOPI Properties' entitled share of production, an over-produced imbalance occurs and a liability is recorded. At December 31, 1997, the LOPI Properties were in a net overproduced position of 390,300 mcf which is valued at $1,031,559.

3.  RELATED PARTY TRANSACTIONS

     Affiliates of Shell acquired substantially all of the crude oil and natural gas production from the LOPI Properties for each of the years in the three year period ended December 31, 1997. Such sales, which include the net revenue interest of the LOPI Properties as well as associated royalties, amounted to $92,587,354, $100,188,481 and $101,744,473 for the years ended December 31,
1997, 1996 and 1995, respectively.

SUPPLEMENTARY OIL AND GAS INFORMATION (UNAUDITED)

  PROVED RESERVE ESTIMATES

     Oil and gas proved reserves cannot be measured exactly. Reserve estimates are based on many factors related to reservoir performance which require evaluations by the engineers interpreting the available data, as well as price and other economic factors. The reliability of these estimates at any point in time depends on both the quality and quantity of the technical and economic data, the production performance of the reservoirs, as well as extensive engineering judgment. Consequently, reserve estimates are subject to revision as additional data becomes available during the producing life of a reservoir. When a commercial reservoir is discovered, proved reserves are initially determined based on limited data from the first well or wells. Subsequent data may better define the extent of the reservoir and additional production performance, well tests and engineering studies will likely improve the reliability of the reserve estimate. The evolution of technology may also result in the application of improved recovery techniques such as supplemental or enhanced recovery projects, or both, which have the potential to increase reserves beyond those envisioned during the early years of a resevoir's producing life. Revisions to reserves are based on engineering analysis of individual reservoirs at the field level.

     Proved reserves are those quantities which, upon analysis of geological and engineering data, appear with reasonable certainty to be recoverable in the future from known oil and gas reservoirs under current prices and costs as of the date the estimate is made. For major revisions, extensions and discoveries, proved reserves must also be recoverable under future prices and costs forecasted by Shell. Proved developed reserves are those reserves which can be expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped reserves are those reserves which are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required. Net proved reserves represent the estimated recoverable volumes after deducting from gross reserves the portion due land owners or others as royalty or operating interests.

     Estimates of proved reserves include and rely upon a production and development plan and strategy. Shell premises certain expenditures will be made to produce incremental barrels in the last years of mature fields such as the LOPI Properties. This represents Shell's philosophy to generally produce all incremental reserves which can be produced profitabily. If such expenditures are not made, such volumes will not be produced. Thus, these reserve estimates are valid only if Shell's operating plan is followed and planned expenditures are made. In any case, many factors such as unanticipated technical problems or changes in prices or costs or errors in sound technical judgment made on the best information available may cause actual production to vary significantly from estimated reserves.

     Net proved reserves represent the estimated recoverable volumes after deducting from gross proved reserves the portion due land owners or others as royalty or operating interests.

                              THE LOPI PROPERTIES
                 NOTES TO HISTORICAL STATEMENT OF REVENUES AND
                    DIRECT OPERATING EXPENSES -- (CONTINUED)

     Estimated quantities of net proved oil and natural gas reserves and of changes in net quantities of proved developed and undeveloped reserves for each of the period indicated were as follows:

                                          OIL         GAS
                                        (MBBLS)     (MMCF)
                                        --------    -------
Proved reserves at December 31,
  1994...............................     17,496     52,298
     Production......................     (3,218)   (23,479)
     Revision of previous
       estimates.....................      2,065     16,069
     Purchases of reserves...........          0          0
     Extensions, discoveries and
       improved recovery.............        274     11,210
                                        --------    -------
Proved reserves at December 31,
  1995...............................     16,617     56,098
     Production......................     (2,987)   (10,993)
     Revision of previous
       estimates.....................      2,210     (1,035)
     Purchases of reserves...........        434     34,388
     Extensions, discoveries and
       improved recovery.............      1,043     25,414
                                        --------    -------
Proved reserves at December 31,
  1996...............................     17,317    103,872
     Production......................     (2,443)   (14,032)
     Revision of previous
       estimates.....................     (3,694)   (12,875)
     Purchases of reserves...........        343         63
     Extensions, discoveries and
       improved recovery.............        788      4,438
                                        --------    -------
Proved reserves at December 31,
  1997...............................     12,311     81,466
Proved developed reserves at:
     December 31, 1995...............     14,616     52,586
     December 31, 1996...............     15,166     98,864
     December 31, 1997...............     10,816     76,776

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES

     The following disclosures concerning the standardized measure of future cash flows from proved oil and gas reserves are presented in accordance with the Statement of Financial Accounting Standards No. 69. As prescribed by this statement, the amounts shown are based on prices and costs at the end of each period and a 10 percent annual discount factor. Since prices and costs do not remain static, and no price or cost changes have been considered, the results are not necessarily indicative of the fair market value of estimated proved reserves, but they do provide a common benchmark which may enhance the users' ability to project future cash flows.

     Extensive judgments are involved in estimating the timing of production and the costs that will be incurred throughout the remaining lives of these fields. Therefore, the results may not be comparable to estimates disclosed by other oil and gas producers.

                              THE LOPI PROPERTIES
                 NOTES TO HISTORICAL STATEMENT OF REVENUES AND
                    DIRECT OPERATING EXPENSES -- (CONTINUED)

     The standardized measure of discounted future net cash flows related to proved oil and gas reserves at December 31 (in thousands) was as follows:

                                          1997        1996        1995
                                       ----------  ----------  ----------
Future cash flows....................  $  415,124  $  822,690  $  374,947
Future production and development
  costs..............................     180,980     204,916     175,064
                                       ----------  ----------  ----------
Future net cash inflows..............     234,144     617,774     199,883
10% annual discount for estimated
  timing of cash flows...............      67,806     180,756      58,778
                                       ----------  ----------  ----------
Standardized Measure (before income
  taxes) of discounted future net
  cash flows.........................  $  166,338  $  437,018  $  141,105
                                       ==========  ==========  ==========

     The Standardized Measure of discounted future net cash flows is based on the following oil and gas prices at December 31:

                                         1997       1996       1995
                                       ---------  ---------  ---------
Oil (per Bbl.).......................  $   16.34  $   24.25  $   18.12
Gas (per Mcf)........................  $    2.53  $    3.92  $    1.85

     Crude oil and natural gas price realizations for the LOPI Properties at March 31, 1998 were $13.34 per Bbl and $2.26 per Mcf, respectively.

     The aggregate change in the Standardized Measure of discounted future net cash flows was a decrease of $270,680,000 in 1997, an increase of $295,913,000 in 1996 and an increase of $49,160,000 in 1995. The principal sources of change for the years ended December 31 were as follows (in thousands):

                                          1997        1996        1995
                                       ----------  ----------  ----------
Sales and transfers of oil and gas
  produced, net of production
  costs..............................     (62,025)    (64,193)    (69,982)
Net change in prices and costs.......    (195,318)    127,302      56,966
Extensions, discoveries and improved
  recovery...........................      11,222      69,544      16,064
Purchases of reserves in place.......       2,282      81,923           0
Development costs incurred during the
  period.............................      13,602      24,191      19,651
Revisions of previous reserve
  estimates..........................     (41,377)     44,476      31,691
Accretion of discount................      43,702      14,111       9,195

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of Shell Western E&P Inc.

We have audited the accompanying Historical Statement of Revenues and Direct Operating Expenses of the oil and gas properties (the "Acquisition
Properties") of Shell Western E&P Inc. for the years ended December 31, 1997, 1996 and 1995. This historical statement is the responsibility of Shell Western E&P Inc. Our responsibility is to express an opinion on this historical statement based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statement was prepared as described in Note 1 for the purpose of complying with certain rules and regulations of the Securities and Exchange Commission (SEC) for inclusion in certain SEC regulatory reports and filings of The Meridian Resource Corporation and are not intended to be a complete presentation of the revenues and direct operating expenses of the Acquisition Properties.

In our opinion, the historical statement referred to in the first paragraph of this report presents fairly, in all material respects, the revenues and direct operating expenses of the Acquisition Properties described in Note 1 for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.

PRICE WATERHOUSE LLP
Houston, Texas
May 12, 1998

                              THE SWEPI PROPERTIES
         HISTORICAL STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

                                          FOR THE THREE
                                           MONTHS ENDED            FOR THE YEAR ENDED
                                            MARCH 31,                 DECEMBER 31,
                                       --------------------  -------------------------------
                                         1998       1997       1997       1996       1995
                                       ---------  ---------  ---------  ---------  ---------
                                           (UNAUDITED)
                                                          (IN THOUSANDS)
Revenues:
     Oil and condensate..............  $     112  $     457  $   3,573  $   4,614  $   3,569
     Gas.............................      2,692      4,262     12,121     14,026     10,624
                                       ---------  ---------  ---------  ---------  ---------
          Total......................      2,804      4,719     15,694     18,640     14,193
Direct operating expenses............        291        391      1,979      4,456      3,364
                                       ---------  ---------  ---------  ---------  ---------
Revenues in excess of direct
  operating expenses.................  $   2,513  $   4,328  $  13,715  $  14,184  $  10,829
                                       =========  =========  =========  =========  =========

    The accompanying notes are an integral part of this financial statement.

                              THE SWEPI PROPERTIES
                 NOTES TO HISTORICAL STATEMENT OF REVENUES AND
                           DIRECT OPERATING EXPENSES
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1.  BASIS OF PRESENTATION

     In December 1997, Shell Western E&P, Inc. (the "Company") signed a letter of intent to sell the Company's interest in Gibson-Humphreys and Turtle Bayou (the "SWEPI Properties") to The Meridian Resources Corporation ("TMRC") for $42.5 million.

     No segregated accounting records for the SWEPI Properties exist as the SWEPI Properties are fully consolidated with Shell Oil Company and no attempt has been made to prepare a balance sheet and income statement for the SWEPI Properties similar to a stand alone entity. As used herein, "Shell" shall refer to Shell Oil Company or one or more of its consolidated subsidiaries or a combination of Shell Oil Company and one or more of its consolidated subsidiaries, as the context requires.

     The revenues and direct operating expenses associated with the SWEPI Properties can be derived from the Shell accounting records. Revenues and direct operating expenses, as set forth in this financial statement, include oil and gas revenues and associated direct operating expenses related to the net revenue interest and net working interest, respectively, in the SWEPI Properties. Each owner recognizes revenue and expenses based on its proportionate share of the related production and costs. The statement includes oil and gas revenues, net of royalties. Expenses include labor, repairs and maintenance, fuel consumed and supplies utilized to operate and maintain the wells and related equipment and facilities, production taxes and ad valorem taxes.

     This statement varies from an income statement in that it does not show certain expenses which are incurred in connection with ownership of the SWEPI Properties -- most notably general and administrative expenses and income taxes. These costs were not separately allocated to the SWEPI Properties in the Shell accounting records and any pro forma allocation would be both time consuming and expensive and would not be a reliable estimate of what these costs would actually have been had the SWEPI Properties been operated historically as a stand alone entity. In addition, these allocations, if made using historical Shell general and administrative structures and tax burdens, would not produce allocations that would be indicative of the historical performance of the SWEPI Properties had they been assets of TMRC, due to the greatly varying size, structure, operations and accounting of the two companies. This statement also does not include provisions for depreciation, depletion and amortization as such amounts would not be indicative of those costs which would be incurred by TMRC upon allocation of the purchase price.

     For the same reason, primarily the lack of segregated or easily obtainable reliable data on asset values and related liabilities, a balance sheet is not presented for the SWEPI Properties.

     At the end of the economic life of these fields, certain restoration and abandonment costs will be incurred by the respective owners of these fields. No accrual for these costs is included in the direct operating expenses.

     The interim financial data for the three months ended March 31, 1998 and March 31, 1997 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods.

2.  GAS BALANCING

     With respect to gas sales, the entitlement method is used for recording revenues. Under this approach, revenues are based on the SWEPI Properties' proportionate share of the related production. When sales volumes of the SWEPI Properties exceed the Company's entitled share of production, an over-produced

                              THE SWEPI PROPERTIES
                 NOTES TO HISTORICAL STATEMENT OF REVENUES AND
                    DIRECT OPERATING EXPENSES -- (CONTINUED)

imbalance occurs and a liability is recorded. At December 31, 1997, the SWEPI Properties were in a net overproduced position of 695,526 mcf which is valued at $1,739,837.

3.  RELATED PARTY TRANSACTIONS

     Affiliates of Shell acquired substantially all of the crude oil and natural gas production from the SWEPI Properties for each of the years in the three year period ended December 31, 1997. Such sales, which include the net revenue interest of the SWEPI Properties as well as associated royalties, amounted to $12,660,277, $18,752,521 and $12,927,216 for the years ended December 31, 1997,
1996 and 1995, respectively.

SUPPLEMENTARY OIL AND GAS INFORMATION (UNAUDITED)

  PROVED RESERVE ESTIMATES

     Oil and gas proved reserves cannot be measured exactly. Reserve estimates are based on many factors related to reservoir performance which require evaluations by the engineers interpreting the available data, as well as price and other economic factors. The reliability of these estimates at any point in time depends on both the quality and quantity of the technical and economic data, the production performance of the reservoirs, as well as extensive engineering judgment. Consequently, reserve estimates are subject to revision as additional data becomes available during the producing life of a reservoir. When a commercial reservoir is discovered, proved reserves are initially determined based on limited data from the first well or wells. Subsequent data may better define the extent of the reservoir and additional production performance, well tests and engineering studies will likely improve the reliability of the reserve estimate. The evolution of technology may also result in the application of improved recovery techniques such as supplemental or enhanced recovery projects, or both, which have the potential to increase reserves beyond those envisioned during the early years of a reservoir's producing life. Revisions to reserves are based on engineering analysis of individual reservoirs at the field level.

     Proved reserves are those quantities which, upon analysis of geological and engineering data, appear with reasonable certainty to be recoverable in the future from known oil and gas reservoirs under current prices and costs as of the date the estimate is made. For major revisions, extensions and discoveries, proved reserves must also be recoverable under future prices and costs forecasted by Shell. Proved developed reserves are those reserves which can be expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped reserves are those reserves which are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required. Net proved reserves represent the estimated recoverable volumes after deducting from gross proved reserves the portion due land owners or others as royalty or operating interests.

     Estimates of proved reserves include and rely upon a production and development plan and strategy. Shell premises certain expenditures will be made to produce incremental barrels in the last years of mature fields such as the SWEPI Properties. This represents Shell's philosophy to generally produce all incremental reserves which can be produced profitably. If such expenditures are not made, such volumes will not be produced. Thus, these reserve estimates are valid only if Shell's operating plan is followed and planned expenditures are made. In any case, many factors such as unanticipated technical problems or changes in prices or costs or errors in sound technical judgement made on the best information available may cause actual production to vary significantly from estimated reserves.

                              THE SWEPI PROPERTIES
                 NOTES TO HISTORICAL STATEMENT OF REVENUES AND
                    DIRECT OPERATING EXPENSES -- (CONTINUED)

     Estimated quantities of net proved oil and natural gas reserves and of changes in net quantities of proved developed and undeveloped reserves for each of the periods indicated were as follows:

                                          OIL        GAS
                                        (MBBLS)    (MMCF)
                                        -------   ---------
Proved reserves at December 31,
  1994...............................      953       69,684
     Production......................     (101)      (7,633)
     Revision of previous
       estimates.....................      101        1,856
     Extensions, discoveries and
       improved recovery.............        0            0
                                        -------   ---------
Proved reserves at December 31,
  1995...............................      953       63,907
     Production......................     (111)      (6,677)
     Revision of previous
       estimates.....................      (15)      (2,490)
     Extensions, discoveries and
       improved recovery.............       33        2,803
                                        -------   ---------
Proved reserves at December 31,
  1996...............................      860       57,543
     Production......................      (69)      (4,620)
     Revision of previous
       estimates.....................       38      (31,665)
     Extensions, discoveries and
       improved recovery.............        0        1,777
                                        -------   ---------
Proved reserves at December 31,
  1997...............................      829       23,035
Proved developed reserves at:
     December 31, 1995...............      953       63,907
     December 31, 1996...............      860       57,542
     December 31, 1997...............      829       23,035

  STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED
     OIL AND GAS RESERVES

     The following disclosures concerning the standardized measure of future cash flows from proved oil and gas reserves are presented in accordance with the Statement of Financial Accounting Standards No. 69. As prescribed by this statement, the amounts shown are based on prices and costs at the end of each period and a 10 percent annual discount factor. Since prices and costs do not remain static, and no price or cost changes have been considered, the results are not necessarily indicative of the fair market value of estimated proved reserves, but they do provide a common benchmark which may enhance the users' ability to project future cash flows.

     Extensive judgments are involved in estimating the timing of production and the costs that will be incurred throughout the remaining lives of these fields. Therefore, the results may not be comparable to estimates disclosed by other oil and gas producers.

                                         1997        1996        1995
                                       ---------  ----------  ----------
Future cash inflows..................  $  73,736  $  238,447  $  136,939
Future production and development
  costs..............................     18,069      30,223      28,648
                                       ---------  ----------  ----------
Future net cash inflows..............     55,667     208,224     108,291
10% annual discount for estimated
  timing of cash flows...............     15,223      82,280      36,592
                                       ---------  ----------  ----------
Standardized measure (before income
  taxes) of discounted future net
  cash flows.........................  $  40,444  $  125,944  $   71,699
                                       =========  ==========  ==========

                              THE SWEPI PROPERTIES
                 NOTES TO HISTORICAL STATEMENT OF REVENUES AND
                    DIRECT OPERATING EXPENSES -- (CONTINUED)

     The Standardized Measure of discounted future net cash flows is based on the following oil and gas prices at December 31:

                                         1997       1996       1995
                                       ---------  ---------  ---------
Oil (per Bbl)........................  $   16.61  $   23.65  $   18.27
Gas (per Mcf)........................  $    2.62  $    4.05  $    1.85

     Crude oil and natural gas price realizations for the SWEPI Properties at March 31, 1998 were $12.59 per Bbl and $2.31 per Mcf, respectively.

     The aggregate change in the Standardized Measure of discounted future net cash flows was a decrease of $85,500,000 in 1997, an increase of $52,245,000 in 1996 and an increase of $10,561,000 in 1995. The principal sources of change for the years ended December 31 were as follows (in thousands):

                                          1997        1996        1995
                                       ----------  ----------  ----------
Sales and transfers of oil and gas
  produced, net of production
  costs..............................     (13,715)    (14,184)    (10,829)
Net change in prices and costs.......     (52,021)     80,031         454
Extensions, discoveries and improved
  recovery...........................       2,294       7,041           0
Purchases of reserves in place.......           0           0           0
Development costs incurred during the
  period.............................       3,584       5,510      11,094
Revisions of previous reserve
  estimates..........................     (41,245)    (15,588)      4,337
Accretion of discount................      12,594       7,170       6,414

                                   APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG
                       THE MERIDIAN RESOURCE CORPORATION
                             LOPI ACQUISITION CORP.
                    SHELL LOUISIANA ONSHORE PROPERTIES INC.
                     AND LOUISIANA ONSHORE PROPERTIES INC.
                              DATED MARCH 27, 1998
                               THIS AGREEMENT IS
                         SUBJECT TO BINDING ARBITRATION

                               TABLE OF CONTENTS

                                                                     PAGE
                                                                    ------
ARTICLE I -- CERTAIN DEFINITIONS.................................   A-1
ARTICLE II -- THE MERGER
             SECTION 2.1    THE MERGER...........................   A-4
             SECTION 2.2    EFFECTIVE TIME OF THE MERGER.........   A-4
             SECTION 2.3    CERTIFICATE OF INCORPORATION.........   A-4
             SECTION 2.4    BYLAWS...............................   A-4
             SECTION 2.5    DIRECTORS OF THE SURVIVING
                            CORPORATION..........................   A-5
             SECTION 2.6    OFFICERS OF THE SURVIVING
                            CORPORATION..........................   A-5
             SECTION 2.7    EFFECTS OF MERGER....................   A-5
ARTICLE III -- CONVERSION OF SHARES
             SECTION 3.1    EFFECT OF MERGER ON CAPITAL STOCK....   A-5
             SECTION 3.2    EXCHANGE OF CERTIFICATES.............   A-5
             SECTION 3.3    ADJUSTMENTS TO PREVENT DILUTION......   A-5
             SECTION 3.4    FURTHER ASSURANCES...................   A-5
ARTICLE IV -- THE CLOSING
             SECTION 4.1    CLOSING..............................   A-6
ARTICLE V -- REPRESENTATIONS AND WARRANTIES OF TMR
             SECTION 5.1    ORGANIZATION AND QUALIFICATION.......   A-6
             SECTION 5.2    SUBSIDIARIES.........................   A-6
             SECTION 5.3    CAPITALIZATION.......................   A-6
             SECTION 5.4    AUTHORITY; NON-CONTRAVENTION;
                            STATUTORY APPROVALS;
                            COMPLIANCE...........................   A-7
             SECTION 5.5    REPORTS AND FINANCIAL STATEMENTS.....   A-8
             SECTION 5.6    ABSENCE OF CERTAIN CHANGES OR EVENTS;
                            ABSENCE OF UNDISCLOSED LIABILITIES...   A-9
             SECTION 5.7    LITIGATION...........................   A-9
             SECTION 5.8    PROXY STATEMENT......................   A-9
             SECTION 5.9    TAX MATTERS..........................   A-10
             SECTION 5.10   VOTE REQUIRED........................   A-10
             SECTION 5.11   STATE TAKEOVER STATUTES; ABSENCE OF
                            SUPERMAJORITY PROVISION..............   A-10
             SECTION 5.12   HSR EXEMPTION........................   A-10
             SECTION 5.13   ERISA................................   A-10
ARTICLE VI -- REPRESENTATIONS AND WARRANTIES OF SLOPI AND THE
              COMPANY
             SECTION 6.1    ORGANIZATION AND QUALIFICATION.......   A-11
             SECTION 6.2    SUBSIDIARIES.........................   A-11
             SECTION 6.3    CAPITALIZATION.......................   A-11
             SECTION 6.4    AUTHORITY; NON-CONTRAVENTION;
                            STATUTORY APPROVALS;
                            COMPLIANCE...........................   A-11
             SECTION 6.5    FINANCIAL STATEMENTS.................   A-13
             SECTION 6.6    ABSENCE OF CERTAIN CHANGES OR EVENTS;
                            ABSENCE OF UNDISCLOSED LIABILITIES...   A-13
             SECTION 6.7    LITIGATION...........................   A-13
             SECTION 6.8    INFORMATION IN PROXY STATEMENT.......   A-13
             SECTION 6.9    TAX MATTERS..........................   A-13

                                                                     PAGE
                                                                    ------
             SECTION 6.10   VOTE REQUIRED........................   A-14
             SECTION 6.11   EMPLOYEE MATTERS.....................   A-14
             SECTION 6.12   MATERIAL CONTRACTS AND AGREEMENTS....   A-14
             SECTION 6.13   INVESTMENT INTENT....................   A-14
             SECTION 6.14   HSR EXEMPTION........................   A-14
ARTICLE VII -- REPRESENTATIONS AND WARRANTIES REGARDING TMR SUB
             SECTION 7.1    ORGANIZATION AND STANDING............   A-14
             SECTION 7.2    CAPITAL STRUCTURE....................   A-14
             SECTION 7.3    AUTHORITY; NON-CONTRAVENTION.........   A-15
ARTICLE VIII -- CONDUCT OF BUSINESS PENDING THE MERGER
             SECTION 8.1    ORDINARY COURSE OF BUSINESS..........   A-15
             SECTION 8.2    DIVIDENDS AND OTHER PAYMENTS.........   A-15
             SECTION 8.3    ISSUANCE OF SECURITIES...............   A-16
             SECTION 8.4    CHARTER DOCUMENTS....................   A-16
             SECTION 8.5    NO ACQUISITIONS......................   A-16
             SECTION 8.6    NO DISPOSITIONS......................   A-16
             SECTION 8.7    INDEBTEDNESS.........................   A-16
             SECTION 8.8    COMPENSATION, BENEFITS...............   A-17
             SECTION 8.9    TAX-FREE STATUS......................   A-17
             SECTION 8.10   INSURANCE............................   A-17
             SECTION 8.11   COOPERATION, NOTIFICATION............   A-17
             SECTION 8.12   THIRD-PARTY CONSENTS.................   A-17
             SECTION 8.13   PERMITS..............................   A-17
             SECTION 8.14   AFFILIATE LIABILITIES................   A-18
ARTICLE IX -- ADDITIONAL AGREEMENTS
             SECTION 9.1    ACCESS TO INFORMATION................   A-18
             SECTION 9.2    TMR PROXY STATEMENT..................   A-18
             SECTION 9.3    REGULATORY MATTERS...................   A-19
             SECTION 9.4    APPROVAL OF TMR STOCKHOLDERS.........   A-19
             SECTION 9.5    DISCLOSURE SCHEDULES; PROPRIETARY
                            DATA.................................   A-19
             SECTION 9.6    PUBLIC ANNOUNCEMENTS.................   A-20
             SECTION 9.7    NO WITHDRAWAL OF RECOMMENDATION......   A-20
             SECTION 9.8    EXPENSES.............................   A-20
             SECTION 9.9    COVENANT TO SATISFY CONDITIONS.......   A-20
             SECTION 9.10   TAX MATTERS..........................   A-20
             SECTION 9.11   WITHDRAWAL FEE.......................   A-23
             SECTION 9.12   TRANSFER OF RECORD TITLE TO
                            PROPERTIES...........................   A-23
ARTICLE X -- CONDITIONS
             SECTION 10.1   CONDITIONS TO EACH PARTY'S OBLIGATION
                            TO EFFECT THE MERGER.................   A-24
             SECTION 10.2   CONDITIONS TO OBLIGATION OF TMR TO
                            EFFECT MERGER........................   A-24
             SECTION 10.3   CONDITIONS TO OBLIGATION OF SLOPI AND
                            THE COMPANY TO EFFECT THE MERGER.....   A-25
ARTICLE XI -- TERMINATION, AMENDMENT AND WAIVER
             SECTION 11.1   TERMINATION..........................   A-25
             SECTION 11.2   EFFECT OF TERMINATION................   A-26
             SECTION 11.3   AMENDMENT............................   A-26
             SECTION 11.4   WAIVER...............................   A-27

                                                                     PAGE
                                                                    ------
ARTICLE XII -- GENERAL PROVISIONS
             SECTION 12.1   NON-SURVIVAL; INDEMNITIES............   A-27
             SECTION 12.2   NO BROKERS...........................   A-28
             SECTION 12.3   NOTICES..............................   A-28
             SECTION 12.4   NO PUNITIVE DAMAGES..................   A-29
             SECTION 12.5   BINDING ARBITRATION..................   A-30
             SECTION 12.6   DTPA WAIVER..........................   A-30
             SECTION 12.7   MISCELLANEOUS........................   A-30
             SECTION 12.8   INTERPRETATION.......................   A-31
             SECTION 12.9   COUNTERPARTS; EFFECT.................   A-31
             SECTION 12.10  PARTIES IN INTEREST..................   A-31
             SECTION 12.11  SPECIFIC PERFORMANCE.................   A-31
             SECTION 12.12  FURTHER ASSURANCES...................   A-31
             SECTION 12.13  CONTINGENT CONSIDERATION.............   A-31
             SECTION 12.14  GAS IMBALANCES.......................   A-31

EXHIBITS:

          A   --  Directors of Surviving Corporation*
          B   --  Officers of Surviving Corporation*
                  Basis of Conversion and Conversion
          C   --  Rights...............................       A-C-1
          D   --  Company Financial Statements*
                  Form of Certificate of Designation
          E   --  for Preferred Stock..................       A-E-1
                  Form of Stock Rights and Restriction
          F   --  Agreement............................       A-F-1
                  Form of Registration Rights
          G   --  Agreement............................       A-G-1
          H   --  Contingent Consideration.............       A-H-1
          I   --  Preliminary TMR Financial Statements*

SCHEDULES:

          I   --  TMR Disclosure Schedule*
          II  --  Company Disclosure Schedule*
                  True-Up Accounting Procedures and
          III --  Principles...........................     A-III-1

* Intentionally omitted from this Proxy Statement.

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of March 27, 1998 (this "Agreement"), by and among The Meridian Resource Corporation, a corporation formed under the laws of the State of Texas ("TMR"), LOPI Acquisition Corp, a corporation formed under the laws of the State of Delaware and a wholly-owned subsidiary of TMR ("TMR Sub"), Shell Louisiana Onshore Properties Inc., a corporation formed under the laws of the State of Delaware ("SLOPI"), and Louisiana Onshore Properties Inc. (the "Company"), a corporation formed under the laws of the State of Delaware and a wholly-owned subsidiary of SLOPI.

     WHEREAS, the respective Boards of Directors of TMR, TMR Sub, SLOPI and the Company have approved, and TMR and the Company have declared advisable and in the best interests of their stockholders, the merger of TMR Sub with and into the Company (the "Merger"), pursuant to the terms and conditions set forth in this Agreement.

     WHEREAS, pursuant to the Merger, each issued and outstanding share of common stock, par value $1.00 per share, of the Company ("Company Common Stock") not owned directly or indirectly by TMR or the Company, will be converted into the right to receive, on the basis herein stated (i) shares of common stock, par value $0.01 per share, of TMR ("TMR Common Stock") and (ii) shares of the Series A Cumulative Convertible Preferred Stock, par value $1.00 per share, of TMR (the "TMR Series A Preferred");

     WHEREAS, for federal income or tax purposes it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, TMR, TMR Sub, SLOPI and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                              CERTAIN DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings:

     "Affiliate" shall have the meaning set forth in the Stock Rights and Restriction Agreement.

     "Asset Conveyance Agreements" shall have the meaning set forth in Section 9.12.

     "Cairn" shall have the meaning set forth in Section 5.5(a).

     "Certificate of Designation" shall mean the Statement of Designation for the TMR Series A Preferred which is set forth as Exhibit E.

     "Certificate of Merger" shall have the meaning set forth in Section 2.2.

     "Chase" shall mean Chase Securities Corporation, which is acting as financial advisor to TMR.

     "Choctaw" shall mean Choctaw Pipeline Company, a Delaware corporation, which is an Affiliate of the Company and SLOPI.

     "Chase Opinion" shall mean the opinion letter dated March 27, 1998 from Chase to TMR's Board of Directors with respect to the fairness, from a financial point of view, of the Merger and the related transactions to TMR.

     "Closing" and "Closing Date" shall have the meaning set forth in
Section 4.1.

     "Code" shall have the meaning set forth in the third Whereas clause of this Agreement.

     "Company Common Stock" shall mean the common stock, par value $1.00 per share, of the Company.

     "Company Disclosure Schedule" shall have the meaning set forth in the introductory sentence of Article VI.

     "Company Financial Statements" shall have the meaning set forth in
Section 6.5(a).

     "Company Material Adverse Change" or "Company Material Adverse Effect" shall mean the cumulative effect of all changes or effects that are, or, so far as can reasonably be determined, are likely to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or results of operations of the Company (with cumulative changes or effects greater than $25,000,000 being material) or on the consummation of the transactions contemplated by this Agreement; provided, however, that the terms "Company Material Adverse Change" and "Company Material Adverse Effect" shall not include normal production decline of oil and gas properties, economic, political or legal changes affecting the oil and gas industry as a whole, general changes in oil or gas prices or results of drilling of any undeveloped or unevaluated leaseholds or horizons now owned or hereafter acquired.

     "Company Required Consents" shall mean all required third-party consents or other approvals not yet obtained as set forth in the Company Disclosure Schedule.

     "Company Required Statutory Approvals" shall have the meaning set forth in Section 6.4(c).

     "Confidentiality Agreement" shall have the meaning set forth in Section 9.1(b).

     "Conversion Rights" shall have the meaning set forth in Section 3.1(b) and in Exhibit C.

     "Current Litigation Claims" shall have the meaning set forth in Section 12.1(c)(i).

     "DGCL" shall mean the General Corporation Law of the State of Delaware.

     "Disclosure Schedules" shall mean the TMR Disclosure Schedule and the Company Disclosure Schedule, collectively.

     "Effective Time" shall have the meaning set forth in Section 2.2. The Effective Time will be on, or as soon as practicable after, the Closing Date.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Fee" shall have the meaning set forth in Section 9.11.

     "Fully Diluted Shares" shall mean, at any time, the sum of (i) the shares of TMR Common Stock then outstanding plus (ii) the number of shares of TMR Common Stock reserved for issuance or issuable in connection with the exercise, exchange or conversion of options, warrants or securities of TMR then outstanding which are exercisable or exchangeable for shares of TMR Common Stock or are convertible into shares of TMR Common Stock (including, without limitation, the TMR Series A Preferred).

     "GAAP" shall mean generally accepted accounting principles.

     "Governmental Authority" shall mean any court, governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority, domestic or foreign.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Indemnification Agreement" shall have the meaning set forth in Section 9.1(c).

     "Joint Venture" shall mean, with respect to any person, any corporation or other entity (including partnerships and other business associations and joint ventures) in which such person or one or more of its Subsidiaries owns an equity interest that is less than a majority of any class of the outstanding voting securities or equity, other than equity interests held for passive investment purposes that are less than 5% of any class of the outstanding voting securities or equity; provided, however, that the term "Joint Venture" shall not include operating agreements, exploration alliances or other similar arrangements relating to or associated with exploration and development of Oil and Gas Interests not involving the sharing of equity in a legal entity.

     "LOPI Properties" shall mean the properties and assets described in the Asset Conveyance Agreements.

     "Proxy Statement" shall have the meaning set forth in Section 5.8.

     "Registration Rights Agreement" shall mean the form of agreement set forth in Exhibit G.

     "Representatives" shall have the meaning set forth in Section 9.1.

     "SEC" shall mean the Securities and Exchange Commission.

     "Secretary of State" shall have the meaning set forth in Section 2.2.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Share Issuance" shall have the meaning set forth in Section 5.4(a).

     "Shell" shall mean Shell Oil Company, a Delaware corporation which is an Affiliate of the Company and SLOPI.

     "Shell Group" shall have the meaning set forth in Section 9.10(a)(3).

     "SOVI" shall mean Shell Onshore Ventures Inc., a Delaware corporation, which is an Affiliate of the Company and SLOPI.

     "Stock Rights and Restriction Agreement" shall mean the form of agreement set forth in Exhibit F.

     "Subsidiary" shall mean, with respect to any person, any corporation or other entity (including partnerships and other business associations) in which a person directly or indirectly owns at least a majority of the outstanding voting securities or other equity interests having the power, under ordinary circumstances, to elect a majority of the directors, or otherwise to direct the management and policies, of such corporation or other entity. Without limiting the foregoing, references to a Subsidiary or Subsidiaries shall include, without limitation, Cairn as a subsidiary of TMR.

     "Surviving Corporation" shall have the meaning set forth in Section 2.1.

     "SWEPI" shall mean Shell Western E&P Inc., a Delaware corporation which is an Affiliate of the Company and SLOPI.

     "Tax Return" shall mean any report, return or other information required to be supplied to a governmental entity with respect to Taxes.

     "Taxes" shall mean any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes, charges, fees, levies or other assessments, and any expenses incurred in connection with the determination, settlement or litigation of any liability for any of the foregoing.

     "Tax Accrual" shall have the meaning set forth in Section 9.10(a)(3).

     "Tax Indemnified Party" shall have the meaning set forth in Section
9.10(f).

     "Tax Indemnifying Party" shall have the meaning set forth in Section
9.10(f).

     "Tax Items" shall have the meaning set forth in Section 9.10(a)(1).

     "Tax Losses" shall have the meaning set forth in Section 9.10(d).

     "TBCA" shall mean the Texas Business Corporation Act, as amended from time to time.

     "Termination Date" shall have the meaning set forth in Section 11.1(b).

     "TMR Common Stock" shall mean the common stock, par value $0.01 per share, of TMR.

     "TMR Disclosure Schedule" shall have the meaning set forth in the introductory sentence of Article V.

     "TMR Financial Statements" shall have the meaning set forth in Section 5.5(d).

     "TMR Material Adverse Change" or "TMR Material Adverse Effect" shall mean the cumulative effect of all changes or effects that are or, so far as can reasonably be determined, are likely to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or results of operations of TMR and its Subsidiaries taken as a whole (with cumulative changes or effects greater than $25,000,000 being material) or on the consummation of the transactions contemplated by this Agreement; provided, however, that the terms "TMR Material Adverse Change" and "TMR Material
Adverse Effect" shall not include normal production decline of oil and gas properties, economic, political or legal changes affecting the oil and gas industry as a whole, general changes in oil or gas prices or results of drilling of any undeveloped or unevaluated leaseholds or horizons now owned or hereafter acquired.

     "TMR Preferred Stock" shall have the meaning set forth in Section 5.3(a).

     "TMR Required Consents" shall mean all required third-party consents or other approvals set forth in the TMR Disclosure Schedule.

     "TMR SEC Reports" shall have the meaning set forth in Section 5.5(b).

     "TMR Series A Preferred" shall have the meaning set forth in the second Whereas clause of this Agreement.

     "TMR Special Meeting" shall have the meaning set forth in Section 9.4(a).

     "TMR Stockholders' Approval" shall have the meaning set forth in Section 5.10.

     "Violation" shall have the meaning set forth in Section 5.4(b).

                                   ARTICLE II
                                   THE MERGER

     SECTION 2.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, TMR Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of TMR Sub shall thereupon cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of TMR Sub in accordance with the DGCL.

     SECTION 2.2 EFFECTIVE TIME OF THE MERGER. The parties acknowledge that it is their mutual desire and intent to consummate the Merger as soon as practicable after the date hereof. Accordingly, the parties shall use all reasonable efforts to bring about the satisfaction as soon as practicable of all the conditions specified in Article X and otherwise to effect the consummation of the Merger as soon as practicable. Subject to the terms hereof, as soon as practicable after all of the conditions set forth in Article X shall have been satisfied or waived, the parties hereto will (i) file a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and (ii) make all other filings or recordings required under the DGCL. The Merger shall become effective at such time, on, or as soon as practicable after, the Closing Date, as the Certificate of Merger is duly filed with the Secretary of State of Delaware ("Secretary of State") or at such other time, on, or as soon as practicable after, the Closing Date, as TMR and the Company shall agree shall be specified in the Certificate of Merger (the "Effective Time").

     SECTION 2.3 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation following the Effective Time, until duly amended.

     SECTION 2.4 BYLAWS. The Bylaws of TMR Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation following the Effective Time, until duly amended.

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     SECTION 2.5  DIRECTORS OF THE SURVIVING CORPORATION.  Effective as of the
Effective Time, (i) the then serving directors of the Company shall resign and
(ii) the individuals listed as such in Exhibit A attached hereto shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     SECTION 2.6 OFFICERS OF THE SURVIVING CORPORATION. Effective as of the Effective Time, (i) the then serving officers of the Company shall resign and
(ii) the individuals listed as such in Exhibit B shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     SECTION 2.7 EFFECTS OF MERGER. The Merger shall have the effects set forth in the DGCL, including Section 259 thereof.

                                  ARTICLE III
                              CONVERSION OF SHARES

     SECTION 3.1 EFFECT OF MERGER ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company, TMR or TMR Sub:

          (a) CANCELLATION OF CERTAIN COMPANY COMMON STOCK. Each share of Company Common Stock, if any, that is held in the treasury of the Company shall be canceled and cease to exist and no capital stock of TMR or other consideration shall be delivered in exchange therefor.

          (b) CONVERSION OF COMPANY COMMON STOCK. Each issued and outstanding share of Company Common Stock (other than shares of Company Common Stock canceled pursuant to Section 3.1(a)) shall be converted into duly authorized, validly issued, fully paid and nonassessable shares of (i) TMR Common Stock and (ii) TMR Series A Preferred, on the bases and in the manner specified in Exhibit C (collectively, the "Conversion Rights").
     Upon such conversion, all such shares of Company Common Stock shall be canceled and cease to exist, and the holder of a certificate representing such shares shall cease to have any rights with respect thereto, except the right to receive the number of whole shares of TMR Common Stock and TMR Series A Preferred to be issued in consideration therefor upon the surrender of such certificate in accordance with Section 3.2 and Exhibit C.

          (c) CONVERSION OF COMMON STOCK OF TMR SUB. Each issued and outstanding share of common stock, par value $0.01 per share, of TMR Sub shall be converted into one fully paid and nonassessable share of common stock, par value $1.00 per share, of the Surviving Corporation.

     SECTION 3.2  EXCHANGE OF CERTIFICATES.

     (a) EXCHANGE. At the Effective Time, TMR and SLOPI shall exchange and deliver to each other certificates for all shares of Company Common Stock, TMR Common Stock and TMR Series A Preferred.

     (b) NO FRACTIONAL SECURITIES. No fractional share interests will be created because the formula for the Conversion Rights specifies that all share calculations shall be rounded up to the nearest whole share of TMR Common Stock or TMR Series A Preferred.

     (c) CLOSING OF TRANSFER BOOKS. From and after the Effective Time, the stock transfer books of the Company shall be closed and no transfer of any Company Common Stock shall thereafter be made.

     SECTION 3.3 ADJUSTMENTS TO PREVENT DILUTION. Subject to the requirements of Article VIII hereof, in the event that prior to the Effective Time there is a change in the number of issued and outstanding shares of TMR Common Stock or Company Common Stock, as the case may be, as a result of a reclassification, subdivision, recapitalization, combination, exchange, stock split (including reverse stock split), stock dividend or distribution or other similar transaction, the Conversion Rights shall be equitably adjusted to eliminate the effects of such event, and all references to the Conversion Rights in this Agreement shall be deemed to be to the Conversion Rights as so adjusted.

     SECTION 3.4 FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the

Company or TMR Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or TMR Sub, any other actions and things to vest, perfect or conform of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                                   ARTICLE IV
                                  THE CLOSING

     SECTION 4.1 CLOSING. The closing of the Merger (the "Closing") shall take place at the offices of Bracewell & Patterson, L.L.P., 711 Louisiana Street, Houston, Texas 77002 at 10:00 a.m., local time, on the second business day immediately following the date on which the last of the conditions set forth in Article X is fulfilled or waived, or at such other time and date and place as TMR and the Company shall mutually agree (the "Closing Date").

     At the Closing, TMR and SLOPI shall execute and deliver to each other: (a) the Stock Rights and Restriction Agreement, (b) the Registration Rights Agreement and (c) the other closing documents referred to in Sections 10.1, 10.2 and 10.3.

                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF TMR

     Except as set forth in the TMR Disclosure Schedule attached hereto as Exhibit D (the "TMR Disclosure Schedule"), TMR represents and warrants to SLOPI and the Company as follows:

     SECTION 5.1 ORGANIZATION AND QUALIFICATION. TMR is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and each of TMR's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of TMR and its Subsidiaries has all requisite corporate power and authority, and is duly authorized by all necessary regulatory approvals and orders, to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than such failures which, individually or in the aggregate, will not have a TMR Material Adverse Effect.

     SECTION 5.2  SUBSIDIARIES.

     (a) Section 5.2 of the TMR Disclosure Schedule sets forth a list as of the date hereof of all Subsidiaries and Joint Ventures of TMR, including the name of each such entity and the state or jurisdiction of its formation.

     (b) All of the issued and outstanding shares of capital stock of each Subsidiary of TMR are validly issued, fully paid, nonassessable and free of preemptive rights and are owned directly or indirectly by TMR free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

     SECTION 5.3  CAPITALIZATION.

     (a) As of the date hereof, the authorized capital stock of TMR consists of 100,000,000 shares of TMR Common Stock and 25,000,000 shares of preferred stock, par value $1.00 per share ("TMR Preferred Stock").

     (b) As of the close of business on January 30, 1998, 33,449,469 shares of TMR Common Stock and no shares of TMR Preferred Stock were issued and outstanding. As of the close of business on January 30, 1998, 46,792 shares of TMR Common Stock were held by TMR in its treasury.

     (c) All of the issued and outstanding shares of the capital stock of TMR are validly issued, fully paid, nonassessable and free of preemptive rights.

     (d) At the close of business on January 30, 1998, (i) 1,964,687 shares of TMR Common Stock were reserved for issuance pursuant to outstanding options and awards under TMR's employee and director stock plans as described in the TMR Disclosure Schedule, (ii) 2,105,484 shares of TMR Common Stock were reserved for issuance upon exercise of TMR's outstanding warrants as described in the TMR Disclosure Schedule, and (iii) 3,099,612 shares of TMR Common Stock were reserved for future awards under TMR's 1995 Long Term Incentive Plan and 1997 Long Term Incentive Plan. A detailed schedule of all such options, warrants and awards is included in the TMR Disclosure Schedule, showing all dates of grant, dates of expiration, and exercise terms, conditions and prices.

     (e) The form of Certificate of Designation for the TMR Series A Preferred has been approved by TMR's Board of Directors.

     (f) There are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, to which TMR or any of its Subsidiaries is a party or by which any of them is bound obligating TMR or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of TMR or other voting securities of TMR obligating TMR to grant, extend or enter into any such agreement or commitment.

     SECTION 5.4  AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE.

     (a)  AUTHORITY.

          (i) The Board of Directors of TMR has approved this Agreement, TMR has all requisite power and authority to enter into this Agreement and, subject to the approval of the issuance of shares of TMR Common Stock pursuant to the Merger and pursuant to the terms of the TMR Series A Preferred and the Stock Rights and Restriction Agreement (collectively, the "Share Issuance") by the stockholders of TMR, the filing of the Certificate of Designations with the Secretary of State of Texas pursuant to the TBCA and TMR Required Statutory Approvals, to consummate the Merger and the other transactions contemplated hereby.

          (ii) The execution and delivery of this Agreement and the consummation by TMR of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of TMR, subject to approval of the Share Issuance by the stockholders of TMR.

          (iii) This Agreement has been duly and validly executed and delivered by TMR and, assuming the due authorization, execution and delivery hereof by SLOPI and the Company, constitutes a valid and binding obligation of TMR, enforceable against TMR in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceedings may be brought.

          (iv) All directors of TMR have advised the Company and SLOPI that they intend to vote all their shares of TMR Common Stock in favor of the Share Issuance.

     (b) NON-CONTRAVENTION. The execution and delivery of this Agreement by TMR do not, and the consummation of the transactions contemplated hereby and thereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets (any such violation, conflict, breach, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") of, TMR or any of its Subsidiaries or, to the knowledge of TMR, its Joint Ventures, under any provisions of:

          (i) the articles or certificates of incorporation, bylaws or similar governing documents of TMR or any of its Subsidiaries or Joint Ventures;

          (ii) subject to obtaining the TMR Required Statutory Approvals, any statute, law, ordinance, rule, regulation judgment, decree, order or injunction of any Governmental Authority applicable to TMR or any of its Subsidiaries or Joint Ventures or any of their respective properties or assets or business as presently conducted; or

          (iii) subject to obtaining the TMR Required Consents, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which TMR or any of its Subsidiaries or Joint Ventures is now a party or by which it or any of its properties or assets may be bound or affected;

excluding from the foregoing such Violations as would not, in the aggregate, have a TMR Material Adverse Effect.

     (c) STATUTORY APPROVALS. Except for (i) the filing with the SEC of (A) the Proxy Statement and (B) such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State with respect to the Merger as provided in the DGCL
(iii) the filing of the Certificate of Designation with the Texas Secretary of State as provided under the TBCA, and (iv) the filing of appropriate documents with the relevant authorities in other states in which TMR is qualified to do business, no declaration, filing, or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by TMR or the consummation by TMR of the transactions contemplated hereby, the failure to obtain, make or give which would have a TMR Material Adverse Effect (the "TMR Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such TMR Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice, obtaining such consents and approvals; and having such waiting periods expire, as are necessary to avoid a violation of law.

     (d)  COMPLIANCE.

          (i) To the knowledge of TMR's executive officers, neither TMR nor any of its Subsidiaries nor, to the knowledge of TMR, any of its Joint Ventures is in violation of or under investigation with respect to, or has been given notice or been charged with any violation of any law, statute, order, rule, regulation, ordinance or judgment (including without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations that do not have, and would not have, a TMR Material Adverse Effect.

          (ii) TMR, its Subsidiaries and, to the knowledge of TMR, its Joint Ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their respective business as currently conducted, except those the failure to obtain which would not have a TMR Material Adverse Effect.

     SECTION 5.5  REPORTS AND FINANCIAL STATEMENTS.

     (a) Since December 31, 1993, the filings required to be made by TMR and Cairn Energy USA, Inc. ("Cairn") under the Securities Act or the Exchange Act have been filed with the SEC as required by each such law or regulation including all forms, statements, reports, agreements and all documents, exhibits, amendments and supplements appertaining thereto, and TMR have complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder.

     (b) TMR has made available to SLOPI and the Company a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by TMR and/or Cairn with the SEC since December 31, 1993 (such documents of TMR and Cairn as filed, and any and all amendments thereto being collectively referred to as the "TMR SEC Reports").

     (c) The TMR SEC Reports, including without limitation any financial statements or schedules included therein, at the time filed, and all forms, reports or other documents filed by TMR with the SEC after the date hereof, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were or will be made, not misleading.

     (d) The audited consolidated financial statements and unaudited interim financial statements of TMR included in the TMR SEC Reports have been prepared, and the audited consolidated financial statements and unaudited interim financial statements of TMR included in all forms, reports, or other documents filed by TMR with the SEC after the date hereof will be prepared, (collectively, the "TMR Financial Statements") in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q) and fairly present, or will fairly present, in all material respects the financial position of TMR as of the respective dates thereof or the results of operations and cash flows for the respective periods then ended, as the case may be, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments.

     (e) True, accurate and complete copies of the Articles of Incorporation and Bylaws of TMR, as in effect on the date hereof, have been delivered to the Company.

     SECTION 5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS; ABSENCE OF UNDISCLOSED LIABILITIES.

     (a) Except as set forth in the TMR SEC Reports or as otherwise expressly permitted by this Agreement, from December 31, 1996 through the date hereof TMR and each of its Subsidiaries has conducted its business only in the ordinary course of business consistent with past practice and there has not been (i) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) with respect to any of TMR's capital stock, (ii) (A) any granting by TMR or any of its Subsidiaries to any executive officer of TMR or any of its Subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of December 31, 1996, (B) any granting by TMR or any of its Subsidiaries to any such executive officer of any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of December 31, 1996, or (C) any entry by TMR or any of its Subsidiaries into any employment, severance or termination agreement with any such executive officer, (iii) any damage, destruction or loss, whether or not covered by insurance, that would have a TMR Material Adverse Effect or (iv) the occurrence or existence of any other fact or condition that would have a TMR Material Adverse Effect.

     (b) Neither TMR nor any of its Subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated corporate balance sheet, except liabilities, obligations or contingencies (i) that are accrued or reserved against in the preliminary consolidated financial statements of TMR or reflected in the notes thereto as of and for the year ended December 31, 1997, copies of which are attached as Exhibit I, (ii) that were incurred after December 31, 1997 in the ordinary course of business and would not have a TMR Material Adverse Effect, or (iii) that are described in Section 5.6 of the TMR Disclosure Schedule.

     SECTION 5.7 LITIGATION. There are no claims, suits, actions or proceedings, pending or, to the knowledge of the executive officers of TMR, threatened, nor are there, to the knowledge of the executive officers of TMR, any investigations or reviews pending or threatened against, relating to or affecting TMR or any of its Subsidiaries or Joint Ventures, or judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to TMR or any of its Subsidiaries or Joint Ventures, that would have a TMR Material Adverse Effect.

     SECTION 5.8 PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of TMR for inclusion or incorporation by reference in the proxy statement, at the date mailed to such

TMR's stockholders and, as the same may be amended or supplemented, at the time of the meeting, in definitive form relating to the meeting of the stockholders of TMR to be held in connection with the Share Issuance (the "Proxy Statement"), will contain any untrue statement of a material fact or omit to state any material fact with respect to TMR or its Subsidiaries necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     SECTION 5.9  TAX MATTERS.

     (a) TMR and each of its Subsidiaries have filed (i) within the time and in the manner prescribed by law, all required Tax Returns calculated on or with reference to income, profits, earnings or gross receipts and all other Tax Returns required to be filed that would report a material amount of Tax, and
(ii) paid all Taxes due and payable within the time and in the manner prescribed by law except for those being contested in good faith and for which adequate reserves have been established.

     (b) As of the date hereof there are no claims, assessments, audits or administrative or court proceedings pending against TMR or any of its Subsidiaries for any alleged deficiency in Tax, and none of TMR or any of its Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

     (c) TMR has established adequate accruals for Taxes and for any liability for deferred Taxes in the TMR Financial Statements in accordance with GAAP.

     SECTION 5.10 VOTE REQUIRED. The approval of the Share Issuance by the affirmative vote of holders of a majority of the shares of TMR Common Stock entitled to vote on such matter at the TMR Special Meeting (the "TMR Stockholders' Approval") is the only vote of the holders of any class or series of the capital stock of TMR required to approve this Agreement, the Merger and the other transactions contemplated hereby.

     SECTION 5.11  STATE TAKEOVER STATUTES; ABSENCE OF SUPERMAJORITY
PROVISION. TMR has taken all action to assure that no state takeover statute or similar statute or regulation, shall apply to the Merger or any of the other transactions contemplated hereby. Except for TMR Stockholders' Approval, no other stockholder action on the part of TMR is required for approval of the Merger, this Agreement and the transactions contemplated hereby. No provisions of TMR's Articles of Incorporation or By-laws or other governing instruments of its Subsidiaries or the terms of any rights plan or other takeover defense mechanism of TMR would, directly or indirectly, restrict or impair the ability of the TMR or the Company to consummate the Merger or the ability of any party to consummate any of the other transactions contemplated herein or in any of the documents attached hereto; nor will any such provisions restrict or impair the ability of SLOPI or any Affiliate of Shell to exercise any rights to vote or otherwise exercise any other rights of a stockholder generally, in all cases as to any and all securities acquired pursuant to this Agreement or any of the other transactions contemplated herein or in any of the documents attached hereto. The Company has taken action to assure that the provisions of Article
13.03 of the TBCA will not apply to the acquisition of securities acquired pursuant to this Agreement or any of the other transactions contemplated herein or in any of the documents attached hereto. In addition, the provisions of
Article 8 of the Articles of Incorporation of TMR will not apply to securities acquired pursuant to this Agreement or any of the other transactions contemplated herein or in any of the documents attached hereto.

     SECTION 5.12 HSR EXEMPTION. The assets of TMR that do not fall under the exemption from the requirements of the HSR Act specified in 16 CFR Ch. 1 ^802.3 (Acquisitions of carbon-based mineral reserves) are less than $15 million.

     SECTION 5.13  ERISA.

     (a) With respect to all employee benefit, welfare, retirement, pension and other similar plans, TMR and its Subsidiaries have complied with all requirements of the Employee Retirement Income Security Act and of the Code, and all rules and regulations thereunder, except to the extent that any and all such noncompliance would not result in any liability or liabilities to TMR or its Subsidiaries aggregating more than $1,000,000.

     (b) Except as disclosed on Section 5.13(b) of the TMR Disclosure Schedule, TMR and its Subsidiaries have not established, and do not maintain, any post-retirement benefits for their employees, including but not limited to post-retirement life insurance or post-retirement medical.

     (c) The agreements listed in Section 5.13(c) of the TMR Disclosure Schedule constitute all agreements or arrangements of TMR or its Subsidiaries in effect on the date hereof that provide for the payment of income or the provisions of benefits (including vesting, entitlement, receipt, creation or transfer of any rights, privileges, income or title to property or beneficial ownership) to any employees of TMR as a result of a change of control. Except as set forth in
Section 5.13(c) of the TMR Disclosure Schedule, there is no acceleration of payments or vesting nor any increase in benefits that would result from the Merger, nor is there any forfeiture provision thereof that will be altered by the Merger.

     (d) Prior to the date of this Agreement, neither TMR nor any of its Subsidiaries has made any representation to its employees as to employment opportunities with SLOPI or benefits available to them under SLOPI employee benefit plans.

                                   ARTICLE VI
            REPRESENTATIONS AND WARRANTIES OF SLOPI AND THE COMPANY

     Except as set forth in the Company Disclosure Schedule attached hereto as
Schedule II (the "Company Disclosure Schedule"), SLOPI and the Company jointly and severally represent and warrant to TMR as follows:

     SECTION 6.1 ORGANIZATION AND QUALIFICATION. Each of SLOPI and the Company is a corporation duly organized, validly existing and in good standing, under the laws of the State of Delaware. The Company has all requisite corporate power and authority, and is duly authorized by all necessary regulators approvals and orders, to own, lease and operate its assets and properties and to carry on its business as it is now being conduced, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than such failure which, individually or in the aggregate, will not have a Company Material Adverse Effect.

     SECTION 6.2  SUBSIDIARIES.  The Company has no Subsidiaries or Joint
Ventures.

     SECTION 6.3  CAPITALIZATION.

     (a) As of the date hereof, the authorized capital stock of the Company consists of 3,000 shares of Company Common Stock and no shares of preferred stock.

     (b) As of the close of business on February 28, 1998, 1,000 shares of Company Common Stock were issued and outstanding. As of the close of business on February 28, 1998, no shares of Company Common Stock were held by the Company in its treasury.

     (c) All of the issued and outstanding shares of the capital stock of the Company are validly issued, fully paid, nonassessable and free of preemptive rights.

     (d) There are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or obligating the Company to grant, extend or enter into any such agreement or commitment.

     SECTION 6.4  AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE.

     (a)  AUTHORITY.

          (i) The Board of Directors of the Company has declared the Merger fair to and advisable and in the best interests of SLOPI, as the sole stockholder of the Company. The Company and SLOPI have all requisite power and authority to enter into this Agreement and, subject to the Company Required Statutory Approvals, to consummate the transactions contemplated hereby.

          (ii) The execution and delivery of this Agreement and the consummation by SLOPI and the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SLOPI and the Company.

          (iii) This Agreement has been duly and validly executed and delivered by SLOPI and the Company and, assuming the due authorization execution and delivery hereof by TMR and TMR Sub, constitutes the valid and binding obligation of SLOPI and the Company, enforceable against SLOPI and the Company in accordance with its terms, except as would be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought.

     (b) NON-CONTRAVENTION. The execution and delivery of this Agreement by SLOPI and the Company do not, and the consummation of the transactions contemplated hereby and thereby will not, result in any Violation by SLOPI or the Company under any provisions of:

          (i) the certificate of incorporation, bylaws or similar governing documents of SLOPI or the Company;

          (ii) subject to obtaining the Company Required Statutory Approvals, any statute, law, ordinance, rule, regulation judgment, decree, order or injunction of any Governmental Authority applicable to the Company or any of its properties or assets or business as previously conducted; or

          (iii) subject to obtaining the Company Required Consents, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company is now a party or by which it or any of its properties or assets may be bound or affected;

excluding from the forgoing clauses such Violations as would not, in the aggregate, reasonably likely have a Company Material Adverse Effect.

     (c) STATUTORY APPROVALS. Except for (i) the filing by SLOPI with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and (ii) the filing of the Certificate of Merger with the Delaware Secretary of State with respect to the Merger as provided in the DGCL and appropriate documents with the relevant authorities in other states in which the Company is qualified to do business, no declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, the failure to obtain, make or give which would reasonably likely have a Company Material Adverse Effect (the "Company Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such Company Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice; obtaining such consents or approvals; and having such waiting periods expires as are necessary to avoid a violation of law.

     (d)  COMPLIANCE.

          (i) To the knowledge of the Company's executive officers, the Company is not in violation of or under investigation with respect to, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations that do not have, and, would not reasonably likely have, a Company Material Adverse Effect.

          (ii) The Company and/or its Affiliates have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary, to conduct the business of the Company as currently conducted, except those the failure to obtain which would not reasonably likely have a Company Material Adverse Effect.

     SECTION 6.5  FINANCIAL STATEMENTS.

     (a) The Company's unaudited statement of revenue and direct operating expenses is attached as Exhibit D (the "Company Financial Statements"). The Company Financial Statements will be audited before the preliminary Proxy Statement is filed with the SEC. The Company Financial Statements fairly present the revenues and direct lease operating expenses of the oil and gas properties now owned by the Company for the years ended December 31, 1997, 1996 and 1995. The Company Financial Statements do not include any balance sheets, income statements, or statements of cash flows.

     (b) True, accurate and complete copies of the Certificate of Incorporation and By-Laws of the Company, as in effect on the date hereof, have been delivered to TMR.

     (c) As of the Closing, the Company shall have no debts or obligations other than (i) accrued Taxes, which shall be provided for as set forth in Section 9.10, and (ii) accounts payable and other expenditures relating to the properties of the Company which shall be accrued and reflected in the final closing settlement prepared in accordance with the true-up accounting procedures in Schedule III and Sections 8.2 and 12.14.

     SECTION 6.6 ABSENCE OF CERTAIN CHANGES OR EVENTS; ABSENCE OF UNDISCLOSED LIABILITIES.

     Except as otherwise expressly permitted by this Agreement, from December 31, 1997 through the date hereof the Company has conducted its business only in the ordinary course of business consistent with past practice and there has not been (i) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) with respect to any of the Company's capital stock,
(ii) (A) any granting by the Company to any executive officer of the Company of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of December 31, 1997, (B) any granting by the Company to any such executive officer or any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of December 31, 1997, or (C) any entry by the Company into any employment, severance or termination agreement with any such executive officer, (iii) any damage, destruction or loss, whether or not covered by insurance, that would have a Company Material Adverse Effect or (iv) any other fact or condition exists that would reasonably likely have a Company Material Adverse Effect.

     SECTION 6.7 LITIGATION. There are no claims, suits, actions or proceedings, pending or, to the knowledge of the executive officers of the Company, threatened, nor are there, to the knowledge of the executive officers of the Company, any investigations or reviews pending or threatened against, relating to or affecting the Company or judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to the Company that would have, or would reasonable likely have, a Company Material Adverse Effect.

     SECTION 6.8  INFORMATION IN PROXY STATEMENT.

     None of the information supplied or to be supplied by or on behalf of SLOPI or the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is mailed to the stockholders of TMR and, as the same may be amended or supplemented, at the time of the meetings of TMR's stockholders to be held in connection with the Share Issuance, contain any untrue statement of a material fact or omit to state any material fact with respect to SLOPI or the Company necessary in order to make the statements therein with respect to SLOPI or the Company, in light of the circumstances under which they are made, not misleading.

     SECTION 6.9  TAX MATTERS.

     (a) The Company has filed (i) within the time and in the manner prescribed by law all required Tax Returns calculated on or with reference to income, profits, earnings or gross receipts and all other Tax Returns required to be filed that would report a material amount of Tax, and (ii) paid all Taxes due and payable within the time and in the manner prescribed by law except for those being contested in good faith and for which adequate reserves have been established by the Company.

     (b) As of the date hereof there are no claims, assessments, audits or administrative or court proceedings pending against the Company for any alleged deficiency in Tax, and none of the Company has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

     (c) All tax allocation or tax sharing agreements shall be terminated prior to the Closing Date and, except as provided in Section 9.10, no payments are due or will become due by the Company on or after the Closing Date pursuant to any such agreement or arrangement.

     (d) There is no claim against the Company for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to the Company; the Company will not be required to include any amount in income for any taxable period beginning after the Effective Time as a result of a change in accounting method for any taxable period ending on or before the Effective Time or pursuant to any agreement with any Tax authority with respect to any such taxable period.

     SECTION 6.10 VOTE REQUIRED. The approval of this Agreement by SLOPI is the only vote of holders of any class or series of the capital stock of the Company required to approve this Agreement, the Merger and the other transactions by the Company and SLOPI contemplated hereby.

     SECTION 6.11 EMPLOYEE MATTERS. The Company has no employees and does not maintain any employee benefit plans. Effective as of the Closing, the Company will have no obligations with respect to any employee benefit plans or similar arrangements.

     SECTION 6.12 MATERIAL CONTRACTS AND AGREEMENTS. Section 6.12 of the Company Disclosure Schedule sets forth a list of all contracts, agreements or arrangements to which the Company is a party or by which the Company or its assets are bound which (i) would be required to be filed as exhibits to an Annual Report on Form 10-K for the year ended December 31, 1997 if the Company were required to file as a registrant under the Exchange Act or (ii) are with an Affiliate of the Company. The Company has provided TMR with a copy of all documents transferring beneficial ownership or record title to the Company of all oil and gas properties and other assets as of the date hereof, as contemplated in the Asset Conveyance Agreements.

     SECTION 6.13 INVESTMENT INTENT. SLOPI will acquire the TMR Common Stock and the TMR Series A Preferred for investment purposes and not with a view to or in connection with a distribution within the meaning of the Securities Act. SLOPI understands and agrees that the certificates representing the TMR Common Stock and TMR Series A Preferred will have a legend imprinted thereon to the effect set forth in Section 3 of the Stock Rights and Restrictions Agreement attached as Exhibit F. The provisions of this Section shall survive Closing.

     SECTION 6.14 HSR EXEMPTION. The assets of the Company that do not fall under the exemption from the requirements of the HSR Act specified in 16 CFR Ch. 1 ^ 802.3 (Acquisitions of carbon-based mineral reserves) are less than $15 million.

                                  ARTICLE VII
                REPRESENTATIONS AND WARRANTIES REGARDING TMR SUB

     TMR and TMR Sub jointly and severally represent and warrant to SLOPI and the Company as follows:

     SECTION 7.1 ORGANIZATION AND STANDING. TMR Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. TMR Sub was organized solely for the purpose of acquiring the Company and engaging in the transactions contemplated by this Agreement and has not engaged in any business since it was incorporated which is not in connection with the Merger and this Agreement.

     SECTION 7.2 CAPITAL STRUCTURE. The authorized capital stock of TMR Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding, fully paid and nonassessable, free of preemptive rights and are owned directly by TMR free and clear of all liens, claims and encumbrances.

     SECTION 7.3 AUTHORITY; NON-CONTRAVENTION. TMR Sub has all requisite power and authority to enter into this Agreement and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by TMR Sub, the performance by TMR Sub and its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors and by TMR as its sole stockholder, and, except for the corporate filings required by state law, no other corporate proceedings on the part of TMR Sub are necessary to authorize this Agreement and the Merger and the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by TMR Sub and, assuming the due authorization, execution and delivery hereof by the Company and SLOPI, constitutes a valid and binding obligation of TMR Sub enforceable against TMR Sub in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceedings may be brought. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, violate, conflict with or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time, or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of TMR Sub under, any provisions of (i) the Certificate of Incorporation or Bylaws (true and complete copies of which as of the date hereof have been delivered to the Company) of TMR Sub, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to TMR Sub or
(iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to TMR Sub or any of its properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights, losses, liens, security interests, charges or encumbrance that, individually or in the aggregate, would not materially impair the ability of TMR Sub to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

                                  ARTICLE VIII
                     CONDUCT OF BUSINESS PENDING THE MERGER

     After the date hereof and prior to the Effective Time or earlier termination of this Agreement, TMR shall, and shall cause its Subsidiaries to, and the Company shall, and shall cause its Subsidiaries to, comply with the provisions of this Article VIII.

     SECTION 8.1 ORDINARY COURSE OF BUSINESS. TMR, TMR's Subsidiaries and the Company shall conduct their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. TMR, TMR's Subsidiaries and the Company shall not take or commit to any material actions or transactions that are not in the usual, regular and ordinary course of business, except with the prior written consent of the other parties. The Company shall consult with TMR prior to electing to participate or not to participate in any well, lease, or properties; and prior to electing not to participate in any well, lease or properties shall give TMR reasonable opportunity to advise the Company that TMR wants the Company to elect to participate on behalf of TMR on the same terms as the Company would have participated. If the Merger is not consummated, (i) the Company shall assign its working interests in any such well, lease or properties to TMR, (ii) TMR shall reimburse the Company for any costs associated with the participation by the Company, and (iii) TMR shall receive all the benefits and bear all the detriments of any such participation, less any benefits that otherwise would be earned by a non-consenting party in the form of an overriding royalty or similar interest.

     SECTION 8.2 DIVIDENDS AND OTHER PAYMENTS. TMR, the Company and SLOPI shall follow the true-up accounting procedures specified in Schedule III. TMR shall not, nor shall it permit any of its Subsidiaries to, and the Company shall not:

          (a) declare or pay any dividends or make other distributions in respect of any of their capital stock other than to TMR or to its Subsidiaries or to the Company, as the case may be, except that, prior to the Closing Date and subsequent to the Company's payment of its estimated federal and state income taxes (but excluding any deferred tax liabilities) for the taxable period beginning October 1, 1997, and ending December 31, 1997, the Company shall be entitled to pay to SLOPI a cash dividend equal to the excess, if any, of its current assets over its total liabilities (excluding any liabilities associated with deferred Taxes and gas imbalances) as of December 31, 1997; or

          (b) split, combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of their capital stock; or

          (c) redeem, repurchase or otherwise acquire any shares of their capital stock, other than

             (i) intercompany acquisitions of capital stock, or

             (ii) in connection with the administration of employee benefit and dividend reinvestment plans as in effect on the date hereof in the ordinary course of the operation of such plans.

     SECTION 8.3 ISSUANCE OF SECURITIES. TMR shall not, and shall not permit any of its Subsidiaries to, and the Company shall not issue, agree to issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of their capital stock or any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities except for:

          (a) the issuance of common stock or other securities by TMR pursuant to the plans and arrangements listed in the TMR Disclosure Schedules in the ordinary course of the operation of such plans and arrangements in accordance with their current terms.

          (b) existing outstanding securities and rights to acquire securities of TMR, or

          (c) issuance by a wholly-owned Subsidiary of its capital stock to TMR.

     SECTION 8.4 CHARTER DOCUMENTS. TMR and the Company shall not amend or propose to amend their respective articles or certificate of incorporation or bylaws in any way adverse to the other; provided that TMR may increase the number of authorized shares of TMR Common Stock to 200,000,000 in connection with the TMR Special Meeting; provided, further, that prior to consummation of the Merger all such shares shall remain subject to Section 8.3.

     SECTION 8.5 NO ACQUISITIONS. TMR shall not, nor shall it permit any of its Subsidiaries to, and the Company shall not, acquire, or publicly propose to acquire, or agree to acquire, by merger or consolidation, by purchase or otherwise, any assets of any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, in any case or in the aggregate that involve a transaction or transactions exceeding $50,000,000, except with the prior written consent of the other parties, which consent shall not be unreasonably withheld.

     SECTION 8.6 NO DISPOSITIONS. TMR shall not, nor shall it permit any of its Subsidiaries to, and the Company shall not, sell, lease, license, encumber or otherwise dispose of any assets in any case or in the aggregate that involve a transaction or transactions exceeding $50,000,000, except (i) for normal extensions to or replacements of properties in the ordinary course of business consistent with prior practice; provided, however, this Section shall not prohibit ordinary course of business transfers of properties in connection with the establishment of exploration arrangements, including farmout and similar arrangements or (ii) except with the prior written consent of the other parties.

     SECTION 8.7 INDEBTEDNESS. TMR shall not, nor shall it permit any of its Subsidiaries to, and the Company shall not incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed, including, without limitation, the issuance of debt securities), except for:

          (a) short-term indebtedness in the ordinary course of business consistent with past practice,

          (b) long-term indebtedness in connection with the refinancing of existing indebtedness either at its stated maturity or at a lower cost of funds, or

          (c) borrowings under new or existing credit facilities, except that the aggregate principal amount of such borrowings may not exceed $202,500,000.

     SECTION 8.8 COMPENSATION, BENEFITS. Except as may be required by applicable law or by the express terms of this Agreement, TMR shall not, nor shall it permit any of its Subsidiaries to, and the Company shall not: (a) enter into, adopt or amend any employee benefit plan or any other contract, agreement, commitment, arrangement, plan or policy maintained by, contributed to or entered into by TMR or its Subsidiaries or the Company, as the case may be, or increase the amount of or accelerate the payment or vesting of any benefit or amount payable thereunder other than pursuant to the terms thereof or (b) increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights of any director, officer or other employee of TMR, its Subsidiaries or the Company, as the case may be, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate in the case of TMR and its Subsidiaries or in the case of the Company, do not result in a material increase in benefits or compensation expense to TMR, its Subsidiaries or the Company, as the case may be, or (c) enter into or amend any employment, severance, or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with any director or officer or other employee other than in the ordinary course of business consistent with past practice.

     SECTION 8.9 TAX-FREE STATUS. Each party shall report, on all applicable federal and state Tax returns, the Merger as a reorganization under Section 368 of the Code. No party shall knowingly take any action which would cause the Merger not to qualify as a reorganization within the meaning of Section 368 of the Code; provided, however, that the consummation of the Merger and the issuance of TMR Common Stock and TMR Series A Preferred shall not be a violation of this provision.

     SECTION 8.10 INSURANCE. TMR shall, and shall cause its Subsidiaries to, and the Company shall, maintain with financially responsible insurance companies (or through self-insurance not inconsistent with such party's past practice) insurance in such amounts and against such risks and losses as are consistent with each respective party's usual, regular and ordinary course of business.

     SECTION 8.11  COOPERATION, NOTIFICATION.  TMR and the Company shall:

          (a) confer on a regular and frequent basis with one or more representatives of the other party to discuss material operational matters and the general status of its ongoing operations,

          (b) promptly notify the other party of any significant changes in its business, properties, assets, condition (financial or otherwise), prospects or results of operations,

          (c) advise the other party of any change or event that has had or, to the knowledge of such party, would reasonably likely have a TMR Material Adverse Effect or a Company Material Adverse Effect, and

          (d) consult with each other prior to making any filings with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby, and promptly after each such filing provide the other with a copy thereof.

     SECTION 8.12 THIRD-PARTY CONSENTS. Each of TMR and the Company shall use all commercially reasonable efforts to obtain all TMR Required Consents or Company Required Consents, as the case may be. Each party shall promptly notify the other party of any failure or prospective failure to obtain any such consents and, if requested by the other party, shall provide to the other party copies of all TMR Required Consents or Company Required Consents, as the case may be, obtained by such party.

     SECTION 8.13 PERMITS. Each of TMR and the Company shall use commercially reasonable efforts to maintain in effect all existing material permits pursuant to which such party operates.

     SECTION 8.14 AFFILIATE LIABILITIES. As of the Effective Time, the Company shall have no liability to any Affiliate of the Company other than those that are related to the operation of the Company in the ordinary course of business and are considered in the True-Up Accounting Procedures specified in Schedule III.

                                   ARTICLE IX
                             ADDITIONAL AGREEMENTS

     SECTION 9.1  ACCESS TO INFORMATION.

     (a) Upon reasonable notice, each of TMR and the Company shall, and TMR shall cause its Subsidiaries to, afford to the officers, directors, employees, accountants, counsel, investment bankers, financial advisors, consultants and other representatives of the other (collectively, "Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records, including, but not limited to, Tax Returns, but excluding (i) that information that is restricted by applicable confidentiality and secrecy agreements, (ii) that information that a party may be restricted from disclosing under applicable law, and (iii) the corporate proceedings of TMR or the Company (as the case may be) in considering the Merger, and, during such period, each shall, and shall cause its Subsidiaries to, furnish promptly to the other:

          (i) a copy of each report, schedule and other document filed by it or any of its Subsidiaries with any Governmental Authority and any other document pertaining to the transactions contemplated hereby filed with any Governmental Authority that is not filed as an exhibit to an SEC filing or described in an SEC filing, and

          (ii) all information concerning itself, its Subsidiaries, directors, officers and stockholders and such matters as may be reasonably requested by the other party in connection with any filings, applications or approvals required or contemplated by this Agreement.

     (b) Without limiting the application of the Confidentiality Agreement dated August 21, 1997 between TMR and SWEPI (the "Confidentiality Agreement"), all documents and information furnished pursuant to Section 9.1(a)(ii) shall be subject to the Confidentiality Agreement.

     (c) TMR and the Company have also signed an Agreement for Indemnification and Responsibility for Damages to the Subject Properties in connection with Site Visits dated January 19, 1998 (the "Indemnification Agreement") in order for
TMR to make certain site visits and physical investigations in connection with its due diligence investigations.

     SECTION 9.2  TMR PROXY STATEMENT.

     (a) As soon as practicable following the date of this Agreement, TMR shall prepare and file with the SEC preliminary proxy materials and shall use all reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable. SLOPI and the Company shall cooperate with TMR in the preparation of the Proxy Statement and shall furnish to TMR such data and information relating to SLOPI and the Company as TMR may reasonably request in order for TMR to comply with the Exchange Act and for the purpose of including such data and information in the Proxy Statement. TMR shall give SLOPI and the Company and their counsel the opportunity to review any preliminary proxy materials and the Proxy Statement prior to their being filed with the SEC and shall give SLOPI and the Company and their counsel the opportunity to review all amendments and supplements thereto and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. TMR will provide promptly to SLOPI and the Company copies of all correspondence between TMR or any of its representatives and the SEC. TMR will advise SLOPI and the Company promptly when any supplement to or amendment of the Proxy Statement has been filed, or the issuance of any stop order, or of any request by the SEC or the New York Stock Exchange for amendment of the Proxy Statement.

     (b) TMR shall also take such action as may be required to cause the shares of TMR Common Stock and TMR Series A Preferred issuable in connection with the Merger to be exempt from registration under applicable federal and state securities laws.

     (c) Each of the parties shall furnish all information concerning itself that is required or customary for inclusion in the Proxy Statement and SLOPI shall confirm in writing that information which is provided by it, including without limitation, the Company Financial Statements, as audited, and if the Proxy Statement is mailed to shareholders on or after May 14, 1998, unaudited financial statements as of and for the three months ended March 31, 1997 and 1998, conforming the presentation of the Company Financial Statements.

     (d) No representation, warranty, covenant or agreement contained in this Agreement is made by any party hereto with respect to information supplied by any other party hereto for inclusion in the Proxy Statement.

     (e) TMR shall cause the Proxy Statement to comply as to form in all material respects with the Exchange Act and the rules and regulations thereunder.

     (f) The parties shall take such action as may be reasonably required to cause the shares of TMR Common Stock issuable in the Merger or upon conversion of TMR Series A Preferred to be approved for listing on the New York Stock Exchange.

     SECTION 9.3  REGULATORY MATTERS.

     (a) Each party hereto shall cooperate and use its reasonable best efforts promptly to prepare and file all necessary permits, consents, approvals and authorizations of all Governmental Authorities and all other persons necessary or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, the Company Required Statutory Approvals and the TMR Required Statutory Approvals.

     (b) TMR shall have the right to review and approve in advance all characterizations of the information relating to TMR, on the one hand, and the Company and SLOPI shall have the right to review and approve in advance all characterizations of the information relating to the Company or SLOPI, on the other hand, in either case, which appear in any filing made in connection with the transactions contemplated by this Agreement or the Merger.

     (c) The parties shall consult each other with respect to the obtaining of all such necessary or advisable permits, consents, approvals and authorizations of Governmental Authorities.

     SECTION 9.4 APPROVAL OF TMR STOCKHOLDERS. TMR shall, as promptly as reasonably practicable after the date hereof:

          (a) take all steps reasonably necessary to duly call, give notice of, convene and hold a special meeting of its stockholders (the "TMR Special Meeting") for the purpose of securing the TMR Stockholders' Approval,

          (b) distribute to its stockholders the Proxy Statement in accordance with applicable law, and its Articles of Incorporation and Bylaws,

          (c) recommend to its stockholders the approval of the Share Issuance; provided that the Board of Directors of TMR may withdraw or modify its recommendation that its shareholders approve the Share Issuance if such Board determines in good faith, after consultation with and based on the advice of outside counsel, the failure to withdraw or modify such recommendation could reasonably be expected to result in a breach of its fiduciary duties under applicable law, and

          (d) cooperate and consult with SLOPI and the Company with respect to each of the foregoing matters.

     SECTION 9.5 DISCLOSURE SCHEDULES; PROPRIETARY DATA. Without limiting the application of the Confidentiality Agreement, the parties shall use their best efforts to keep the Disclosure Schedules confidential. Further, TMR agrees (and shall cause any third party who merges with TMR, is a joint venturer with TMR, is a successor in interest to TMR or its property or acquires the assets of TMR) to maintain and safeguard any proprietary data obtained through or in connection with the Merger in a manner at least as stringent as the industry practices for information and data of similar type and quality.

     SECTION 9.6 PUBLIC ANNOUNCEMENTS. SLOPI and the Company, on the one hand, and TMR and TMR Sub, on the other hand, shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement prior to consultation with the other party, except that each party may respond to questions from stockholders and may respond to inquiries from financial analysts and media representatives in a manner consistent with its past practice and each party may make such disclosure as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange without prior consultation to the extent such consultation is not reasonably practicable. The parties agree that the initial press release or releases to be issued in connection with the execution of this Agreement shall be mutually agreed upon prior to the issuance thereof.

     SECTION 9.7 NO WITHDRAWAL OF RECOMMENDATION. Neither the Board of Directors of TMR nor any committee thereof shall, except in connection with the termination of this Agreement pursuant to Sections 11.1(a), (b), (c) or (d), withdraw or modify, or propose to withdraw or modify, in a manner adverse to SLOPI or the Company the approval or recommendation by the Board of Directors of TMR or any such committee of this Agreement or the Merger or take any action having such effect. Notwithstanding the foregoing, in the event the Board of Directors of TMR determines that, in the exercise of its fiduciary obligations (as determined in good faith after consultation with and based on the advice of outside counsel), that the recommendation of the approval of the Share Issuance is not in the interest of TMR and its shareholders and then the Board of Directors of TMR may withdraw its approval or recommendation of this Agreement and the Share Issuance.

     SECTION 9.8 EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     SECTION 9.9  COVENANT TO SATISFY CONDITIONS.

     (a) Each of TMR, TMR Sub, SLOPI and the Company shall take all reasonable actions necessary, to comply promptly with all legal requirements that may be imposed on it with respect to this Agreement.

     (b) Subject to the terms and conditions hereof, and taking into account the circumstances and giving due weight to the materiality of the matter involved or the action required, TMR, TMR Sub, SLOPI and the Company shall each use their reasonable best efforts to take or cause to be taken all actions, and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated hereby (subject to TMR Stockholders' Approval), including fully cooperating with the other in obtaining the TMR Required Statutory Approvals, the Company Required Statutory Approvals and all other approvals and authorizations of any Governmental Authorities necessary or advisable to consummate the transactions contemplated hereby.

     SECTION 9.10  TAX MATTERS

     (a) (1) With respect to each Tax Return covering a taxable period beginning on or after January 1, 1998 by or with respect to the Company (other than the consolidated, combined, or unitary Tax Returns described in Section 9.10(a)(3)), TMR shall cause such Tax Return to be accurately prepared and completed, shall cause to be included in such Tax Return all items of income, gain, loss, deduction and credit or other items (collectively "Tax Items") required to be included therein, and shall timely file such Tax Returns and pay all taxes with respect to such period.

     (2) SLOPI shall cause the Company to cause all Tax Returns with respect to or which include the Company for all periods ending on or before December 31, 1997, to be accurately completed and timely filed and SLOPI shall pay or cause to be paid all taxes with respect to such period.

     (3)(A) SLOPI shall cause to be included in the consolidated federal income Tax Returns (and the state income Tax Returns of any state that permits consolidated, combined or unitary income Tax Returns, if any) of any affiliated group of corporations that includes the Company (the "Shell Group") for all periods or portions thereof relating to the Company which end on or before or which include the Effective Time, all Tax Items of the Company which are required to be included therein, shall file timely all such Tax Returns with the appropriate taxing authorities and shall pay timely all Taxes due with respect to the periods covered by such Tax Returns.

     (B)  In accordance with the true-up accounting procedures set forth in
Schedule III, within sixty (60) days of the Effective Time, TMR shall cause the Company to pay to SLOPI (i) the amount of federal and state income taxes accrued or paid (but excluding any deferred taxes) through the Effective Time for the Company (as a separate company) with respect to the Company's taxable income from January 1, 1998 through the Effective Time to the extent and only to the extent such federal and state taxable income is required to be included in a consolidated federal Tax Return or a combined state Tax Return for the Shell Group, plus the amount of any separate company state taxes paid by SLOPI or an affiliate or SLOPI (but excluding deferred taxes) through the Effective Time for the Company (as a separate company) with respect to the Company's taxable income from January 1, 1998 through the Effective Time, plus (ii) the amount of any 1998 Louisiana state taxes that have been paid or will be paid by any member of the Shell Group (other than the Company) for or on behalf of the Company (collectively the "Tax Accrual"). At the Effective Time, the Company shall provide TMR with a schedule of its calculation of the amount of such Tax Accrual, accompanied by all accounting work papers reasonably necessary to review the Tax Accrual calculation for material error. TMR shall have 30 business days from the Effective Time to review and approve the Company's Tax Accrual calculation. If TMR finds no material error with respect to the Tax Accrual calculation, then TMR shall cause the Company to pay to SLOPI the Tax Accrual amount calculated by the Company. In the event that TMR finds a material error, TMR shall submit the Tax Accrual calculation along with all accounting workpapers reasonably necessary to review such Tax Accrual calculation to Price Waterhouse within 30 business days from the Effective Time so that Price Waterhouse may independently verify the Tax Accrual calculation and review such calculation for material error. In the event that Price Waterhouse finds material error with respect to the Tax Accrual calculation, then TMR shall cause the Company within 60 business days from the Effective Time, to pay to SLOPI the Tax Accrual amount calculated by Price Waterhouse. If Price Waterhouse finds no material error with respect to the Company's Tax Accrual calculation, then TMR shall cause the Company to pay to SLOPI the Tax Accrual amount calculated by the Company.

     (4) The income of the Company will be apportioned to the period up to and including the Effective Time and the period after the Effective Time by closing the books of the Company as of the end of the day of the Effective Time provided, that, TMR, SLOPI and the Company agree to report all transactions of the Company not in the ordinary course of business occurring on the day of the Effective Time but after the Effective Time on TMR's consolidated federal income tax return to the extent permitted by Treasury Regulation Section 1.1502-76(b)(1)(B).

     (b)  Any Tax Return to be prepared pursuant to the provisions of this
Section 9.10 shall be prepared in a manner consistent with practices followed in prior years with respect to similar Tax Returns, except for changes required by law or regulations.

     (c)(1) SLOPI and each member of the Shell Group shall grant to TMR (or its designees) access at all reasonable times to all of the information, books and records relating to the Company within the possession of SLOPI or any member of the Shell Group (including work papers and correspondence with taxing authorities), and shall afford TMR (or its designees) the right (at TMR's expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary to permit TMR (or its designees) to prepare Tax Returns, to conduct negotiations with Tax authorities, and to implement the provisions of, or to investigate or defend any claims between the parties arising under, this Agreement.

     (2) TMR shall grant or cause the Company to grant to SLOPI (or its designees) access at all reasonable times to all of the information, books and records relating to the Company within the possession of TMR or the Company (including work papers and correspondence with taxing authorities), and shall afford SLOPI (or its designees) the right (at SLOPI's expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary to permit SLOPI (or its designees) to prepare Tax Returns, to conduct negotiations with Tax authorities, and to implement the provisions of, or to investigate or defend any claims between the parties arising under, this Agreement.

     At SLOPI's request, TMR shall cause the Company to make or join with the Shell Group in making any tax election after the Effective Time.

     Each of the parties hereto will preserve and retain all schedules, workpapers and other documents relating to any Tax Returns of or with respect to the Company or to any claims, audits or other proceedings affecting the Company until the expiration of the statute of limitations (including extensions) applicable to the taxable period to which such documents relate or until the final determination of any controversy with respect to such taxable period, and until the final determination of any payments that may be required with respect to such taxable period under this Agreement.

     (d) SLOPI hereby agrees to defend, indemnify and hold harmless TMR and the Company on an after tax basis from and against, and agrees to pay, all Taxes imposed and all costs and expenses (including, without limitation, litigation costs and reasonable attorneys' and accountants' fees and disbursements) incurred (all herein referred to as "Tax Losses"), as a result of a claim, notice of deficiency, or assessment by, or any obligation owing to, any taxing authority for:

          (1) any Taxes of the Company attributable to any period ending on or before December 31, 1997; and

          (2) any Taxes of any corporation (including the Company) that is or was included in a consolidated, combined, unitary or similar Tax Return of SLOPI or any affiliate of SLOPI: and

          (3) any Taxes of SLOPI, the Company or their subsidiaries attributable to or arising from (i) the transactions contemplated by this Agreement excluding any Taxes resulting from TMR's actions which would cause the merger to fail to qualify as a reorganization within the meaning of section 368 of the Code or (ii) any transactions occurring before the Effective Time which are outside the ordinary course of business of the Company but only if such transactions are entered into without the written consent of TMR.

     (e) TMR agrees to defend, indemnify and hold harmless SLOPI and the members of the Shell Group on an after tax basis from and against, and agrees to pay, all Tax Losses incurred as a result of a claim, notice of deficiency, or assessment by, or any obligation owing to, any taxing authority for:

          (1) any Taxes of the Company with respect to any Tax Return described in Section 9.10(a)(1); and

          (2) any Taxes owed by the Shell Group resulting from the transaction of the Company not in the ordinary course of business occurring on the date of the Effective Time but after the Effective Time.

     (f) (1) If a claim shall be made by any taxing authority that, if successful, would result in the indemnification of a party under this Agreement (referred to herein as the "Tax Indemnified Party"), the Tax Indemnified Party shall promptly notify the party obligated under this Agreement to so indemnify (referred to herein as the "Tax Indemnifying Party") in writing; provided, however, that no delay on the part of the Tax Indemnified Party in notifying the Tax Indemnifying Party shall relieve the Tax Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Tax Indemnifying Party is prejudiced thereby.

     (2) The Tax Indemnified Party shall take such action in connection with contesting such claim as the Tax Indemnifying Party shall reasonably request in writing from time to time, including the selection of counsel and experts and the execution of powers of attorney, provided that (A) within 30 days after the notice described in Section 9.10(f)(1) has been delivered (or such earlier date that any payment of Taxes is due by the Tax Indemnified Party but in no event sooner than 5 days after the Tax Indemnifying Party's receipt of such notice), the Tax Indemnifying Party requests that such claim be contested, (B) the Tax

Indemnifying Party shall have agreed to pay the Tax Indemnified Party all costs and expenses that the Tax Indemnified Party incurs in connection with and contesting such claim, including, without limitation, reasonable attorneys' fees and disbursements, and (C) if the Tax Indemnified Party is requested by the Tax Indemnifying Party to pay the Tax claimed and sue for a refund, the Tax Indemnifying Party shall have advanced to the Tax Indemnified Party, on an interest-free basis, the amount of such claim. The Tax Indemnified Party shall not make any payment of such claim for at least 30 days (or such shorter period as may be required by applicable law) after the giving of the notice required by
Section 9.10(f)(1), shall give to the Tax Indemnifying Party any information reasonably requested relating to such claim, and otherwise shall cooperate with the Tax Indemnifying Party in good faith in order to contest effectively any such claim.

     (3) Subject to the provisions of Section 9.10(f)(2), the Tax Indemnified Party shall enter into a settlement of such contest with the applicable taxing authority or prosecute such contest to a determination in a court or other tribunal of initial or appellate jurisdiction, all as the Tax Indemnifying Party may request.

     (4) If, after actual receipt by the Tax Indemnified Party of an amount advanced by the Tax Indemnifying Party pursuant to Section 9.10(f)(2)(C), the extent of the liability of the Tax Indemnified Party with respect to the claim shall be established by the final judgment or decree of a court or other tribunal or final and binding settlement with an administrative agency having jurisdiction thereof, the Tax Indemnified Party shall promptly repay to the Tax Indemnifying Party the amount advanced to the extent of any refund received by the Tax Indemnified Party with respect to the claim together with any interest received thereon from the applicable taxing authority and any recovery of legal fees from such taxing authority, net of any Taxes as required to be paid by the Tax Indemnified Party with respect to such refund, interest or legal fees (calculated at the maximum applicable statutory rate of Tax without regard to any other Tax Items). Notwithstanding the foregoing, the Tax Indemnified Party shall not be required to make any payment hereunder before such time as the Tax Indemnifying Party shall have made all payments or indemnities then due with respect to the Tax Indemnified Party pursuant to this Agreement.

     (5) Promptly after a final determination of the Tax Indemnifying Party shall pay to the Tax Indemnified Party the amount of any Tax Losses to which the Tax Indemnified Party may become entitled by reason of the provisions of this
Section 9.10(f).

     (g) Any refund of Taxes of or relating to the Company shall be paid to the party who is responsible for indemnification with respect to such Taxes as described in Sections 9.10(d) and (e).

     (h)  The representations, warranties and agreements contained in this
Section 9.10 shall survive the consummation of the transactions contemplated herein for the applicable period of the statute of limitations with respect to such Taxes.

     SECTION 9.11 WITHDRAWAL FEE. Promptly upon termination of this Agreement by the Company pursuant to Section 11.1(g), TMR shall pay to SLOPI in cash a fee of $4,000,000 (the "Fee") if: (i) TMR's Board of Directors or any committee thereof shall have withdrawn or modified its recommendation that its shareholders approve the Share Issuance, (ii) no Company Material Adverse Effect shall have occurred, (iii) SLOPI and the Company shall have performed in all material respects their covenants and agreements required by this Agreement, and
(iv) the representations and warranties of SLOPI and the Company set forth in this Agreement shall have been true and correct in all material respects.

     SECTION 9.12 TRANSFER OF RECORD TITLE TO PROPERTIES. All properties listed in the Asset Conveyance Agreements, dated October 1, 1997, between SWEPI and the Company, SOVI and the Company and Choctaw and the Company, as amended and previously provided to TMR (collectively, the "Asset Conveyance Agreements") have been or will be conveyed of record to the Company in accordance with the terms of those Asset Conveyance Agreements.

                                   ARTICLE X
                                   CONDITIONS

     SECTION 10.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MERGER. The respective obligations of each party to effect the Merger or cause the Merger to be effected shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to
Section 11.5:

          (a) STOCKHOLDER APPROVAL. The TMR Stockholders' Approval shall have been obtained.

          (b) NO INJUNCTION OR DAMAGES. No suit, action or other proceeding shall be pending by any Governmental Authority in which it is sought to restrain or prohibit the performance of or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby, and no temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of the Merger or ordering damages in connection therewith shall have been issued and continue in effect, and the Merger and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation.

          (c) LISTING OF SHARES. The shares of TMR Common Stock issuable in the Merger pursuant to Article III or upon conversion of TMR Series A Preferred shall have been approved for listing on the New York Stock Exchange, upon official notice of issuance.

          (d) STATUTORY APPROVALS. The Company Required Statutory Approvals, the TMR Required Statutory Approvals or matters related thereto shall have been obtained at or prior to the Effective Time, any such approvals shall have become or resulted in final orders at or prior to the Effective Time, and no such final order shall impose terms or conditions that would have, or would be reasonably likely to have, a TMR Material Adverse Effect or a Company Material Adverse Effect.

          (e) Contemporaneously with the Closing under this Agreement, those certain Service Agreements dated September 24, 1997 between (i) the Company and Shell Oil Company and (ii) the Company and SWEPI shall be terminated and all accounts receivable and payable thereunder through the Closing Date shall be settled in cash in accordance with Schedule III, True-Up Accounting Procedures.

     SECTION 10.2 CONDITIONS TO OBLIGATION OF TMR TO EFFECT MERGER. The obligation of TMR to effect the Merger or cause the Merger to be effected shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by TMR in writing pursuant to
Section 11.4:

          (a) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. SLOPI and the Company shall have performed in all material respects their agreements and covenants contained in or contemplated by this Agreement required to be performed by them at or prior to the Effective Time.

          (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of SLOPI and the Company set forth in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

          (c) CLOSING CERTIFICATES. TMR shall have received a certificate signed by the President and Treasurer of each of SLOPI and the Company, dated the Closing Date and given in their corporate capacities and not individually, to the effect that, to each such officer's knowledge, the conditions set forth in Section 10.2(a), (b) and (d) have been satisfied.

          (d) COMPANY MATERIAL ADVERSE EFFECT. No Company Material Adverse Effect shall have occurred and there shall exist no fact or circumstance that would have, or would be reasonably likely to have, a Company Material Adverse Effect.

          (e) OPINION OF DANNA M. WALTON. TMR shall have received opinions of Danna M. Walton, counsel for the Company, SLOPI and SWEPI, in form and substance satisfactory to TMR, addressed to TMR and dated the Closing Date, which opinion may be based on appropriate representations of the Company, SLOPI and SWEPI.

          (f) COMPANY REQUIRED CONSENTS. The Company Required Consents shall have been obtained except those that in the aggregate would not result in and would not reasonably be likely to result in a Company Material Adverse Effect.

          (g) FAIRNESS OPINION. The Chase Opinion shall not have been withdrawn.

          (h) TITLE CONVEYANCES. The provisions of the Asset Conveyance Agreements shall have been complied with.

     SECTION 10.3 CONDITIONS TO OBLIGATION OF SLOPI AND THE COMPANY TO EFFECT THE MERGER. The obligation of SLOPI and the Company to effect the Merger or cause the Merger to be effected shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by the Company in writing pursuant to Section 11.4.

     (a) PERFORMANCE OF OBLIGATIONS OF TMR. TMR shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement required to be performed by it at or prior to the Effective Time.

     (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of TMR set forth in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

     (c) CLOSING CERTIFICATES. The Company shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of TMR, dated the Closing Date and given in their corporate capacities and not individually, to the effect that, to each such officer's knowledge, the conditions set forth in Sections 10.3(a), (b) and (d) have been satisfied.

     (d) TMR MATERIAL ADVERSE EFFECT. No TMR Material Adverse Effect shall have occurred and there shall exist no fact or circumstance that would have, or would be reasonably like to have, a TMR Material Adverse Effect.

     (e) OPINION OF FULBRIGHT & JAWORSKI, L.L.P. The Company and SLOPI shall have received an opinion of Fulbright & Jaworski, L.L.P., in form and substance satisfactory to the Company and SLOPI, addressed to the Company and SLOPI and dated the Closing Date, which opinion may be based on appropriate representations of TMR.

     (f) TMR REQUIRED CONSENTS. The TMR Required Consents shall have been obtained except those that in the aggregate would not result in and would not reasonably be likely to result in a TMR Material Adverse Effect.

     (g) CERTIFICATE OF DESIGNATIONS. The Certificate of Designations for the TMR Series A Preferred shall have been filed with and accepted by the Texas Secretary of State.

     (h) CHASE WAIVER. TMR shall have obtained from The Chase Manhattan Bank its consent for the Merger and the issuance of TMR Common Stock and TMR Series A Preferred thereunder, as contemplated by this Agreement.

                                   ARTICLE XI
                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 11.1 TERMINATION. This Agreement may be terminated and the Merger abandoned at any time prior to the Closing Date, whether before or after approval by the stockholders of TMR or the Company:

          (a) by mutual written consent of the Boards of Directors of the Company and TMR;

          (b) by either of the Company or TMR, by written notice to the other, if the Effective Time shall not have occurred on or before August 1, 1998 ("Termination Date") provided that the right to terminate this Agreement under this Section 11.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date; or

          (c) by either of the Company or TMR, by written notice to the other party, if the TMR Stockholders' Approval shall not have been obtained at a duly held TMR Special Meeting, including any adjournments thereof; or

          (d) by either of the Company or TMR, if any state or federal law, order, rule or regulation is adopted or issued, that has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the Merger, or by either of the Company or TMR, if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment or decree shall have become final and nonappealable; or

          (e) by TMR, by written notice to the Company, if there shall have been any material breach of any representation or warranty, or any material breach of any covenant or agreement, of SLOPI or the Company hereunder, and such breach shall not have been remedied within ten (10) business days after receipt by SLOPI and the Company of notice in writing from TMR, specifying the nature of such breach and requesting that it be remedied; or

          (f) by the Company, by written notice to TMR, if there shall have been any material breach of any representation or warranty, or any material breach of any covenant or agreement, of TMR hereunder, and such breach shall not have been remedied within ten (10) business days after receipt by TMR of notice in writing from the Company, specifying the nature of such breach and requesting that it be remedied; or

          (g) if the Board of Directors of TMR or any committee thereof shall, under any circumstances, withdraw or modify in a manner adverse to the Company or SLOPI its recommendation that TMR's shareholders approve the Share Issuance, then by the Company, by written notice to TMR, within a period of ten (10) days after the date of announcement of such withdrawal or modification.

     SECTION 11.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or TMR pursuant to Section 11.1, there shall be no liability on the part of the Company, SLOPI or TMR or their respective officers or directors hereunder, except that

          (a) Section 9.1(b) (Confidentiality Agreement), Section 9.1(c) (Indemnification Agreement), Section 9.5 (Disclosure Schedules; Proprietary
     Data), Section 9.8 (Expenses), Section 9.11 (Withdrawal Fee) and Article XII (General Provisions) shall survive, and

          (b) no such termination shall relieve any party from liability by reason of any willful breach of any agreement, representation, warranty or covenant contained in this Agreement.

     SECTION 11.3  AMENDMENT.

     (a) This Agreement may be amended by the parties hereto pursuant to action of their respective Boards of Directors, at any time before or after approval hereof by the stockholders of TMR or the Company and prior to the Effective Time, but after such approvals, no amendment shall:

          (i) alter or change the amount or kind of shares to be received or exchanged for or on conversion of any class or series of capital stock of either corporation as provided under Article II, or

          (ii) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially and adversely affect the rights of holders of Company Common Stock, TMR Common Stock or TMR Series A Preferred.

     (b) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 11.4 WAIVER. At any time prior to the Effective Time, to the extent permitted by applicable law, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer of such party.

                                  ARTICLE XII
                               GENERAL PROVISIONS

     SECTION 12.1  NON-SURVIVAL; INDEMNITIES.

     (a) SURVIVAL OR NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. The representations, warranties, covenants and agreements in this Agreement and in the Disclosure Schedules, and all liability with respect thereto, shall not survive the Merger and shall terminate as of the Merger, except the covenants and agreements contained in Article III (Conversion of Shares), Article XII (General Provisions), Section 5.3 (Capitalization), Section
6.3 (Capitalization), the last two sentences of Section 8.1 (Ordinary Course of Business), Section 8.9 (Tax-Free Status), Section 8.14 (Affiliate Liabilities),
Section 9.1(b) (Confidentiality Agreement), Section 9.1(c) (Indemnification Agreement), Section 9.5(c) (Disclosure Schedules; Proprietary Data), Section 9.8 (Expenses), Section 9.10 (Tax Matters), Section 9.11 (Withdrawal Fee), Section
9.12 (Transfer of Record Title to Properties), Section 11.2 (Effect of Termination) and Schedule III (True-Up Procedures), each of which shall survive in accordance with its terms.

     (b) TAX REORGANIZATION INDEMNIFICATION. TMR has no plan or intention and shall not knowingly take any action which would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368 of the Code (and any comparable provisions of applicable state law). Without limiting the foregoing, (i) TMR will characterize the Merger as such a reorganization for purposes of any income tax returns and other filings, and (ii) TMR has no plan or intention to and will not liquidate, merge, transfer or reorganize the Company or permit the Company to transfer, sell, or otherwise dispose of any of the Company's assets, if such action would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368 of the Code. If TMR's actions, other than TMR's actions in the consummation of the Merger and the issuance of TMR Common Stock and TMR Series A Preferred, shall cause the Merger to fail to qualify as a reorganization within the meaning of Section 368 of the Code, then TMR shall assume and accept the tax liability associated with such non-qualification and indemnify SLOPI and the Shell Group, on an after-tax basis, for such tax liability. If both TMR's and SLOPI's actions, other than TMR's actions in the consummation of the Merger and the issuance of TMR Common Stock and TMR Series A Preferred, cause the Merger to fail to qualify as a reorganization within the meaning of Section 368 of the Code, then each party shall bear and accept the responsibility and Tax liability associated with their respective actions, and TMR shall indemnify SLOPI for its portion of such Tax liability.

     (c)  POST CLOSING INDEMNIFICATION.

     (i) BY SLOPI -- LITIGATION. From and after the Effective Time, SLOPI shall defend, indemnify and hold harmless the Company and the Surviving Corporation against and in respect of those certain claims, costs, expenses, liabilities, damages and judgments (collectively, "Claims") relating to the litigation and claims described in Section 6.7 of the Company Disclosure Schedule; provided, that to the extent that TMR, the Company or the Surviving Corporation realizes a benefit after the Effective Time from the matters identified in Section 6.7 of the Company Disclosure Schedule such benefit shall offset the amount and indemnification to which the Company or Surviving Corporation shall be entitled; and, provided further that no such indemnification shall be provided as to that portion of matters within the control of the Company, TMR or the Surviving Corporation after the Effective Time or with respect to that portion of matters attributable to the continuation of policies, calculations or procedures by TMR or the Surviving Corporation after the Effective Time (collectively, the "Current Litigation Claims").

     (ii) BY SLOPI -- UNKNOWN CLAIMS. From and after the Effective Time, SLOPI shall indemnify, defend and hold the Company and the Surviving Corporation against and in respect of all Claims (other than the Current Litigation Claims) that are (w) expressly and definitively made or claimed by bona fide third parties against the Company or the Surviving Corporation prior to the date which is one (1) year after the Effective Time, but not if made thereafter, and (x) exceed, in the aggregate, a threshold basket of $7,500,000 and then only to the extent, if any, of such excess, and (y) arise out of events occurring in the conduct of the Company's business, assets and operations or circumstances existing with respect to the Company's business, assets and operations, in each case accrued and attributable up to and including, but not after, the Effective Time; provided, however, that no indemnification shall be provided with respect to that portion of matters that are attributable to the policies, calculations or procedures that are continued by TMR or the Surviving Corporation after the Effective Time.

     (iii) BY TMR. From and after the Effective Time, TMR will indemnify, defend and hold harmless SLOPI and any of SLOPI's Affiliates (other than the Company and TMR) against and in respect of all Claims made by bona fide third parties against SLOPI or any of SLOPI's Affiliates (other than the Company or TMR) relating to the Company and its business, assets and operations (y) that arise on or after, or are accrued or attributable to any time on or after Effective Time or (z) are asserted against the Company or the Surviving Corporation on or after the date which is one (1) year after the Effective Time, irrespective of when the underlying events or circumstances occurred; provided, however, that Section 9.10 (Tax Matters) shall be given full effect notwithstanding the foregoing.

     (iv) The indemnifying party shall, at its expense, control the defense and settlement of all Claims as to which indemnification is being provided. An indemnified party, at its expense, shall have the right to participate in the defense, but shall have no control over the defense or settlement.

     (D) THE FOREGOING INDEMNIFICATION IN THIS SECTION 12.1 IS TO BE GIVEN EXPRESS AND FULL EFFECT EVEN IF, AS A RESULT THEREOF, AN INDEMNIFIED PARTY WOULD BE INDEMNIFIED AGAINST ITS OWN NEGLIGENCE (WHETHER SOLE, CONCURRENT OR CONTRIBUTORY) OR ITS STRICT (STATUTORY) LIABILITY. NOTHING IN THIS SECTION 12.1(D) SHALL EXPAND OR CONTRACT THE EXPRESS LANGUAGE OF THE FOREGOING PROVISIONS OF SECTION 12.1.

     SECTION 12.2  NO BROKERS.

     (a) SLOPI and the Company represents and warrants that no broker, finder or investment bank is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of SLOPI or the Company.

     (b) TMR represents and warrants that, except for Chase, no broker, finder or investment bank is entitled to any brokerage, finder's or other fee or commission in connection with the transaction contemplated by this Agreement based upon arrangements made by or on behalf of TMR.

     SECTION 12.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given (a) if delivered personally, or
(b) if sent by overnight courier service (receipt confirmed in writing), or (c) if delivered by facsimile transmission (with receipt confirmed), or (d) five (5) days after being mailed by registered or certified mail (return receipt requested) to the parties, in each case to the following addresses (or at such other address for a party as shall be specified by like notice);

      (i)  if to SLOPI:

           Shell Louisiana Onshore Properties Inc.
           P.O. Box 7986
           Newark, Delaware 19714
           Attention:  Corporate Secretary

           with a copy to:

           Shell Oil Company Legal Firm
           P.O. Box 2463

           Houston, Texas 77252
           Attention:  Danna M. Walton
           Fax: (713) 241-5056

      (ii) if to the Company:

           Louisiana Onshore Properties Inc.:
           200 North Dairy Ashford
           P.O. Box 576
           Houston, Texas 77002
           Attention:  J.M. Funk
           Fax: (281) 544-2204

           with a copy to:

           Shell Oil Company Legal Firm
           One Shell Plaza
           P.O. Box 2463
           Houston, Texas 77252-2463
           Attention:  Danna M. Walton
           Fax: 713-241-5362

     (iii) if to TMR or TMR Sub:

           The Meridian Resource Corporation
           15995 N. Barkers Landing, Suite 300
           Houston, Texas 77079
           Attention:  Joseph A. Reeves, Jr., Chairman and
                       Chief Executive Officer
           Fax: (281) 558-5595

           with a copies to:

           Fouts & Moore, L.L.P.
           1300 Post Oak Blvd., 25th Floor
           Houston, Texas 77056
           Attention:  Gary A. Messersmith
           Fax: (713) 986-7299

           Fulbright & Jaworski L.L.P.
           1301 McKinney Street, Suite 5100
           Houston, Texas 77010
           Attention:  John R. Allender
           Fax: (713) 651-5246

     SECTION 12.4 NO PUNITIVE DAMAGES. NOTWITHSTANDING ANYTHING TO THE CONTRARY, NO PARTY SHALL BE ENTITLED TO RECOVER FROM ANY OTHER PARTY ANY LOSSES, COSTS, EXPENSES, OR DAMAGES ARISING UNDER THIS AGREEMENT OR IN CONNECTION WITH OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT IN ANY AMOUNT IN EXCESS OF THE ACTUAL COMPENSATORY DAMAGES, ARBITRATION COSTS AND REASONABLE ATTORNEY FEES AND EXPENSES TO ENFORCE THIS AGREEMENT, SUFFERED BY SUCH PARTY. ALL PARTIES WAIVE ANY RIGHT TO RECOVER PUNITIVE, SPECIAL, EXEMPLARY AND CONSEQUENTIAL DAMAGES ARISING UNDER THIS AGREEMENT OR IN CONNECTION WITH OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT. HOWEVER, THE FOREGOING SHALL NOT LIMIT ANY INDEMNIFICATION OBLIGATIONS HEREUNDER OR PRECLUDE ONE PARTY FROM BEING INDEMNIFIED BY ANOTHER PARTY AGAINST SUCH OBLIGATIONS.

     SECTION 12.5 BINDING ARBITRATION. Any controversy or claim, whether based on contract, tort, statute or other legal or equitable theory (including but not limited to any claim of fraud, misrepresentation or fraudulent inducement or any question of validity or effect of this Agreement, including this clause) arising out of or related to this Agreement (including any amendments or extensions and any agreements attached as Exhibits hereto), or the breach or termination thereof shall be settled by arbitration in accordance with the then current CPR Institute for Dispute Resolution Rules for Non-administered Arbitration of Business Disputes, and this provision. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. 1-16 to the exclusion of any provision of state law inconsistent therewith or which would produce a different result, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction.

     The arbitration shall be held in Houston, Texas, or at some other location as mutually agreed upon by the parties. There shall be three arbitrators. TMR and SLOPI shall each select an arbitrator, and those arbitrators shall select the third arbitrator. To the extent the parties' dispute(s) concern matters of
(i) oil and gas law, geology and/or petroleum engineering and/or (ii) environmental law and/or environmental science, then each arbitrator must be trained and knowledgeable in such matters.

     The arbitrators shall determine the claims of the parties and render a final award. The arbitrators shall set forth the reasons for the award in writing.

     All statutes of limitations and defenses based upon passage of time applicable to any claim of a defending party (including any counterclaim or set-off) shall be tolled while the arbitration is pending.

     The obligation to arbitrate all controversial claims shall extend to the successors, assigns and third party beneficiaries of the parties.

     The arbitrators shall order the parties to promptly exchange copies of all documents regarding the materials in dispute, potential facts, witness lists and expert witness lists, and, if requested by a party, to produce other relevant documents, to answer up to ten (10) interrogatories (including subparts), to respond to up to ten (10) requests for admissions (which shall be deemed admitted if not denied) and to produce for deposition and, if requested, at the hearing any or all listed witnesses, both fact and expert, within such party's control. Any additional discovery shall only occur by agreement of the parties or as ordered by the arbitrators upon a finding of good cause.

     Each party shall bear its own costs, expenses and attorney's fees; provided that if court proceedings to stay litigation or compel arbitration are necessary, any party who, in such court proceedings, unsuccessfully opposes implementation of any part of these arbitration requirements shall pay all reasonable associated costs, expenses, and attorney's fees in connection with such court proceeding.

     In order to prevent irreparable harm, the arbitrators shall have the power to grant temporary or permanent injunctive or other equitable relief. Prior to the appointment of an arbitrator a party may, notwithstanding any other provision of this Agreement, seek temporary injunctive relief from any court of competent jurisdiction; provided that the party seeking such relief shall (if arbitration has not already been commenced) simultaneously commence arbitration. Such court ordered relief shall not continue more than ten (10) days after the appointment of the arbitrators (or in any event for longer than sixty (60) days). Except as required by law (and then only after prior notice to the other party), no party shall disclose the facts of the underlying dispute or the contents or result of the arbitration without the prior consent of all parties.

     If any part of this arbitration provision is held to be unenforceable, it shall be severed and shall not affect either the duty to arbitrate or any other part of this provision.

     SECTION 12.6  DTPA WAIVER.  ALL PARTIES HEREBY WAIVE, TO THE EXTENT (IF
ANY) APPLICABLE, THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT (OTHER THAN THE PROVISIONS OF SECTION 17.555 THEREOF, WHICH ARE NOT WAIVED).

     SECTION 12.7  MISCELLANEOUS

     (a) This Agreement, including the documents and instruments referred to herein, (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Indemnification Agreement and the Confidentiality Agreement, (ii) shall not be assigned by operation of law or otherwise, and (iii) shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of laws statutes, rules or principles.

     (b) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. The parties hereto shall negotiate in good faith to replace any provision of this Agreement so held invalid or unenforceable with a valid provision that is as similar as possible in substance to the invalid or unenforceable provision.

     SECTION 12.8 INTERPRETATION. When reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article, Section or Exhibit of this Agreement, as the case may be, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever "or" is used in this Agreement it shall be construed in the nonexclusive sense.

     SECTION 12.9 COUNTERPARTS; EFFECT. The Agreement may be executed in one or more counterparts each of which shall be deemed to be an original, but of which shall constitute one and the same agreement.

     SECTION 12.10 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 12.11 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 12.12 FURTHER ASSURANCES. Each party hereto shall execute such further documents and instruments and take such further actions as may reasonably be requested by other party hereto in order to consummate the Merger in accordance with the terms hereof.

     SECTION 12.13 CONTINGENT CONSIDERATION. Pursuant to the terms of Exhibit H, and upon the occurrence of the events specified therein, TMR shall, to the extent required thereby, issue and deliver to SLOPI additional fully paid and non-assessable shares of TMR Common Stock.

     SECTION 12.14 GAS IMBALANCES. TMR acknowledges that the Surviving Corporation will assume all liabilities with respect to the gas imbalances shown on Section 6.5 of the Company Disclosure Schedule.

     IN WITNESS WHEREOF, TMR, TMR Sub, SLOPI and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

"SLOPI"                                    "TMR"
SHELL LOUISIANA ONSHORE                      THE MERIDIAN RESOURCE
  PROPERTIES INC.                            CORPORATION

By: /s/S. P. METHVIN                         By: /s/JOSEPH A. REEVES
    Name:  S. P. Methvin                     Name:  Joseph A. Reeves, Jr.
    Title:  President                        Title:  Chief Executive Officer

"Company"                                  "TMR Sub"
LOUISIANA ONSHORE PROPERTIES INC.            LOPI ACQUISITION CORP.

By: /s/S. P. METHVIN                         By: /s/JOSEPH A. REEVES
    Name:  S. P. Methvin                     Name:  Joseph A. Reeves, Jr.
    Title:  President                        Title:  Chief Executive Officer

Limited Joinder and Guaranty by Shell Western E&P Inc.:

     In order to induce TMR and TMR Sub to execute and deliver this Merger Agreement, and in consideration thereof, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Shell Western E&P, Inc., a Delaware corporation ("SWEPI"), hereby absolutely and unconditionally guarantees to the Company and the Surviving Corporation (as their respective interests may appear), as primary obligor and not merely as surety, the full and prompt payment and performance when due and compliance by SLOPI with all of SLOPI's obligations under Sections 9.10 (Tax Matters), 9.12 (Transfer of Record Title of Properties), 12.1(c) (Post Closing Indemnification) and Schedule III (True-Up Accounting Procedures) of the Merger Agreement (collectively, the "Guaranteed Obligations"). The obligations of SWEPI hereunder are absolute, present and continuing obligations which are not conditional upon the exercise of any remedies against SLOPI or the making of a demand against SLOPI or the filing of a suit to obtain or assert a claim for personal judgment against SLOPI for the Guaranteed Obligations or the making of an effort at collecting the Guaranteed Obligations from SLOPI, or the taking of any other action with respect to SLOPI, it being expressly acknowledged and agreed that SWEPI shall be directly obligated hereunder for all amounts payable by SLOPI pursuant to the Guaranteed Obligations.

     SWEPI has all requisite power and authority to enter into this Guaranty. The execution and delivery of this Guaranty by SWEPI have been duly authorized by all necessary corporate action on the part of SWEPI. This Guaranty has been duly and validly executed and delivered by SWEPI and constitutes the valid and binding obligation of SWEPI, enforceable against SWEPI in accordance with its terms, except as would be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought. The execution and delivery of this Guaranty by SWEPI do not result in any violation by SWEPI under any provisions of: the certificate of incorporation, bylaws or similar governing documents of SWEPI; any judgment, decree, order or injunction of any Governmental Authority applicable to SWEPI or any of its properties or assets or any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which SWEPI is now a party or by which it or any of its properties or assets may be bound or affected; excluding from the foregoing clauses such violations as would not, in the aggregate, be reasonably likely to have a material adverse effect on SWEPI.

SHELL WESTERN E&P INC.

By: /s/Y. N. YOUSSEF
    Name:  Y. N. Youssef
    Title:  Attorney-in-fact

                                   EXHIBIT C
                   BASIS OF CONVERSION AND CONVERSION RIGHTS

     Upon consummation of the Merger, SLOPI shall receive a total 12,082,030 shares of Common Stock and a number of shares of Preferred Stock calculated as provided below:

     The Preferred Stock to be issued to SLOPI upon consummation of the Merger shall be convertible into a number of shares of Common Stock calculated by the following formula:

        Fully-Diluted Shares of Common Stock on the Effective Date DIVIDED BY .601 = "Total Post Closing Diluted Common Stock."

        "Total Post Closing Diluted Common Stock" MULTIPLIED BY .399 = "Total SLOPI Beneficial Ownership."

        "Total SLOPI Beneficial Ownership" LESS 12,082,030 = The number of shares of Common Stock into which the Preferred Stock issued to SLOPI upon consummation of the Merger is convertible.

     The Conversion Price per share of Preferred Stock issued on the Effective Date shall be calculated utilizing the following formula:

        $135,000,000 DIVIDED BY the number of shares of Common Stock into which the Preferred Stock issued to SLOPI upon consummation of the Merger is convertible (calculated above).

     The number of shares of Preferred Stock to be issued on the Effective Date shall be calculated as follows:

        The total votes outstanding immediately following the Effective Time are equal to the sum of the number of shares of Common Stock immediately prior to the Effective Time PLUS 12,082,030 (Common Stock to be issued at the Effective Time), the total of which is DIVIDED BY .92.

        Total Votes Outstanding Immediately following the Effective Time MULTIPLIED BY .08 = number of shares of Preferred Stock.

     However, in the event that the closing price of the Common Stock at the Effective Time is equal to or less than $6.00 or equal to or greater than $12.00 per share, the calculation of the number of shares of Preferred Stock issued in the Merger shall be adjusted so that the ratio of votes represented by the Preferred and the Common Stock does not jeopardize the qualification of the Merger as a tax-free reorganization under Section 368 of the Code; provided, however, the calculation of the number of shares of Common Stock into which the Preferred Stock is convertible, and the related conversion price, shall not change.

     Stated Value per share of Preferred Stock shall be calculated as follows:

        $135,000,000 DIVIDED BY Number of Shares of Preferred Stock.

                                     A-C-1

                                   EXHIBIT E

                       FORM OF CERTIFICATE OF DESIGNATION
                                      FOR
                                PREFERRED STOCK

                       THE MERIDIAN RESOURCE CORPORATION

            ---------------------------------------------------------
                           CERTIFICATE OF DESIGNATION,
                      PREFERENCES AND RIGHTS OF A SERIES OF
                      PREFERRED STOCK BY RESOLUTION OF THE
                       BOARD OF DIRECTORS PROVIDING FOR AN
                          ISSUE OF SHARES OF PREFERRED
                      STOCK DESIGNATED SERIES A CUMULATIVE
                          CONVERTIBLE PREFERRED STOCK.
            ---------------------------------------------------------

     The Meridian Resource Corporation, a Texas Corporation (the "Company"), pursuant to the provisions of Article 2.12 of the Texas Business Corporation Act ("TBCA"), does hereby state and certify that, pursuant to the authority expressly vested in the Board of Directors of the Company by the Second Amended and Restated Articles of Incorporation of the Company, as amended, that the
Board of Directors, at a meeting thereof duly called and held on March   , 1998,
at which meeting a quorum was present and acting throughout, duly adopted the following resolutions providing for the issue of shares of Preferred Stock hereinafter referred to, and further providing with respect to such issue of shares of Preferred Stock for such powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, as are hereinafter set forth, in addition to those set forth in said Articles of Incorporation;

     RESOLVED, that pursuant to Article Four of the Second Amended and Restated Articles of Incorporation of the Company, as amended (which authorizes the Company to issue up to 25,000,000 shares of Preferred Stock, par value $1.00 per share), the Board of Directors hereby provides for the issue of a series of up
to          shares of Preferred Stock designated "Series A Cumulative
Convertible Preferred Stock"; and

     RESOLVED, that the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of the shares of the Series A Cumulative Convertible Preferred Stock shall be as follows:

     SECTION 1 DESIGNATION AND RANK. The designation of the series of Preferred Stock created by this resolution shall be "Series A Cumulative Convertible Preferred Stock", and the number of shares constituting this Series shall have a stated value of [$135 million divided by the number of shares issued] per share (the "Stated Value"). The shares of this Series shall rank prior to the Junior Stock (as defined in Section 8) as to distribution of assets and payments of dividends.

     SECTION 2  DIVIDENDS.

     (a) Shares of this Series shall be entitled to receive, when and as declared by the Board of Directors, a cash dividend at the dividend rate of four percent (4%) per annum (the "Dividend Rate") on the Stated Value per share of this Series, and no more; provided, however, that dividends shall cease to
accrue on shares of the Series on the following schedule:             shares
[1/3] on the third anniversary of the date of original issuance (the
"Sub-Series A-I");             shares [1/3] on the fourth anniversary of the
date of original issuance (the "Sub-Series A-II"); and             shares
[1/3] on the fifth anniversary of the date of original issuance (the
"Sub-Series A-III") (collectively, the "Sub-Series"). The certificates evidencing shares of the Series will specify whether the shares represented thereby are designated Sub-Series A-I, Sub-Series A-I or Sub-Series A-III. Dividends shall be cumulative, shall accrue (whether or not declared and whether or not there shall be funds legally available for the payment of dividends) from the data of original issuance and shall be payable in arrears, out of assets legally available therefor, when and as declared by the Board of Directors of the Company, on January 1, April 1, July 1, and October 1 of each year in which
dividends are payable, commencing                   , 1998, (except that if any
such date is a

                                     A-E-1

Saturday, Sunday or a Business Day then such dividend shall be payable without interest on the next day that is not a Saturday, Sunday or Business Day) (each three-month period expiring on a dividend payment date being referred to herein as a "Dividend Period"). Dividends shall be paid to the holders of record of shares of each Sub-Series entitled thereto as they appear on the stock register of the Company on such record dates, not exceeding 30 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Dividends on account of arrears for any past Dividend Periods (an "Arrearage") may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors. Until paid in full, each Arrearage shall also accrue dividends at the rate of 4% per annum. All dividends and Arrearages respectively, shall be declared and paid pro rata on all Sub-Series, based on the aggregate of the accrued dividends, Arrearages and dividends on Arrearages, respectively, for the various Sub-Series.

     (b) No dividends (other than a dividend in Junior Stock or other than as provided in Section 2(b)) shall be declared or paid or set apart for payment on Junior Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on this Series for all Dividend Periods terminating on or prior to the date of payment of such full cumulative dividends. Holders of shares of this Series shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends.

     (c) So long as any shares of this Series are outstanding, no dividend (other than a dividend in Junior Stock or other than as provided in Section 2(b)) shall be declared or paid or set aside for payment or other distribution declared or made upon the Junior Stock, nor shall any Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of Junior Stock) by the Company (except by conversion into or in exchange for Junior Stock) unless, in each case, full cumulative dividends on all outstanding shares of this Series then payable shall have been paid.

     (d) Dividends payable on this Series for a period less than a full Dividend Period shall be computed on the basis of the ratio of the number of days in such partial period to the actual number of days in such full Dividend Period.

     SECTION 3  VOTING AND ELECTION OF DIRECTORS.

     (a) The holders of outstanding shares of this Series shall be entitled to vote, with the Common Stock and any other capital stock voting with the Common Stock, with respect to all matters for which a vote of the holders of Common Stock is taken. Each holder of outstanding shares of this Series shall be entitled to that number of votes as are equal to the number of shares of this Series held by such holder. The record date for holders of shares of the Series entitled to vote on any matters submitted to the holders of Common Stock for their vote, whether at an annual or special meeting of shareholders or by unanimous written consent, shall be the same date as the record date established for the Common Stock.

     (b) So long as any shares of this Series remain outstanding, the affirmative vote or consent of the holders of a majority of the shares of this Series outstanding at the time, voting as a single class, given in person or by proxy, either in writing or at a meeting, shall be necessary to permit, effect or validate any of the following: (i) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class of series of Senior Stock or Parity Stock (both as defined in Section 8) or (ii) the amendment, restatement, modification, alteration or repeal of any of the provisions of this Certificate of Designation.

     (c)  Until the earlier of (i) the termination of the Stock Rights and
Restrictions Agreement to be entered into on or about                   , 1998,
as it may be amended from time to time (the "SLOPI Agreement"), between the Company and Shell Louisiana Onshore Properties, Inc., a Delaware Corporation ("SLOPI") or (ii) SLOPI and its Affiliates shall Beneficially Own shares of Common Stock constituting less than 21% of the then outstanding shares of Common Stock, then, in connection with each election of directors of the Company, whether at an annual or special meeting, the holders of this Series shall be entitled to elect at such meeting a number of directors (the "Preferred Directors") such that, after giving effect to the election of such persons to the Board of Directors of the Company, the number of Preferred

                                     A-E-2

Directors then serving on the Board of Directors of the Company shall equal the product (rounded downward to the nearest whole number, but, in any event, not less than one) of (i) the total number of directors constituting the entire Board of Directors multiplied by (ii) 20% (the "Director Percentage").

     (d) If at any time the number of directors constituting the Board of Directors of the Company shall decrease so that the holders of the Series would be entitled to designate fewer directors than are then serving as Preferred Directors, the holders of the Series, one or more of the Preferred Directors shall resign so that the percentage of the Board of Directors consisting of Preferred Directors does not exceed the Director Percentage (rounded downward to the nearest whole number but in no event less than one); provided, that, if a Preferred Director does not resign, the members of the Board of Directors who are not Preferred Directors shall be entitled to remove such Preferred Director. Further, (i) upon termination of the SLOPI Agreement in accordance with its terms or (ii) the conversion of all outstanding shares of this Series into Common Stock, all Preferred Directors then serving as directors of the Company shall immediately cease to be members of the Company's Board of Directors and shall be deemed to have resigned on the date of such termination.

     (e) (i) In the event that any Preferred Director shall cease to serve as a director for any reason (other than as set forth in Section (d) immediately above), the vacancy resulting thereby shall be filled by appointment by any Preferred Director remaining, and in the absence of action by the remaining Preferred Directors, by the holders of the Series, and such Preferred Director shall thereafter serve until the expiration of the term of the Preferred Director replaced by such new Preferred Director.

     (ii) Subject to the provisions of Section 3(f) below, if there shall exist at any time any vacancy or vacancies on the Board of Directors of the Company as a result of any increase in the number of directors that constitutes the entire Board of Directors of the Company, which the directors of the Company then in office intend to fill in accordance with the Company's then existing Articles of Incorporation, by-laws and applicable law, the holders of the Series shall be entitled to designate one or more persons to fill such vacancy or vacancies if and to the extent necessary so that, after giving effect to the filling of such vacancy or vacancies, the number of Preferred Directors then serving on the Board of Directors of the Company shall equal the Director Percentage (rounded downward to the nearest whole number but in no event less than one).

     (f) Notwithstanding anything to the contrary contained herein, no Preferred Director may be a person who previously has been a director of the Company and was properly removed for cause from the Board of Directors of the Company or a person who has been convicted of a felony or a crime involving moral turpitude.

     (g) At all times when there is a Preferred Director on the Company's Board of Directors, at least one shall be a member of each Audit Committee of the Board of Directors. All members of the Audit Committee shall have access to the Company's independent accountants and all audit and tax work papers to the same extent as any other member of the Audit Committee.

     (h) The Preferred Directors will be furnished with all information that is provided to all other directors of the Company (in their capacities as such) at the same time as such information is furnished to such other directors (in their capacities as such).

     (i) All Preferred Directors shall comply with the retirement policies of the Company as in effect on the date hereof or as hereafter amended or modified from time to time by the Board of Directors of the Company or its stockholders; provided that no such amendment or modification to such policies shall be binding upon a Preferred Director unless at least one Preferred Director shall have voted in favor of such amendment or modification at the meeting, or in the action in lieu of a meeting, of the Board of Directors of the Company at or in which it is considered.

     (j) The election of Preferred Directors or approval under paragraph (b) above shall be by holders of a majority of the issued and outstanding Series as reflected on the stock books of the Company on the applicable record date, or if by written consent, on the date of such consent. The record date for holders of shares of the Series entitled to vote on matters pursuant to this Section 3 at a meeting of the holders of the

                                     A-E-3

Series shall be established by the Board of Directors of the Company and shall not precede 60 days before such meeting. Special meetings of the holders of the Series may be called by any holder of more than 25% of the outstanding shares of the Series, except that the Company may call a special meeting of the holders of the Series in connection with any action to be voted on pursuant to paragraph
(b) above. Any action taken by written consent of the holders of the Series need not be unanimous and such action will be effective upon delivery of such written consent to the Secretary of the Company.

     SECTION 4 LIQUIDATION. In the event of any complete liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary the holders of shares of this Series shall each be entitled to receive out of assets of the Company, whether such assets are capital or surplus, for each share of this Series a sum equal to the Stated Value plus the amount of any accrued and unpaid dividends on such share plus interest accrued but unpaid on any Arrearage, before any distribution shall be made to the holders of Junior Stock of the Company, and if the assets of the Company shall be insufficient to pay in full such amounts, then such assets shall be distributed among the holders of this Series ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

     SECTION 5  CONVERSION.

     (a) Each share of this Series shall be convertible at the option of the record holder thereof at any time by presentation of the certificate representing such share by the record holder in person or by registered mail, return receipt requested with postage prepaid thereof, at the principal office of the Company, and at such other offices, if any, as the Board of Directors may determine, into the number of fully paid and nonassessable shares of Common Stock determined by dividing the Stated Value by the Conversion Price in effect on the Conversion Date.

     (b)  The conversion price initially shall be $            (the "Conversion
Price") and shall be subject to adjustment from time to time as follows:

          (i) If the Company, at any time while any shares of this Series are outstanding, shall (A) pay a stock dividend or stock dividends or otherwise make a distribution or distributions on shares of its capital stock payable in shares of Common Stock (or in securities convertible into shares of Common Stock), (B) except as set forth in clause (A) above, pay a stock dividend or make a distribution on shares of its capital stock payable in shares of its capital stock of any class other than Common Stock or a class convertible into Common Stock, (C) subdivide outstanding shares of Common Stock into a larger number of shares, (D) combine outstanding shares of Common Stock into a smaller number of shares, or (E) issue by reclassification of shares of Common Stock any shares of capital stock of the Company of any class or classes, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any shares of this Series thereafter surrendered for conversion shall be entitled to receive the number and class or classes of shares of the capital stock of the Company which he would have owned or have been entitled to receive immediately after the happening of any of the events described above, had such shares of this Series been converted on or immediately prior to the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification, as the case may be. An adjustment made pursuant to this subsection 5(b)(i) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

          (ii) If the Company, at any time while any shares of this Series are outstanding, shall issue rights or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value of Common Stock at the record date mentioned below, the Conversion Price at which each share of this Series shall thereafter be convertible shall be reduced by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the

                                     A-E-4
     number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Conversion Price of the shares of this Series pursuant to this Subsection 5(b)(ii), if any such right or warrant shall expire and shall not have been fully exercised, the Conversion Price per share of Common Stock at which each share of this Series shall thereafter be convertible shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section 6 after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants which were actually exercised. No adjustment shall be made pursuant to this Section 5(b)(ii) if rights and warrants are also distributed to the holders of this Series on the basis of the number of shares of Common Stock then issuable on conversion of the shares of this Series.

          (iii) If the Company, at any time while shares of this Series are outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets (excluding cash dividends or cash distributions paid out of earned surplus) or rights or warrants to subscribe for or purchase any security (excluding those referred to in Subsection 5(b)(ii) above) then in each such case the Conversion Price per share of Common Stock at which each share of this Series shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction, of which the denominator shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock, less the then fair market value (as determined by the Board of Directors of the Company (the "Board") in good faith, whose determination shall be conclusive if made in good faith; provided, however, that in the event of a distribution or series of related distributions exceeding 10% of the net assets of the Company, then such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) selected in good faith by the Board, and in either case shall be described in a statement provided to all registered holders of this Series) of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above. No adjustment shall be made pursuant to this subsection 5(b)(iii) if such evidence of indebtedness or assets are also distributed to the holders of this Series on the basis of the number of shares of Common Stock then issuable on the conversion of the shares of this Series.

          (iv) No notification to the holders of any adjustment in the Conversion Price otherwise required by this Section 5 shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustment which by reason of this subsection 5(b)(iv) is not required to be made shall be carried forward and taken into account in any subsequent adjustments, and that upon presentment of shares of this Series for conversion, all adjustment shall be made calculating the conversion rights of such holder. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

          (v) Subject to (iv) above, whenever the Conversion Price is adjusted, as herein provided, the Company shall promptly mail to each registered holder of shares of this Series a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such

                                     A-E-5
     adjustment. Such notice prepared in good faith shall be conclusive evidence of the correctness of such adjustment absent manifest error.

          (vi)  In case:

             (A) the Company shall declare a dividend (or any other distribution) on the Common Stock payable otherwise than in cash out of its earned surplus; or

             (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

             (C) the Company shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

             (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company (other than a subdivision or combination of the outstanding shares of Common Stock), any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

             (E) of the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company,

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the shares of this series, and shall cause to be mailed to the holders of record of the shares of this Series at their last addresses as they shall appear upon the stock books of the Company, at least 10 days prior to the applicable record date hereinafter specified, a notice stating
(x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

     (c) In case of any reclassification of the Common Stock, then the holders of the shares of this Series then outstanding shall have the right thereafter to convert such shares only into the kind and amount of shares of stock and other securities and property receivable upon or deemed to be held following such reclassification by a holder of a number of shares of the Common Stock of the Company into which such shares of this Series could have been converted immediately prior to such reclassification. This provision shall similarly apply to successive reclassifications.

     (d) In case of any consolidation or merger of the Company with or into another Person in which the Company is not the surviving entity or any compulsory share exchange pursuant to any of which the Common Stock is converted into other securities, cash or property (any such event being hereinafter referred to as "Reorganization"), then the terms of such Reorganization shall provide that each holder of share of this Series then outstanding shall have the right to receive in exchange therefor the kind and amount of shares of stock and other securities and property receivable upon such Reorganization ("Reorganization Consideration") by a holder of the number of shares of the Common Stock of the Company into which (x) a share of this Series (or Sub-Series) could have been converted as of the effective date of the Reorganization, plus (y) the Arrearage (if any) on a share of this Series could have been exchanged as of the effective date of the Reorganization.

                                     A-E-6

     (e) In case at any time conditions shall arise by reason of action taken by the Company, which, in the opinion of the Board of Directors of the Company, are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the holders of shares of this Series, the Board of Directors of the Company shall appoint a firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company), who shall give their opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 5, of the Conversion Price (including, if necessary, any adjustment as to the securities into which shares of this Series may thereafter be convertible) which is or would be required to preserve the rights of the holders of shares of this Series. The Board of Directors of the Company shall make the adjustment recommended forthwith upon the receipt of such opinion or the taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the Conversion Price shall be made which in the opinion of the investment banking firm or firm of accountants giving the aforesaid opinion would result in an increase of the Conversion Price to more than the Conversion Price then in effect.

     SECTION 6 MATTERS RELATING TO ISSUANCE OF COMMON STOCK. The following provisions shall be applicable to issuances of Common Stock upon conversion of shares of this Series.

     (a) The Company covenants that it will at all times reserve and keep available, out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Series as herein provided, free from preemptive rights or any other actual or contingent purchase rights of Persons other than the holders of shares of this Series, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of this Series. The Company covenants that all shares of Common Stock that shall be so issuable shall upon issue be duly and validly issued and fully paid and nonassessable.

     (b) The Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may, if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the holder of a share of this Series shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

     (c) The issuance of certificates for shares of Common Stock on conversion of this Series shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of this Series converted was made and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     (d) The exercise by a holder of shares of this Series of the conversion rights granted herein is subject in all respects to and conditioned upon compliance by the parties with the HSR Act, and rules and regulations promulgated pursuant thereto, to the extent that said act, rules and regulations are applicable to such exercise. The Company and such holder agree to make such filings with and provide such information to the Federal Trade Commission and the Department of Justice with respect to such exercise as are required in connection with the HSR Act in a timely manner and to join each others request for early termination. The Company and such holder will use such reasonable efforts to obtain all governmental approval required to permit such exercise and to cause early termination of the waiting period under the HSR Act.

     SECTION 7  AUTOMATIC CONVERSION.  If on or after                         ,
2001 [third anniversary of issuance], (a) any shares of this Series have not been converted into shares of Common Stock and (b) the mean average Per Share Market Value exceeds 150% of the Conversion Price for 75 consecutive Trading Days, then all such shares of this Series shall automatically be converted into the number of shares of Common Stock determined by dividing the Stated Value by the Conversion Price in effect at the time of

                                     A-E-7
conversion; provided that SLOPI and its Affiliates may elect to retain an aggregate of one share of Preferred Stock that will not be automatically converted pursuant to this Section 7.

     SECTION 8 DEFINITIONS. For the purposes hereof, the following terms shall have the following respective meanings:

     "Affiliate" shall mean, with respect to any specified Person, any other Person, directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, "controlling," "controlled by," and "under common control with") means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise and, and with respect to a corporation or partnership, control shall mean direct or indirect ownership of more than fifty percent (50%) of the voting stock or general partnership interest or voting interest in any such corporation or partnership.

     "Arrearage" has the meaning specified in Section 2(a).

     "Beneficially Own" shall have the meaning assigned to such term in Rule 13d-3 under the Exchange Act in effect on the date hereof. "Beneficial Owner" and "Beneficial Ownership" shall have correlative meanings.

     "Business Day" shall mean any day that commercial banks located in Houston, Texas are legally open for business.

     "Change of Control" shall mean the acquisition by a Person other than SLOPI or its Affiliates of Beneficial Ownership of more than 50% of the then outstanding shares of Common Stock.

     "Common Stock" means shares now or hereafter authorized of the class of Common Stock, $0.01 par value, of the Company presently authorized and stock of any other class into which such shares may hereafter have been reclassified or changed.

     "Conversion Date" means the date the stock certificate is received by the Company for conversion in accordance with Section 5(a).

     "Conversion Price" has the meaning specified in Section 5(b).

     "Dividend Period" has the meaning specified in Section 2(a).

     "Dividend Rate" has the meaning specified in Section 2(a).

     "Fully Diluted Shares" means, at any time, the sum of (i) the shares of Common Stock then outstanding plus (ii) the number of shares of Common Stock reserved for issuance or issuable in connection with the exercise, exchange or conversion of options, warrants or securities of the Company then outstanding which are exercisable or exchangeable for shares of Common Stock or are convertible into shares of Common Stock (including, without limitation, this Series).

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Junior Stock" means the Common Stock of the Company and any other stock of the Company over which shares of this Series has a preference as to distribution of assets and payment of dividends.

     "Parity Stock" means any stock of the Company ranking as to distribution of assets and payment of dividends on a parity with this Series.

     "Per Share Market Value" means on any particular date (a) the last sale price per share of the Common Stock on such date on the principal stock exchange on which the Common Stock has been listed or, if there is no such price on such date, then the last sale price on such exchange on the date nearest preceding such date, or (b) if the Common Stock is not listed on any stock exchange, the final bid price for a share of Common Stock in the over-the-counter market, as reported by The Nasdaq Stock Market at the close of business on such date, or the last sales price if such price is reported and final ibid prices are not available, or (c) if the Common Stock is not quoted on The Nasdaq Stock Market, the bid price for a share of Common Stock in the over-the-counter market as reported by the National Quotation Bureau

                                     A-E-8

Incorporated (or any similar organization or agency succeeding to its functions of reporting prices), or (d) if the Common Stock is no longer publicly traded, as determined by one of the investment banking firms listed on Schedule I to the SLOPI Agreement selected in good faith by the Board of Directors of the Company, provided, that none of the transactions related to the foregoing shall include purchases by any "affiliate" (as such term is defined in the General Rules and Regulations under the Securities Act of 1933) of the Company.

     "Person" means any individual, firm, partnership, association, group (as such term is defined in Section 13(d)(3) of the Exchange Act, as in effect on the date hereof), corporation, trust, business trust or other entity, and includes any successor (by merger or otherwise) of any such entity.

     "Preferred Stock" means the Company's Preferred Stock, par value $0.01 per share.

     "Reorganization" has the meaning specified in Section 5(d).

     "Reorganization Consideration" has the meaning specified in Section 5(d).

     "Senior Stock" means any stock of the Company which has a priority over shares of this Series as to payment of dividends or distribution of assets of the Company.

     "SLOPI" means Shell Louisiana Onshore Properties, Inc., a Delaware corporation.

     "SLOPI Agreement" has the meaning assigned thereto in Section 3.C.

     "Stated Value" has the meaning specified in Section 1.

     "Trading Day" means (a) a day on which the Common Stock is traded on the principal stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not listed on any stock exchange, a day on which the Common Stock is quoted in the over-the-counter market, as reported by National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or
(c) if the Common Stock is not quoted by NASDAQ, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices).

     IN WITNESS WHEREOF, The Meridian Resource Corporation has caused this
Certificate to be signed by a duly authorized officer, this                day
of                         , 1998.

                                          THE MERIDIAN RESOURCE CORPORATION
                                          By:___________________________________
                                                    JOSEPH A. REEVES, JR.
                                                 CHIEF EXECUTIVE OFFICER AND
                                                    CHAIRMAN OF THE BOARD

ATTEST:
By:______________________________________

                                     A-E-9

                                   EXHIBIT F

                FORM OF STOCK RIGHTS AND RESTRICTIONS AGREEMENT

                    STOCK RIGHTS AND RESTRICTIONS AGREEMENT

     STOCK RIGHTS AND RESTRICTIONS AGREEMENT, dated as of
                        , 1998, between The Meridian Resource Corporation, a Texas corporation ("TMR"), and Shell Louisiana Onshore Properties Inc., a Delaware corporation ("SLOPI").

                                   RECITALS:

     (A)  After giving effect to the Closing (as defined below), SLOPI owns
          shares of Common Stock (the "Common Shares") and           shares of
Preferred Stock (the "Preferred Shares") (together with any additional Common Shares or Preferred Shares which SLOPI or any Affiliate of Shell (as defined below) may from time to time own (collectively, the "Shares")).

     (B) After giving effect to the Closing, the number of directors constituting the whole Board of Directors of TMR is seven (7) and the following person is the initial Preferred Director (as defined below): J.M. Funk.

     (C) The Boards of Directors of TMR and SLOPI deem it advisable to establish certain rights and restrictions with respect to the Shares.

     ACCORDINGLY, premises considered, the parties have entered into this Agreement.

     1. DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

     (a) "Affiliate" shall mean, with respect to any specified Person, any other Person, directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, "controlling," "controlled by," and "under common control with") means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise and, with respect to a corporation or partnership, control shall mean direct or indirect ownership of more than fifty (50%) of the voting stock or general partnership interest or voting interest in any such corporation or partnership.

     (b) "Allocated Price Per Share" shall mean the then existing conversion price of the Preferred Shares (or if all of the Preferred Shares shall have been converted, the conversion price that would have then been in existence had the Preferred Shares not been so converted) as the same may be adjusted from time to time in accordance with the terms thereof.

     (c)  "Applicable Percentage" shall mean 21%.

     (d) "Average Per Share Market Value" of shares of Common Stock shall mean the average of the Per Share Market Value of such shares for the 30 Trading Days immediately preceding (and excluding) the relevant date.

     (e) "Beneficially Own" shall have the meaning assigned to such term in Rule 13d-3 under the Exchange Act in effect on the date hereof. "Beneficial Owner" and "Beneficial Ownership" shall have correlative meanings.

     (f) "Business Combination Transaction" shall mean a merger, consolidation, "business combination" as defined in Part Thirteen of the TBCA as in effect on the date hereof, compulsory share exchange, recapitalization or other transaction in which TMR is a constituent corporation or to which TMR is a party and pursuant to which the shares of Common Stock are exchanged for cash, securities or other property or a sale of all or substantially all of the assets of TMR and its Subsidiaries, taken as a whole; provided that none of the following shall be deemed a Business Combination Transaction for purposes of this Agreement: (i) a merger, consolidation, compulsory share exchange, recapitalization or other transaction in which the

                                     A-F-1
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Beneficial Ownership of the capital stock of TMR or the surviving corporation of the transaction (or of the ultimate parent of TMR or of such surviving corporation) immediately after the consummation of such transaction is substantially the same as the ownership of the capital stock of TMR immediately prior to the consummation of the transaction or (ii) a merger (A) in which TMR is the surviving corporation, (B) in which all shares of Common Stock immediately prior to the consummation of such merger remain outstanding immediately after the consummation thereof, (C) as a result of the consummation of which no Person will own a majority of the then outstanding shares of Common Stock and (D) following the consummation of which the Continuing Directors will represent a majority of the Board of Directors of TMR.

     (g) "Certificate of Designation" for the Preferred Shares shall have the meaning assigned to such term in the Merger Agreement.

     (h) "Closing" shall have the meaning assigned to such term in the Merger Agreement.

     (i)  "Common Shares" shall have the meaning set forth in Recital A.

     (j) "Common Stock" shall mean TMR's common stock, par value $0.01 per share, and any shares of common stock or similar securities into which the common stock of TMR are hereafter reclassified into or exchanged for.

     (k) "Continuing Director" shall mean (i) any member of the Board of Directors of TMR, while such person is a member of such Board of Directors, who
(1) was a member of the Board of Directors of TMR prior to the Effective Time or
(2) is recommended or elected to the Board of Directors by a majority of the Continuing Directors to fill a vacancy arising as a result of an increase in the number of directors of TMR occurring after the date hereof, and (ii) any successor of a Continuing Director, while such successor is a member of the Board of Directors of TMR, who is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors. Notwithstanding anything to the contrary in this definition, for purposes of this Agreement, the SLOPI Designee(s) or Preferred Director(s) shall not be considered Continuing Directors.

     (l) "Deficiency Amount" shall mean with respect to any sale by SLOPI or its Affiliates of Common Shares which were issued upon the conversion of Preferred Shares, (i) the product of (x) the number of Common Shares sold by SLOPI or its Affiliates in such sale at a per share price that is less than the Allocated Price Per Share, times (y) the amount by which the per share sales price is less than the Allocated Price Per Share. If Common Shares are sold in a Public Offering, then the net proceeds to selling shareholder (after reasonable and customary underwriting discounts, commissions, placement fees and expenses of sale, excluding expenses for Security Holder's legal counsel) shall be deemed to be the sales price. If Common Shares are sold in a Private Placement or any transaction other than Public Offering, then the sales price shall be deemed to be the greater of (i) the actual sales price or (ii) the Average Per Share Market Value of the Common Stock relating to the date of such sale.

     (m) "Director Election Date" shall have the meaning set forth in Section 2.2(b).

     (n)  "Director Percentage" shall have the meaning set forth in Section
2.2(b).

     (o) "Effective Time" shall have the meaning assigned to such term in the Merger Agreement.

     (p) "E&P Company" shall have the meaning set forth in the definition of Private Placement.

     (q)  "Excess Shares" shall have the meaning set forth in Section 2.5.

     (r) "Exchangeable Security" shall mean a security of any type, including but not limited to debt, equity, warrants or other rights, issued by TMR or representing the right to acquire Voting Shares from TMR upon exchange, conversion or exercise thereof.

     (s) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute as in effect from time to time.

     (t) "Fully Diluted Shares" shall mean, at any time, the sum of (i) the shares of Common Stock then outstanding plus (ii) the number of shares of Common Stock reserved for issuance or issuable in connection

                                     A-F-2
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with the exercise, exchange or conversion of options, warrants or securities of
TMR then outstanding which are exercisable or exchangeable for shares of Common Stock or are convertible into shares of Common Stock (including, without limitation, the Preferred Shares).

     (u) "Merger Agreement" shall mean the Agreement and Plan of Merger dated March 27, 1998 among TMR, LOPI Acquisition Corp., SLOPI, and Louisiana Onshore Properties Inc.

     (v) "Per Share Market Value" means on any particular date (a) the last sale price per share of the Common Stock on such date on the principal stock exchange on which the Common Stock has been listed or, if there is no such price on such date, then the last price on such exchange on the date nearest preceding such date, or (b) if the Common Stock is not listed on any stock exchange, the final bid price for a share of Common Stock in the over-the-counter market, as reported by The Nasdaq Stock Market at the close of business on such date, or the last sales price if such price is reported and final bid prices are not available, or (c) if the Common Stock is not quoted on The Nasdaq Stock Market, the bid price for a share of Common Stock in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices), or (d) if the Common Stock is no longer publicly traded, as determined by one of the investment banking firms listed on Schedule I, as selected by SLOPI.

     (w) "Person" shall mean any individual, firm, partnership, association, group (as such term is defined in Section 13(d)(3) of the Exchange Act, as in effect on the date hereof), corporation, trust, business trust or other entity, and includes any successor (by merger or otherwise) of any such entity.

     (x) "Preferred Director" shall have the meaning assigned to such term in the Certificate of Designation for the Preferred Stock.

     (y)  "Preferred Shares" shall have the meaning set forth in Recital A.

     (z) "Preferred Stock" shall mean TMR's Series A Cumulative Convertible Preferred Stock, par value $1.00 per share.

     (aa) "Private Placement" shall mean a Transfer of Shares pursuant to a transaction not involving a Pubic Offering; provided, however, that (A) the sale of Shares pursuant to a tender or exchange offer is not a Private Placement; (B) a Private Placement shall not include a Transfer to any Person who, directly or indirectly, has as one of its material businesses the exploration, development or production of crude oil or natural gas (an "E&P Company") if, as a result of such Private Placement, such E&P Company would Beneficially Own and/or have the right to acquire upon conversion of shares of Preferred Stock, such number of shares of Common Stock as would constitute 10% or more of the then outstanding shares of Common Stock, (x) unless any such E&P Company acquiring such amount of securities enters into an agreement with TMR limiting the Transfer of such shares on substantially the same terms as this Agreement except that the term of such agreement shall be 10 years from the date of such agreement and (y) if any such E&P Company is acquiring registration rights under the Registration Rights Agreement (as defined in the Merger Agreement), it must agree that, although any underwriter for such E&P Company shall have customary access to TMR to perform its due diligence obligations, such underwriter will be subject to confidentiality obligations that prohibit the sharing or disclosure of non-public information with such E&P Company; and (C) a private placement shall not include a Transfer of Shares to any Person in which following such Transfer such Person Beneficially Owns or has the right to acquire upon conversion of the Preferred Stock more than 10% of the Common Stock of TMR unless such Person enters into an agreement with TMR with terms and conditions restricting the Transfer of such Shares substantially similar to those contained herein except that the term of such agreement shall be for 10 years from the date of such agreement. For purposes of the foregoing, in determining whether any Person Beneficially Owns shares of Common Stock or shares of Preferred Stock, SLOPI and its Affiliates shall be entitled to rely exclusively on the existence or non-existence of any reports on Schedule 13D that may have been filed by such Person with the SEC, without having to make any inquiry of such Person or otherwise.

     (bb) "Public Offering" shall mean a firm commitment underwritten public offering pursuant to a registration statement which has been declared effective by the SEC under the Securities Act.

                                     A-F-3
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     (cc)  "Relevant Date" shall have the meaning set forth in Section 2.4(k).

     (dd) "Rule 144" and "Rule 145" shall mean Rule 144 and Rule 145 adopted by the SEC under the Securities Act, or any successor rule.

     (ee)  "SEC" shall mean the Securities and Exchange Commission.

     (ff) "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute as in effect from time to time.

     (gg)  "Shares" shall have the meaning set forth in Recital A.

     (hh) "Shell" shall mean Shell Oil Company, a Delaware corporation, which is an Affiliate of SLOPI.

     (ii) "Subsidiary" shall mean, with respect to any Person, any other Person of which at least a majority of the voting power of the voting equity securities or voting equity interest is owned, directly or indirectly, by such Person.

     (jj) "SLOPI" shall have the meaning set forth in the first paragraph hereof; and the term "SLOPI" shall include SLOPI and its Affiliates unless the context otherwise requires.

     (kk) "SLOPI Designee(s)" shall have the meaning set forth in Section 2.2(b) hereof.

     (ll)  "TBCA" shall have the meaning set forth in Section 2.1(c).

     (mm) "TMR" shall have the meaning set forth in the first paragraph of this Agreement.

     (nn) "Trading Days" means (a) a day on which the Common Stock is traded on the principal stock exchange on which the Common Stock has been listed, or
(b) if the Common Stock is not listed on any stock exchange, a day on which the Common Stock is quoted in the over-the-counter market, as reported by The Nasdaq Stock Market, or (c) if the Common Stock is not quoted on The Nasdaq Stock Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices).

     (oo)  "Transfer" shall have the meaning set forth in Section 2.4 hereof.

     (pp) "Voting Shares" shall mean the Common Stock and any other securities of TMR having voting power under ordinary circumstances with respect to the election of directors of TMR.

     2.  SHARE RIGHTS AND RESTRICTIONS.

     2.1  LIMITATION ON CERTAIN TRANSACTIONS.

     (a) Except as otherwise permitted by this Agreement, SLOPI agrees that SLOPI shall not, during the period from the date of this Agreement until its termination, (i) engage, or propose to engage, in any Business Combination Transaction with TMR, or (ii) make any proposal to TMR, the Board of Directors of TMR or the shareholders of TMR with respect to a tender offer or exchange offer for shares of Common Stock or a liquidation of TMR, unless either (A) such transaction shall have been approved by a majority of the Continuing Directors or (B) (x) the third anniversary of the date of this Agreement shall have occurred and (y) on the date when such transaction is proposed, either no Preferred Director(s) or SLOPI Designee(s) shall be serving on the Board of Directors of TMR or SLOPI and its Affiliates collectively shall Beneficially Own less than 21% of the then outstanding Common Stock.

     (b) Except as otherwise permitted by this Agreement, SLOPI agrees that SLOPI shall not, during the period from the date of this Agreement until its termination, (i) request or solicit any Person (A) to make a tender or exchange offer for shares of Common Stock or (B) to make a proposal for a Business Combination Transaction, unless either (A) a majority of the Continuing Directors shall have approved of SLOPI taking such action or (B) (x) the third anniversary of the date of this Agreement shall have occurred on the date when such action is first requested or solicited by SLOPI and (y) either no SLOPI Designee(s) or Preferred Director(s) shall be serving on the Board of Directors of TMR or SLOPI and its Affiliates shall collectively Beneficially Own less than 21% of the then outstanding Common Stock.

                                     A-F-4

     (c) In connection with the Merger, TMR's Board of Directors has taken all action to assure that (i) no state takeover statute or similar statute will apply to the Merger or to any of the transactions contemplated in the Merger Agreement or the items referenced to in Section 2.3(w), (x), (y) and (z), (ii) Article Eight of TMR's Articles of Incorporation will not apply to the Merger or any of the transactions contemplated in the Merger Agreement or in the documents attached thereto, and (iii) Part Thirteen of the Texas Business Corporation Act ("TBCA") will not apply to the Merger or any of the transactions contemplated in the Merger Agreement or the items referenced to in Section 2.3(w), (x), (y) and (z). Further, TMR has no "poison pill" or takeover defense mechanism other than Article Eight of TMR's Articles of Incorporation except those that exclude SLOPI and its Affiliates from all effects thereof. TMR shall not amend or modify any of the foregoing actions nor shall TMR implement any new, additional, amended or modified poison pill or takeover defense mechanism, unless, in each and every such case, provision shall be made to exclude SLOPI and its Affiliates from all effects thereof. This Section 2.1(c) shall survive the termination of this Agreement.

     (d) TMR and SLOPI agree that the operative provisions, as presently in effect, of Article Eight of TMR's Articles of Incorporation and Part Thirteen of the TBCA will apply to any business combination transaction covered by said Article Eight or Part Thirteen between SLOPI and its Affiliates and TMR for the term of this Agreement, notwithstanding that the operative provisions of said Article Eight and Part Thirteen might otherwise be applicable for a shorter period of time.

     2.2  TMR BOARD OF DIRECTORS.

     (a) Subject to restrictions of applicable law and unless this Agreement has been terminated, on the Director Election Date (defined below), TMR shall appoint SLOPI Designee(s) (defined below) to fill the vacancies created by the removal of the Preferred Director(s) in accordance with the Certificate of Designation for the Preferred Stock, to serve until their successors are elected or their earlier resignation or removal.

     (b) From and after the date on which all the Preferred Shares shall have been converted into Common Stock (the "Director Election Date") and until the earlier of (i) termination of this Agreement or (ii) SLOPI and its Affiliates shall Beneficially Own Shares constituting less than 21% of the then outstanding shares of Common Stock, then, in connection with each election of directors of TMR, whether at an annual or special meeting, TMR will nominate, and, subject to the fiduciary obligations of the TMR directors, solicit proxies for, in accordance with its procedures for the nomination of, and solicitation of proxies for, management-slate directors, a number of persons designated by SLOPI (all such persons who, at any time, are or were designated by SLOPI for purposes of this Agreement are referred to herein as the "SLOPI Designee(s)") such that, after giving effect to the election of such persons to the Board of Directors of TMR, the number of SLOPI Designees then serving on the Board of Directors of TMR shall equal the product (rounded downward to the nearest whole number, but, in any event, not less than one) of (i) the total number of directors constituting the entire Board of Directors of TMR multiplied by (ii) 20% (the "Director Percentage").

     (c) If at any time the number of directors constituting the Board of Directors of TMR shall decrease so that SLOPI would be entitled to designate fewer directors than are then serving as SLOPI Designees, SLOPI shall cause one or more of the SLOPI Designees serving as TMR directors to resign so that the percentage of the Board of Directors consisting of SLOPI Designees does not exceed the Director Percentage (rounded downward to the nearest whole number, but, in any event, not less than one); provided, that in no event will there ever be less than one SLOPI Designee. Further, upon termination of this Agreement in accordance with its terms, SLOPI shall cause all SLOPI Designees then serving as directors of TMR to resign immediately.

     (d) (i) In the event that any SLOPI Designee shall cease to serve as a director for any reason (other than as set forth in Section 2.2(c)), the vacancy resulting thereby shall be filled by the remaining directors of the Company in accordance with its Articles of Incorporation, by-laws and applicable law by a new SLOPI Designee and such new SLOPI Designee shall thereafter serve until the expiration of the term of the SLOPI Designee replaced by such new SLOPI Designee.

                                     A-F-5

     (ii) Subject to the provisions of Section 2.2(e), if, after the Director Election Date, there shall exist at any time any vacancy or vacancies on the Board of Directors of TMR as a result of any increase in the number of directors that constitutes the entire Board of Directors of TMR, which the directors of TMR then in office intend to fill in accordance with TMR's Articles of Incorporation, by-laws and applicable law, SLOPI shall be entitled to designate one or more persons as SLOPI Designees to fill such vacancy or vacancies if and to the extent necessary so that, after giving effect to the filling of such vacancy or vacancies, the number of SLOPI Designees then serving on the Board of Directors of TMR shall equal the Director Percentage (rounded downward to the nearest whole number, but, in any event, not less than one). TMR agrees to take all actions appropriate or necessary to ensure that any SLOPI Designees designated pursuant to the preceding sentence are appointed to the Board of Directors of TMR to fill any such vacancy or vacancies filled by the Board of Directors of TMR as provided in the preceding sentence.

     (e) Notwithstanding anything to the contrary contained herein, no SLOPI Designee may be a person who previously has been a director of TMR and was properly removed for cause from the Board of Directors of TMR or a person who has been convicted of a felony or a crime involving moral turpitude.

     (f) The SLOPI Designees will be furnished with all information that is provided to all other directors of TMR (in their capacities as such) at the same time as such information is furnished to such other directors (in their capacities as such).

     (g) SLOPI shall cause all SLOPI Designees serving as directors of TMR to comply with the retirement policies of TMR as in effect on the date hereof or as hereafter amended or modified from time to time by the Board of Directors of TMR or its shareholders; provided that no such amendment or modification to such policies shall be binding upon SLOPI or the SLOPI Designees unless at least one SLOPI Designee shall have voted in favor of such amendment or modification at the meeting, or in the action in lieu of a meeting, of the Board of Directors of TMR at or in which it is considered.

     (h) At all times when there is a SLOPI Designee on TMR's Board of Directors, at least one SLOPI Designee shall be a member of each Audit Committee of the Board of Directors. Each SLOPI Designee who is a member of the Audit Committee shall have unrestricted access to TMR's independent accountants and all audit and tax work papers to the same extent as any other member of the Audit Committee.

     2.3 LIMITATION ON ACQUISITION OF ADDITIONAL SHARES BY SLOPI. From and after the date hereof, SLOPI shall not acquire any shares of Common Stock, other than the Common Shares and the Preferred Shares owned by SLOPI as of the Effective Time and after giving effect to the Closing, (i) without the prior written consent of a majority of the Continuing Directors or (ii) unless (A) the third anniversary of the date of this Agreement shall have occurred and (B) at the time of such acquisition no SLOPI Designee(s) or Preferred Director(s) shall be serving on the Board of Directors of TMR or SLOPI and its Affiliates would collectively Beneficially Own less than 21% of the then outstanding Common Stock; provided, however, that nothing in this Section 2.3 shall limit SLOPI's power and right (w) to convert shares of Preferred Stock into shares of Common Stock, or (x) to purchase or acquire shares as a result of any stock dividend or stock split, reclassification of the Common Stock, or the exercise or conversion of any security received by SLOPI from TMR in respect of its Shares, or (y) to receive shares of Common Stock pursuant to Section 2.7 to make up a Deficiency Amount or (z) to acquire shares of Common Stock or any TMR Exchangeable Security pursuant to Section 2.6 or to convert, exchange or exercise any such TMR Exchangeable Security.

     2.4 RESTRICTIONS ON TRANSFER. From and after the date hereof until the termination of this Agreement, SLOPI and its Affiliates shall not sell, transfer or otherwise convey (when used as a verb, "Transfer" and, any sale, transfer or other conveyance, a "Transfer") Beneficial Ownership of any Shares
(including Shares subject to Exchangeable Securities), without the prior written consent of a majority of the Continuing Directors, which consent shall not be unreasonably withheld, except that, in any event, any and all of the following Transfers shall be permitted:

     (a) One or more Transfers to Shell or a direct or indirect Affiliate of Shell, provided that Shell and each such Affiliate of Shell agrees in writing with TMR to be bound by the same restrictions as are applicable to SLOPI hereunder.

                                     A-F-6

     (b) One or more Transfers to TMR or a to a direct or indirect Subsidiary of TMR (pursuant to a tender offer or otherwise).

     (c) One or more Transfers pursuant to a merger, consolidation or compulsory share exchange, in which TMR is a constituent corporation.

     (d) One or more Transfers made as a pro rata dividend or distribution to the holders of the common stock of SLOPI or its Affiliates, provided, unless such dividend or distribution is to the public shareholders of any of the Royal Dutch/Shell Group of Companies, such holders agree in writing with TMR to be bound by the same restrictions as SLOPI hereunder.

     (e) One or more Transfers to any Person (other than SLOPI or any Affiliate of Shell) who shall have commenced a tender or exchange offer for shares of Common Stock if, at the time of public announcement of the tender or exchange offer: (i) SLOPI and its Affiliates collectively Beneficially Own less than 21% of the then outstanding shares of Common Stock and no SLOPI Designee or Preferred Director is serving on the TMR Board of Directors, or (ii) SLOPI and its Affiliates collectively Beneficially Own more than 21% of the then outstanding shares of Common Stock or any SLOPI Designee or Preferred Director is serving on the TMR Board of Directors, unless SLOPI and any Affiliates first provide to TMR a preferential right to purchase, for cash, all such shares which SLOPI and any Affiliates would be willing to tender or exchange at a price of 105% of the tender offer price which SLOPI and any Affiliates would be willing to accept (which shall be the market value of the security to be exchanged on such date if publicly traded or the cash equivalent value as reasonably determined in good faith by SLOPI and its Affiliates). With respect to clause
(ii) above, SLOPI and its Affiliates shall give TMR notice of its willingness to accept the tender or exchange offer at least 10 calendar days prior to its then stated expiration date and, if TMR desires to exercise its preferential purchase right, it must so notify SLOPI and its Affiliates in writing within said 10 calendar day period. Once TMR has given notice to SLOPI and its Affiliates that TMR will exercise such preferential right, then, on such then stated expiration date of the tender or exchange offer, TMR will be obligated to close the purchase and pay in full in cash, and SLOPI and its Affiliates will be obligated to sell, at the applicable 105% price notwithstanding anything that may otherwise occur with respect to the tender or exchange offer, including, without limitation, withdrawal, extension, modification, or increase or decrease in the tender or exchange price or other consideration. Once TMR has not exercised a preferential right to purchase with respect to a particular tender or exchange offer made by a particular Person, then SLOPI and its Affiliates shall not thereafter be required to make any additional preferential purchase rights available to TMR with respect to such particular tender or exchange offer, even if in such tender or exchange offer there is an extension or modification of or an increase or decrease in price or other consideration, in any tender or exchange offer made by such particular Person; provided, however, that SLOPI will be required to provide to TMR a preferential purchase right with respect to any tender or exchange offer made by each other Person or with respect to any new tender or exchange offer by such particular Person which SLOPI and its Affiliates would be willing to accept.

     (f) From and after the following anniversaries of the date of this Agreement, SLOPI and its Affiliates may, collectively, sell the following percentages of the number of their Common Shares in one or more Public Offerings, Private Placements and/or transactions described below in paragraphs
(h), (i), or (j):

                                                PERCENTAGE OF
                                                COMMON SHARES
                                           PERMITTED TO TRANSFER*
           ANNIVERSARY OF               -----------------------------
           THIS AGREEMENT               INCREMENTAL*      AGGREGATE*
          -----------------             -------------    ------------
  Second.............................         25%              25%
  Third..............................         25%              50%
  Fourth.............................         25%              75%
  Fifth..............................         25%             100%

------------

* These time restrictions and percentages will also apply to any shares of Common Stock acquired by SLOPI and its Affiliates upon conversion of any Preferred Shares into Common Shares, which will result in additional Common Shares that can be Transferred based on the percentage limitations being applied to a greater number of Common Shares.

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
Notwithstanding the above, if, at any time or from time to time, SLOPI or any of its Affiliates receive Common Shares pursuant to Section 2.7 to make up a Deficiency Amount, then immediately the same number of Common Shares will be available for Transfer. Such increased availability for Transfer and any actual Transfer(s) will not reduce or delay other Transfers otherwise permitted to be made in accordance with the foregoing.

     (g) From and after the following anniversaries of the date of this Agreement, SLOPI may sell the following percentages of the number of its Preferred Shares in one or more Private Placements:

                                                PERCENTAGE OF
                                                COMMON SHARES
                                            PERMITTED TO TRANSFER
           ANNIVERSARY OF               -----------------------------
           THIS AGREEMENT                INCREMENTAL      AGGREGATE
          -----------------             -------------    ------------
  Third..............................     33 1/3%          33 1/3%
  Fourth.............................     33 1/3%          66 2/3%
  Fifth..............................     33 1/3%             100%

     (h) Subject to paragraphs (f) and (g), as such may be modified pursuant to paragraph (k) below, one or more Transfers in accordance with Rule 144 or Rule 145.

     (i) Subject to paragraphs (f) and (g) as such may be modified pursuant to paragraph (k) below, one or more Transfers of Shares in a Public Offering or in a public offering (other than a Public Offering) made pursuant to a registration statement which has been declared effective by the SEC under the Securities Act (any such Public Offering or public offering, a "Registered Transaction"); provided, however, that, in connection with any such Registered Transaction, SLOPI and the Company shall obtain from the managing underwriter of such Public Offering or from each broker through which such public offering is made, as the case may be, a commitment to use its reasonable best efforts to make a broad public distribution of the Shares (including an indirect distribution of Shares as a result of a distribution of Exchangeable Securities) to be Transferred in such Registered Transaction. The managing underwriter or broker, as the case may be, will be advised that, for purposes of this Agreement, a "broad public distribution" means a distribution such that no Person is allocated for purchase in such Registered Transaction a number of Shares in excess of (A) 5% of the then outstanding shares of Common Stock (after giving effect to the offering of the Common Shares and any other securities being offered by TMR concurrently therewith in such Registered Offering) or (B) in the case of a Public Offering, in excess of 20% of the number of shares of Common Shares being offered in such Public Offering, provided that, in the case of this clause (B), there shall be disregarded Common Shares allocated for purchase by a mutual fund, a pension fund, an investment adviser (which investment adviser shall be registered under the Investment Advisers Act of 1940, as amended) for any mutual fund or pension fund, or any party who is entitled to report such party's holdings of Common Stock on Schedule 13G promulgated under the Exchange Act in light of that party's investment intent.

     (j) Notwithstanding paragraphs (f) or (g), as such may be modified pursuant to paragraph (k) below, such numbers of shares of Common Stock as are equal to the numbers of shares that SLOPI and its Affiliates may from time to time have received pursuant to Section 2.7 to make up a Deficiency Amount.

     (k) Notwithstanding paragraphs (f) and (g) above, if (i) TMR shall ever, in connection with a merger, consolidation, share exchange, or acquisition of a business or properties or similar transaction, sell or issue or commit to sell or issue 5,000,000 (as adjusted for stock splits, reverse splits, reclassifications, and similar actions) or more shares of Common Stock or TMR Exchangeable Securities that, at the time of issuance, sale or commitment and assuming full conversion, exchange or exercise thereof, represent 5,000,000 (as adjusted for stock splits, reverse splits, reclassifications, and similar actions) or more of the Voting Shares and (ii) at or prior to the meeting of the TMR Board of Directors approving any such transaction the TMR Board of Directors shall not have received an opinion letter from an investment banking firm of national recognition to the effect that the contemplated transaction is fair, from a financial point of view, to TMR, then (x) SLOPI and its Affiliates will, immediately or at any time thereafter, be permitted to Transfer an additional number of Common Shares equal to the number of shares of Common Stock and/or the Common Stock equivalent of the Voting Shares represented by the transaction as to which the requisite fairness

                                     A-F-8
opinion was not obtained, and (y) if such would result in earlier or greater Transfers by SLOPI and its Affiliates, the tables in paragraphs (f) and (g) shall upon the date of issuance, sale or commitment (the "Relevant Date") be revised to read, in their entirety:

     For paragraph (f):

                                              PERCENTAGE OF
                                              COMMON SHARES
                                          PERMITTED TO TRANSFER*
                                        --------------------------
     DATE                               INCREMENTAL*    AGGREGATE*
-------------------------------------   ------------    ----------
Immediately..........................         25%            25%
1 year after Relevant Date...........         25%            50%
2 years after Relevant Date..........         25%            75%
3 years after Relevant Date..........         25%           100%

------------

* These time restrictions and percentages will also apply to any shares of Common Stock acquired by SLOPI upon conversion of any Preferred Shares into Common Shares, which will result in additional Common Shares that can be Transferred based on the percentage limitations being applied to a greater number of Common Shares.

     For paragraph (g):

                                              PERCENTAGE OF
                                             PREFERRED SHARES
                                          PERMITTED TO TRANSFER
                                        --------------------------
     DATE                               INCREMENTAL     AGGREGATE
-------------------------------------   ------------    ----------
Immediately..........................      33 1/3%        33 1/3%
1 year after Relevant Date...........      33 1/3%        66 2/3%
2 years after Relevant Date..........      33 1/3%           100%

     2.5 VOTING OF COMMON SHARES. During the term of this Agreement and prior to the conversion of all of the Preferred Shares, the following provisions will apply: SLOPI and its Affiliates shall be entitled to vote, in its or their complete discretion, and on all matters, such number of its Common Shares that, when added to the votes represented by the Preferred Shares, constitute an aggregate of up to 23% of the then outstanding votes eligible to be cast for such matter. After the conversion of all the Preferred Shares, SLOPI and its Affiliates shall be entitled to vote, in its or their complete discretion, and on all matters, such number of its Common Shares that constitute up to 23% of the then outstanding votes eligible to be cast for such matter. If only a portion of the Preferred Shares has been converted, the voting shall be prorated between the Common Stock and Preferred Stock for a total of up to 23% of the then outstanding eligible votes to be cast for such matter. With respect to those Common Shares, if any, that are in excess of the above amounts of the then outstanding votes eligible to be cast for such matter (the "Excess Shares"), SLOPI shall vote such Excess Shares pro rata with the votes of all shares, other than the Excess Shares, that are actually voted for, against or abstain from voting on each matter. Notwithstanding the previous sentence, SLOPI shall have complete discretion in voting all of its Common Shares and Preferred Shares on any matter (i) that constitutes a Business Combination Transaction, (ii) that would involve a change of control of TMR (for purposes of this section a change in control shall mean the acquisition by a Person other than SLOPI or its Affiliates of Beneficial Ownership of more than 50% of the then outstanding shares of Common Stock), or (iii) with respect to which a vote is taken when any of the following shall have occurred or shall exist: (w) the Average Per Share Market Value for TMR's Common Stock with respect to the day in which the matter is voted upon has been less than $5.50 per share (such amount to be appropriately adjusted to give effect to stock splits, reverse splits, stock dividends, reclassifications, share exchanges, dividends and distributions for which adjustments to the conversion price of the Preferred Shares may be made),
(x) there are any accrued but unpaid dividends on any Preferred Shares, (y) TMR shall have failed to issue the additional shares of Common Stock required to be issued pursuant to Section 2.7, or (z) there shall be a continuing and uncured default by TMR of any of its material obligations under this Agreement, the Certificate of Designation or Registration Rights Agreement (both as defined in the Merger Agreement) or the Merger

                                     A-F-9

Agreement. The foregoing does not limit or restrict SLOPI's or its Affiliates' complete discretion in voting its or their Preferred Shares.

     2.6  RIGHT TO PARTICIPATE IN CERTAIN ISSUANCES BY TMR.

     (a) If, when, and for so long as, SLOPI and its Affiliates Beneficially Own shares of Common Stock that would constitute, after giving effect to the proposed transaction (but not prior to the proposed transaction), less than the Applicable Percentage of the then outstanding shares of Common Stock, TMR shall not issue any shares of Common Stock or any Exchangeable Securities, for any consideration or in any type of transaction, unless TMR shall have first complied with, in the case of an issuance other than pursuant to Public Offering, the provisions of Section 2.6(b) or, in the case of a Public Offering, the provisions of Section 2.6(c).

     (b) If TMR determines to issue any shares of Common Stock or any Exchangeable Security, other than in a Public Offering, then TMR shall provide written notice of such determination to SLOPI, which notice shall include all the terms of such issuance and shall offer to SLOPI the right to purchase, at the same price and on the same terms as TMR proposes to issue such shares of Common Stock or Exchangeable Security to others (or, if TMR proposes to issue such shares of Common Stock or any Exchangeable Security other than for cash, at a cash price equal to the current market price of the Common Stock or if a Exchangeable Security, such value to be determined by agreement between TMR or SLOPI, or if the parties are unable to agree, by an investment banking firm or other asset valuation firm of national reputation selected by SLOPI from
Schedule I attached hereto (as such Schedule I may be amended in writing from time to time by both TMR and SLOPI) with the consent of a majority of the Continuing Directors, which consent shall not be unreasonably withheld, the cost of which shall be borne by TMR) a number or amount of the shares of Common Stock or Exchangeable Securities proposed to be issued that represents the right to acquire upon exercise, exchange or conversion of such Exchangeable Securities a number of Voting Shares so that, upon closing of the transaction, SLOPI and its Affiliates will Beneficially Own the Applicable Percentage of the then to be outstanding Common Stock (the "Offer Notice"). If SLOPI determines to accept the offer contained in the Offer Notice, SLOPI shall deliver a written notice to TMR indicating its acceptance within 10 days after its receipt of the Offer Notice, which notice shall indicate whether SLOPI has accepted such offer in whole or in part, and, if accepted in part, the number or amount of shares of Common Stock or Exchangeable Securities as to which such offer has been accepted (an "Acceptance Notice"). Any acceptance of the offer contained in an Offer Notice by delivery of an Acceptance Notice shall be irrevocable and shall constitute a commitment by SLOPI to purchase from TMR, and by TMR to sell to SLOPI, the number or amount of shares of Common Stock or Exchangeable Securities covered by such Acceptance Notice upon the terms contained in the Offer Notice.

     (c) If at any time and from time to time, (i) TMR determines to issue any shares of Common Stock or any Exchangeable Security in a Public Offering, and
(ii) as a result thereof SLOPI and its Affiliates would Beneficially Own less than the Applicable Percentage of the then to be outstanding shares of Common Stock, then (y) TMR shall provide written notice of such determination to SLOPI, which notice shall include the proposed size and other terms of such issuance, to the extent then known, the name or names of any managing underwriter or placement agent(s) and the date when it is proposed that any such issuance will be made, and (z) TMR shall either sell directly or cause the underwriters or placement agent(s) to offer to SLOPI the right to purchase from TMR directly or from the underwriters or placement agent(s), at the applicable offering price, a number or amount of the shares of Common Stock, Exchangeable Securities or other securities proposed to be issued that, if purchased by SLOPI, would permit SLOPI and its Affiliates to Beneficially Own a number of shares of Common Stock equal to Applicable Percentage of the then to be outstanding Common Stock after closing the proposed issuance.

     2.7  TMR SUPPORT OF CERTAIN STOCK SALES.

     (a) In the event that, from time to time, SLOPI and/or any Affiliate of SLOPI or of Shell shall sell any of the Common Shares to be issued upon conversion of Preferred Shares and the net proceeds (after reasonable and customary commissions, underwriters discounts, placement fees and expenses of sale, excluding expenses of legal counsel for the selling shareholder(s)) received by SLOPI or such Affiliate for

                                     A-F-10
such Common Shares shall result in a Deficiency Amount, then TMR shall, at its option, (i) pay to SLOPI an amount of cash equal to the Deficiency Amount or
(ii) issue to SLOPI or such Affiliate additional fully paid and non-assessable shares of Common Stock equal in value to the Deficiency Amount. All shares of Common Stock issued by TMR in respect of a Deficiency Amount (i) shall be valued in the manner set forth in the definition of Deficiency Amount and (ii) shall be issued as of the closing of such sale. If TMR issues shares of Common Stock in respect of a Deficiency Amount, then TMR will cause such shares to be listed for trading on the principal stock exchange for the Common Stock.

     (b) In the event, (i) SLOPI shall propose to Transfer Shares to a person who has committed to purchase such Shares pursuant to a transaction not involving a Public Offering at a time when SLOPI is authorized to sell such Shares, (ii) under the terms of this Agreement, such person would be required to enter into an agreement with TMR and such person and TMR are unable to effect such agreement, and (iii) SLOPI shall subsequently sell such Shares pursuant to a Public Offering, TMR shall pay the reasonable and customary commissions, underwriters discounts and expenses of sale payable by SLOPI in such sale, excluding expenses of legal counsel for SLOPI. If this Section 2.7(b) shall be applicable in the circumstances, then this Section shall control over Section 2.C (11) g of the Registration Rights Agreement.

     3  STOCK CERTIFICATES AND OTHER RESTRICTIONS.

     3.1  ENDORSEMENT OF CERTIFICATES.

     (a) All certificates representing Shares shall, subject to Section 3.1(c), bear the following legend:

          "THIS CERTIFICATE IS SUBJECT TO THE PROVISIONS OF A STOCK RIGHTS AND RESTRICTIONS AGREEMENT BETWEEN THE MERIDIAN RESOURCE CORPORATION AND SHELL
     LOUISIANA ONSHORE PROPERTIES, INC. DATED AS OF                   , 1998. A
     COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL BUSINESS OFFICE OF THE MERIDIAN RESOURCE CORPORATION."

     (b) All certificates representing Shares shall, subject to Section 3.1(c), bear the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE CONVEYED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO RULE 144 UNDER THE ACT, UNLESS THE COMPANY SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, WHICH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR TMR ENERGY CORPORATION, THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED."

     (c) After such time as either of the legends set forth in Sections 3.1(a) and (b) is no longer required hereunder (including without limitation as a result of the termination of this Agreement in accordance with its terms) or if the securities represented by a certificate have been registered under the Securities Act pursuant to an effective registration statement or are to be sold pursuant to Rule 144, or if the Company shall have been furnished with an opinion of counsel, which opinion shall be reasonably satisfactory to counsel for TMR, that registration under the Securities Act is not required, as the case may be, then, in any such event, upon the request of SLOPI, TMR shall cause such certificate or certificates to be exchanged for a certificate or certificates that do not bear any legend.

     3.2 IMPROPER TRANSFER. Any attempt by SLOPI or its Affiliates to Transfer any Shares other than in accordance with this Agreement shall be null and void and neither TMR nor any transfer agent for such securities shall be required to give any effect to such attempted Transfer in its stock records.

     4  GENERAL PROVISIONS.

     4.1  REPRESENTATIONS AND WARRANTIES.

     (a) TMR represents and warrants to SLOPI that (i) TMR is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (ii) the execution and

                                     A-F-11
delivery of this Agreement by TMR and the consummation by TMR of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of TMR and no other corporate proceedings on the part of TMR are necessary to authorize this Agreement or any of the transactions contemplated hereby, and (iii) this Agreement has been duly executed and delivered by TMR and constitutes a valid and binding obligation of TMR, and, assuming this Agreement constitutes a valid and binding obligation of SLOPI, is enforceable against TMR in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally from time to time and to general principles of equity.

     (b) SLOPI represents and warrants to TMR that (i) SLOPI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (ii) the execution and delivery of this Agreement by SLOPI and the consummation by SLOPI of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SLOPI and no other corporate proceedings on the part of SLOPI are necessary to authorize this Agreement or any of the transactions contemplated hereby, and (iii) this Agreement has been duly executed and delivered by SLOPI and constitutes a valid and binding obligation of SLOPI, and, assuming this Agreement constitutes a valid and binding obligation of TMR, is enforceable against SLOPI in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally from time to time and to general principles of equity.

     4.2 AMENDMENT AND MODIFICATION; WAIVER OF COMPLIANCE. This Agreement may be amended or waived only by written instrument duly executed by the parties. In the event of the amendment or modification of this Agreement in accordance with its terms, the Board of Directors of TMR shall adopt any amendment to the by-laws of TMR that may be required as a result of such amendment or modification to this Agreement, and, if required, shall propose any amendment to the Certificate of Incorporation that may be required as a result of such amendment or modification to this Agreement to the TMR shareholders entitled to vote thereon at a meeting duly called and held for such purpose, and shall recommend that the TMR shareholders vote in favor of such amendment to the Certificate of Incorporation.

     4.3 INJUNCTIVE RELIEF. Each of the parties hereto hereby acknowledges that in the event of a breach by any of them of any material provision of this Agreement, the aggrieved party may be without an adequate remedy of law. Each of the parties therefore agrees that in the event of a breach of any material provision of this Agreement the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled in equity or at law.

     4.4 BYLAWS. At all times while this Agreement shall be in effect, TMR shall cause its Bylaws to conform to the provisions of this Agreement, including by causing its Bylaws to be amended.

     4.5 NO ADOPTION OR AMENDMENT OF RIGHTS PLAN. During the term of this Agreement, TMR's Board of Directors shall not adopt any shareholder rights plan or amend any rights plan without the approval of a majority of the SLOPI Designee(s) or Preferred Director(s) then on the Board of Directors of TMR unless such plan exempts SLOPI and its Affiliates from all effects thereof.

     4.6 LIMITATION ON REDUCTIONS OF PUBLIC FLOAT BY TMR. TMR shall not take any action, including without limitation an acquisition by TMR or any of its Affiliates of shares of Common Stock then outstanding, or a recapitalization by TMR, which would reduce the number of shares of Common Stock held by Persons other than SLOPI, TMR or any Affiliate of either SLOPI or TMR to less than the minimum number required to maintain TMR's listing on the New York Stock Exchange, without the prior written consent of SLOPI.

                                     A-F-12

     4.7 GOVERNING LAW. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the principles of conflicts of law thereof.

     4.8  TERMINATION.

     (a)  This Agreement may be terminated:

          (i) by the mutual written consent of the parties hereto;

          (ii) by SLOPI or TMR if SLOPI shall have become the Beneficial Owner of less than 10% of the Fully Diluted Shares; or

          (iii) by SLOPI if any Person (other than SLOPI or any Affiliate of SLOPI) shall have proposed to TMR a Business Combination Transaction and a majority of the Continuing Directors shall have approved such proposal or shall have retained (or authorized TMR to retain) the services of an investment banking firm and shall have instructed such investment banking firm to solicit indications of interest with respect to a Business Combination Transaction; provided that, if a proposal with respect to a Business Combination Transaction referred to in this clause (iii) shall have been terminated or withdrawn by the Person who made such proposal and SLOPI shall have withdrawn, terminated or permitted to expire any tender or exchange offer or proposal with respect to a Business Combination Transaction made by SLOPI, then the provisions of this Agreement shall thereafter be reinstated (without liability to any party for any failure to have complied with the terms and provisions of this Agreement during the period when it shall have been terminated in accordance with this Section 4.8(a)(iii)) and this Agreement shall thereafter continue in full force and effect in accordance with its terms; or

          (iv) by SLOPI if (A) any Person other than SLOPI or its Affiliates shall have acquired Beneficial Ownership of 20% (or, if lower, the percentage specified in the definition of "Affiliated Shareholder" in Part Thirteen of the TBCA, as amended from time to time), or more of the Voting Shares and such Person shall not have entered into an agreement with TMR containing restrictions and other provisions at least as favorable to TMR as those contained in this Agreement; or

          (v) by SLOPI if the Continuing Directors shall not constitute a majority of the Board of Directors of TMR; or

          (vi) by SLOPI if TMR shall have breached any material provision of this Agreement, the Merger Agreement, or the Certificate of Designation or the Registration Rights Agreement (both as defined in the Merger Agreement) and SLOPI shall have delivered a written notice of such breach to TMR; provided that, if such breach is reasonably susceptible of cure and TMR shall proceed diligently to cure such breach, then this Agreement shall not be terminated unless such breach shall not have been cured on or prior to the fifth day after the delivery of written notice by SLOPI to TMR that TMR has breached a material provision of any such instrument; or

          (vii) by SLOPI if (x) TMR shall seek relief under any bankruptcy, insolvency, receivership, custodianship, trusteeship, liquidation, reorganization, composition, readjustment, moratorium or similar law (an "Insolvency Law"); or (y) a proceeding or case shall be commenced under an Insolvency Law by a third party against TMR and such proceeding or case shall continue undismissed or unstayed for 60 days; or (z) an order for relief under an Insolvency Law shall be entered against TMR.

     (b) Unless this Agreement shall have been earlier terminated as provided in Section 4.8(a), this Agreement shall terminate on the 10th anniversary of the date of this Agreement.

                                     A-F-13

     4.9 NOTICES. All notices, requests, demands or other communications required or permitted by this Agreement shall be in writing and effective when received, and delivery shall be made personally or by registered or certified mail, return receipt requested, postage prepaid, or overnight courier or confirmed facsimile transmission, addressed as follows:

  (a) If to TMR:

     The Meridian Resource Corporation
     15995 N. Barkers Landing, Suite 300
     Houston, Texas 77079
     Attention:  Joseph A. Reeves, Jr.,
     Chairman and
                  Chief Executive Officer
     Fax: (281) 558-5595
     with a copy to:
     Fulbright & Jaworksi L.L.P.
     1301 McKinney Street, Suite 5100
     Houston, Texas 77010
     Attention:  Curtis W. Huff
     Fax: (713) 651-5246
  (b) If to SLOPI:
     Shell Louisiana Onshore Properties
     Inc.
     P.O. Box 7986
     Newark, Delaware 19714
     Attention:  Corporate Secretary
     with a copy to:
     Shell Oil Company Legal Firm
     P.O. Box 2463
     Houston, Texas 77252
     Attention:  Danna M. Walton
     Fax: 713-241-5056

     4.10 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

     4.11 ENTIRE AGREEMENT. Except as otherwise expressly stated herein, this Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. Except for the permitted Transfers to Shell and Affiliates of Shell or SLOPI and except as otherwise expressly permitted or contemplated herein, the rights and obligations under this Agreement shall not be assigned by operation of law or otherwise. Nothing in this Agreement shall be construed as prohibiting TMR from effecting a merger, consolidation or other similar transaction with another entity, provided that (i) the operative terms of this Agreement shall be applied in respect of any such transaction and (ii) under the express terms of such transaction this Agreement will be continued in effect by TMR or any successor thereto.

     4.12 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and to Shell and the Affiliates of Shell and SLOPI if they receive Permitted Transfers in accordance with this Agreement. Nothing in this Agreement, express or implied, is intended to or shall

                                     A-F-14
confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, except as expressly otherwise contemplated herein.

     4.13 HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     4.14 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     4.15 AUDIT RIGHTS. SLOPI shall have the right to perform, directly or through its representatives, periodic audits of TMR and its subsidiaries. The audits may cover financial transactions, operational matters, and other areas deemed appropriate. The audit frequency will not be more than once a year. The scope of the audits will be determined by SLOPI. SLOPI will utilize TMR's independent auditor, Ernst & Young LLP or such other firm as may then be TMR's outside auditors ("E&Y"), to conduct the audits as long as E&Y performs to SLOPI's satisfaction. SLOPI reserves the right to use a different E&Y partner to conduct any audit. SLOPI personnel or representatives may participate in the audit and/or review all audit work papers. SLOPI will bear the cost of the audits.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                       THE MERIDIAN RESOURCE CORPORATION

                                       By:
                                       Name:
                                       Title:

                                       SHELL LOUISIANA ONSHORE PROPERTIES INC.

                                       By:
                                       Name:
                                       Title:

                                     A-F-15

                                   EXHIBIT G

                     FORM OF REGISTRATION RIGHTS AGREEMENT

                         REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT, dated                         , 1998 by and
between The Meridian Resource Corporation, a Texas corporation (the
"Company"), and Shell Louisiana Onshore Properties Inc., a Delaware corporation ("Security Holder").

                                  WITNESSETH:

     WHEREAS, the Company and Security Holder have entered into an Agreement and Plan of Merger dated as of March 27, 1998 (the "Merger Agreement") which provides, among other things, for the execution of this Agreement;

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the Merger Agreement the parties hereto agree as follows:

     Section 1. DEFINITIONS. The terms defined in this Section, whenever used in this Agreement, shall, unless the context otherwise requires, have the respective meanings hereinafter specified. Terms not defined in this Agreement, and defined in the Merger Agreement have the meanings assigned them in the Merger Agreement.

     "Agreement" shall mean this Registration Rights Agreement.

     "Commission" shall mean the United States Securities and Exchange
Commission.

     "Common Stock" shall mean the Company's authorized Common Stock, par value $0.01 per share.

     "Company" shall mean The Meridian Resource Corporation, a Texas corporation, and any successor corporation by merger, consolidation or otherwise and any parent corporation resulting from the merger or consolidation of the Company with or into a subsidiary of another corporation.

     "Eligible Stock" means the issued and outstanding shares of Common Stock
(i) that have been issued pursuant to the Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, the Security Holder, LOPI Acquisition Corp. and Louisiana Onshore Properties, Inc., (ii) that have been issued upon conversion of the Series A Convertible Preferred Stock issued pursuant to the Merger Agreement; (iii) that have been purchased by the Security Holder upon the exercise of its rights pursuant to the Stock Rights and Restrictions Agreement; and (iv) that may be issued pursuant to Section 2.7 of the Stock Rights and Restriction Agreement.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

     "Public Offering" shall mean a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act.

     "Registrable Securities" shall mean that portion of the shares of Eligible Stock that any Security Holder is permitted to sell under Section 2.4(f) of the Stock Rights and Restriction Agreement, as such Section may be adjusted in accordance with terms of such Agreement.

     "Registration" shall mean the registration under the Securities Act of Registrable Securities pursuant to either Section 2.A hereof or 2.B hereof.

     "Registration Statement" shall mean a registration statement filed under the Securities Act or a similar document filed pursuant to any other statute then in effect corresponding to the Securities Act.

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
     "Securities Act" shall mean the Securities Act of 1933, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Security Holder" shall mean Shell Louisiana Onshore Properties Inc., a Delaware corporation, its permitted assigns, or any affiliate thereof holding Common Stock or any successor corporation to any of the foregoing by merger or consolidation or otherwise.

     "Stock Rights and Restrictions Agreement" means that certain Stock Rights and Restrictions Agreement of even date herewith between the Company and the Security Holder.

     Section 2.  REGISTRATION RIGHTS.

     A. DEMAND REGISTRATIONS. Subject to the provisions of Section 5 in the event of assignment of this Agreement, if the Company shall receive a written request from Security Holder requesting that the Company file a Registration Statement relating to Registrable Securities, the Company will as promptly as practicable prepare and file a Registration Statement and use reasonable best efforts to cause the Registration Statement to become effective; subject, however, to the following provisions:

     (1) the Company shall be required to file no more than an aggregate of 5 Registration Statements on behalf of Security Holder (or Security Holders in the event of an assignment of this Agreement) pursuant to this Subsection 2.A, plus any number of additional Registration Statements (not to exceed an aggregate of an additional 5) as to which, at the time of the first filing with the SEC, the Security Holder (or Security Holders in the event of an assignment of this Agreement) and its underwriter(s) have reasonably estimated that the price to the public of the Registrable Securities to be sold (before discounts, commissions, and expenses) will be equal to or greater than $50,000,000;

     (2) the Company shall not be obligated (i) to file a requested Registration in the event that the aggregate number of Registrable Securities to be included in such requested Registration is less than 2 1/2% of the issued and outstanding Common Stock; or (ii) to prepare or file such Registration Statement or an amendment or supplement thereto, and may suspend sales, at any time when the Company reasonably determines (by action of the Company's Board of Directors or an officer duly authorized by the Board of Directors to make such decision) that the filing thereof at the time requested, or the offering of Registrable Securities pursuant thereto, would materially and adversely affect a pending or proposed offering of securities of the Company, an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction relating to the Company or negotiations, discussions or pending proposals with respect thereto or require premature disclosure of information not otherwise required to be disclosed to the potential detriment of the Company; PROVIDED, HOWEVER, that such period of sale or distribution shall resume after any such suspension for a number of days necessary to keep such Registration effective for permitted sales thereunder for a term of 90 days. The filing of a Registration Statement, or any amendment or supplement thereto, by the Company may not be deferred, and the sale and distribution of shares may not be suspended, in each case pursuant to the foregoing provisions, for more than 60 days after the abandonment or consummation (or the completion of the distribution of securities in the case of a public offering) of any of the proposals or transactions described therein or, in any event, for more than 120 days during any one year;

     (3) a Registration Statement filed pursuant to a request of Security Holder shall first include all Registrable Securities requested to be included by Security Holder and, only after such inclusion, may, include securities of the Company being sold for the account of the Company provided, however, that securities to be offered on behalf of the Company will be included in such Registration Statement only to the extent that, in the reasonable opinion of the managing underwriter for the Public Offering of Registrable Securities on behalf of Security Holder, such inclusion will not materially adversely affect the distribution of Registrable Securities on behalf of Security Holder;

     (4) the selection of an underwriter for a Public Offering of Registrable Securities by Security Holder shall be subject to the approval of the Company, which shall not be unreasonably withheld;

     (5) for purposes of paragraph (1) of this Subsection A, if a requested Registration Statement is filed and the Company otherwise complies with its obligations hereunder, but the Registration Statement is withdrawn by Security Holder due to a delay in the offering requested by the Company for a period of more

                                     A-G-2
than 15 business days pursuant to Section 2, then no requested Registration Statement shall be deemed to have been filed; and

     (6) no Other Holder (as defined below) shall be entitled to include securities or piggyback in any Registration demanded by Security Holder.

     B. INCIDENTAL/"PIGGY-BACK" REGISTRATIONS. If the Company at any time proposes to file a Registration Statement (other than a Registration Statement filed pursuant to Subsection A of this Section) under the Securities Act relating to a Public Offering of Common Stock to be sold for cash that would permit the registration of Registrable Securities, it will give Security Holder as much advance notice, in writing, as is reasonably practicable under the circumstances, but in any event not less than 5 days, before the filing with the Commission of such Registration Statement, which notice shall set forth the securities proposed to be registered. The notice shall offer to include in such filing such amount of Registrable Securities as Security Holder may request. If Security Holder wishes to have Registrable Securities registered for sale in the Public Offering pursuant to this Subsection B, it shall advise the Company in writing within 20 days after the date of receipt of such offer from the Company (or such shorter period, but in any event not less than 5 days, as the Company shall specify in its notice to Security Holder), setting forth the amount of Registrable Securities for which registration is requested. If the managing underwriter of the proposed Public Offering of Common Stock by the Company shall advise the Company in writing that, in the reasonable opinion of the managing underwriter, the distribution of the Registrable Securities requested by Security Holder to be included in the Registration Statement concurrently with securities being registered for sale by the Company would materially adversely affect the distribution of such securities by the Company and Security Holder, then the Company shall so advise the Security Holder and the number of securities that are entitled to be included in the registration and underwriting shall be allocated as follows: (i) in the event a Registration Statement is being filed in connection with the exercise of registration rights by a security holder other than the Security Holder (an "Other Holder"), all of any Other Holder's shares of Common Stock shall be included in the registration and the remaining number of securities that are entitled to be included in the registration shall be allocated (A) 80% to the Company and any other shareholders (not including the Other Holder or the Security Holder) whose shares are to be included in such Registration Statement and (B) 20% to the Security Holder, and (ii) in the event the registration is not being filed in connection with the exercise of registration rights of any Other Holder (a) 80% to the Company and any other shareholders (not including Security Holder) whose shares are to be included in such Registration Statement and (b) 20% to Security Holder. If any Person does not agree to the terms of any such underwriting, such Person shall be excluded therefrom by written notice from the Company or the underwriter.

     Nothing contained in this Subsection B shall, however, limit the Company's right to cancel, postpone or withdraw any such registration proposed by the Company for any reason.

     Any obligation of the Company to effect a registration pursuant to this Subsection B shall be conditioned upon Security Holder entering into an underwriting agreement with the Company and the managing underwriters of the registered offering of the type described in paragraph (10) of Subsection C.

     C. REGISTRATION PROCEDURES. If the Company is required by the provisions of Subsections A or B of this Section 2 to effect the Registration of any of the Registrable Securities under the Securities Act, the Company will, as soon as is reasonably practicable:

     (1) Prepare and file with the Commission a Registration Statement with respect to such securities and use its reasonable best efforts to cause such Registration Statement to become and, subject to paragraph (2) of this Subsection C, remain effective.

     (2) Keep such Registration effective, and the prospectus used in connection therewith, current for a period of ninety (90) days or until the Security Holder has completed the distribution described in the Registration Statement relating thereto, whichever first occurs (the "Selling Period"); provided, however, that (a) the Selling Period shall be extended for a period of time equal to any period that Security Holder

                                     A-G-3
refrains from selling any securities included in such registration pursuant to a suspension under Subsection A.

     (3) Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and such prospectus current in compliance with Section 10 of the Securities Act, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Common Stock covered by such Registration Statement; provided, however, that the Company shall have no obligation under this paragraph (3) after the period required by paragraph (2) of this Subsection C has lapsed.

     (4) Furnish to Security Holder such number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus, summary prospectus and prospectus supplement), in conformity with the requirements of the Securities Act, and such other documents, as Security Holder may reasonably require in order to facilitate the public offering, sale or other disposition of the Registrable Securities owned by Security Holder.

     (5) Use reasonable best efforts to register or qualify the Common Stock covered by such Registration Statement under such other securities or blue sky laws of jurisdictions in the United States of America as Security Holder shall reasonably request (excluding however any jurisdiction in which the filing would subject the Company to additional tax liability, and any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration or qualification which consent would not be required but for this paragraph (5)), and do such other acts and things as may be required to enable Security Holder to consummate the public sale or other disposition in such jurisdictions of the Registrable Securities owned by Security Holder.

     (6) Otherwise use reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement which satisfies the provisions of Section 11(a) of the Securities Act.

     (7) Immediately notify Security Holder at any time when a prospectus is required to be delivered under the Securities Act within the Selling Period referred to in paragraph (2) of this Subsection C, of the Company becoming aware that the prospectus included in the Registration Statement, or as such prospectus may be amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances then existing, and at the request of Security Holder to promptly prepare and furnish to Security Holder a number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances then existing. In the event the Company shall give any such notice, Security Holder shall immediately suspend use of the prospectus and the Selling Period shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when Security Holder shall have received the copies of such supplemented or amended prospectus.

     (8) In the event that the Company suspends use by Security Holder of a prospectus relating to an offering of Registrable Securities pursuant to a suspension under Subsection A, because the Company is conducting negotiations for a material business combination or due to pending material developments or events that have not yet been publicly disclosed and as to which the Company believes public disclosure will be prejudicial to the Company, the Company shall deliver notice in writing to the effect of the foregoing and, upon receipt of such notice, the Security Holder shall not use the prospectus, and the Selling Period shall cease to run or will not commence, until such Security Holder has received copies of the supplemented or amended prospectus provided for in paragraph 3 of this Subsection C, or until it is advised in writing by the Company that the prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus. The

                                     A-G-4

Company will use reasonable best efforts to ensure that the use of the prospectus may be resumed, and the Selling Period will commence, as promptly as is practicable and, in any event, promptly after the earlier of (x) public disclosure of such material business combination or pending material development or event sufficient to permit an affiliate of the Company to sell Common Stock or (y) in the judgment of the Company, public disclosure of such material business combination or material development or event would not be prejudicial to the Company.

     (9) Use its reasonable best efforts to list such Registrable Securities on the primary securities exchange or other trading market on which the Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange or other trading market, and to provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement.

     (10) Enter into such agreements (including an underwriting agreement in customary form and containing customary provisions relating to legal opinions and accountants' letters and customary representations and warranties and customary provisions for mutual indemnification and contribution between the Company and the underwriters for Security Holder) and take such other actions as Security Holder may reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

     (11) Make available for inspection by Security Holder, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by Security Holder or any such underwriter, all customary financial and other records, customary corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all customary information requested by Security Holder, such underwriter, attorney, accountant or agent, as is reasonably needed in connection with such Registration Statement; provided such parties execute confidentiality agreements reasonably acceptable to the Company.

     Except as otherwise provided in Section 2.7(b) of the Stock Rights and Restriction Agreement, underwriting discounts and commissions attributable to securities offered on behalf of Security Holder plus the fees and expenses of separate counsel for Security Holder incurred in connection with effecting a Registration pursuant to this Section 2 shall be borne by Security Holder. All other expenses incurred in connection with the Registration Statement shall be borne by the Company.

     It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 2 in respect of the Registrable Securities which are to be registered at the request of Security Holder that Security Holder shall furnish to the Company such information regarding the securities held by it and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

     D.  INDEMNIFICATION.

     (1) In the event of any Registration of any Registrable Securities under the Securities Act pursuant to this Section 2, the Company agrees to indemnify and hold harmless Security Holder, its directors, officers and employees, and each other Person, if any, who controls Security Holder within the meaning of
Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which Security Holder or any such director, officer, employee or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse Security Holder or such director, officer, employee or controlling Person for reasonable legal or any other expenses reasonably incurred by Security Holder or such director, officer, employee or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided,

                                     A-G-5
however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such Registration Statement, preliminary prospectus, prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished to the Company in writing for use therein; and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus if such untrue statement or alleged untrue statement or omission or alleged omission has been the subject of a notice given to Security Holder pursuant to paragraph (7) of Subsection C if Security Holder after receipt of such notice and prior to the receipt of a corrected prospectus sold a Registrable Security to the Person asserting such loss, claim, damage, liability or expense who purchased such Registrable Security which is the subject thereof from Security Holder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Security Holder or such director, officer, employee or participating Person or controlling Person, and shall survive the transfer of such securities by Security Holder.

     (2) Security Holder agrees to indemnify and hold harmless the Company, its directors, officers and employees and each other Person, if any, who controls the Company against any losses, claims, damages or liabilities joint or several, to which the Company or any such director, officer, or employee or any such Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which Registrable Securities were registered under the Securities Act at the request of Security Holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such alleged untrue statement or alleged omission was made in such Registration Statement, preliminary prospectus, prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company in writing by Security Holder for use therein, and shall reimburse the Company or such director, officer, employee or other Person for any reasonable legal or any other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action.

     (3) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Subsection E, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligation under this Subsection D to the extent the indemnifying party is not materially prejudiced by such failure. In case any such action is brought against an indemnified party, the indemnified party shall permit the indemnifying party to assume the defense of such action or proceeding, provided that counsel for the indemnifying party, who shall conduct the defense of such action or proceeding shall be approved by the indemnified party (whose approval shall not be unreasonably withheld) and the indemnified party may participate in such defense at such indemnified party's expense unless in the opinion of counsel to such indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim that would prevent the indemnified party's counsel from adequately representing both parties, in which event the indemnifying party shall pay the reasonable fees and expense of separate counsel for the indemnified party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm for all indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.

                                     A-G-6

     (4) Indemnification similar to that specified in the preceding paragraphs of this Subsection E shall be given by the Company and Security Holder (with such modifications as shall be appropriate) with respect to liability related to any required registration or other qualification of Registrable Securities under any Federal or state law or regulation of governmental authority other than the Securities Act.

     (5) If the indemnification provided for in this Subsection D is unavailable or insufficient to hold harmless an indemnified party under paragraphs (1) or (2) above, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraphs (1) or (2) above, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and Security Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equity considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Security Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and Security Holder agree that it would not be just and equitable if contributions pursuant to this paragraph (5) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph (5). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this paragraph (5) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in paragraph (3) above if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this paragraph
(5). Notwithstanding the provisions of this paragraph (5), in respect of any loss, claim, damage or liability based upon any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact which relates to information other than information supplied by Security Holder, Security Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities offered by it and distributed to the public were offered to the public exceeds the amount of any damages which Security Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party under this paragraph (5) of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an indemnifying party under this paragraph (5), such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in paragraph (3) above has not been given with respect to such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this paragraph (5) to the extent such omission is not prejudicial.

     E. PUBLIC AVAILABILITY OF INFORMATION. The Company shall comply with all public information reporting requirements of the Commission, to the extent required from time to time to enable Security Holder to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of Security Holder, the Company will deliver to Security Holder a written statement as to whether it has complied with such requirements.

     F. SUPPLYING INFORMATION. The Company shall cooperate with Security Holder in supplying such information as may be necessary for Security Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Registrable Securities.

     G. SPECIFIC PERFORMANCE. Each party hereto acknowledges and agrees that each other party hereto would be irreparably harmed and would have no adequate remedy of law if any of the provisions of this

                                     A-G-7

Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that, in addition to any other remedies by law or in equity which may be available, the parties hereto shall be entitled to obtain temporary and permanent injunctive relief with respect to any breach or threatened breach of, or otherwise obtain specific performance of the covenants and other agreements contained in this Agreement.

     SECTION 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Security Holder that (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the transactions contemplated hereby, and (c) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, and, assuming this Agreement constitutes a valid and binding obligation of Security Holder is enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors, rights generally from time to time and to general principles of equity, and except as the enforceability thereof may be limited by considerations of public policy.

     SECTION 4 REPRESENTATIONS AND WARRANTIES OF SECURITY HOLDER. Security Holder represents and warrants to the Company that (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by Security Holder and the consummation by Security Holder of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Security Holder and no other corporate proceedings on the part of Security Holder are necessary to authorize this Agreement or any of the transactions contemplated hereby, and (c) this Agreement has been duly executed and delivered by Security Holder and constitutes a valid and binding obligation of Security Holder, and, assuming this Agreement constitutes a valid and binding obligation of the Company, is enforceable against Security Holder in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally from time to time and to general principles of equity, and except as the enforceability thereof may be limited by considerations of public policy.

     SECTION 5 STOCK RIGHTS AND RESTRICTIONS AGREEMENT. This Agreement shall be in all respects subject to the terms and conditions of the Stock Rights and Restrictions Agreement between the parties hereto and of even date herewith. As provided in the next sentence, this Agreement may be assigned by Security Holder, in whole or in part, in connection with any transfer (one or more) of Registrable Securities that is permitted under the Stock Rights and Restrictions Agreement except for transfers (i) in a Public Offering or (ii) pursuant to Rule 144 or Rule 145; provided, however, that any such transferee who is not an Affiliate of Security Holder must acquire from the Security Holder a number of Registrable Securities equal to at least 25% of the Eligible Stock then held by Security Holder and its Affiliates. In order for any such transferee to be entitled to the benefits of this Agreement and thereby become a "Security Holder," such transferee must agree to be bound by this Agreement by executing a counterpart of this Agreement. In the event of an assignment or partial assignment of this Agreement pursuant to this Section 5, notices and requests to and from the Company pursuant to this Agreement shall continue to be made only to and from the Security Holder until such time as Security Holder shall otherwise advise the Company in writing from time to time that a transferee-Security Holder(s) will give and receive notices and requests.

     In the event that any such transferee-Security Holder is an E&P Company (as defined in the Stock Rights and Restriction Agreement), then any underwriter for such E&P Company shall have customary access to perform its due diligence obligations with respect to any Registration Statement subject to confidentiality obligations that prohibit the sharing or disclosure of information with such E&P Company,

                                     A-G-8
and no such E&P Company shall, by virtue of this Agreement, have access to non-public information of the Company.

     No transfer or assignment of this Agreement shall increase the number of Registrations which the Company is obligated to make under this Agreement.

     SECTION 6. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or transmitted by telex, telegram or facsimile transmission or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)  if to Security Holder, to:

          Shell Louisiana Onshore Properties Inc.
          P.O. Box 7986
          Newark, Delaware 19714
          Attention:  Corporate Secretary

          with a copy to:

          Shell Oil Company Legal Firm
          P.O. Box 2463
          Houston, Texas 77252
          Attention:  Danna M. Walton
          Fax: 713-241-5056

     (b)  if to the Company, to:

          The Meridian Resource Corporation
          15995 N. Barkers Landing, Suite 300
          Houston, Texas 77079
          Attention:  Joseph A. Reeves, Jr., Chairman and
                      Chief Executive Officer
          Fax: (281) 558-5595

          with a copy to:

          Fulbright & Jaworksi L.L.P.
          1301 McKinney Street, Suite 5100
          Houston, Texas 77010
          Attention:  Curtis W. Huff
          Fax: (713) 651-5246

     SECTION 7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

     SECTION 8. COUNTERPARTS. This Agreement may be executed in any number of counterparts, which together shall constitute a single agreement.

                                     A-G-9

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their officers thereunto duly authorized.

                                          THE MERIDIAN RESOURCE CORPORATION

                                          By  __________________________________
                                               Name  ___________________________
                                               Title   _________________________

                                          SHELL LOUISIANA ONSHORE PROPERTIES
                                          INC.
                                          By  __________________________________
                                               Name  ___________________________
                                               Title   _________________________

                                     A-G-10

                                   EXHIBIT H

                            CONTINGENT CONSIDERATION

     For purposes of this Agreement, the parties agree that the Company's federal income tax basis in its assets as of the Effective Time is $36 million (the "Agreed Tax Basis"). In the event that (i) the Company is entitled to increase the tax basis of its assets held at the Effective Time for periods during either 1997 or 1998 through the Effective Time, which adjustment has the effect of increasing the Company's Agreed Tax Basis in its assets by more than 100 percent (the "Threshold Amount"), and (ii) such increased tax basis is available to the Company after the Closing, the parties agree as follows:

     Notwithstanding any provision in this Agreement or the Stock Rights and Restrictions Agreement which might otherwise limit the acquisition by SLOPI or any of it Affiliates of additional shares of TMR Common Stock, to the extent that TMR's consolidated federal income tax group actually realizes a cash benefit as a result of such increase in basis in the Company's assets in excess of the Threshold Amount with respect to any consolidated federal income tax return which includes the Company for any period ending before the tenth anniversary of the Closing, TMR shall issue and deliver to SLOPI an additional number of shares of TMR Common Stock equal in value to 60% of such cash benefit. Such additional shares of TMR Common Stock shall be delivered within 30 days after the date of filing of TMR's federal income tax return for each year in which TMR or the Company realizes such cash benefit. For purposes of this Agreement, in determining whether a reduction in TMR's federal income tax has actually been realized, TMR shall be entitled to utilize all other deductions, expenses, and credits of all members of its affiliated group before utilizing any tax benefits arising from such increase in tax basis of the Company's assets. For purposes of issuing additional shares of TMR Common Stock, all such shares shall be valued at the "Average Per Share Market Value" with respect to the date of issuance (as such term is defined in the Stock Rights and Restriction Agreement).

                                      A-H-1

                                  SCHEDULE III

                  TRUE-UP ACCOUNTING PROCEDURES AND PRINCIPLES
                    OPERATIONS AND PRODUCTION AFTER 12/31/97

SLOPI DIVIDEND AND OPERATIONS ON AND AFTER 1/1/98

     Although Closing will occur after 1/1/98, the parties agree that, in general, the economic benefits and burdens relating to the LOPI Properties prior to 1/1/98 shall be for the benefit of SLOPI and that the benefits and burdens relating to the LOPI Properties on and after 1/1/98 shall be for the benefit of TMR. In order to divide the benefits and burdens relating to the LOPI Properties in such a manner, the parties hereby agree to the following:

          (1) SLOPI will have received a dividend (the "SLOPI Dividend") by the Company in an amount in accordance with Section 8.2(a) relating to the period beginning 10/1/97 and ending 12/31/97 such that the accounts and records of the Company following payment of the SLOPI Dividend reflect or include only the following: (i) the benefits from all Production and Proceeds from the LOPI Properties in respect of operations on or after January 1, 1998, including all Revenues, (ii) the burdens of all Production and Proceeds from the LOPI Properties in respect of operations on or after January 1, 1998, including all Expenditures on or after January 1, 1998,
     (iii) all assets and liabilities relating to Suspense Funds for the LOPI Properties (which assets and liabilities shall "net" to zero; (iv) all property, plant and equipment that are LOPI Properties; and (v) all liabilities associated with deferred taxes and gas imbalances.

          (2) The Company shall accrue an amount for taxes described in Section 9.10(a)(3) of the Agreement relating to the taxable period beginning January 1, 1998.

REVENUES

     Oil, gas and natural gas liquids production revenues accounted for shall include (i) the actual value received of production sold or transferred and recorded in accordance with GAAP and the appropriate adjustments for royalties, and other contractual provisions, Revenues will specifically exclude (a) products purchases for resale, (b) production and severance taxes, and (c) any marketing fees paid to affiliates. Other revenues will include miscellaneous revenues and expenses associated with oil and gas operations.

PRODUCTION AND PROCEEDS

     Production and Proceeds shall include, without limitation, proceeds from any imbalance and oil in storage above the pipeline connection, and take-or-pay collections/rights and accounts receivable attributable to production and all other monetary payments (including, without limitation, proceeds from the sale of mineral production, credits, tax refunds, insurance proceeds, salvage payments and reimbursement of joint operating costs and expenses) attributable to the ownership, use or production of the LOPI Properties.

EXPENDITURES

     Expenditures shall include (i) all direct expenditures incurred to operate and maintain wells and related equipment, including, such expenditures as operating labor, repairs and maintenance, materials, supplies, and fuel consumed in operations, reconditioning and recompletion activities, (ii) exploration costs associated with geological and geophysical activity (including, but not limited to seismic activity to the extent title is owned by LOPI), acquiring, carrying and retaining undeveloped properties (other than the LOPI Properties), and drilling exploratory wells determined to be productive or non-productive (excluding non-producing amortization), (iii) severance and ad valorem taxes,
(iv) regulatory fees, (v) processing, compression, dehydration and separation fees and transportation and gathering costs, (vi) all capital expenditures associated with drilling, completing and equipping the operations, and (vii) operating overhead charges of $1.64 per net barrel equivalent of production calculated on the basis of 6mcf per barrel of oil equivalent.

                                    A-III-1

SUSPENSE FUNDS

     Suspense Funds shall include the amount of money representing the aggregate amount of all suspense accounts associated with the LOPI Properties, including accounts receivable from interest owners relating to the LOPI Properties on account of revenue settlement disbursements, whether incurred prior to, on or after 1/1/98, provided that, the assets constituting Suspense Funds are at least equal to the liabilities constituting Suspense Funds; and PROVIDED FURTHER, that Suspense Funds shall not include any associated amounts for administrative and legal expenses relating to periods prior to 1/1/98, it being understood that such administrative and legal expenses associated with Suspense Funds prior to 1/1/98 shall be for the account of SLOPI and administrative and legal expenses associated with Suspense Funds on or after 1/1/98 (other than internal and affiliate charges, which shall be included in the operating overhead charges provided above) shall be for the account of TMR.

INTERIM ACCOUNTING PAYMENT AND COLLECTION SERVICES

     From 1/1/98 until Closing, SLOPI shall, for the account of and in consideration of the overhead charges set forth in clause (vii) of the definition of Expenditures, provide all necessary and appropriate financial accounting services for the Properties and all related operations and administration of the LOPI Properties in the same manner and to the same extent provided by Shell prior to 1/1/98, taking into account and acting consistent with the provisions in this agreement. Shell shall, for the account of and at the sole cost to the Company, pay all expenditures which are the obligations of the Company and collect all proceeds and other monetary payments which are allocated to the Company.

POST CLOSING SETTLEMENT

     Within sixty (60) business days after Closing, SLOPI and its Affiliates shall make a final post-closing settlement to account for all revenues, expenditures, accruals for taxes described in Section 9.10(a)(3) of the Agreement and other obligations associated with the period starting with 1/1/98 and inclusive through the Effective Time to insure the division of economic benefits and burdens as contemplated under these true-up accounting principles. SLOPI and its Affiliates shall provide TMR with access to the post closing settlement calculation and the work papers related thereto. If after such 60 business day period, TMR shall have an objection to the calculation of the post closing settlement, then the parties shall attempt to resolve such dispute over the 15 business day period following the delivery of the post closing statement. If no objections are made during such 15 business day period, the applicable party shall pay the other party in cash the net amount owed pursuant to the post closing settlement, and if there is a dispute, the net amount of any undisputed amounts. If disputes with respect to the final settlement cannot be resolved within the 15 business day period, then either party with notice to the other party may submit the matters in dispute to Arthur Andersen & Co. or such other nationally recognized independent accounting firm as may be approved by the parties, which firm shall render an opinion on such disputed matters. Within five days of the delivery of such opinion, the amounts owed as determined by such accounting firm shall be paid in cash by the owing party to the other party.

ACCOUNTING INFORMATION TO BE PROVIDED TO SLOPI BY TMR

     TMR shall provide SLOPI financial information necessary for SLOPI to recognize and disclose its interest in TMR in accordance with SEC requirements. This will include access to information necessary to convert TMR's financial records to successful efforts accounting and the costs of conversion from full cost to successful efforts shall be borne by SLOPI. For the 10-Q reporting periods ending March 31, June 20 and September 30 of each year, TMR shall provide such information on or about the 30th day following the end of the applicable period, absent special circumstances in which case it will be provided as soon as practicable, but in no event later than the 40th day following the end of the applicable period. For calendar year periods, TMR shall provide such information on or about the 60th day following the end of the period, absent special circumstances in which case it will be provided as soon as reasonably practicable, but in no event later than March 15 of the following calendar year.

                                    A-III-2

                                March 27, 1998

Board of Directors
The Meridian Resource Corporation
15995 N. Barkers Landing
Suite 300
Houston, Texas  77079

Members of the Board:

            You have informed us that (a) The Meridian Resource Corporation (the "Acquiror"), LOPI Acquisition Corp., a wholly owned subsidiary of the Acquiror ("Sub"), Shell Louisiana Onshore Properties, Inc. (the "Seller") and Louisiana Onshore Properties Inc., a wholly owned subsidiary of the Seller (the "Company"), propose to enter into (a) an Agreement and Plan of Merger, to be dated as of March 27, 1998 (the "Merger Agreement"), which will provide, among other things, for the merger (the "Merger") of Sub with and into the Company pursuant to which the Company will be the surviving corporation and a wholly owned subsidiary of the Acquiror and each share of the common stock, par value $1.00 per share, of the Company will be converted into (i) that number of shares of common stock, par value $0.01 per share, of TMR (the "TMR Common Stock") as would constitute 19.2% of the Fully Diluted Shares (as defined in the Merger Agreement) at the closing date of the Merger (the "Common Stock Consideration") and (ii) that number of shares of the Series A Cumulative Convertible Preferred Stock, par value $0.01 per share, of TMR (the "TMR Preferred Stock") having a stated and liquidation value of $135,000,000 and the terms set forth in the Merger Agreement and the Certificate of Designation, Preferences and Rights of the TMR Preferred Stock (the "Preferred Stock Consideration" and, together with the Common Stock Consideration, the "Merger Consideration") and (b) the Acquiror and Shell Western E&P Inc. ("SWEPI") (i) have entered into a letter of intent, dated as of December 18, 1997 (the "Letter of Intent") and (ii) propose to enter into a letter agreement (the "Letter Agreement") to be dated as of March 27, 1998 (the "Letter of Intent"), both which provide for, among other things, the entry by the Acquiror and SWEPI into a Purchase and Sale Agreement in the form set forth on Exhibit A to the Letter of Intent (the "Asset Purchase Agreement" and together with the Merger Agreement, the "Agreements"), providing for the acquisition (the "Acquisition" and, together with the Merger, the "Transactions") by the Acquiror from SWEPI of certain oil and gas properties (the "Acquired Properties"), as more fully described in the Asset Purchase Agreement, for $42,500,000 (the "Asset Purchase Consideration" and, together with the Merger Consideration, the "Consideration").

            You have requested that we render our opinion as to the fairness, from a financial point of view, to the Acquiror of the Consideration to be paid by the Acquiror in the Transactions pursuant to the Agreements.

            In arriving at the opinion set forth below, we have, among other things:

            (a) reviewed drafts of the Merger Agreement, the Letter Agreement, the Letter of Intent, the Asset Purchase Agreement, the Stock Rights and Restriction Agreement (as defined in the Merger Agreement) and the Registration Rights Agreement (as defined in the Merger Agreement), all in the forms provided to us, and have assumed that the final forms of such agreements will not vary in any regard that is material to our analysis;

            (b) reviewed certain publicly available business and financial information that we deemed relevant relating to the industries in which the Company, the Acquiror and the Acquired Properties operate;

            (c) reviewed certain publicly available business and financial information that we deemed relevant relating to the Acquiror;

            (d) reviewed certain internal non-public financial analyses, forecasts, projections and operating data for the Company, the Acquired Properties and the Acquiror, without and giving effect to the Transactions (collectively, the "Financial Forecasts") as well as analyses and forecasts of certain cost savings, operating efficiencies and revenue effects resulting from the Transactions (collectively, the "Expected Synergies");

            (e) discussed, with members of the Acquiror's senior management the Acquiror's, the Company's and the Acquired Properties' historical operations, financial statements and future prospects, before and after giving effect to the Transactions, as well as their views of the business, operational and strategic benefits and other implications of the Transactions;

            (f) compared the financial and operating performance of the Company, the Acquired Properties and the Acquiror with publicly available information concerning certain other companies and businesses we deemed comparable and reviewed the relevant stock market information for such other companies;

            (g) reviewed the financial terms of certain recent business combinations and acquisition transactions we deemed reasonably comparable to the Transactions and otherwise relevant to our inquiry; and

            (h) made such other analyses and examinations as we have deemed necessary.

            We have assumed and relied upon, without assuming any responsibility for verification, the accuracy and completeness of all of the financial and other information provided to, discussed with, or reviewed by or for us, or publicly available, for purposes of this opinion and have further relied upon the assurances of management of the Seller and the Acquiror that they are not aware of any facts that would make such information inaccurate or misleading. We have neither made nor obtained any independent evaluations or appraisals of the assets or liabilities of the Company, the Acquired Properties or the Acquiror, nor have we conducted a physical inspection of the properties and facilities of the Company, the Acquired Business or the Acquiror. We have assumed that the Financial Forecasts provided to us by the Acquiror and the Seller have been reasonably determined on bases reflecting the best currently available estimates and judgments of the managements of the Acquiror and the Seller as to the future financial performance of the Company, the Acquiror and the Acquired Properties and that the Expected Synergies will be realized in the Amounts and at the times indicated thereby. We express no view as to such forecast or projection information or the assumptions on which they were based. We have also assumed that the Transactions will not result in a change in control of the Acquiror. We have further assumed that no facts or circumstances exist that if discovered by the Acquiror could result in an adjustment to the Asset Purchase Consideration or the Acquired Properties or the termination of the Asset Purchase Agreement. We have also assumed that the final form of the Asset Purchase Agreement will not vary in any way material to our analysis from the purchase and sale agreement attached to the Letter of Intent as Exhibit A. We have further assumed that the closing of the Acquisition will occur immediately following the closing of the Merger. We have also assumed that there will be no increase in the number of Fully Diluted Shares (as defined in the Merger Agreement) between the date hereof and the Closing (as defined in the Merger Agreement).

            For purposes of rendering our opinion we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Agreements are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreements and that all conditions to the consummation of the Transactions will be satisfied without waiver thereof. We have also assumed that at the closing of the Transactions there will be no liabilities of the Company or the Acquired Properties (except as and in the amounts specifically set forth in the Financial Forecsasts), and that no increase in the amount of the Consideration or other payments or incurrence of liabilities by the Acquiror will be required under the Agreements, which in the aggregate would be material to our analysis. We have further assumed that all governmental, regulatory or other consents and approvals will be obtained and that in the course of obtaining any necessary governmental, regulatory or other consents and approvals, or any amendments, modifications or waivers to any documents to which any of the Acquiror, the Seller or the Company are party, no restrictions will be imposed or amendments, modifications or waivers made that would have any material adverse effect on the contemplated benefits to the Acquiror of the Transactions. We have further assumed that the Merger will qualify as a tax-free reorganization for United States federal income tax purposes.

            Our opinion herein is necessarily based on market, economic and other conditions as they exist and can be evaluated on the date of this letter. Our opinion is limited to the fairness, from a financial point of view, to the Acquiror of the Consideration to be paid by the Acquiror in the Transactions and we express no opinion as to the merits of the underlying decision by the Acquiror to engage in the Transactions. We also express no opinion as to the future trading or acquisition value of the TMR Common Stock.

            Chase Securities Inc., as part of its financial advisory business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Acquiror in connection with the Transactions and will receive a fee for our services, including for rendering this opinion, payment of which is contingent upon the consummation of the Merger. In addition, the Acquiror has agreed to indemnify us and our affiliates for certain liabilities arising out of our engagement. As we have previously advised you, The Chase Manhattan Corporation and its affiliates, including Chase Securities Inc., in the ordinary course of business, have, from time to time, provided, and in the future may continue to provide, commercial and investment banking services to the Acquiror and to Shell Oil Company ("Shell") and their respective affiliates. In the ordinary course of business, we or our affiliates may trade in the debt and equity securities of the Acquiror and Shell and their respective affiliates for our own accounts and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

            Based upon and subject to the foregoing, we are of the opinion, as of the date hereof, that the Consideration (taken as a whole) to be paid by the Acquiror in the Transactions pursuant to the Agreements is fair, from a financial point of view, to the Acquiror.

            This opinion is for the use and benefit of the Board of Directors of the Acquiror in its evaluation of the Transactions and shall not be used for any other purpose without the prior written consent of Chase Securities Inc. This opinion is not intended to be relied upon or confer any rights or remedies upon any creditor or shareholder of the Acquiror or any other third party. This opinion shall not be reproduced, disseminated, quoted, summarized or referred to at any time, in any manner or for any purpose, nor shall any public references to Chase Securities Inc. be made by the Acquiror, without the prior written consent of Chase Securities Inc., except that it may be reproduced in its entirety and described in a proxy statement mailed to the shareholders of the Acquiror and may be filed with the Securities and Exchange Commission in connection therewith.

                                                      Very truly yours,


                                                      CHASE SECURITIES INC.

                         THE MERIDIAN RESOURCE CORPORATION
                                     PROXY FOR
                          SPECIAL MEETING OF SHAREHOLDERS
                                   JUNE 30, 1998

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned shareholder of The Meridian Resource Corporation ("the
   Company") hereby appoints Joseph A. Reeves, Jr. and Michael J. Mayell, or either of them, as proxies, each with power to act without the other and with full power of substitution, for the undersigned to vote the number of shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of the Company to be held on June 30, 1998, at 9:00 a.m., Houston time, at the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas, and at any adjournment or postponement thereof, on the following matters that are more particularly described in the Proxy Statement dated June 10, 1998:
       (1) Proposal to approve the LOPI Transaction and related Required Future Share Issuances as more fully described in the enclosed Proxy Statement.
                           FOR      AGAINST      ABSTAIN
                           [ ]        [ ]          [ ]

       (2) Proposal to approve an amendment to the Company's Second Amended and Restated Articles of Incorporation, as amended, to increase the authorized shares of Common Stock from 100,000,000 to 200,000,000 shares.
                           FOR      AGAINST      ABSTAIN
                           [ ]        [ ]          [ ]


       (3) To consider and take action upon any other business that may properly come before the meeting or any adjournment or postponement thereof.
                    (CONTINUED AND TO BE SIGNED ON OTHER SIDE)
--------------------------------------------------------------------------------
                            (CONTINUED FROM OTHER SIDE)

       This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2. Receipt of the Proxy Statement dated June 10, 1998, is hereby acknowledged.
                                              _________________________________

                                              _________________________________
                                              Signature of Shareholder(s)

                                              Please sign your name exactly as
                                              it appears hereon. Joint owners
                                              must each sign. When signing as
                                              attorney, executor, administrator,
                                              trustee or guardian, please give
                                              your full  title as it appears
                                              thereon. Date: ____________, 1998.

        PLEASE MARK, SIGN, DATE AND RETURN USING THE ENCLOSED ENVELOPE.